     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                           CONSOLIDATED EDISON, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4931                                   51-0394156
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                         ------------------------------

                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4600
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         ------------------------------

                             JOHN D. MCMAHON, ESQ.
                   Senior Vice President and General Counsel
                           Consolidated Edison, Inc.
                                 4 Irving Place
                            New York, New York 10003
                                 (212) 460-4757
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

GEORGE W. BILICIC, JR., ESQ.     CHERYL W. GRISE, ESQ.         STEVEN H. DAVIS, ESQ.
  Cravath, Swaine & Moore        Senior Vice President,       LeBoeuf, Lamb, Greene &
Worldwide Plaza, 825 Eighth          Secretary and                 MacRae, L.L.P.
           Avenue                   General Counsel             125 West 55th Street
  New York, New York 10019        Northeast Utilities         New York, New York 10019
       (212) 474-1000              107 Selden Street               (212) 424-8000
                               Berlin, Connecticut 06037
                                     (860) 665-3639

                         ------------------------------

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective time of this Registration Statement and the effective time of the merger referred to herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED              REGISTERED(1)          PER UNIT         OFFERING PRICE(2)   REGISTRATION FEE(3)
Common Stock, par value $.10 per share.......      268,854,640              N/A            $7,066,486,931         $1,865,553

(1) The maximum number of shares of common stock of Consolidated Edison, Inc., formerly CWB Holdings, Inc., a Delaware corporation ("New Con Edison"), issuable upon consummation of the merger of Consolidated Edison, Inc., a New York corporation ("Con Edison") (the "Con Edison merger") with and into New Con Edison, and the merger of N Acquisition LLC, a Massachusetts limited liability company, with and into Northeast Utilities, a Massachusetts business trust ("Northeast") (the "Northeast merger" and, together with the Con Edison merger, the "merger") based on the exchange ratios of one share of New Con Edison common stock, par value $.10 per share, to be exchanged for one outstanding common share of Con Edison, par value $.10 per share, and .746 shares of New Con Edison common stock to be exchanged for one Northeast common share, par value $5.00 per share, giving effect to the amount of cash to be delivered in connection with the Northeast merger.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of New Con Edison common stock was calculated in accordance with Rule 457(c) under the Securities Act as the sum of (a) (i) $26.72, the average of the high and low prices per share of Con Edison common shares as reported on the New York Stock Exchange on February 25, 2000, multiplied by (ii) 216,860,394, the aggregate number of Con Edison common shares to be exchanged for New Con Edison common stock in the Con Edison merger or issuable pursuant to outstanding options prior to the date the Con Edison merger is expected to be completed and (b) (i) $18.25, the average of the high and low prices per Northeast common share as reported on the New York Stock Exchange on February 25, 2000, multiplied by (ii) 69,697,381, the aggregate number of Northeast common shares to be converted into New Con Edison common stock in the Northeast merger or issuable pursuant to outstanding options prior to the date the Northeast merger is expected to be completed.
(3) Calculated by multiplying the proposed maximum aggregate offering price for all securities to be registered by .000264. A filing fee of $2,153,517 was previously paid in connection with Con Edison's and Northeast's Preliminary Proxy Statement on Schedule 14A filed with the Commission on November 17, 1999. Pursuant to Rule 457(b), no amount is remitted herewith, since the previously paid filing fee is greater than the fee required to be paid in connection with the filing of this Registration Statement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO]                                                                                          [LOGO]

                                                               FEBRUARY 29, 2000

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

Dear Shareholders:

    The Board of Directors of Consolidated Edison, Inc. and the Board of Trustees of Northeast Utilities have approved a merger that will create a new holding company, New Con Edison, to hold what today are their independent businesses. The Boards of both companies believe that the combined entity will have the size, resources and large customer base that will be critical to achieving competitive investor returns in the future.

    Upon completion of the merger, New Con Edison will own all of the assets of Con Edison and Northeast will be a wholly owned subsidiary of New Con Edison.

    If the merger is completed, Con Edison shareholders will receive one share of New Con Edison common stock for each Con Edison common share.

    Northeast shareholders will receive payment for each Northeast common share, calculated from a base amount of $25.00 for each Northeast common share, in either cash or New Con Edison common stock, depending on their election and upon allocation and proration procedures specified in the merger agreement. As more fully described in the joint proxy statement/prospectus, that base amount will be adjusted upward by $1.00 per share if Northeast enters into agreements, on or prior to December 31, 2000, to sell its interests in the Millstone nuclear station and $.0034 per share per day for every day after August 5, 2000 through the day prior to the closing of the merger. As is also more fully described in the joint proxy statement/prospectus, the value of any stock consideration to be received by Northeast shareholders may be less than or greater than $25.00 depending upon Con Edison's share price. See "Summary--General--What You Will Receive in the Merger--Northeast Shareholders" and "Risk Factors--Fluctuation in Trading Price of Con Edison Common Shares Could Result in Stock Consideration That May Be Less Than or Greater Than $25.00."

    Each of us will hold a special meeting of our shareholders to consider and vote on this proposal. Whether or not you plan to attend your company's special meeting, please take the time to vote by following the instructions on your proxy card.

    The places, dates and times of the special meetings are as follows:

       FOR CON EDISON SHAREHOLDERS:                FOR NORTHEAST SHAREHOLDERS:
              4 Irving Place                          Hartford Civic Center
                19th Floor                            One Civic Center Plaza
         New York, New York 10003                  Hartford, Connecticut 06103
  April 14, 2000, 2:00 p.m., local time       April 14, 2000, 2:00 p.m., local time

    WE ENTHUSIASTICALLY SUPPORT THIS COMBINATION OF OUR COMPANIES AND JOIN WITH OUR BOARDS IN RECOMMENDING THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

Sincerely,                                          Sincerely,

/s/ Eugene R. McGrath                               /s/ Michael G. Morris
Eugene R. McGrath                                   Michael G. Morris
Chairman, President and Chief Executive Officer     Chairman, President and Chief Executive Officer
Consolidated Edison, Inc.                           Northeast Utilities

    FOR A DISCUSSION OF RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGER, SEE "RISK FACTORS RELATING TO THE MERGER" BEGINNING ON PAGE 14.

    Up to 268,854,640 shares of New Con Edison common stock, par value $.10, may be issued in connection with the merger. The New Con Edison common stock will be listed on the New York Stock Exchange.

    Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger and other transactions described in this joint proxy statement/prospectus or the New Con Edison common stock to be issued in connection with the merger, or determined if this joint proxy statement/ prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

       THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED FEBRUARY 29, 2000, AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT MARCH 3, 2000.

                                     [LOGO]

                           CONSOLIDATED EDISON, INC.
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 2000

To the Shareholders of Consolidated Edison, Inc.:

    We will hold a special meeting of the shareholders of Consolidated Edison, Inc. ("Con Edison"), on Friday, April 14, 2000, at 2:00 p.m., local time, at Consolidated Edison, Inc., 4 Irving Place, 19th Floor, New York, New York 10003, for the following purpose:

    To consider and vote upon a proposal to approve and adopt the merger agreement among Con Edison, Northeast Utilities, Consolidated Edison, Inc., formerly CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Con Edison into which Con Edison will merge, and N Acquisition LLC, a Massachusetts limited liability company and indirect wholly owned subsidiary of Con Edison which will merge into Northeast.

    We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of it by the Con Edison Board of Directors.

    Only holders of record of Con Edison common shares at the close of business on February 22, 2000, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

    We cannot complete the merger described above unless holders of at least a majority of all Con Edison common shares outstanding and entitled to vote at the Con Edison special meeting vote to approve and adopt the merger agreement.

    FOR MORE INFORMATION ABOUT THE MERGER DESCRIBED ABOVE AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, PLEASE REVIEW THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED TO IT AS ANNEX A.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. WE ARE ALSO OFFERING YOU THE CHANCE TO CAST YOUR VOTE BY TELEPHONE OR COMPUTER. YOU MAY VOTE BY COMPUTER OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

    PLEASE DO NOT SEND ANY SHARE CERTIFICATES. YOU WILL NOT BE REQUIRED TO EXCHANGE YOUR CON EDISON SHARE CERTIFICATES AS A RESULT OF THE MERGER.

                                          By Order of the Board of Directors,

                                          /s/ Archie M. Bankston

                                          Archie M. Bankston
                                          Secretary

New York, New York
February 29, 2000

                                     [LOGO]

                              NORTHEAST UTILITIES
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 14, 2000

To the Shareholders of Northeast Utilities:

    We will hold a special meeting of the shareholders of Northeast Utilities ("Northeast") on Friday, April 14, 2000, at 2:00 p.m., local time, at the Hartford Civic Center, One Civic Center Plaza, Hartford, Connecticut 06103, for the following purpose:

    To consider and vote upon two separate but related proposals providing for:

    PROPOSAL ONE: Approval of amendments to the Northeast Declaration of Trust dated as of January 15, 1927, as amended. The amendments would specifically authorize Northeast to consummate a merger with one or more domestic limited liability companies in accordance with Chapter 182 of the Massachusetts General laws upon the affirmative vote of two-thirds of the shares of Northeast outstanding and entitled to vote at a meeting of Northeast shareholders. The amendments would also allow the number of trustees from and after the consummation of any such merger to be fixed by the merger agreement.

    PROPOSAL TWO: Approval of the merger of N Acquisition LLC, a Massachusetts limited liability company and indirect wholly owned subsidiary of Con Edison into Northeast.

    We will transact no other business at the special meeting, except for business properly brought before the special meeting or any adjournment or postponement of the meeting.

    Only holders of record of Northeast common shares at the close of business on February 22, 2000, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

    We cannot amend the declaration of trust unless the holders of at least two-thirds of the outstanding Northeast common shares approve the trust agreement amendments. We cannot complete the merger described above unless the holders of at least two-thirds of the outstanding Northeast common shares approve the merger and the trust agreement amendments are approved.

    FOR MORE INFORMATION ABOUT THE MERGER DESCRIBED ABOVE AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, PLEASE REVIEW THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS, THE MERGER AGREEMENT ATTACHED TO IT AS ANNEX A AND THE TRUST AGREEMENT AMENDMENTS ATTACHED AS EXHIBIT C TO THE MERGER AGREEMENT.

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    PLEASE DO NOT SEND ANY SHARE CERTIFICATES AT THIS TIME.

                                          By Order of the Board of Trustees,

                                          /s/ Cheryl W. Grise

                                          Cheryl W. Grise
                                          Senior Vice President, Secretary and
                                          General Counsel

Berlin, Connecticut
February 29, 2000

                      REFERENCES TO ADDITIONAL INFORMATION

    This joint proxy statement/prospectus incorporates important business and financial information about Con Edison and Northeast from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain those documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

          CONSOLIDATED EDISON, INC.                         NORTHEAST UTILITIES
 C/O THE BANK OF NEW YORK INVESTOR RELATIONS                   P.O. BOX 5006
                 DEPARTMENT                          HARTFORD, CONNECTICUT 06102-5006
            CHURCH STREET STATION               TELEPHONE: (860) 665-4801 OR (800) 999-7269
        NEW YORK, NEW YORK 10286-1258                 ATTENTION: SHAREHOLDER SERVICES
          TELEPHONE: (800) 522-5522

    IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY APRIL 6, 2000, IN ORDER TO RECEIVE THEM BEFORE YOUR SPECIAL MEETING.

    See "Where You Can Find More Information" on page 117.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................       1
SUMMARY.....................................................       4
  General...................................................       4
  The Merger................................................       8
  The Companies.............................................      11
RISK FACTORS RELATING TO THE MERGER.........................      14
SELECTED HISTORICAL FINANCIAL DATA..........................      17
  Selected Historical Consolidated Financial Data of Con
    Edison..................................................      17
  Selected Historical Consolidated Financial Data of
    Northeast...............................................      17
SELECTED UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL DATA..............................................      18
UNAUDITED COMPARATIVE PER SHARE DATA........................      19
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........      21
THE CON EDISON SPECIAL MEETING..............................      22
  Date, Time and Place......................................      22
  Purpose of Con Edison Special Meeting.....................      22
  Con Edison Record Date; Shares Entitled to Vote; Quorum...      22
  Vote Required.............................................      22
  Voting by Con Edison Directors and Executive Officers.....      22
  Voting of Proxies.........................................      22
  Revocability of Proxies...................................      23
  Solicitation of Proxies...................................      23
THE NORTHEAST SPECIAL MEETING...............................      24
  Date, Time and Place......................................      24
  Purpose of Northeast Special Meeting......................      24
  Northeast Record Date; Shares Entitled to Vote; Quorum....      24
  Vote Required.............................................      24
  Voting by Northeast Trustees and Executive Officers.......      24
  Voting of Proxies.........................................      25
  Revocability of Proxies...................................      25
  Solicitation of Proxies...................................      25
THE MERGER..................................................      26
  General Description of the Merger.........................      26
  Background to the Merger..................................      26
  Con Edison's Reasons for the Merger and the Con Edison
    Board of Directors Recommendation.......................      30
  Opinion of Con Edison's Financial Advisor.................      33
  Northeast's Reasons for the Merger........................      42
  Recommendation of the Northeast Board of Trustees.........      45
  Opinion of Northeast's Financial Advisors.................      46
  Interests of Con Edison's Directors and Management in the
    Merger..................................................      61
  Interests of Northeast's Trustees and Management in the
    Merger..................................................      62
  Indemnification and Insurance.............................      63
  Listing of New Con Edison Capital Stock...................      64
  Dividends.................................................      64
  Merger Consideration Financing............................      64
  Material U.S. Federal Income Tax Consequences of the
    Merger..................................................      64
  Accounting Treatment......................................      68

                                                                PAGE
                                                              --------
  Dissenters' or Appraisal Rights...........................      69
  Workforce and Employee Benefit Matters....................      69
  Effect on Awards Outstanding Under Stock Plans............      70
  Resale of New Con Edison Common Stock.....................      70
  Legal Proceedings Related to the Merger...................      70
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS; DIRECTORS,
TRUSTEES AND OFFICERS.......................................      72
  Security Ownership of Certain Beneficial Owners of Con
    Edison..................................................      72
  Security Ownership of Management of Con Edison............      72
  Security Ownership of Certain Beneficial Owners of
    Northeast...............................................      73
  Security Ownership of Management of Northeast.............      73
REGULATORY MATTERS..........................................      75
  General...................................................      75
  State Approvals or Filings................................      75
  Public Utility Holding Company Act of 1935................      76
  Federal Energy Regulatory Commission......................      77
  Nuclear Regulatory Commission.............................      78
  United States Antitrust Law...............................      78
THE MERGER AGREEMENT........................................      79
  The Merger................................................      79
  Timing of Closing.........................................      79
  Merger Consideration......................................      79
  Allocation and Proration..................................      80
  Procedures for Election and Exchange of Northeast
    Certificates; Fractional Shares.........................      81
  Conditions to the Completion of the Merger................      83
  No Solicitation by Northeast..............................      84
  Termination...............................................      85
  Termination Fees; Reimbursement of Expenses...............      86
  Other Expenses............................................      87
  Interim Operations of Northeast...........................      88
  Amendment; Extension and Waiver...........................      90
  Representations and Warranties............................      91
COMPARATIVE STOCK PRICES AND DIVIDENDS......................      92
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS--NEW CON EDISON..................................      93
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
STATEMENTS--NORTHEAST.......................................      98
DESCRIPTION OF NEW CON EDISON CAPITAL STOCK.................     103
  General...................................................     103
  Common Stock..............................................     103
  Preferred Stock...........................................     103
COMPARISON OF SHAREHOLDER RIGHTS............................     104
  Corporate Governance......................................     104
  Authorized Capital Stock..................................     104
  Number of Directors or Trustees...........................     105
  Cumulative Voting.........................................     105
  Vacancies on the Board....................................     105
  Removal of Directors or Trustees..........................     106
  Vote Required for Certain Shareholder Actions.............     106
  Shareholder Action by Written Consent.....................     107
  Special Meetings of Shareholders..........................     108
  Amendments to Governing Documents.........................     108
  Preemptive Rights.........................................     109

                                                                PAGE
                                                              --------
  Indemnification of Directors, Trustees and Officers.......     110
  Limitation on Director or Trustee Liability...............     111
  Business Combinations.....................................     112
  Dissenters' or Appraisal Rights...........................     112
  Antitakeover Statutes.....................................     114
  Constituencies Statutes...................................     115
LEGAL MATTERS...............................................     116
EXPERTS.....................................................     116
SHAREHOLDER PROPOSALS.......................................     116
  Con Edison................................................     116
  Northeast.................................................     116
OTHER MATTERS...............................................     116
WHERE YOU CAN FIND MORE INFORMATION.........................     117
PART II--INFORMATION NOT REQUIRED IN THE PROSPECTUS.........    II-1
  Item 20. Indemnification of Directors and Officers........    II-1
  Item 21. Exhibits and Financial Statement Schedules.......    II-2
  Item 22. Undertakings.....................................    II-2
SIGNATURES..................................................    II-4
POWER OF ATTORNEY...........................................    II-4
EXHIBIT INDEX...............................................    II-5

Annexes

Annex A  Amended and Restated Agreement and Plan of Merger

           Exhibit A     Form of Certificate of Incorporation of the Company as of
                         the Effective Time
           Exhibit B     Form of By-laws of the Company as of the Effective Time
           Exhibit C     Trust Agreement Amendments
           Exhibit D-1   Form of NU Affiliate Letter
           Exhibit D-2   Form of CEI Affiliate Letter
           Exhibit E     Form of CEI Tax Representations
           Exhibit F     Form of NU Tax Representations
           Exhibit G     Form of the Company Tax Representations

Annex B  Opinion of Salomon Smith Barney Inc.
Annex C  Opinion of Morgan Stanley & Co. Incorporated
Annex D  Opinion of SG Barr Devlin, a division of SG Cowen
Securities Corporation

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHEN AND WHERE ARE THE SHAREHOLDERS MEETINGS?

A: The Con Edison shareholders meeting will take place on April 14, 2000, in New
    York, New York. The Northeast shareholders meeting will take place on April 14, 2000, in Hartford, Connecticut. The addresses of the meetings are listed on pages 22 and 24, respectively.

Q: WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A: As a result of the merger, Con Edison will merge with and into New Con
    Edison, with New Con Edison surviving the merger. An indirect wholly owned subsidiary of Con Edison will merge with and into Northeast with Northeast surviving the merger and becoming a direct wholly owned subsidiary of New Con Edison.

Q: WHAT WILL I RECEIVE FOR MY SHARES?

A: As a result of the merger, each Con Edison shareholder will receive one share of New Con Edison common stock for each Con Edison common share that he or she holds.

    Northeast shareholders will receive payment for each Northeast common share, calculated from a base amount of $25.00, in either cash or New Con Edison common stock, depending on their election and upon allocation and proration procedures specified in the merger agreement. "Summary--General--What You Will Receive in the Merger--Northeast Shareholders."

Q: HOW AND WHEN CAN I MAKE MY ELECTION?

A: Shortly before the merger, written instructions will be sent to Northeast shareholders for making their elections for cash or New Con Edison common stock.

Q: WILL NORTHEAST SHAREHOLDERS RECEIVE THE SPECIFIC AMOUNT OF CASH AND STOCK
    THAT THEY ELECT TO RECEIVE?

A: Not necessarily. Elections for stock consideration or cash consideration will each be subject to allocation and proration procedures. See "The Merger Agreement--Allocation and Proration."

Q: WHAT HAPPENS TO MY FUTURE DIVIDENDS?

A: Con Edison and Northeast do not anticipate making any changes to their dividend policies prior to the consummation of the merger; however, the Con Edison and Northeast Boards will continue to evaluate their respective dividend policies in light of business, financial and regulatory considerations. The most recent quarterly dividend declared by Con Edison was $.545 per share payable on March 15, 2000. The most recent quarterly dividend declared by Northeast was $.100 per share payable on March 31, 2000.

    We expect that, after the merger, New Con Edison will continue the existing dividend policy of Con Edison at the time of the merger. The payment of dividends by New Con Edison, however, will be subject to approval and declaration by the New Con Edison Board of Directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

Q: WHAT ARE MY FEDERAL TAX CONSEQUENCES AS A RESULT OF THE MERGER?

A: The merger will be tax-free to holders of Con Edison common shares and Northeast common shares for U.S. federal income tax purposes, except for cash (or certain contingent rights to receive an additional $1.00 of cash related to the divestiture condition) received in exchange for Northeast common shares.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this joint proxy statement/ prospectus, please complete and sign your proxy and return it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at your special meeting. Con Edison shareholders also have the option to vote by telephone or computer. If voting by telephone or computer, dial the toll-free number or access the Internet address indicated on your proxy. You will be prompted to enter the control number printed on your proxy and to follow the subsequent simple directions that will be provided.

    If you sign, date and send your proxy and do not indicate how you want to vote, we will count your proxy as a vote for the approval of the proposals.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A: Send a later-dated, signed proxy card to your company's Secretary, submit a later vote by telephone or computer as described above (if you are a Con Edison shareholder), or attend your meeting in person and vote. You may also revoke your proxy card by sending a notice of revocation to your company's Secretary at the address under "The Summary--The Companies" on page 11. You may change your vote by using any one of these methods regardless of the procedure used to cast your previous vote.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger proposals. You should therefore be sure to provide your broker with instructions on how to vote your shares. Shareholders should check the voting form used by their brokers to see if they offer telephone or computer voting.

    If you do not give voting instructions to your broker, you will not be counted as voting for purposes of the merger vote unless you appear and vote in person at your special meeting. If your broker holds your shares and you attend the meeting, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote.

Q: WHAT WILL HAPPEN IF I ABSTAIN FROM VOTING OR FAIL TO VOTE?

A: An abstention or failure to vote will have the same effect as a vote against the proposals.

Q: SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. If the merger is completed, we will send Northeast shareholders written instructions for exchanging their share certificates. Con Edison shareholders will not be required to exchange their Con Edison share certificates as a result of the merger.

Q: WHAT VOTE IS REQUIRED TO APPROVE AND ADOPT THE MERGER AND THE TRUST AGREEMENT
    AMENDMENTS?

A: For Con Edison shareholders, the affirmative vote of at least a majority of the shares outstanding and entitled to vote as of the Con Edison record date is required to approve and adopt the merger agreement.

    For Northeast shareholders, the affirmative vote of at least two-thirds of the shares outstanding and entitled to vote as of the Northeast record date is required to approve the trust agreement amendments. In order to complete the merger, the trust agreement amendments must be approved and at least two-thirds of the Northeast shares outstanding and entitled to vote as of the Northeast record date must approve the merger.

Q: WHO ELSE MUST APPROVE THE MERGER?

A: In addition to the approval of the Con Edison and Northeast shareholders, the merger agreement requires that the parties obtain the approval of state and federal regulatory agencies before the merger can be completed. See "Regulatory Matters."

Q: WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A: We are working as quickly as possible and expect to complete the merger within 5 to 14 months from the date of this joint proxy statement/prospectus.

Q: DO I HAVE DISSENTERS' OR APPRAISAL RIGHTS?

A: No. Neither the holders of Con Edison common shares nor the holders of Northeast common shares will have dissenters' or appraisal rights under New York or Massachusetts law as a result of the merger.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

CON EDISON SHAREHOLDERS:                   NORTHEAST SHAREHOLDERS:
Morrow & Co.                               Proxy Information Unit
445 Park Avenue, 5th Floor                 Northeast Utilities
New York, New York 10022                   P.O. Box 5006
Telephone: (800) 566-9061                  Hartford, Connecticut 06102-5006
                                           Telephone: (800) 794-1104

Consolidated Edison, Inc.
c/o The Bank of New York Investor
  Relations Department
Church Street Station
New York, New York 10286-1258
Telephone: (800) 522-5522

Q: WHERE CAN I FIND MORE INFORMATION ABOUT THE COMPANIES?

A: You can find more information about Con Edison and Northeast from various sources described under "Where You Can Find More Information" on page 117 of this joint proxy statement/ prospectus.

Q: HOW IMPORTANT IS MY VOTE?

A: SINCE THE MERGER AGREEMENT CANNOT BE CONSUMMATED WITHOUT THE AFFIRMATIVE VOTE
    OF A MAJORITY OF THE CON EDISON SHAREHOLDERS, AND SINCE THE MERGER AGREEMENT AND THE TRUST AGREEMENT AMENDMENTS CANNOT BE CONSUMMATED WITHOUT THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE NORTHEAST SHAREHOLDERS, EVERY SHAREHOLDER VOTE IS IMPORTANT. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS JOINT PROXY STATEMENT/PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 117. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

                                    GENERAL

WHAT YOU WILL RECEIVE IN THE MERGER

    CON EDISON SHAREHOLDERS (PAGE 79)

    In the merger, each Con Edison common share will automatically be converted into one share of New Con Edison common stock. CON EDISON SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE THEIR CON EDISON SHARE CERTIFICATES AS A RESULT OF THE MERGER. ACCORDINGLY, CON EDISON SHAREHOLDERS SHOULD NOT SEND IN THEIR CON EDISON SHARE CERTIFICATES.

    NORTHEAST SHAREHOLDERS (PAGE 79)

    In the merger, Northeast shareholders may elect to receive, for each Northeast common share, a fraction of a share of New Con Edison common stock equal to a numerator of $25.00 divided by the weighted average trading price of Con Edison common shares over 20 trading days randomly selected from the 40 trading days ending five trading days prior to the closing of the merger. However, the Con Edison share price used to calculate the fraction will not be less than $36.00 nor greater than $46.00. Also, $1.00 will be added to the numerator if, on or prior to the closing of the merger, Northeast's subsidiaries enter into binding agreements to sell their interests in the Millstone nuclear station. The sale agreements must be approved or recommended for approval by the Connecticut utility regulatory agency (the "divestiture condition"). In addition, $.0034 will be added to the numerator for each day after August 5, 2000 through the day prior to the closing of the merger.

    In the alternative, holders of Northeast common shares may elect to receive, for each Northeast common share, cash consideration equal to $25.00 per Northeast common share. An additional $1.00 per share will be payable if, on or prior to the closing of the merger, Northeast satisfies the divestiture condition and an additional $.0034 per share will be payable for every day after August 5, 2000 through the day prior to the closing of the merger.

    If the merger closes on or prior to December 31, 2000, and the divestiture condition has not been satisfied but thereafter and on or prior to December 31, 2000, Northeast satisfies the divestiture condition, then each Northeast shareholder (whether the shareholder elected stock or cash consideration) will be entitled to $1.00 per converted Northeast common share to be paid in cash by New Con Edison. For example, if the merger closed on October 15, 2000 prior to the satisfaction of the divestiture condition and thereafter on December 15, 2000 the divestiture condition was satisfied, the Northeast shareholders would be entitled to the additional consideration. In no event where the merger closes on or prior to December 31, 2000 will Northeast shareholders be entitled to this additional consideration if the divestiture condition has not been satisfied on or prior to December 31, 2000. The additional consideration will be paid where the merger closes after December 31, 2000, and the divestiture condition is satisfied prior to the closing.

    Elections for stock consideration or cash consideration will each be subject to allocation and proration procedures. Pursuant to the allocation and proration procedures, 50% of the Northeast shares eligible to receive the merger consideration will be converted into the right to receive the cash consideration and the remaining shares will be converted into New Con Edison common stock.

    Regardless of their election, Northeast shareholders will not necessarily know the value of their merger consideration at the time of election because whether the divestiture condition has been satisfied might not be known and the timing of closing will not be known. Moreover, for those shareholders electing stock consideration, the exchange ratio for the New Con Edison common stock will not have been determined and, once determined, the value of New Con Edison common stock will remain subject to fluctuation. See "Risk Factors--Fluctuations in Trading Price of Con Edison Common Shares Could Result in Stock Consideration That May Be Less Than or Greater Than $25.00."

    The election forms that are mailed to Northeast shareholders will provide an update of the status of the divestiture condition and repeat for shareholders the manner in which the merger consideration is calculated. NORTHEAST SHAREHOLDERS SHOULD NOT SEND IN THEIR NORTHEAST SHARE CERTIFICATES UNTIL INSTRUCTED TO DO SO.

    The chart below sets forth possible values of the merger consideration to be received by Northeast shareholders based upon different sets of assumptions regarding variables specified in the merger agreement:

                                                                        STOCK CONSIDERATION
                                                    ------------------------------------------------------------
                                                        ASSUMED
                                                    CON EDISON SHARE
                                                       PRICE FOR
                                                          THE           EXCHANGE                    VALUE OF
                                        CASH            EXCHANGE          RATIO      EXCHANGE        STOCK
MERGER CONSIDERATION VARIABLES      CONSIDERATION       RATIO(B)       CALCULATION    RATIO     CONSIDERATION(B)
------------------------------      -------------   ----------------   -----------   --------   ----------------
- Closing on or prior to                                                  $25.00
  August 5, 2000                        $25.00           $25.00           $36.00        .694         $17.35
                                                                          $25.00
- Divestiture condition not             $25.00           $41.00           $41.00        .610         $25.00
  satisfied on or prior to the                                            $25.00
  closing date (a)                      $25.00           $52.00           $46.00        .543         $28.24
----------------------------------------------------------------------------------------------------------------
                                                                          $25.50
- Closing on December 31, 2000          $25.50           $25.00           $36.00        .708         $17.70
                                                                          $25.50
- Divestiture condition not             $25.50           $41.00           $41.00        .622         $25.50
satisfied                                                                 $25.50
  on or prior to the closing date       $25.50           $52.00           $46.00        .554         $28.80
----------------------------------------------------------------------------------------------------------------
                                                                          $25.85
- Closing on April 12, 2001             $25.85           $25.00           $36.00        .718         $17.95
                                                                          $25.85
- Divestiture condition not             $25.85           $41.00           $41.00        .630         $25.85
  satisfied on or prior to the                                            $25.85
  closing date                          $25.85           $52.00           $46.00        .562         $29.22
----------------------------------------------------------------------------------------------------------------
                                                                          $26.00
- Closing on or prior to                $26.00           $25.00           $36.00        .722         $18.05
  August 5, 2000                                                          $26.00
                                        $26.00           $41.00           $41.00        .634         $26.00
- Divestiture condition satisfied                                         $26.00
  on or prior to the closing date       $26.00           $52.00           $46.00        .565         $29.38
----------------------------------------------------------------------------------------------------------------
                                                                          $26.50
- Closing on December 31, 2000          $26.50           $25.00           $36.00        .736         $18.40
                                                                          $26.50
- Divestiture condition satisfied       $26.50           $41.00           $41.00        .646         $26.50
  on or prior to the closing date                                         $26.50
                                        $26.50           $52.00           $46.00        .576         $29.95
----------------------------------------------------------------------------------------------------------------
                                                                          $26.85
- Closing on April 12, 2001             $26.85           $25.00           $36.00        .746         $18.65
                                                                          $26.85
- Divestiture condition satisfied       $26.85           $41.00           $41.00        .655         $26.85
  on or prior to the closing date                                         $26.85
                                        $26.85           $52.00           $46.00        .584         $30.36

------------------------------

(a) If satisfaction of the divestiture condition occurs after the closing of the merger but on or prior to December 31, 2000, then the additional $1.00 will be payable in cash at that time.

(b) The price of Con Edison common shares (and New Con Edison shares) at closing and thus their value could very well be different from the average trading price used in calculating the exchange ratio because of market price fluctuations.

    Also, as noted above, if the merger closes on or prior to December 31, 2000, and the divestiture condition has not been satisfied but thereafter and on or prior to December 31, 2000, Northeast satisfies the divestiture condition, then each Northeast shareholder (whether the shareholder elected stock or cash consideration) will be entitled to $1.00 per converted Northeast share to be paid in cash by New Con Edison.

RECOMMENDATIONS BY THE BOARDS

    CON EDISON (PAGE 30)

    At its meeting on October 12, 1999, after due consideration, the Con Edison Board of Directors:

    - determined that the merger and the other transactions contemplated by the merger agreement are consistent with, and in furtherance of, the best interest of Con Edison and its shareholders;

    - approved and adopted the merger agreement, the Con Edison merger and the other transactions contemplated by the merger agreement; and

    - recommended that Con Edison shareholders vote for the approval and adoption of the merger agreement.

    NORTHEAST (PAGE 45)

    At its meeting on October 12, 1999, after due consideration, the Northeast Board of Trustees:

    - determined that the trust agreement amendments, the Northeast merger and the other transactions contemplated by the merger agreement are consistent with, and in furtherance of, the best interest of Northeast and its shareholders;

    - approved and adopted the trust agreement amendments, the merger agreement, the Northeast merger and the other transactions contemplated by the merger agreement; and

    - recommended that Northeast shareholders vote for the approval and adoption of the trust agreement amendments and the approval of the merger.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS

    CON EDISON (PAGE 33)

    In deciding to approve the merger, the Con Edison Board of Directors considered the opinion, dated October 12, 1999, of its financial advisor, Salomon Smith Barney Inc., as to the fairness, from a financial point of view, as of that date, to the holders of Con Edison common shares of the exchange ratio of one share of New Con Edison common stock for each Con Edison common share in the merger. In its analysis of this exchange ratio, Salomon Smith Barney took into account the related acquisition of Northeast and the consideration to be paid in the merger. The written opinion of Salomon Smith Barney Inc. is attached as Annex B to this joint proxy statement/prospectus. WE ENCOURAGE CON EDISON SHAREHOLDERS TO READ THIS OPINION CAREFULLY AND IN ITS ENTIRETY.

    NORTHEAST (PAGE 46)

    In deciding to approve the merger, the Northeast Board of Trustees considered the opinions, dated October 12, 1999, of its financial advisors, Morgan Stanley & Co. Incorporated, and SG Barr Devlin Division of SG Cowen Securities Corporation, as to the fairness, from a financial point of view, as of that date and subject to and based upon the considerations in each advisor's opinion, to the holders of Northeast common shares of the consideration to be received by such holders pursuant to the merger agreement. The written opinions of Morgan Stanley & Co. Incorporated and SG Barr Devlin dated as of the date of this joint proxy statement/prospectus reconfirming the opinions dated
October 12, 1999 are attached as Annexes C and D to this joint proxy statement/prospectus. WE ENCOURAGE NORTHEAST SHAREHOLDERS TO READ THESE OPINIONS CAREFULLY AND IN THEIR ENTIRETY.

INTERESTS OF CON EDISON'S DIRECTORS AND MANAGEMENT IN THE MERGER (PAGE 61)

    Shareholders should note that some Con Edison directors and officers have interests in the merger as directors or officers that are different from, or in addition to, the interests of other Con Edison shareholders. As provided in the merger agreement, at the completion of the merger, New Con Edison's Board of Directors will include four members recommended by Northeast and reasonably acceptable to Con Edison. The remaining New Con Edison directors will be designated by Con Edison. The merger agreement also provides that the officers of Con Edison will be the officers of New Con Edison, except with respect to the President of New Con Edison.

INTERESTS OF NORTHEAST'S TRUSTEES AND MANAGEMENT IN THE MERGER (PAGE 62)

    Shareholders should note that some Northeast trustees and officers have interests in the merger as trustees or officers that are different from, or in addition to, the interests of other Northeast shareholders. If Con Edison and Northeast complete the merger, four Northeast designees, reasonably acceptable to Con Edison, will become members of the Board of Directors of New Con Edison and Michael G. Morris will become President of New Con Edison. Eugene R. McGrath, currently the Chairman, President and Chief Executive Officer of Con Edison, will continue as the Chairman and Chief Executive Officer of New Con Edison.

    In addition, each executive officer of Northeast has entered into an employment agreement with Northeast and has rights under benefit and compensation plans maintained by Northeast. These agreements and plans will provide these officers with severance and other benefits if their employment with New Con Edison is terminated under circumstances set forth in the employment agreements after the merger and other rights in connection with the merger.

                              THE MERGER (PAGE 79)

    THE MERGER AGREEMENT IS ATTACHED AS ANNEX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS. WE ENCOURAGE YOU TO READ THE MERGER AGREEMENT. IT IS THE PRINCIPAL DOCUMENT GOVERNING THE MERGER.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 83)

    The completion of the merger depends upon meeting a number of conditions, including the following:

    - approval by the Con Edison and Northeast shareholders, and

    - absence of any legal prohibition on completion of the merger.

    In addition, Con Edison's obligation to complete the merger is subject to, among other things:

    - accuracy as of closing of the representations and warranties made by Northeast, to the extent set forth in the merger agreement,

    - receipt of an opinion of counsel that the Con Edison merger will qualify as a tax-free reorganization,

    - absence of a material adverse change with respect to Northeast, and

    - all regulatory approvals being obtained on terms that would not have, individually or in the aggregate, a material adverse effect on Con Edison, Northeast or New Con Edison and its prospective subsidiaries, taken as a whole.

    In addition, Northeast's obligation to complete the merger is subject to, among other things:

    - accuracy as of closing of the representations and warranties made by Con Edison, to the extent set forth in the merger agreement,

    - receipt of a tax opinion of counsel,

    - absence of a material adverse change with respect to Con Edison, and

    - all regulatory approvals being obtained on terms that are not reasonably expected to result in a material adverse effect on Con Edison or New Con Edison and its prospective subsidiaries, taken as a whole.

TERMINATION OF THE MERGER AGREEMENT (PAGE 85)

    The merger agreement may be terminated at any time prior to the completion of the merger:

    (1) by mutual written consent of Con Edison and Northeast,

    (2) by either Con Edison or Northeast if:

       (a) the merger has not been completed by April 13, 2001--however, that date becomes October 13, 2001 if the closing of the merger is delayed only because there are legal prohibitions to the closing or because regulatory approvals have not been received,

       (b) Con Edison or Northeast shareholders do not give the required approvals,

       (c) there is a permanent legal prohibition to the merger, or

       (d) the other party breaches the merger agreement such that there would be a failure of a closing condition and such breach is either incurable or is not cured,

    (3) by Con Edison, if Northeast or any of its trustees or officers breaches the non-solicitation provisions of the merger agreement, or

    (4) by Northeast, if prior to obtaining its shareholder approval of the merger agreement, Northeast gives notice to Con Edison of the existence of a superior proposal, pays the termination fee described below and enters into an agreement in connection with the superior proposal.

    Under the merger agreement, neither Con Edison nor Northeast may terminate the merger agreement based solely on fluctuation in the price of the other party's shares.

TERMINATION FEES; REIMBURSEMENT OF EXPENSES (PAGE 86)

    TERMINATION FEES

    Northeast must pay to Con Edison a termination fee of $110 million if any of the following occurs:

    (1) a takeover proposal has been made with respect to Northeast and the merger agreement is terminated by Con Edison or Northeast pursuant to paragraph (2)(a) under "--Termination of the Merger Agreement" (the section allowing a party to terminate if the merger has not been completed by a certain date) or Con Edison terminates the merger agreement pursuant to paragraph (3) under "--Termination of the Merger Agreement" (the section allowing Con Edison to terminate upon a breach by Northeast of the non-solicitation provisions),

    (2) a takeover proposal has been made with respect to Northeast and the merger agreement is terminated by either Northeast or Con Edison pursuant to paragraph (2)(b) under "--Termination of the Merger Agreement" (the section allowing a party to terminate in the absence of approval by the other party's shareholders), or

    (3) the merger agreement is terminated by Northeast pursuant to paragraph (4) under "--Termination of the Merger Agreement" (the section allowing Northeast to terminate in the event of a superior proposal).

    However, no termination fee will be payable to Con Edison pursuant to clause (1) or (2) unless and until Northeast or any Northeast subsidiary has entered into an acquisition agreement or consummated a takeover proposal within 24 months of the termination.

    REIMBURSEMENT OF EXPENSES (PAGE 87)

    NORTHEAST

    Northeast must pay to Con Edison an expense reimbursement fee of $20 million in connection with the merger agreement, if any of the following occur:

    - Con Edison or Northeast terminates the merger agreement pursuant to paragraph (2)(b) under "--Termination of the Merger Agreement" (the section allowing a party to terminate in the absence of approval by the other party's shareholders),

    - Northeast terminates the merger agreement pursuant to paragraph (4) under "--Termination of the Merger Agreement" (the section allowing Northeast to terminate in the event of a superior proposal), or

    - Con Edison terminates the merger agreement pursuant to paragraph (2)(d) under
     "--Termination of the Merger Agreement" (the section allowing a party to terminate upon a breach by the other party that would result in a failure of a closing condition) or (3) under "--Termination of the Merger Agreement" (the section allowing Con Edison to terminate upon a breach by Northeast of the non-solicitation provisions).

    CON EDISON

    Con Edison must pay to Northeast an expense reimbursement fee of $20 million in connection with the merger agreement, if any of the following occurs:

    - Northeast terminates the merger agreement pursuant to paragraph (2)(b) under "--Termination of the Merger Agreement," due to the failure of the Con Edison shareholders to approve the merger agreement, or

    - Northeast terminates the merger agreement pursuant to paragraph (2)(d) under "--Termination of the Merger Agreement."

REGULATORY APPROVALS (PAGE 75)

    In order to complete the merger, Con Edison and Northeast must receive approvals from and/or make filings with various federal and state regulatory agencies. At the federal level, these approvals include approval of the Securities and Exchange Commission, the Nuclear Regulatory Commission and the Federal Energy Regulatory Commission. In addition, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act must have expired or been terminated. At the state level, regulatory approvals will be obtained or filings made prior to the consummation of the merger, unless Con Edison and Northeast otherwise agree. The states are Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. We expect that, as part of the consummation of the merger, New Con Edison will become a registered holding company under Section 5 of the Public Utility Holding Company Act of 1935.

                                 THE COMPANIES

CONSOLIDATED EDISON, INC.
4 Irving Place
New York, New York 10003
(212) 460-4600

    Consolidated Edison, Inc., is a public utility holding company for Consolidated Edison Company of New York, Inc. and Orange and Rockland Utilities, Inc. and is not itself an operating company. Con Edison of New York provides electric service to over three million customers and gas to over a million customers in New York City and Westchester County. Con Edison of New York also supplies steam service to customers in parts of Manhattan. Orange and Rockland provides electric service to over 250,000 customers and gas to over 100,000 customers in southeastern New York State and adjacent sections of New Jersey and Pennsylvania. For the year ending December 31, 1999, Con Edison had approximately $7.5 billion in consolidated operating revenues and $700.6 million in net consolidated income.

    Con Edison has four non-utility subsidiaries which provide electric and gas supply services, invest in energy infrastructure projects, and develop and manage infrastructure for a communications business.

NORTHEAST UTILITIES
174 Brush Hill Avenue
West Springfield, Massachusetts 01090-2010
(413) 785-5871

    Northeast Utilities is a public utility holding company for a number of companies comprising the Northeast Utilities system and is not itself an operating company. Through The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company (each a wholly owned subsidiary of Northeast), Northeast provides retail electric service to over 1.7 million customers in Connecticut, New Hampshire and western Massachusetts. For the year ending December 31, 1999, Northeast had approximately $4.47 billion in consolidated operating revenues and consolidated net income equal to $34.2 million. In June 1999, Northeast entered into an agreement to acquire Yankee Energy System, Inc. The merger is expected to become effective as early as the first quarter of 2000. Yankee, through its wholly owned subsidiary, Yankee Gas Services Company, is the largest natural gas distributor in Connecticut based upon revenues and number of customers.

    Northeast has a number of unregulated subsidiaries which provide telecommunications, energy management and marketing and other energy related services.

    The following chart reflects the combined company immediately following the merger:

Con Edison Shareholders
Northeast Shareholders
82%(1)
New Con Edison
18%(1)
Unregulated Subsidiaries
Orange and Rockland Utilities, Inc.
Consolidated Edison Company of New York, Inc.
Northeast
Rockland Electric Company
Pike County Light & Power Company
Western Massachusetts Electric Company
The Connecticut Light and Power Company
Public Service Company of New Hampshire
Unregulated Subsidiaries
Yankee Energy System, Inc.(1)

(1)Approximate ownership interests based upon the assumptions that the closing occurs on December 31, 2000, that the divestiture condition is satisfied and that the Con Edison share price during the pricing period is between $36 and $46.

(2)The acquisition of Yankee by Northeast is expected to be consummated during the first quarter of 2000.

    MARKET PRICE AND DIVIDEND INFORMATION (PAGE 92)

    Con Edison common shares and Northeast common shares are listed on the New York Stock Exchange. The following table presents the last reported sale price of one Con Edison common share and one Northeast common share, as reported on the New York Stock Exchange Composite Transaction reporting system on
October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast, October 12, 1999, the last full trading day prior to the public announcement of the merger, and on February 29, 2000, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/prospectus.

                                                                 CON
                                                               EDISON        NORTHEAST
                                                               COMMON          COMMON
DATE                                                            SHARE          SHARE
----                                                        -------------   ------------
October 6, 1999...........................................  $41 13/16       $18 7/16
October 12, 1999..........................................   36 7/16         21 1/4
February 29, 2000.........................................   27 9/16         18 13/16

    Con Edison and Northeast do not anticipate making any changes to their dividend policies prior to the consummation of the merger; however, the Con Edison and Northeast Boards will continue to evaluate their respective dividend policies in light of business, financial and regulatory considerations. The most recent quarterly dividend declared by Con Edison was $.545 per share payable on March 15, 2000. Con Edison's current dividend is $2.18 per common share on an annual basis. The most recent quarterly dividend declared by Northeast was $.100 per share payable on March 31, 2000.

    We expect that after the merger, New Con Edison will continue the dividend of Con Edison at the time of the merger. As a result, based upon Con Edison's current dividend, New Con Edison's estimated aggregate annual dividend payments would be approximately $143.7 million greater than those of Con Edison. Although this increase in aggregate dividend payments will impact New Con Edison's liquidity, it is not expected to have an adverse effect on New Con Edison's business. The payment of dividends by New Con Edison, however, will be subject to approval and declaration by the New Con Edison Board of Directors, and will depend on a variety of factors, including business, financial and regulatory considerations.

                      RISK FACTORS RELATING TO THE MERGER

    SHAREHOLDERS OF CON EDISON AND NORTHEAST SHOULD CONSIDER CAREFULLY ALL THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE FOLLOWING MATTERS:

FLUCTUATIONS IN TRADING PRICE OF CON EDISON COMMON SHARES COULD RESULT IN STOCK
  CONSIDERATION THAT MAY BE LESS THAN OR GREATER THAN $25.00

    The exchange ratio relating to the Northeast shareholders' stock election in the merger will be determined, subject to adjustments described in "The Merger Agreement--Merger Consideration," by dividing $25.00 by the weighted average trading price of Con Edison common shares over 20 trading days randomly selected from the 40 trading days ending five trading days prior to the closing. However, the Con Edison share price used to calculate the exchange ratio will not be less than $36.00 nor greater than $46.00. This means that it is possible that Northeast shareholders electing to receive New Con Edison common stock will receive merger consideration valued at less than $25.00, since the denominator used in calculating the exchange ratio will not be less than $36.00 regardless of what happens to the price of Con Edison common shares shortly before the merger. Similarly, this means that Northeast shareholders so electing could also receive New Con Edison common stock having a value greater than $25.00, since such denominator will not be greater than $46.00. It is important to note that the price of Con Edison common shares reflects numerous factors including investor perception of the utility industry in general as well as company-specific circumstances.

    In addition, the price of Con Edison common shares (and New Con Edison shares) could very well be different from the average trading price used in calculating the exchange ratio because of market price fluctuations. Under the merger agreement, neither Con Edison nor Northeast may terminate the merger agreement based solely on fluctuation in the price of Con Edison common shares. See "The Merger Agreement--Merger Consideration."

    A chart illustrating the possible values of the merger consideration to be received by Northeast shareholders is also contained in this joint proxy statement/prospectus. See "Summary."

CASH AND/OR STOCK PAID IN THE MERGER MAY BE DIFFERENT THAN WHAT NORTHEAST
  SHAREHOLDERS ELECT

    Northeast shareholders making elections for cash or stock may not receive what they elect. The aggregate number of Northeast common shares that will be converted into the right to receive cash consideration may not exceed 50% of the number of Northeast common shares eligible to receive the merger consideration. In addition, the aggregate number of Northeast common shares that will be converted into the right to receive shares of New Con Edison common stock may not exceed 50% of the number of Northeast common shares eligible to receive the merger consideration. If New Con Edison common stock is oversubscribed by the Northeast shareholders, a Northeast shareholder who elected to receive New Con Edison common stock may receive part of his or her consideration in the form of cash. If cash is oversubscribed by the Northeast shareholders, a Northeast shareholder who elected to receive cash may receive part of his or her consideration in the form of New Con Edison common stock. See "The Merger Agreement--Allocation and Proration."

DELAYS IN THE NORTHEAST NUCLEAR FACILITIES DIVESTITURE COULD RESULT IN NORTHEAST
  SHAREHOLDERS NOT RECEIVING THE ADDITIONAL $1.00 ADJUSTMENT TO THE MERGER CONSIDERATION

    The merger agreement provides for an adjustment of an additional $1.00 in respect of consideration to be paid to Northeast shareholders if Northeast's subsidiaries enter into binding agreements to sell their interests in the Millstone nuclear station which meet conditions described in this joint proxy statement/prospectus.

    On July 7, 1999, the Connecticut Department of Public Utility Control issued a decision on the determination of the minimum bids to be utilized in the auction process to dispose of the Millstone nuclear station. On December 29, 1999, the Connecticut Office of Consumer Counsel filed a motion with the Connecticut Superior Court for a partial stay of the decision which, if granted, would stay the fixing of the minimum bid prices for the nuclear units. Oral argument was held on February 14, 2000, and the parties are currently awaiting an answer on the Consumer Counsel's motion. Although Northeast believes that it is highly unlikely that such a stay will be granted, such a stay would delay the commencement of the auction process for the Millstone nuclear station and adversely affect Northeast's ability to meet the nuclear divestiture condition described above. Because of the uncertainties relating to the auction and approval process, including the disposition of the Consumer Counsel motion, there can be no assurance that Northeast's subsidiaries will enter into these agreements and that the Northeast shareholders will receive the benefits of the adjustment of an additional $1.00 in respect of the merger consideration. For information on the status of the Millstone divestiture, see "The Merger Agreement--Merger Consideration."

DELAY IN REGULATORY APPROVALS WILL DELAY AND POSSIBLY PREVENT THE MERGER

    The consummation of the merger is conditioned upon receiving approval from various governmental regulatory authorities. These include:

    - approval by or filing with the relevant utility regulatory agencies in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont;

    - approval by the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935;

    - approval by the Federal Energy Regulatory Commission under the Federal Power Act;

    - approval by the Nuclear Regulatory Commission under the Atomic Energy Act; and

    - the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

    While the parties expect to obtain the required regulatory approvals within 5 to 14 months, Con Edison and Northeast cannot be certain that all of the required approvals and consents will be obtained, nor can they be certain that the approvals and consents will be obtained within the time contemplated by the merger agreement. A delay in obtaining the required approvals and consents will delay and possibly prevent the consummation of the merger. In addition, Con Edison and Northeast may obtain the required approvals and consents, but with terms or conditions that may have a material adverse effect on Con Edison, Northeast or New Con Edison. Con Edison will not be obligated to consummate the merger if these terms or conditions would have a material adverse effect on Con Edison, Northeast or New Con Edison and its prospective subsidiaries. Northeast will not be obligated to consummate the merger if these terms or conditions would have a material adverse effect on Con Edison or New Con Edison and its prospective subsidiaries.

    For additional information on the required regulatory approvals, see "Regulatory Matters" on page 75.

DIFFICULTIES IN INTEGRATING THE BUSINESS OPERATIONS OF THE TWO COMPANIES MAY
  RESULT IN THE FAILURE TO SUCCESSFULLY IMPLEMENT THE MERGER, ACHIEVE CASH SAVINGS AND REALIZE THE OTHER ANTICIPATED BENEFITS FROM THE MERGER

    In approving the merger, the Con Edison Board of Directors and the Northeast Board of Trustees considered the potential complementary effects of combining the two companies' assets, personnel and operating skills. Integrating businesses, however, involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems assimilating and retaining employees and potential adverse short-term effects on operating results. While both companies have substantial recent experience in merging business operations, there can be no assurance that the merger will be successfully implemented or that the combined company will achieve the cost savings or realize the other benefits anticipated from the merger.

SUBSTANTIAL CHANGES AFFECTING THE ELECTRIC AND GAS UTILITY INDUSTRIES COULD
  ADVERSELY AFFECT THE COMPANIES

    The merger will combine two companies that are currently affected by recent developments in the electric and gas utility industries, including restructuring, deregulation and increased competition. Because Con Edison and Northeast and their subsidiaries are regulated at the federal level and in a number of the states, the two companies (and New Con Edison after the merger) have been and will continue to be impacted by legislative and regulatory developments. After the merger, New Con Edison will continue to be subject to extensive federal regulation as well as regulation in each of the following jurisdictions: Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. Each of these jurisdictions has implemented, is in the process of implementing or possibly will implement changes to the regulatory and legislative framework applicable to the electric and gas utilities industry. The continuing effects of changes that have been implemented, the possible effects of changes under consideration and the possible effects of changes that may occur in the future could have a material adverse effect on Con Edison, Northeast or New Con Edison. Moreover, increased competition resulting from legislative changes, regulatory changes or otherwise may create greater risks to the stability of utility earnings generally. In a deregulated environment, formerly regulated utility companies that are not responsive to a competitive energy marketplace could suffer erosion in market share, revenues and profits as competitors gain access to their service territories.

                       SELECTED HISTORICAL FINANCIAL DATA

    Con Edison and Northeast are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of Con Edison and Northeast and the related notes contained in annual reports and other information that Con Edison and Northeast have previously filed with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 117.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CON EDISON

                                                                                  AT OR FOR THE
                                                                             YEAR ENDED DECEMBER 31,
                                                           -----------------------------------------------------------
                                                             1995        1996        1997        1998         1999
                                                           ---------   ---------   ---------   ---------   -----------
                                                                 (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.......................................  $ 6,620.0   $ 7,133.1   $ 7,196.2   $ 7,093.0    $ 7,491.3
Operating expenses.......................................    5,579.4     6,120.6     6,160.9     6,039.7      6,471.5
Operating income.........................................    1,040.6     1,012.5     1,035.3     1,053.3      1,019.8
Net income for common shares.............................      688.3       688.2       694.5       712.7        700.6
Total assets.............................................   13,949.9    14,057.2    14,722.5    14,381.4     15,531.5
Long-term debt...........................................    3,917.2     4,238.6     4,188.9     4,050.1      4,524.6
Preferred shares subject to mandatory redemption.........      100.0        84.6        84.6        37.1         37.1
Common shareholders' equity..............................    5,522.7     5,727.6     5,930.1     6,025.6      5,412.0
Basic earnings per common share..........................  $    2.93   $    2.93   $    2.95   $    3.04    $    3.14
Diluted earnings per common share........................  $    2.93   $    2.93   $    2.95   $    3.04    $    3.13
Cash dividends per common share..........................  $    2.04   $    2.08   $    2.10   $    2.12    $    2.14
Book value per share.....................................  $   23.51   $   24.37   $   25.18   $   25.88    $   25.31
Average common shares outstanding (millions).............      234.9       235.0       235.1       234.3        223.4

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF NORTHEAST

                                                                                  AT OR FOR THE
                                                                             YEAR ENDED DECEMBER 31,
                                                           -----------------------------------------------------------
                                                             1995        1996        1997        1998         1999
                                                           ---------   ---------   ---------   ---------   -----------
                                                                 (MILLIONS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
Operating revenues.......................................  $ 3,750.6   $ 3,792.1   $ 3,834.8   $ 3,767.7    $ 4,471.3
Operating expenses.......................................    3,158.5     3,483.5     3,644.0     3,543.0      4,126.7
Operating income.........................................      592.1       308.6       190.8       224.7        344.5
Net income (loss) for common shares......................      282.4        38.9      (130.0)     (146.8)        34.2
Total assets.............................................   10,559.6    10,741.7    10,414.4    10,387.4      9,688.1
Long-term debt...........................................    3,705.2     3,613.7     3,645.7     3,282.1      2,372.3
Preferred shares subject to mandatory redemption.........      302.5       276.0       245.8       167.5        121.2
Common shareholders' equity..............................    2,423.5     2,313.9     2,170.1     2,047.4      2,083.3
Basic and diluted earnings (loss) per common share.......  $    2.24   $    0.30   $   (1.01)  $   (1.12)   $    0.26
Cash dividends per common share..........................  $    1.76   $    1.38   $    0.25          --    $    0.10
Book value per share.....................................  $   19.08   $   18.01   $   16.67   $   15.63    $   15.80
Average common shares outstanding (millions).............      126.0       128.0       129.6       130.6        131.4

                     SELECTED UNAUDITED PRO FORMA COMBINED
                     CONDENSED CONSOLIDATED FINANCIAL DATA

    The following selected unaudited pro forma combined condensed consolidated financial data gives effect to the merger and the proposed acquisition by Northeast of Yankee. The pro forma adjustments are based upon available information and assumptions that each company's management believes are reasonable. The selected unaudited pro forma combined condensed consolidated financial data are presented for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger. The selected unaudited pro forma combined condensed consolidated financial data (i) have been derived from and should be read in conjunction with the "Unaudited Pro Forma Combined Condensed Financial Statements--New Con Edison" and the "Unaudited Pro Forma Combined Condensed Financial Statements--Northeast" and the related notes included elsewhere in this joint proxy statement/prospectus and (ii) should be read in conjunction with the consolidated financial statements of Con Edison and Northeast incorporated by reference in this joint proxy statement/prospectus.

                                                                      AT OR FOR THE
                                                                       YEAR ENDED
                                                                    DECEMBER 31, 1999
                                                                   -------------------
                                                                      (MILLIONS OF
                                                                   DOLLARS, EXCEPT PER
                                                                     SHARE AMOUNTS)
INCOME STATEMENT DATA

Operating revenues..........................................            $12,266.1
Operating expenses..........................................             10,867.3
                                                                        ---------
Operating income............................................              1,398.8
Net income for common stock.................................            $   590.4
Basic and diluted earnings per share........................            $    2.19

BALANCE SHEET DATA

Total assets................................................            $27,599.0
                                                                        =========
Capitalization:
  Long-term debt............................................            $ 8,942.0
  Preferred stock:
    Subject to mandatory redemption.........................                158.3
    Not subject to mandatory redemption.....................                348.8
  Common shareholders' equity...............................              7,294.0
                                                                        ---------
Total capitalization........................................            $16,743.1
                                                                        =========

                      UNAUDITED COMPARATIVE PER SHARE DATA

    Set forth below are the earnings, cash dividends and book value per common share data separately for Con Edison and Northeast on a historical basis, for Northeast on a pro forma basis (to reflect the proposed acquisition by Northeast of Yankee), for New Con Edison on a pro forma combined basis and for Northeast on a per share equivalent pro forma basis.

    The New Con Edison unaudited pro forma combined earnings per share was derived from the unaudited pro forma combined financial statements and related notes thereto presented on pages 93 to 97 herein. Book value per share for the pro forma combined presentation is based upon outstanding Con Edison shares, adjusted to include the estimated number of New Con Edison shares to be issued to Northeast Shareholders in the merger. In determining the number of New Con Edison shares to be issued to Northeast shareholders, it was assumed that 50% of the outstanding Northeast common shares were exchanged for shares of New Con Edison common stock at an exchange ratio of .646 shares of New Con Edison common stock per Northeast common share. It was also assumed that 50% of the outstanding Northeast common shares were exchanged for $26.50 per Northeast common share.

    Con Edison and Northeast have assumed .646 as an exchange ratio and $26.50 as a cash payment because those numbers reflect the satisfaction of the divestiture condition, a closing on December 31, 2000, and, in the case of the assumed exchange ratio, an assumed Con Edison share price of $41.00. See "Summary--General--What You Will Receive in the Merger--Northeast Shareholders." The satisfaction of the divestiture condition has been assumed because, although there can be no assurance, Con Edison and Northeast believe it is more likely than not that the condition will be satisfied. See "Risk Factors--Uncertainties Relating to Northeast Nuclear Facilities Divestiture." A closing on
December 31, 2000, has been assumed because that date represents the approximate midpoint as to when Con Edison and Northeast expect to complete the regulatory approval process for the merger. A Con Edison share price of $41.00 has been assumed because it represents the midpoint of the price collar established for Con Edison's share price.

    The per share equivalent pro forma combined data for Northeast shares were derived by multiplying the New Con Edison pro forma combined data by the assumed exchange ratio of .646 shares of New Con Edison common stock per Northeast common share.

    You should read the information below together with Con Edison's and Northeast's historical financial statements and related notes contained in the annual reports and other information that the companies have filed with the Securities and Exchange Commission and incorporated herein by reference and the unaudited pro forma combined condensed financial statements and related notes thereto presented on pages 93 to 102 herein. See "Where You Can Find More Information" on page 117. The unaudited pro forma combined data below is for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the merger.

                                                                                                              NORTHEAST PER SHARE
                                                                                                NEW CON       EQUIVALENT BASED ON
                                                       CON                                       EDISON         COMBINATION OF
             AT OR FOR THE YEAR ENDED                 EDISON     NORTHEAST     NORTHEAST       PRO FORMA        CON EDISON AND
                DECEMBER 31, 1999                   HISTORICAL   HISTORICAL   PRO FORMA(A)   COMBINED(A)(B)     NORTHEAST(A)(B)
--------------------------------------------------  ----------   ----------   ------------   --------------   -------------------
Basic and diluted earnings per common share.......    $ 3.14(c)    $ 0.26        $ 0.18          $ 2.19             $ 1.41
Cash dividends per common share...................      2.14         0.10          0.10            1.84               1.19
Book value per common share.......................     25.31        15.80         16.13           28.09              18.15

------------------------------

(a) This per share data gives effect to the proposed acquisition by Northeast of Yankee.

(b) The pro forma per share dividend data does not reflect the expectation that New Con Edison will continue the dividend of Con Edison at the time of the merger (currently $2.18 per common share on an annual basis). As a result, based upon Con Edison's current dividend, New Con Edison's estimated aggregate annual dividend payments would be approximately $143.7 million greater than those of Con Edison. Although this increase in aggregate dividend payments will impact New Con Edison's liquidity, it is not expected to have an adverse effect on New Con Edison's business. It is expected that New Con Edision will pay future dividends out of dividends from subsidiaries.

(c) Reflects basic earnings per common share. Diluted earnings per common share for the period were $3.13.

    The chart below illustrates the effect on earnings per share data from changes to the assumed exchange ratio based upon different sets of assumptions regarding variables specified in the merger agreement:

                                                                                                               NORTHEAST
                                                                                                               PER SHARE
                                                                                                              EQUIVALENT
                                                                    ASSUMED                                    BASED ON
                                                                  CON EDISON               NEW CON EDISON   COMBINATION OF
                                                                  SHARE PRICE                PRO FORMA      CON EDISON AND
                                                                    FOR THE                COMBINED(A)(B)   NORTHEAST(A)(B)
                                                      CASH         EXCHANGE     EXCHANGE   --------------   ---------------
MERGER CONSIDERATION VARIABLES                    CONSIDERATION      RATIO       RATIO        12/31/99         12/31/99
------------------------------                    -------------   -----------   --------   --------------   ---------------
- Closing on or prior to August 5, 2000              $25.00         $25.00         .694         $2.20             $1.53
- Divestiture condition not satisfied on or           25.00          41.00         .610          2.25              1.37
  prior to the closing date (c)                       25.00          52.00         .543          2.30              1.25
---------------------------------------------------------------------------------------------------------------------------
- Closing on December 31, 2000                       $25.50         $25.00         .708         $2.18             $1.54
- Divestiture condition not satisfied on or           25.50          41.00         .622          2.23              1.39
  prior to the closing date                           25.50          52.00         .554          2.27              1.26
---------------------------------------------------------------------------------------------------------------------------
- Closing on April 12, 2001                          $25.85         $25.00         .718         $2.17             $1.56
- Divestiture condition not satisfied on or           25.85          41.00         .630          2.22              1.40
  prior to the closing date                           25.85          52.00         .562          2.26              1.27
---------------------------------------------------------------------------------------------------------------------------
- Closing on or prior to August 5, 2000              $26.00         $25.00         .722         $2.16             $1.56
- Divestiture condition satisfied on or prior to      26.00          41.00         .634          2.21              1.40
  the closing date                                    26.00          52.00         .565          2.25              1.27
---------------------------------------------------------------------------------------------------------------------------
- Closing on December 31, 2000                       $26.50         $25.00         .736         $2.14             $1.58
- Divestiture condition satisfied on or prior to      26.50          41.00         .646          2.19              1.41
  the closing date                                    26.50          52.00         .576          2.23              1.28
---------------------------------------------------------------------------------------------------------------------------
- Closing on April 12, 2001                          $26.85         $25.00         .746         $2.13             $1.59
- Divestiture condition satisfied on or prior to      26.85          41.00         .655          2.18              1.43
  the closing date                                    26.85          52.00         .584          2.22              1.30

------------------------------

(a) This per share data gives effect to the proposed acquisition by Northeast of Yankee.

(b) This per share data assumes that New Con Edison will continue the dividend of Con Edison at the time of the merger (currently $2.18 per common share on an annual basis).

(c) If satisfaction of the divestiture condition occurs after the closing of the merger but on or prior December 31, 2000, then the additional $1.00 will be payable in cash at that time.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This joint proxy statement/prospectus and the documents that are incorporated herein by reference include various forward-looking statements about Con Edison, Northeast and New Con Edison that are subject to risks and uncertainties. Forward-looking statements include the information concerning future financial performance, business strategy, projected plans and objectives of Con Edison, Northeast and New Con Edison set forth under:

    - "Questions and Answers About the Merger;"

    - "Summary;"

    - "Selected Unaudited Pro Forma Combined Condensed Consolidated Financial Data;"

    - "Comparative Per Share Data;"

    - "The Merger;"

    - "Unaudited Pro Forma Combined Condensed Financial Statements--New Con Edison;" and

    - "Unaudited Pro Forma Combined Condensed Financial Statements--Northeast."

Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "plans" or similar expressions are generally forward-looking in nature and not historical facts.

    In addition to the risk factors described under "Risk Factors Relating to the Merger," the following important factors could cause actual future results for Con Edison, Northeast and New Con Edison to differ materially from those expressed in the forward-looking statements:

    - changes in economic conditions;

    - changes in historical weather patterns;

    - changes in laws, regulations or regulatory policies;

    - developments in legal or public policy doctrines;

    - technological developments;

    - an inability to close the merger;

    - potential changes in the applicable accounting standards for the merger;

    - the risk of a significant delay in the expected completion of, and unexpected consequences resulting from, the merger; and

    - any other presently unknown or unforeseen factors.

    Most of these factors are difficult to accurately predict and are generally beyond the control of Con Edison and Northeast.

    The areas of risk described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this joint proxy statement/prospectus by New Con Edison, Con Edison or Northeast or anyone acting for either or both of them. Except for their ongoing obligations to disclose material information under the federal securities laws, neither New Con Edison, Con Edison nor Northeast undertakes any obligation to release publicly any revisions to any forward-looking statements to report events or circumstances after the date of this joint proxy statement/prospectus or the occurrence of unanticipated events.

                         THE CON EDISON SPECIAL MEETING

    WE ARE FURNISHING THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS OF CON EDISON AS PART OF THE SOLICITATION OF PROXIES BY THE CON EDISON BOARD OF DIRECTORS FOR USE AT THE CON EDISON SPECIAL MEETING.

DATE, TIME AND PLACE

    Con Edison will hold its special meeting on Friday, April 14, 2000, at 2:00 p.m., local time, at 4 Irving Place, 19th Floor, New York, New York 10003.

PURPOSE OF CON EDISON SPECIAL MEETING

    At the Con Edison special meeting, we are asking holders of record of Con Edison common shares to consider and vote on a proposal to approve and adopt the merger agreement among Con Edison, Northeast and New Con Edison, providing for the merger. See "The Merger" and "The Merger Agreement."

    The Con Edison Board of Directors has approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement and has determined that the merger and the other transactions contemplated by the merger agreement are consistent with, and in furtherance of, the best interest of Con Edison and its shareholders.

    THE CON EDISON BOARD OF DIRECTORS RECOMMENDS THAT CON EDISON SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

CON EDISON RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    Only holders of record of Con Edison common shares at the close of business on February 22, 2000, the Con Edison record date, are entitled to notice of and to vote at the Con Edison special meeting. On February 22, 2000, approximately 212,842,190 Con Edison common shares were issued and outstanding and held by approximately 116,043 holders of record. A quorum will be present at the Con Edison special meeting if the holders of a majority of the votes of shares entitled to vote on the Con Edison record date are represented in person or by proxy. If a quorum is not present at the Con Edison special meeting, we expect that the Con Edison special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Con Edison common shares on the Con Edison record date are entitled to one vote per share at the Con Edison special meeting on the proposal to approve the merger agreement.

VOTE REQUIRED

    The approval of the merger agreement by Con Edison shareholders requires the affirmative vote of at least a majority of the shares outstanding and entitled to vote at a special meeting of the shareholders as of the Con Edison record date, either in person or by proxy, voting as a single class.

VOTING BY CON EDISON DIRECTORS AND EXECUTIVE OFFICERS

    At the close of business on December 31, 1999, directors and executive officers of Con Edison owned and were entitled to vote less than 1% of the Con Edison common shares outstanding on that date. Each Con Edison director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Con Edison common shares owned by him or her for the approval of the merger agreement.

VOTING OF PROXIES

    All shares represented by properly executed proxies received in time for the Con Edison special meeting will be voted at the Con Edison special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of the merger agreement.

    In addition to manually executing and returning a proxy by mail, Con Edison shareholders may vote by telephone or computer. If voting by telephone or computer, the shareholder should dial the toll-free number or access the Internet address, in each case as indicated in the shareholder's proxy.

The shareholders will then be prompted to enter the control number printed on his or her proxy and to follow the subsequent instructions.

    Con Edison common shares represented at the Con Edison special meeting but not voting, including Con Edison common shares for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Con Edison special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

    Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposal. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT. Also, under New York Stock Exchange rules, brokers who hold Con Edison common shares in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. If a Con Edison shareholder owns shares through a broker and attends the special meeting, the shareholder should bring a letter from his or her broker identifying him or her as the beneficial owner of the shares and authorizing the shareholder to vote.

    The persons named as proxies by a Con Edison shareholder may propose and vote for one or more adjournments of the Con Edison special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the merger agreement will be voted in favor of any adjournment or postponement.

    Con Edison does not expect that any matter other than the proposal to approve the merger agreement will be brought before the Con Edison special meeting. If, however, other matters are properly presented to the meeting, the persons named as proxies will vote in accordance with the recommendation of the Board of Directors.

REVOCABILITY OF PROXIES

    Voting by use of a proxy on the enclosed form, telephone or computer does not preclude a Con Edison shareholder from voting in person at the Con Edison special meeting. A Con Edison shareholder may revoke a proxy at any time prior to its exercise by filing with Con Edison a duly executed revocation of proxy, by submitting a duly executed proxy, telephone or computer vote to Con Edison with a later date or by appearing at the Con Edison special meeting and voting in person. Con Edison shareholders may revoke a proxy by any of these methods, regardless of the method used to cast his or her previous vote. Attendance at the Con Edison special meeting without voting will not itself revoke a proxy.

SOLICITATION OF PROXIES

    Con Edison will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the directors, officers and employees of Con Edison and its subsidiaries may solicit proxies from Con Edison shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and Con Edison will reimburse them for their reasonable out-of-pocket expenses.

    Con Edison will mail a copy of this joint proxy statement/prospectus to each holder of record of Con Edison common shares on the Con Edison record date.

    Con Edison has retained Morrow & Co. to assist in the solicitation of proxies from banks, brokerage firms, nominees, insitutional holders and individual investors for a fee of $50,000 plus reimbursement for expenses. To date, none of such fee has paid.

    CON EDISON SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE THEIR CON EDISON SHARE CERTIFICATES AS A RESULT OF THE MERGER. ACCORDINGLY, CON EDISON SHAREHOLDERS SHOULD NOT SEND IN THEIR CON EDISON SHARE CERTIFICATES.

                         THE NORTHEAST SPECIAL MEETING

    WE ARE FURNISHING THIS JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS OF NORTHEAST AS PART OF THE SOLICITATION OF PROXIES BY THE NORTHEAST BOARD OF TRUSTEES FOR USE AT THE NORTHEAST SPECIAL MEETING.

DATE, TIME AND PLACE

    Northeast will hold its special meeting on Friday, April 14, 2000, at 2:00 p.m., local time, at the Hartford Civic Center, One Civic Center Plaza, Hartford, Connecticut 06103.

PURPOSE OF NORTHEAST SPECIAL MEETING

    At the Northeast special meeting, we are asking holders of record of Northeast common shares to consider and vote on proposals to approve the trust agreement amendments and to approve the merger. See "The Merger" and "The Merger Agreement."

    The Northeast Board of Trustees has approved the trust agreement amendments and approved the merger and the other transactions contemplated by the merger agreement and has determined that the trust agreement amendments, the merger and the other transactions contemplated by the merger agreement are consistent with, and in furtherance of, the best interest of Northeast and its shareholders.

    THE NORTHEAST BOARD OF TRUSTEES RECOMMENDS THAT NORTHEAST SHAREHOLDERS VOTE FOR THE APPROVAL OF THE TRUST AGREEMENT AMENDMENTS AND THE APPROVAL OF THE MERGER.

NORTHEAST RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

    Only holders of record of Northeast common shares at the close of business on February 22, 2000, the Northeast record date, are entitled to notice of and to vote at the Northeast special meeting. On February 22, 2000, approximately 137,388,633 Northeast common shares were issued and outstanding and held by approximately 80,592 holders of record. A quorum will be present at the Northeast special meeting if at least a majority of the Northeast common shares issued and outstanding and entitled to vote on the Northeast record date are represented in person or by proxy. If a quorum is not present at the Northeast special meeting, we expect that the Northeast special meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Northeast common shares on the Northeast record date are entitled to one vote per share at the Northeast special meeting on the proposals to approve the trust agreement amendments and the merger agreement.

VOTE REQUIRED

    The amendment of the trust agreement and the approval of the merger agreement each requires the affirmative vote of the holders of at least two-thirds of the shares outstanding and entitled to vote at a special meeting of the shareholders as of the Northeast record date, either in person or by proxy, voting as a single class. We cannot complete the merger without the approval of both the trust agreement amendments and the merger agreement.

VOTING BY NORTHEAST TRUSTEES AND EXECUTIVE OFFICERS

    At the close of business on January 31, 2000, trustees and executive officers of Northeast owned and were entitled to vote approximately 0.2% of the Northeast common shares outstanding on that date. Each Northeast trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the Northeast common shares owned by him or her for the approval of the trust agreement amendments and the approval of the merger agreement.

VOTING OF PROXIES

    All shares represented by properly executed proxies received in time for the Northeast special meeting will be voted at the Northeast special meeting in the manner specified by the shareholders giving those proxies. Properly executed proxies that do not contain voting instructions will be voted for the approval of the trust agreement amendments and the approval of the merger agreement.

    Northeast common shares represented at the Northeast special meeting but not voting, including Northeast common shares for which proxies have been received but for which holders of shares have abstained, will be treated as present at the Northeast special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

    Only shares affirmatively voted for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for the proposals. AN ABSTENTION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE TRUST AGREEMENT AMENDMENTS AND THE MERGER AGREEMENT. Under New York Stock Exchange rules, brokers who hold Northeast common shares in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares without specific instructions from those customers. If a Northeast shareholder owns shares through a broker and attends the special meeting, the shareholder should bring a letter from his or her broker identifying him or her as the beneficial owner of the shares and authorizing the shareholder to vote.

    The persons named as proxies by a Northeast shareholder may propose and vote for one or more adjournments of the Northeast special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to approve the trust agreement amendments or the proposal to approve the merger agreement will be voted in favor of any adjournment or postponement.

    Northeast does not expect that any matter other than the proposals to approve the trust agreement amendments and the merger agreement will be brought before the Northeast special meeting. If, however, other matters are properly presented to the meeting, the persons named as proxies will vote in accordance with the recommendation of the Board of Trustees.

REVOCABILITY OF PROXIES

    Voting by use of a proxy on the enclosed form does not preclude a Northeast shareholder from voting in person at the Northeast special meeting. A Northeast shareholder may revoke a proxy at any time prior to its exercise by filing with Northeast a duly executed revocation of proxy, by submitting a duly executed proxy to Northeast bearing a later date or by appearing at the Northeast special meeting and voting in person. Attendance at the Northeast special meeting without voting will not itself revoke a proxy.

SOLICITATION OF PROXIES

    Northeast will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by mail, the trustees, officers and employees of Northeast and its subsidiaries may solicit proxies from Northeast shareholders by telephone or other electronic means or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held of record by these persons, and Northeast will reimburse them for their reasonable out-of-pocket expenses.

    Northeast will mail a copy of this joint proxy statement/prospectus to each holder of record of Northeast common shares on the Northeast record date.

    Northeast has retained Morrow & Co. to assist in the solicitation of proxies from banks, brokerage firms, nominees, institutional holders and individual investors for a fee of $60,000 plus reimbursement for expenses. To date, none of such fee has been paid.

                                   THE MERGER

    THE DISCUSSION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OF THE MERGER AND THE PRINCIPAL TERMS OF THE MERGER AGREEMENT DATED AS OF OCTOBER 13, 1999, AMENDED AND RESTATED AS OF JANUARY 11, 2000, AMONG CON EDISON, NORTHEAST AND NEW CON EDISON, IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS JOINT PROXY
STATEMENT/PROSPECTUS AS ANNEX A AND IS INCORPORATED HEREIN BY REFERENCE.

GENERAL DESCRIPTION OF THE MERGER

    Under the merger agreement, Con Edison will merge into New Con Edison, with New Con Edison being the surviving corporation, and N Acquisition LLC, a Massachusetts limited liability company and indirect wholly owned subsidiary of Con Edison, will merge with and into Northeast, with Northeast being the surviving entity. Upon completion of the merger, the holders of Con Edison common shares and Northeast common shares will together own all of New Con Edison's outstanding shares of common stock, New Con Edison will own all of the assets of Con Edison and Northeast will be a wholly owned subsidiary of New Con Edison.

BACKGROUND TO THE MERGER

    GENERAL

    Prior to entering merger discussions with Con Edison, Northeast had carefully followed recent developments in the electric and natural gas industries in the northeastern United States that have made it difficult for medium-sized utility companies to compete as effectively as larger utilities. In early 1998, Northeast began to develop a strategic plan to focus its regulated subsidiaries on electric and natural gas distribution, while focusing its unregulated affiliates on energy marketing and generation. To effectively compete in each of these businesses, Northeast determined that it would need to increase its scale of operations and the size of its customer base.

    Northeast determined that possible mergers with neighboring electric and natural gas distribution companies would help achieve its strategic goals. In that regard, Northeast's recently announced proposed merger with Yankee, the parent of Connecticut's largest natural gas distribution company was an important step in achieving these goals. Over the past year, Northeast also engaged in confidential discussions with a number of other regional gas distribution companies of a similar size to Yankee to explore various forms of strategic transactions, including asset sales, acquisitions and mergers. None of these other discussions, other than those with Yankee, progressed past the stage of preliminary discussions, and all such other discussions were terminated. Northeast concluded that a business combination with a larger partner, such as Con Edison, would be required to attain the size necessary to compete in the northeast energy markets. During the past year, Northeast had preliminary discussions with one other utility company of a comparable size to Con Edison. These discussions were very brief and were terminated during the early part of Northeast's discussions with Con Edison. See "--Northeast's Reasons for the Merger."

    Con Edison has also focused on its core transmission and distribution business. It has pursued a strategy of growing this business in its service territory and has carefully pursued expansion in the northeast region through mergers and acquisitions. In addition to the transmission and distribution business, Con Edison is applying its expertise in energy supply, energy delivery and customer service to growing its unregulated businesses by focusing on complementary energy and infrastructure-related services in the northeast.

    Con Edison has approached its mergers and acquisitions strategy in what it believes to be a correctly planned and disciplined fashion. The recent merger with Orange and Rockland Utilities, completed in July 1999, was an important initial step to this strategy. The merger with Northeast is a further important step in this strategy. Con Edison believes that the merger with Northeast will reinforce Con Edison's position as one of the leading electric and gas transmission and distribution companies in the country, in terms of number of customers.

    DISCUSSIONS--GENERAL; OTHER

    On June 30, 1999, upon his initiation, Eugene R. McGrath, the Chairman, President and Chief Executive Officer of Con Edison, informally met with Michael
G. Morris, the Chairman, President and Chief Executive Officer of Northeast and discussed the possibility of a transaction between Con Edison and Northeast.

    On July 9, 1999, Joan S. Freilich, the Executive Vice President and Chief Financial Officer of Con Edison, met with John H. Forsgren, the Executive Vice President and Chief Financial Officer of Northeast, to conduct preliminary conceptual discussions concerning a possible transaction between Con Edison and Northeast. The subject matter of these discussions included the financial and strategic plans of the two companies, the status of restructuring in each of their relevant states of operation, and the possible desirability of a transaction between Con Edison and Northeast.

    On July 12 and 13, the Northeast Board of Trustees held meetings focused exclusively on a review of Northeast's business strategy. Considerable discussion took place with respect to various strategic transactions, including the possibility of a transaction with Con Edison.

    The possibility of a transaction between Con Edison and Northeast was presented at a meeting of the Con Edison Board of Directors held on July 27, 1999. After discussing the potential transaction in general terms, the Con Edison Board of Directors agreed that it would be in the best interest of Con Edison and its shareholders to pursue discussions with Northeast. Transaction structures and valuations of Northeast were not discussed or considered by the Con Edison Board of Directors at the meeting.

    A confidentiality agreement was entered into by Con Edison and Northeast on July 29, 1999. The agreement established that each party would provide the other with appropriate data and records in order to allow the other party to evaluate fully the merits of a potential transaction. Each party agreed that the information furnished by the other party would be kept in confidence and not disclosed to outside parties for the duration of the agreement.

    On August 13, 1999, Con Edison and Northeast provided each other with financial forecasts concerning their respective companies. The financial forecasts were used to determine whether going forward with the transaction discussions would be advisable. Con Edison and Northeast each decided that, based on the data available and set forth in the financial information provided, continuing discussions between the companies would be in the best interest of each company and their respective shareholders.

    On August 24, 1999, Con Edison's senior transaction team held a meeting to discuss and review presentations regarding potential transaction structures. This group also discussed other matters, including the valuation of Northeast based on publicly available information as well as financial data provided by Northeast. The group considered other topics including communications issues, necessary regulatory approvals, the business of Northeast, the status of restructuring proceedings, historical events affecting Northeast and other matters.

    Ms. Freilich and Mr. Forsgren met again on September 7, 1999, to discuss potential structures for the proposed transaction. The discussion topics included the composition of the potential consideration, possible merger structures and topics relating to the transaction process. At the meeting, Ms. Freilich and Mr. Forsgren also discussed the valuation of Northeast and the relative valuations of Con Edison and Northeast.

    On September 10, 1999, Mr. McGrath and Mr. Morris met to review the proposed structures and the preliminary valuations of Northeast. After discussions, Mr. McGrath and Mr. Morris came to the conclusion that both parties should proceed with full-scale due diligence reviews in order to determine whether attempting to finalize a transaction between Con Edison and Northeast would be in the best interests of the companies and their respective shareholders.

    The Northeast Board of Trustees held a meeting on September 14, at which topics discussed included the status and results of work that was ongoing with respect to an evaluation of a potential transaction with Con Edison, a preliminary updated valuation of Northeast by its investment bankers and a range of potential merger consideration in a transaction with Con Edison. After discussion, the Northeast Board encouraged management to continue its evaluation of the potential transaction.

    The Con Edison Board of Directors held a meeting on September 28, 1999, at which topics discussed included the strategic rationale for the transaction, the results of the due diligence review of Northeast and the composition and range of the potential merger consideration. After careful consideration of the information provided, the Con Edison Board of Directors concluded that it would be in the best interest of Con Edison and its shareholders to conduct negotiations to finalize the terms of the proposed transaction.

    On September 29, 1999, John D. McMahon, Senior Vice President and General Counsel of Con Edison, Cheryl W. Grise, Senior Vice President, Secretary and General Counsel of Northeast, and counsel to Con Edison and Northeast met to discuss the possible legal structures for the potential transaction, necessary regulatory approvals, tax matters and other issues, including a timetable for providing a draft merger agreement.

    From October 5, 1999 through October 12, 1999, Con Edison and Northeast and their representatives held discussions and negotiations concerning material terms of the potential transaction and concerning the documentation that would ultimately govern any relationship between the parties. Also, previously and during this period, Con Edison employees and representatives and Northeast employees and representatives met both as groups and individually to discuss various issues associated with the potential transaction, including issues associated with due diligence, communications, regulatory approvals, the businesses of Con Edison and Northeast and other matters.

    On October 7, 1999, at a special meeting of the Executive Committee of the Northeast Board of Trustees, Mr. Morris discussed with the committee the material terms of a potential transaction with Con Edison that were emerging and the preliminary results of management's due diligence investigation of Con Edison.

    The Con Edison Board of Directors held a special meeting on October 11, 1999, to review the terms of the transaction that had been negotiated between Con Edison and Northeast. The material open issues outstanding between the parties were also discussed and considered at this meeting.

    The Northeast Board of Trustees held a special meeting on October 11, 1999, to review the terms of the transaction that had been negotiated between Con Edison and Northeast. The material open issues outstanding between the parties were also discussed and considered at this meeting.

    During the day and early evening of October 12, 1999, Con Edison and Northeast and their representatives held discussions during which the final open issues with respect to the definitive terms of the transaction were resolved.

    The Con Edison Board of Directors held another special meeting on October 12, 1999 to review the terms of the merger agreement, the results of Con Edison's due diligence investigation of Northeast and the impact of the merger on employment agreements between Northeast and its employees and the effect of the proposed transactions on Con Edison, its shareholders and other constituencies. Also, at this meeting, representatives from Salomon Smith
Barney Inc. made presentations to the Con Edison

Board concerning the transaction and rendered an oral opinion, which was subsequently confirmed in writing, to the effect that, as of such date, the merger consideration was fair from a financial point of view to the Con Edison shareholders. At this special meeting, the Con Edison Board of Directors unanimously approved the merger and all related transactions and the merger agreement. See "--Con Edison's Reasons for the Merger and the Con Edison Board of Directors Recommendation."

    The Northeast Board of Trustees held a meeting on October 12, 1999 to review the terms of the merger agreement, the results of Northeast's due diligence investigation of Con Edison and the effect of the proposed transactions on Northeast, its shareholders and other constituencies. Also, at this meeting, representatives from Morgan Stanley & Co. Incorporated and SG Barr Devlin made presentations to the Northeast Board concerning the transaction and each rendered an opinion to the effect that, as of such date, the merger consideration was fair from a financial point of view to the Northeast shareholders. At this meeting, the Northeast Board of Trustees unanimously approved the merger and all related transactions and the merger agreement. See "--Northeast's Reasons for the Merger" and "--Recommendation of the Northeast Board of Trustees."

    On the morning of October 13, 1999, the parties entered into the merger agreement. The merger agreement was later amended and restated by the parties as of January 11, 2000.

    DISCUSSIONS--MERGER CONSIDERATION

    Con Edison and Northeast discussed the premium to be paid for Northeast common shares throughout much of the period of negotiations and discussions leading up to the execution of the merger agreement on October 13, 1999. Although possible valuations were discussed during this period and thus possible prices, Con Edison made its first specific and detailed offer on October 8, 1999 proposing a base price of $25 for each Northeast common share with additional consideration to be paid upon satisfaction of the divestiture condition and if the closing of the transaction occurred after a specific date. At this time, Con Edison also proposed a 50-50% allocation of the form of merger consideration between stock and cash, subject to election and proration procedures. From October 8 and thereafter the parties discussed and finally agreed upon the terms of the divestiture condition and the amount payable if the merger closed after an agreed upon date. On October 11, 1999, the parties formally discussed the inclusion of a price collar mechanism in the transaction that would apply to the exchange ratio in the merger consideration. This term was introduced by the parties in order to address concerns about the effects of possibly changing interest rates on share prices of utility companies, the potential for other market price fluctuations and the desire of the parties to fix, within a range, the number of shares issuable in the merger. From October 11 and thereafter the parties discussed and finally agreed upon the terms of the price collar mechanism.

    Although Con Edison is an experienced nuclear operator and believes nuclear power to have meaningful commercial value, ownership of nuclear assets is not a primary component of Con Edison's strategy. In that regard, Con Edison remains concerned about the risks that can be associated with nuclear operations and market perceptions of them. The additional consideration payable upon satisfaction of the divestiture condition relating to the sale of Northeast's Millstone nuclear facilities reflects Con Edison's higher valuation of Northeast without the Millstone facilities due to concerns about nuclear operations, the adverse effect that nuclear operations have had on Northeast and the risks related to, and the potential adverse effect that those operations could have on, New Con Edison's and Northeast's results of operations. The divestiture condition and the additional consideration payable upon satisfaction of the condition also provides increased value to Northeast's shareholders.

CON EDISON'S REASONS FOR THE MERGER AND THE CON EDISON BOARD OF DIRECTORS
  RECOMMENDATION

    At its meeting on October 12, 1999, after due consideration, the Con Edison Board of Directors:

    - determined that the merger and the other transactions contemplated by the merger agreement are consistent with, and in furtherance of, the best interest of Con Edison and its shareholders;

    - approved and adopted the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

    - recommended that Con Edison shareholders vote for the approval and adoption of the merger agreement.

    The Con Edison Board of Directors believes that the common vision of Con Edison and Northeast and their complementary strategies, in combination with their management, personnel, technical expertise and financial strength, will create a company with capabilities and resources better positioned to succeed and grow in the new competitive energy marketplace.

    Con Edison believes the merger joins two well-managed companies, providing substantial strategic and financial benefits to Con Edison shareholders, employees and customers. The combination of Con Edison and Northeast is expected to provide New Con Edison with the size, resources and large customer base necessary for achieving competitive investor returns in the rapidly changing electricity and natural gas industries.

    Con Edison and Northeast anticipate estimated net merger savings in their regulated businesses approximately equal to $1.3 billion over ten years and in their unregulated businesses approximately equal to $180 million over ten years. The cost savings estimates do not account for any sharing of cost savings with customers that may be necessitated as part of the regulatory approval process relating to the merger. The major components of the anticipated $1.3 billion of regulated business net cost savings relate to labor, corporate and administrative programs, potential purchasing economies and gas supply. Labor accounts for approximately $952 million of gross cost savings and principally represents headcount reductions of corporate and field personnel. Corporate and administrative programs account for approximately $578 million of gross cost savings, and principally represent a reduction in expenses associated with administrative and general overhead, advertising, benefits, information services and professional services. Purchasing economies account for approximately $157 million of gross cost savings and principally represent a reduction in procurement and inventory expenses. Gas supply accounts for approximately $63 million of gross cost savings and principally represents a reduction in expenses associated with purchasing and maintaining gas supply. The $1.3 billion of estimated regulated business cost savings are net of estimated costs to achieve such savings equal to approximately $356 million and savings relating to certain initiatives unrelated to the merger (and thus not properly included) equal to approximately $84 million. The costs to achieve the cost savings generally represent approximately $98 million of expenses associated with severance, $166 million of expenses associated with integration efforts, $49 million of transaction fees, $12 million of expenses associated with the regulatory process and $31 million of various other costs. These estimates of cost savings, cost savings components, costs to achieve and initiatives unrelated to the merger are inherently uncertain and there can be no assurances as to the accuracy of any such estimates.

    The cost savings estimates are based on a number of assumptions, including that New Con Edison will be able to implement necessary cost savings mechanisms such as headcount reductions, consolidation of geographically proximate facilities and elimination of duplicative administrative programs within a defined period. In addition, the cost savings estimates assume that New Con Edison will be able to realize merger efficiencies such as purchasing economies resulting from the increased size of the company. As mentioned above, the cost savings estimates do not account for any sharing of cost savings with customers.

    In approving the merger and making these determinations and recommendations, the Con Edison Board of Directors consulted with Con Edison management as well as its outside legal counsel and financial advisors, and considered a number of factors, including the following factors:

    - the benefits of the merger described above;

    - the review and analysis of each of Con Edison's and Northeast's business, financial condition, earnings, risks and prospects;

    - historical market prices and trading information with respect to the Con Edison common shares and Northeast common shares;

    - comparisons of historical financial measures for Con Edison and Northeast, including earnings, return on capital and cash flow, and comparisons of historical operational measures for Con Edison and Northeast;

    - the expectation that, assuming a closing prior to January 1, 2001, the merger would be dilutive to Con Edison shareholders in 2001 and accretive to Con Edison shareholders in 2002 and 2003;

    - the effect of the merger on the capital structure and financial ratios of Con Edison;

    - the possibility that the merger could result in a lower investment grade credit rating for Con Edison;

    - current industry, economic and market conditions and the prospects of further restructuring and consolidation in the electric and gas utility industries;

    - the risks of Northeast's nuclear generating facilities, including the continued incurrence of stranded costs in connection with the decommissioning of these facilities and general operating risks, and the steps Northeast was taking to divest the facilities;

    - the ability to complete the merger as a tax-free transaction for U.S. federal income tax purposes and to have the conversion of Con Edison common shares be tax-free to shareholders;

    - the expectation of synergies from the transaction resulting in cost savings and other benefits over time based in part upon an analysis that was jointly prepared by the managements of Con Edison and Northeast with the assistance of an outside consultant;

    - the possibility that varying levels of cost savings in respect of the regulated businesses achievable from the merger over time would be shared with customers of the regulated businesses of New Con Edison;

    - the terms and conditions of the merger agreement, including the conditions to closing, the potential termination fees payable, and the form and the amount of the merger consideration, including the payment of a portion of the merger consideration in cash;

    - the proposed composition of senior management and the Board of Directors of New Con Edison;

    - the analyses, presentations and opinion of Salomon Smith Barney Inc. to the effect that, as of October 12, 1999, and based upon and subject to the various assumptions and limitations set forth therein, the exchange ratio applicable to Con Edison shareholders in the merger was fair, from a financial point of view, to the holders of Con Edison common shares (the written opinion of Salomon Smith Barney Inc. is attached as Annex B to this joint proxy statement/ prospectus);

    - the benefits to Con Edison's shareholders, customers and employees resulting from the fact that New Con Edison's corporate headquarters will be located in New York City and that Con

      Edison's subsidiaries will maintain offices for utility operations in New York, New Jersey and Pennsylvania;

    - the potential benefits to Con Edison's employees from the expanded opportunities available as part of a larger organization;

    - the benefits to Con Edison's customers from the potential synergies resulting from the merger while the operations from Con Edison's utility subsidiaries remain substantially unchanged;

    - that while the merger is likely to be completed, there are risks associated with obtaining necessary regulatory approvals, and as a result of this and other conditions to the completion of the merger, it is possible that the merger may not be completed even if approved by shareholders;

    - the impact of regulations under various state and federal laws, including the additional regulatory oversight that would result from the addition of public utility operations in Connecticut, New Hampshire and Massachusetts, and the issues involved in the regulation of New Con Edison and Northeast as registered holding companies under the Public Utility Holding Company Act;

    - the problems inherent in merging the operations of two large companies, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems assimilating and retaining employees and potential adverse short-term effects on operating results of the combined company;

    - the interests that certain executive officers and directors of Con Edison may have with respect to the merger in addition to their interests as shareholders of Con Edison; and

    - the interests that certain executive officers of Northeast may have with respect to the merger in addition to their interests as shareholders of Northeast.

    The Con Edison Board of Directors believed that, overall, the potential benefits of the merger to Con Edison and its shareholders outweighed the risks.

    This discussion of the information and factors considered by the Con Edison Board of Directors in making its decision is not intended to be exhaustive but is believed to include all material factors considered by the Con Edison Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Con Edison Board of Directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Con Edison Board of Directors relied on the experience and expertise of Salomon Smith Barney Inc., its financial advisor, for quantitative analysis of the financial terms of the merger. In addition, the Con Edison Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Con Edison Board of Directors conducted an overall analysis of the factors described above, including through discussions with and questioning of Con Edison's management and legal, financial and accounting advisors. In addition, individual members of the Con Edison Board of Directors may have given different weight to different factors.

THE BOARD OF DIRECTORS OF CON EDISON RECOMMENDS THAT THE HOLDERS OF CON EDISON COMMON SHARES VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF CON EDISON'S FINANCIAL ADVISOR

    Salomon Smith Barney Inc. was retained to act as financial advisor to Con Edison in connection with the merger. Pursuant to Salomon Smith Barney's engagement letter, Salomon Smith Barney rendered an opinion to the Con Edison Board of Directors on October 12, 1999 to the effect that, based upon and subject to the considerations set forth in the opinion, Salomon Smith Barney's experience as investment bankers, its work described below and other factors it deemed relevant, as of that date, the exchange ratio of one share of New Con Edison common stock for each Con Edison common share in the Con Edison merger was fair, from a financial point of view, to the holders of Con Edison common shares. Salomon Smith Barney took into account the related acquisition of Northeast and the consideration to be paid in connection with the Northeast merger in its analysis of this exchange ratio. Salomon Smith Barney's October 12, 1999 opinion will not be reconfirmed.

    The full text of Salomon Smith Barney's opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex B to this document. The summary of Salomon Smith Barney's opinion set forth below is qualified in its entirety by reference to the full text of the opinion. STOCKHOLDERS ARE URGED TO READ SALOMON SMITH BARNEY'S OPINION CAREFULLY AND IN ITS ENTIRETY.

    In arriving at its opinion, Salomon Smith Barney reviewed a draft of the merger agreement and held discussions with senior officers, directors and other representatives and advisors of Con Edison and senior officers and other representatives and advisors of Northeast concerning the businesses, operations and prospects of Con Edison and Northeast. Salomon Smith Barney examined publicly available business and financial information relating to Con Edison and Northeast (including Yankee) as well as financial forecasts and other information and data for Con Edison and Northeast which were provided to or otherwise discussed with Salomon Smith Barney by the managements of Con Edison and Northeast, including information relating to strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney reviewed and discussed with senior officers of Con Edison and Northeast the financial terms of the merger as set forth in the merger agreement in relation to, among other things:

    - current and historical market prices and trading volumes of the common stock of each of Con Edison and Northeast (including, specifically, recent prices and volumes);

    - the historical and projected earnings and other operating data of Con Edison and Northeast; and

    - the capitalization and financial condition of Con Edison and Northeast.

    Salomon Smith Barney considered, to the extent publicly available, the financial terms of other similar transactions recently effected that Salomon Smith Barney considered relevant in evaluating the merger and analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Con Edison and Northeast. Salomon Smith Barney also evaluated the pro forma financial impact of the merger on Con Edison. In addition, Salomon Smith Barney conducted other analyses and examinations and considered other information and financial, economic and market criteria as it deemed appropriate in arriving at its opinion.

    In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney and further relied on the assurances of management of Con Edison and Northeast that they were not aware of any facts that would make any of that information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with it, Salomon Smith Barney was advised by the managements of Con Edison and Northeast that the forecasts and other information and data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Con Edison and Northeast as to the future financial performance of Con Edison and Northeast and the strategic implications and operational benefits anticipated to result from the merger. Salomon Smith Barney expressed no view with respect to the forecasts and other information and data or the assumptions on which they were based. Salomon Smith Barney assumed that the merger will be treated as tax-free for federal income tax purposes. Salomon Smith Barney has not made or been provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Con Edison or Northeast nor did Salomon Smith Barney make any physical inspection of the properties or assets of Con Edison or Northeast. Representatives of Con Edison advised Salomon Smith Barney, and it assumed, that the final terms of the merger agreement would not vary materially from those set forth in the draft reviewed by Salomon Smith Barney. Salomon Smith Barney further assumed that the merger will be consummated in accordance with the terms of the merger agreement, without waiver of any of the conditions to the merger contained in the merger agreement.

    Salomon Smith Barney did not express any opinion as to what the value of the New Con Edison common stock actually will be when issued in the merger or the price at which the New Con Edison common stock will trade subsequent to the merger. Salomon Smith Barney was not asked to consider, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Con Edison or the effect of any other transaction in which Con Edison might engage. Salomon Smith Barney's opinion necessarily was based on information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney as of the date of the opinion.

    SALOMON SMITH BARNEY'S ADVISORY SERVICES AND OPINION WERE PROVIDED FOR THE INFORMATION OF CON EDISON'S BOARD OF DIRECTORS IN ITS EVALUATION OF THE PROPOSED MERGER AND DID NOT CONSTITUTE A RECOMMENDATION OF THE MERGER TO CON EDISON OR A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE ON ANY MATTERS RELATING TO THE PROPOSED MERGER.

    In connection with rendering its opinion, Salomon Smith Barney made a presentation to the Con Edison Board of Directors on October 12, 1999, with respect to the material analyses performed by Salomon Smith Barney in evaluating the fairness of the exchange ratio in the Con Edison merger. The following is a summary of this presentation. The summary includes information presented in tabular format. IN ORDER TO UNDERSTAND FULLY THE FINANCIAL ANALYSES USED BY SALOMON SMITH BARNEY, THESE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to October 12, 1999 and is not necessarily indicative of current or future market conditions.

    OVERVIEW AND VALUATION OF NORTHEAST

    Salomon Smith Barney included in its presentation to the Con Edison Board of Directors an overview of Northeast, including historical financial and historical trading price information concerning Northeast. Salomon Smith Barney noted the $18.56 trading price of Northeast common shares on October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast.

    Salomon Smith Barney also performed, and summarized, analyses of the value of Northeast common shares using three methodologies: a comparable public companies analysis; a comparable transaction analysis; and discounted cash flow analyses. Salomon Smith Barney performed discounted cash flow analyses both on a consolidated basis, using data for all of Northeast, and on a sum-of-the-parts basis, in which it applied the methodology separately to data for each component business of Northeast, and, in each case, using both estimated cash flows based on a regulated maximum return-on-equity, sometimes referred to as ROE, at Northeast's subsidiary, The Connecticut Light and Power Company, of 10.3% and of 11.3%. Each of these analyses was used to generate a reference range for the value of Northeast as of an assumed closing date of December 31, 2000.

    COMPARABLE PUBLIC COMPANIES ANALYSIS

    As part of its analysis, Salomon Smith Barney compared publicly available financial, operating and stock market information and publicly available consensus estimates of future earnings per share, sometimes referred to as EPS, of Northeast with those of the following eleven publicly-traded electric utility companies:

    - Allegheny Energy, Inc.

    - Conectiv

    - DQE, Inc.

    - FPL Group, Inc.

    - Energy East Corporation

    - NSTAR

    - PG&E Corporation

    - Potomac Electric Power Company

    - Sempra Energy

    - TECO Energy, Inc.

    - Wisconsin Energy Corporation

    Salomon Smith Barney considered these companies to be reasonably similar to Northeast insofar as they participate in business segments similar to Northeast's principal business segment, but noted that none of these companies has the same management, makeup, size and combination of businesses as Northeast.

    For Northeast and each of the comparable companies, Salomon Smith Barney calculated and compared, among other things:

    - the ratio of the closing share price on October 8, 1999, the last full trading day prior to the preparation of the presentation, to:

       - 1999 earnings per share estimates and

       - 2000 earnings per share estimates; and

    - the ratio of equity value to book value as of June 30, 1999.

    The following table sets forth the results of these calculations.

                                                                   COMPARABLE COMPANIES
                                                         ----------------------------------------
                                                               RANGE            MEAN      MEDIAN    NORTHEAST
                                                         ------------------   --------   --------   ---------
  Ratio of Closing Price to:
    (a) 1999 earnings per share estimates..............        11.2x--15.3x    12.7x      12.6x       28.6x
    (b) 2000 earnings per share estimates..............        10.5x--13.5x    11.9x      11.7x       14.1x
  Ratio of equity value to book value..................         1.2x-- 2.1x     1.6x       1.7x        1.3x

    Salomon Smith Barney applied qualitative judgments to these ranges to derive an implied value per Northeast common share as of the date of its analysis ranging from $18.50 to $22.25. Salomon Smith Barney then calculated an estimated range of value per share as of December 31, 2000, the assumed closing date for purposes of its analysis, by accruing the range of implied value as of the date of its analysis at a rate of 6.4% per year. The rate of 6.4% was selected based on Northeast's estimated cost of equity of 8.6% less Northeast's current dividend yield of 2.2%. This resulted in an implied value per Northeast common share as of December 31, 2000 ranging from $20.50 to $24.50.

    COMPARABLE TRANSACTIONS ANALYSIS

    Salomon Smith Barney analyzed publicly available financial, operating and stock market information for twelve selected merger and acquisition transactions in the electric utility industry announced since early 1998. The precedent transactions reviewed were:

           ACQUIROR                                                TARGET
           --------                                                ------
Carolina Power & Light Company                      Florida Progress Corporation
Energy East Corporation                             CMP Group, Inc.
Investor Group                                      TNP Enterprises, Inc.
UtiliCorp United Inc.                               The Empire District Electric Company
UtiliCorp United Inc.                               St. Joseph Light & Power Company
New England Electric System                         Eastern Utilities Associates
The National Grid Group plc                         New England Electric System
Boston Edison Company                               Commonwealth Energy System
ScottishPower plc                                   PacifiCorp
The AES Corporation                                 CILCORP Inc.
CalEnergy Company, Inc.                             Mid American Energy Company
Con Edison                                          Orange & Rockland Utilities, Inc.

    Salomon Smith Barney considered the precedent transactions to be reasonably similar to the merger, but none of these transactions is identical to the merger.

    For each of the precedent transactions, Salomon Smith Barney derived, among other things:

    - the premium of the transaction consideration to:

       - closing price of the acquired stock one day prior to announcement of the transaction,

       - closing price of the acquired stock 5 trading days prior to announcement of the transaction and

       - closing price of the acquired stock one month prior to announcement of the transaction;

    - the ratio of the implied equity value to:

       - estimated earnings per share for the fiscal year following announcement of the transaction and

       - estimated earnings per share for the second fiscal year following announcement of the transaction; and

    - the ratio of equity value to book value.

    The following table sets forth the results of these calculations.

                                                         PRECEDENT TRANSACTIONS
                                                  ------------------------------------
                                                     RANGE           MEAN      MEDIAN
                                                  -----------      --------   --------
Premium of transaction price over:
  (a) Day Prior Price...........................  4.9%-47.0%         28.7%      25.9%
  (b) 5 Day Prior Price.........................  1.6%-43.5%         30.0%      36.2%
  (c) One Month Prior Price.....................  9.7%-41.4%         29.9%      33.3%
Ratio of equity value to:
  (a) Forward Fiscal Year EPS...................  14.9x-28.3x        19.0x      17.9x
  (b) Second Fiscal Year EPS....................  14.5x-21.2x        17.7x      18.0x
Ratio of equity value to book value.............   1.7x-2.7x          2.1x       2.1x

    Salomon Smith Barney applied qualitative judgments to these ranges to derive an implied value per Northeast common share as of the date of its analysis ranging from $22.75 to $26.50. Salomon Smith Barney then calculated an estimated range of value per share as of December 31, 2000, the assumed closing date for purposes of its analysis, by accruing the range of implied value as of the date of its analysis at a rate of 6.4% per year. The rate of 6.4% was selected based on Northeast's estimated cost of equity of 8.6% less Northeast's current dividend yield of 2.2%. This resulted in an implied value per Northeast common share as of December 31, 2000 ranging from $24.75 to $28.75.

    DISCOUNTED CASH FLOW ANALYSIS--CONSOLIDATED

    Salomon Smith Barney also performed a discounted cash flow analysis of Northeast using Northeast management projections for the years 2001 through 2005, as adjusted by Con Edison management. Salomon Smith Barney calculated the estimated present value of Northeast's projected unlevered free cash flows for the years 2001 through 2005, in one analysis with The Connecticut Light and Power Company's return on equity capped at 10.3% and in another with it capped at 11.3%. Salomon Smith Barney added to that the present value of the estimated market value as of the end of 2005 of Northeast's capitalization. This estimated market value as of the end of 2005 was calculated by multiplying Northeast's projected 2005 net income by a range of 13.0x to 14.0x, which range was based on the comparable companies analysis described above, and adding to that product the book value of the other elements of Northeast's capitalization as of the end of 2005. The cash flows for 2001 through 2005 and the estimated market value as of the end of 2005 were both discounted at rates ranging from 6.6% to 6.8%, which was Salomon Smith Barney's estimate of the weighted average cost of capital of Northeast and the comparable companies listed under the comparable companies analysis above. This analysis assumed that the merger would close on December 31, 2000 and provided an estimate of value as of that date. From this analysis, Salomon Smith Barney derived a range of implied equity value per Northeast common share of $27.00 to $29.00, with a 10.3% cap on The Connecticut Light and Power Company's return on equity, and $28.00 to $30.25, with an 11.3% cap on that return on equity.

    DISCOUNTED CASH FLOW ANALYSIS--SUM-OF-THE-PARTS

    Salomon Smith Barney also performed a sum-of-the-parts discounted cash flow analysis of Northeast using Northeast management projections for each of the component businesses for the years 2001 through 2005, as adjusted by Con Edison management. Salomon Smith Barney calculated the estimated present value of the projected unlevered free cash flows of each business for the years 2001 through 2005, in one analysis with The Connecticut Light and Power Company's return on equity capped at 10.3% and in another with it capped at 11.3%, and the estimated present value of the projected market value of the capitalization attributable to each business at the end of the year 2005. For purposes of this analysis, Salomon Smith Barney calculated the estimated market value as of the end of 2005 (2003 in the case of Select Energy, Inc.) of the capitalization of each of Northeast's businesses, using ranges of ratios that Salomon Smith Barney believed were appropriate for each business. These estimated values, and the relevant projected cash flows for each of Northeast's businesses, were then discounted at rates that Salomon Smith Barney believed were appropriate for each business. Northeast's regulated businesses analyzed included Northeast's transmission and distribution business, encompassing The Connecticut Light and Power Company, Western Massachusetts Electric Company and Public Service Company of New Hampshire. The regulated businesses also included Yankee and Northeast's other regulated businesses, encompassing Northeast/ parent, North Atlantic Energy Corp., Holyoke Water Power Co., Northeast Nuclear Energy Co., Northeast Utilities Service Co. and Rocky River Realty Co. For these businesses, other than Yankee, Salomon Smith Barney used the same ratios for calculating estimated market value of capitalization as of the end of 2005 and the same discount rates as those used in the consolidated discounted cash flow analysis described above. For Yankee, Salomon Smith Barney used ratios of price to projected year 2005 net income attributable to Yankee ranging from 16.3x to 17.8x, which range was based on Salomon Smith Barney's review of publicly available financial, operating and stock market information and publicly available consensus estimates of future earnings per share of four comparable publicly-traded gas distribution companies in the Northeast, to which Salomon Smith Barney added the book value of the other components of Yankee's capitalization to arrive at the estimated market value as of the end of 2005 of the capitalization of Yankee. Salomon Smith Barney then discounted this estimated market value and the relevant projected cash flows at rates ranging from 7.4% to 7.6%, which was Salomon Smith Barney's estimate of the weighted average cost of capital of the four gas distribution companies in the Northeast. Salomon Smith Barney calculated the estimated value as of the end of 2005 attributable to Northeast's generation and service businesses by multiplying the projected earnings before interest, taxes, depreciation and amortization, sometimes referred to as EBITDA, in 2005 attributable to those businesses by a range of 7.25x to 7.75x, which range was based on Salomon Smith Barney's review of publicly available financial, operating and stock market information and publicly available consensus estimates of future earnings per share of four publicly-traded electric generation companies, as adjusted by Salomon Smith Barney to reflect its judgment of the anticipated lack of comparability of Northeast's generation and service business in 2005 to those companies. Salomon Smith Barney then discounted this estimated value and the relevant projected cash flows at rates ranging from 7.1% to 7.4%, which was Salomon Smith Barney's estimate of the weighted average cost of capital of the four electric generation companies. Salomon Smith Barney calculated the estimated value as of the end of 2005 attributable to Select Energy and HEC, Inc., two of Northeast's unregulated businesses, by multiplying the projected EBITDA in 2005 (2003 in the case of Select Energy) attributable to those businesses by a range of 8.0x to 8.5x. Salomon Smith Barney then discounted this estimated value and the relevant cash flows at rates ranging from 10.5% to 11.5%. The ranges for this multiplication and discounting were selected by Salomon Smith Barney using its qualitative judgment, based on its experience generally, in light of the lack of sufficiently comparable companies for this analysis. The following table sets forth the results of these analyses.

                                                          IMPLIED PER SHARE VALUE
                                                          AS OF DECEMBER 31, 2000
                                                        ---------------------------
COMPONENT BUSINESS                                        LOW                HIGH
------------------                                      --------           --------
Regulated Parts
10.3% ROE*............................................   $14.04             $15.36
11.3% ROE*............................................   $15.16             $16.55
Non-Regulated Parts
10.3% ROE*............................................   $ 8.52             $ 9.18
11.3% ROE*............................................   $ 8.52             $ 9.18

------------------------

* The Connecticut Light and Power Company's return on equity varied from 10.3% in one analysis to 11.3% in the other.

    This analysis assumed that the merger would close on December 31, 2000 and provided an estimate of value as of that date. Salomon Smith Barney also reduced these estimated implied per share values by approximately $0.50 per share to account for adjustments anticipated by Con Edison management. Based on this analysis, Salomon Smith Barney derived a range of implied equity value per Northeast common share ranging from $22.00 to $24.00, with The Connecticut
Light and Power Company's return on equity capped at 10.3%, and $23.25 to $25.25, with it capped at 11.3%.

    SYNERGIES

    Salomon Smith Barney reviewed estimates of revenue and cost synergies. Salomon Smith Barney then estimated the present value as of an assumed closing date of December 31, 2000 of the projected streams of after-tax cash flows generated by those synergies, net of estimated implementation costs for synergies for the regulated businesses and unregulated businesses. For the regulated businesses, Salomon Smith Barney discounted the after-tax cash flows from the projected synergies at rates reflecting the weighted average cost of capital for Northeast and its comparable companies listed under the comparable companies analysis above, which ranged from 6.6% to 6.8%. While there is no way to predict the outcome of the regulatory approval process, Salomon Smith Barney conservatively assumed for purposes of its analysis that as much as 50% of the benefits of the projected synergies in the regulated businesses for the first five years after the merger would be shared with customers of New Con Edison and thereafter as much as 100% of those benefits would be retained by the customers of New Con Edison. For the unregulated businesses, and solely for purposes of this analysis, Salomon Smith Barney discounted the after-tax cash flows from the projected synergies at higher rates, which ranged from 10.5% to 11.5%. Salomon Smith Barney assumed for purposes of its analysis that 100% of the benefits of the projected synergies in the unregulated businesses would be retained by New Con Edison. Based on this analysis, Salomon Smith Barney derived a range of incremental values per Northeast common share from the estimated synergies ranging from approximately $1.75 to $2.00.

    OVERVIEW AND VALUATION OF CON EDISON

    Salomon Smith Barney included in its presentation to the Con Edison Board of Directors an overview of Con Edison, including historical financial information and historical trading price information on Con Edison. Salomon Smith Barney noted the $41.81 trading price of Con Edison common shares on October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast.

    Salomon Smith Barney also performed, and summarized, analyses of the value of Con Edison common shares using two methodologies: a comparable public companies analysis and a discounted cash flow analysis, which, in the case of the valuation of Con Edison, was done only on a consolidated basis, using data for all of Con Edison. Each of these analyses was used to generate a reference range for the value of Con Edison common shares as of an assumed closing date of December 31, 2000.

    COMPARABLE PUBLIC COMPANIES ANALYSIS

    Salomon Smith Barney compared publicly available financial, operating and stock market information and publicly available consensus estimates of future earnings per share of Con Edison with those of the same eleven publicly-traded electric utility companies as described above for the Comparable Public Companies analysis of Northeast.

    Salomon Smith Barney considered these companies to be reasonably similar to Con Edison insofar as they participate in business segments similar to Con Edison's principal business segment, but noted that none of these companies has the same management, makeup, size and combination of businesses as Con Edison.

    For each of the comparable companies, Salomon Smith Barney calculated and compared, among other things:

    - the ratio of the closing stock price on October 8, 1999, the last full trading day prior to the preparation of the presentation, to:

       - 1999 earnings per share estimates and

       - 2000 earnings per share estimates; and

    - the ratio of equity value to book value as of June 30, 1999.

    The following table sets forth the results of these calculations.

                                                                 COMPARABLE COMPANIES
                                                       ----------------------------------------
                                                             RANGE            MEAN      MEDIAN    CON EDISON
                                                       ------------------   --------   --------   ----------
Ratio of Closing Price to:
(a) 1999 earnings per share estimates................         11.2x-15.3x    12.7x      12.6x       12.4x
(b) 2000 earnings per share estimates................         10.5x-13.5x    11.9x      11.7x       11.9x
Ratio of equity value to book value..................          1.2x-2.1x      1.6x       1.7x        1.6x

    Salomon Smith Barney applied qualitative judgments to these ranges to derive an implied value per Con Edison common share as of the date of its analysis ranging from $38.75 to $45.25. Salomon Smith Barney then calculated an estimated range of value per share as of December 31, 2000, the assumed closing date, by accruing the range of implied value as of the date of its analysis at a rate of 3.5% per year. The rate of 3.5% was selected based on Con Edison's estimated cost of equity of 8.6% less Con Edison's current dividend yield of 5.1%. This resulted in an implied value per Con Edison common share as of December 31, 2000 ranging from $40.50 to $47.00.

    DISCOUNTED CASH FLOW ANALYSIS

    Salomon Smith Barney also performed a discounted cash flow analysis of Con Edison. Salomon Smith Barney calculated the estimated present value of Con Edison's projected unlevered free cash flows for the years 2001 through 2005. Salomon Smith Barney added to that the present value of the estimated market value as of the end of 2005 of Con Edison's capitalization. This estimated market value as of the end of 2005 was calculated by multiplying Con Edison's projected 2005 net income by a range of 13.0x to 14.0x, which range was based on the comparable companies analysis described above, and adding to that product the book value of the other elements of Con Edison's capitalization as of the end of 2005. The cash flows for 2001 through 2005 and the estimated market value as of the end of 2005 were both discounted at rates ranging from 6.6% to 6.8%, which was Salomon Smith Barney's estimate of the weighted average cost of capital of Con Edison and the comparable companies used for the comparable companies analysis described above. This analysis assumed that the merger would close on December 31, 2000 and provided an estimate of value as of that date. From this analysis, Salomon Smith Barney derived a reference range of implied value per Con Edison common share of approximately $40.00 to $42.75.

    PRO FORMA COMBINATION ANALYSIS

    Salomon Smith Barney reviewed the pro forma impact of the merger on Con Edison's earnings per share and other financial ratios for the fiscal years ended 2001 through 2003. In performing this analysis, Salomon Smith Barney utilized Northeast management projections, as adjusted by Con Edison management, for Northeast and Con Edison management projections for Con Edison and assumed the merger would close on December 31, 2000 for $26.50 per Northeast share, payable 50% in cash and 50% in stock. Salomon Smith Barney also assumed that the estimated revenue and cost synergies provided by Con Edison and Northeast managements would be achieved, subject to the sharing assumption set forth above under "--Synergies." The analysis was performed assuming different closing prices for Con Edison's shares at the consummation of the merger to provide a sensitivity analysis reflecting the impact of the potentially differing number of shares to be issued in the merger. Based upon this analysis, the merger would be dilutive to earnings in 2001, with dilution ranging from $0.35 per share to $0.19 per share; modestly dilutive or accretive to earnings in 2002, ranging from dilution of $0.12 per share to accretion of $0.06 per share; and accretive to earnings in 2003, with accretion ranging from $0.06 per share to $0.25 per share. Based upon this analysis, Salomon Smith Barney also noted that the merger would have a limited impact on certain of Con Edison's financial ratios. Salomon Smith Barney determined that the merger would result in a limited increase in the ratio of total debt to total capitalization in each of 2001, 2002 and 2003; a limited decrease in the ratio of funds from operations to total debt in each of 2001 and 2002 and a limited increase in the ratio of funds from operations to total debt in 2003; a limited decrease in the ratio of EBITDA to net interest in each of 2001, 2002 and 2003; and a limited decrease in the ratio of funds from operations to net interest in each of 2001 and 2002 and a limited increase in the ratio of funds from operations to net interest in 2003. Salomon Smith Barney also performed an analysis of the potential impact of the merger on Con Edison's credit rating. The analysis concluded that, although Con Edison's credit rating would remain investment grade, the merger could have a negative impact.

    The preceding discussion is a summary of the material financial analyses furnished by Salomon Smith Barney to the Con Edison Board of Directors but it does not purport to be a complete description of the analyses performed by Salomon Smith Barney or of its presentations to the Con Edison Board of Directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Salomon Smith Barney made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Salomon Smith Barney believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Salomon Smith Barney, without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Salomon Smith Barney and its opinion. With regard to the comparable companies analyses summarized above, Salomon Smith Barney selected comparable public companies on the basis of various factors, including the size of the public company and similarity of the line of business; however, no public company used as a comparison in these analyses, and no transaction used as a comparison in the comparable transaction analysis summarized above, is identical to Con Edison or Northeast, any business segment of Northeast or the merger. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the comparable companies and other factors that could affect the transaction or public trading value of the comparable companies and transactions to which Con Edison and Northeast, the business segments of Northeast and the merger are being compared.

    In its analyses, Salomon Smith Barney made numerous assumptions and considered a number of factors with respect to Con Edison, Northeast (including Northeast's planned acquisition of Yankee and the planned divestiture of Northeast's nuclear assets), industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Con Edison and Northeast. Any estimates contained in Salomon Smith Barney's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Con Edison, Northeast, the Con Edison Board of Directors, Salomon Smith Barney or any other person assumes responsibility if future results or actual values differ materially from the estimates.

    Salomon Smith Barney's analyses were prepared solely as part of Salomon Smith Barney's analysis of the fairness of the exchange ratio in the Con Edison merger and were provided to the Con Edison Board of Directors in that connection. The exchange ratio and the other terms of the merger agreement were determined through arm's-length negotiations between Con Edison and Northeast and were approved by Con Edison's Board. Salomon Smith Barney provided advice to Con Edison during the course of those negotiations, but Salomon Smith Barney did not determine the exchange ratio or recommend any specific exchange ratio to Con Edison. The opinion of Salomon Smith Barney was only one of the factors taken into consideration by the Con Edison Board of Directors in making its determination to approve the merger agreement and the merger. See "The Merger--Con Edison's Reasons for the Merger and the Con Edison Board of Directors Recommendation" on page 30.

    Salomon Smith Barney is an internationally recognized investment banking firm engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Con Edison selected Salomon Smith Barney to act as its financial advisor on the basis of Salomon Smith Barney's international reputation. Salomon Smith Barney and its predecessors and affiliates had previously rendered investment banking services to Con Edison and Northeast unrelated to the merger, for which Salomon Smith Barney has received customary compensation. In the ordinary course of its business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of both Con Edison and Northeast for their own account and for the account of customers and, accordingly, may at any time hold a long or short position in these securities. Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain other business relationships with Con Edison and Northeast and their respective affiliates.

    Pursuant to Salomon Smith Barney's engagement letter, Con Edison has agreed to pay Salomon Smith Barney for its services rendered in connection with the merger, fees based on the total amount of cash and the fair market value of all other consideration paid or payable to Northeast's shareholders in connection with the merger. The aggregate amount of the fees is estimated to be between $10.9 million and $11.4 million. Of the fees payable to Salomon Smith Barney in connection with the merger, $250,000 became payable when Con Edison and Northeast commenced substantive negotiations relating to the merger, $2,250,000 became payable upon execution of the merger agreement, $2,500,000 will become payable upon approval of the merger by the shareholders of Con Edison and Northeast and the remainder will become payable upon closing. In addition, if Con Edison receives any termination fee under the terms of the merger agreement, one-half of such fee, net of Con Edison's out-of-pocket expenses in connection with the proposed merger, will be payable to Salomon Smith Barney up to a maximum of one-half of the amount of the aggregate fees payable to Salomon Smith Barney for a completed merger, as described above. Con Edison has also agreed to reimburse Salomon Smith Barney for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and disbursements of its counsel, and to indemnify Salomon Smith Barney against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

    Salomon Smith Barney has consented to the inclusion of its opinion and to the inclusion of this summary of its opinion and its related analyses in this document. In giving this consent, Salomon Smith Barney did not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission, nor did it concede that it is an expert with respect to any part of the registration statement of which this document is a part within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.

NORTHEAST'S REASONS FOR THE MERGER

    The Northeast Board of Trustees believes that the merger will join two well-managed companies with complementary and contiguous operations as well as a shared vision of the future of the energy markets in the Northeast. The Northeast Board of Trustees has concluded that the merger will allow it to achieve its strategic goals discussed in "--Background to the Merger" to focus its regulated subsidiaries on energy distribution and its unregulated subsidiaries on energy marketing and generation by giving the combined company the increased scale of operations and customer base necessary to compete in those markets. Based on the prospects of utility deregulation and the increasing competitive pressure faced by electric and gas utility companies, the Northeast Board of Trustees believes that, in order to succeed in such a market, Northeast must have a larger customer base with increased economies of scale to be an efficient, low cost supplier of energy and related services. For the reasons stated above and in "--Background to the Merger," the Northeast Board of Trustees has concluded that a merger with a larger partner like Con Edison is superior to remaining an independent company and growing solely through acquisitions. In that regard, the Northeast Board of Trustees believes that the merger will result in the greatest overall value to its shareholders as well as to employees and customers of Northeast and its subsidiaries, while creating the size and scale necessary to be successful in a restructured energy market. The Northeast Board of Trustees believes that benefits resulting from the merger include:

    - IMPROVED STRATEGIC POSITION AND INCREASED DISTRIBUTION ASSETS AND CUSTOMER
      BASE: The merger will create one of the leading electric and gas transmission and distribution companies, in terms of number of customers, in the country and provide a strong regional foundation with the expanded scale and scope necessary to be an effective participant in the emerging and increasingly competitive energy markets. The combined company will be the nation's largest electric distribution utility with over 5,000,000 electric customers and over 1.4 million natural gas customers.

    - INCREASED FINANCIAL STRENGTH: The combined company will be substantially stronger financially than Northeast, with revenues on a pro forma basis of approximately $11 billion dollars and a total enterprise value of $19 billion dollars. This financial strength will provide significant benefits to Northeast's regulated and unregulated businesses.

    - POTENTIAL EXPANSION OPPORTUNITIES: The combined company's larger customer base and distribution channels will allow it to offer additional products and services. The merger will create a company that will be able to offer integrated energy products and services and telecommunications products and services.

    - POTENTIAL SYNERGIES: Neighboring service territories, including the largest customer base in both the New York and New England power pools, will allow the combined company to take advantage of operating efficiencies, economies of scale and cross-selling opportunities resulting in the possibility of merger savings (net of the costs to achieve such savings) in regulated businesses approximately equal to $1.3 billion over ten years. In addition, by integrating management, the larger company will be able to draw on a larger and more diverse pool of talent while allowing for the elimination of duplicate corporate and administrative functions. The Board's conclusion that the merger will result in potential synergies was based in part upon an analysis of potential synergies resulting from a merger of Northeast and Con Edison that was jointly prepared by the managements of Northeast and Con Edison with the assistance of an outside consultant retained by the two companies. For a more detailed description of the synergies analysis, see "--Con Edison's Reasons for the Merger and the Con Edison Board of Directors Recommendation."

    - PREMIUM OVER MARKET PRICE: Northeast shareholders will receive approximately $25 in value per Northeast share, subject to adjustment, to be paid either in cash, shares of New Con Edison stock or a combination of the two, which represents an approximate 36% premium over the October 6, 1999 closing price of Northeast common shares, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast (or a 44% premium if Northeast satisfies the divestiture condition and the closing occurs on December 31, 2000). In addition, Northeast shareholders who receive new Con Edison shares will receive an increase in their quarterly dividend, based on Con Edison's and Northeast's respective current dividend policies. See "The Merger--Dividends."

    In approving the merger, the Northeast Board of Trustees consulted with Northeast management as well as its outside legal counsel and financial advisors, and considered a number of factors, including the following factors:

    - the risks associated with continuing to execute Northeast's strategic plan as an independent entity and the potential rewards associated with the merger. These risks include, among others, the risks associated with remaining independent amidst industry-wide restructuring and consolidation, and the rewards include, among others, the substantial value to be paid or delivered in the merger to the Northeast shareholders and the ability of existing Northeast shareholders to partake in the potential future growth and profitability of New Con Edison;

    - Northeast's consideration of possible acquisitions of or business combinations or joint ventures with entities other than Con Edison and the conclusion of the Northeast Board of Trustees, based on such considerations, that the merger with Con Edison is more feasible and is expected to yield greater benefits to Northeast shareholders, customers and employees, than the alternatives previously considered by Northeast;

    - the value to be received by holders of Northeast common shares provided for in the merger agreement, which represents a 44% premium over the closing market price of Northeast common shares as of October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast, including the additional value to be received if Northeast satisfies the divestiture condition and the additional value to be received if the closing occurs on December 31, 2000, relative to the stock price premiums paid in similar mergers in the electric utility industry, and that Northeast's shareholders would hold approximately 18% (subject to adjustment) of the outstanding stock of New Con Edison after the merger;

    - the review and analysis of each of Con Edison's and Northeast's business, financial condition, earnings, risks and prospects;

    - historical market prices and trading information with respect to the Con Edison common shares and Northeast common shares;

    - comparisons of historical financial measures for Northeast and Con Edison, including earnings, return on capital and cash flow, and comparisons of historical operational measures for Northeast and Con Edison;

    - current industry, economic and market conditions and the prospects of further restructuring and consolidation in the electric and gas utility industries;

    - the ability to complete the merger as a tax-free transaction for U.S. federal income tax purposes and to have the conversion of Northeast common shares be tax-free to shareholders to the extent their shares are converted into New Con Edison common stock;

    - the expectation of synergies from the transaction resulting in cost savings and other benefits over time based in part upon an analysis that was jointly prepared by the managements of Northeast and Con Edison with the assistance of an outside consultant;

    - the possibility that varying levels of cost savings in respect of the regulated businesses achievable from the merger over time would be shared with customers of the regulated businesses of New Con Edison;

    - the terms and conditions of the merger agreement, one of which provides the Board of Trustees of Northeast the right to terminate the merger agreement prior to its approval by Northeast shareholders in the exercise of its fiduciary duty in connection with a superior proposal, and the potential termination and expense reimbursement fees payable by Northeast;

    - the proposed composition of senior management and the Board of Directors of New Con Edison;

    - the analyses, presentations and opinions of Morgan Stanley & Co. Incorporated and SG Barr Devlin, to the effect that, as of October 12, 1999, and based upon and subject to the various assumptions and limitations set forth in their respective opinions, the consideration proposed to be received by Northeast shareholders pursuant to the merger agreement was fair, from a financial point of view, to the Northeast shareholders (the written opinions of Morgan Stanley & Co. Incorporated and SG Barr Devlin dated as of the date of this joint proxy statement/ prospectus reconfirming the opinions dated October 12, 1999 are attached as Annexes C and D to this joint proxy statement/prospectus);

    - the benefits to Northeast's shareholders, customers and employees resulting from the fact that, although New Con Edison's corporate headquarters will be located in New York City, the headquarters for the operations in New England of the service company and for New Con Edison's unregulated businesses will be in Connecticut and that Northeast's subsidiaries will continue to maintain offices for utility operations in Connecticut, Massachusetts and New Hampshire;

    - the potential benefit to Northeast's employees from the expanded opportunities available as part of a much larger organization;

    - that Northeast's customers should benefit from the operations of Northeast's utility subsidiaries remaining substantially unchanged while having available to them the increased financial strength and potential synergies resulting from the merger;

    - that while the merger is likely to be completed, there are risks associated with obtaining necessary regulatory approvals, and as a result of other conditions to the completion of the merger, it is possible that the merger may not be completed even if approved by shareholders;

    - that the residents of the states and municipalities served by Northeast's utility subsidiaries will benefit from the shared commitment of Con Edison and Northeast to environmental concerns;

    - the impact of regulations under various state and federal laws, including the additional regulatory oversight that would result from the addition of public utility operations in New Jersey, Pennsylvania and New York, and the issues involved in the registration of New Con Edison as a holding company under the Public Utility Holding Company Act;

    - restrictions on the conduct of business by Northeast during the period before the completion of the merger;

    - the problems inherent in merging the operations of two large companies, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems assimilating and retaining employees and potential adverse short-term effects on operating results of the combined company; and

    - the interests that certain executive officers and trustees of Northeast may have with respect to the merger in addition to their interests as shareholders of Northeast generally.

    The Northeast Board of Trustees believed that, overall, the potential benefits of the merger to Northeast and its shareholders outweighed the risks.

    This discussion of the information and factors considered by the Northeast Board of Trustees in making its decision is not intended to be exhaustive but is believed to include all material factors considered by the Northeast Board of Trustees. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Northeast Board of Trustees did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. The Northeast Board of Trustees relied on the experience and expertise of its financial advisors, Morgan Stanley and SG Barr Devlin, for quantitative analyses of the financial terms of the merger. In addition, the Northeast Board of Trustees did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the Northeast Board of Trustees conducted an overall analysis of the factors described above, including through discussions with and questioning of Northeast's management and legal, financial and accounting advisors. In addition, individual members of the Northeast Board of Trustees may have given different weight to different factors.

RECOMMENDATION OF THE NORTHEAST BOARD OF TRUSTEES

    At its meeting on October 12, 1999, after due consideration, the Northeast Board of Trustees:

    - determined that the trust agreement amendments, the merger and the other transactions contemplated by the merger agreement are consistent with, and in furtherance of, the best interest of Northeast and its shareholders;

    - approved the trust agreement amendments, the merger agreement, the merger and the other transactions contemplated by the merger agreement; and

    - recommended that Northeast shareholders vote for the approval of the trust agreement amendments and the merger agreement.

THE BOARD OF TRUSTEES OF NORTHEAST RECOMMENDS THAT THE HOLDERS OF NORTHEAST COMMON SHARES VOTE FOR THE APPROVAL OF THE TRUST AGREEMENT AMENDMENTS AND THE APPROVAL OF THE MERGER AGREEMENT.

OPINIONS OF NORTHEAST'S FINANCIAL ADVISORS

    MORGAN STANLEY

    Pursuant to letter agreements dated as of September 15, 1998 and September 14, 1999, Morgan Stanley was engaged to provide financial advisory services and a financial fairness opinion in connection with the merger. Morgan Stanley was selected by Northeast's Board of Trustees to act as Northeast's financial advisor based on Morgan Stanley's qualifications, expertise, reputation and its knowledge of the business and affairs of the electric utility industry generally. At a meeting of Northeast's Board of Trustees on October 12, 1999, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, and delivered its written opinion dated as of the date of this joint proxy statement/prospectus, that as of the dates of such opinions, and based upon and subject to the various considerations noted in the opinions, the consideration to be received by the holders of Northeast common shares pursuant to the merger agreement was fair from a financial point of view to such holders.

    THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION IS ATTACHED AS ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS. NORTHEAST SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION IS DIRECTED TO NORTHEAST'S BOARD OF TRUSTEES AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF NORTHEAST COMMON SHARES PURSUANT TO THE MERGER AGREEMENT, AS OF THE DATE OF THE OPINION. MORGAN STANLEY'S OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF NORTHEAST COMMON SHARES AS TO HOW TO VOTE AT THE NORTHEAST SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    In connection with rendering its opinions, Morgan Stanley, among other things:

    - reviewed publicly available financial statements and other information of Northeast and Con Edison;

    - reviewed internal financial statements and other financial and operating data concerning Northeast and Con Edison prepared by the management of Northeast and Con Edison, respectively;

    - reviewed financial projections prepared by the management of Northeast and Con Edison;

    - discussed the past and current operations and financial condition and the prospects of Northeast and Con Edison, including the strategic rationale for the merger and information relating to strategic, financial and operational benefits anticipated from the merger with senior executives of Northeast and Con Edison, respectively;

    - reviewed the pro forma impact of the merger on Con Edison's earnings per share;

    - reviewed the reported prices and trading activity for the Northeast common shares and the common stock of Con Edison;

    - analyzed the effects on Northeast of its proposed acquisition of Yankee;

    - analyzed the effects on Northeast of the potential divestiture of two of its nuclear powered generation units, Millstone Units 2 and 3;

    - compared the financial performance of Northeast and Con Edison and the prices and trading activity of the Northeast common shares and the common stock of Con Edison with that of other comparable publicly-traded companies and their securities;

    - reviewed the financial terms, to the extent publicly available, of comparable acquisition transactions;

    - participated in discussions and negotiations among representatives of Northeast and Con Edison and their financial and legal advisors;

    - reviewed the merger agreement and related documents; and

    - performed such other analyses and considered such other factors as Morgan Stanley has deemed appropriate.

    In rendering its opinions, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by it for the purposes of its opinions. With respect to the financial projections, and information relating to strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Northeast and Con Edison. In addition, Morgan Stanley has assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of Northeast, nor has it been furnished with any such appraisals. Morgan Stanley's opinions were necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of the dates of its opinions. Morgan Stanley noted that it is not a legal or regulatory expert and has relied upon, without independent verification, the assessment of Northeast's legal and regulatory advisors with respect to the legal and regulatory matters related to the merger.

    The following is a brief summary of analyses performed by Morgan Stanley in the preparation of its oral opinion and the preparation of its opinion dated October 12, 1999 and reviewed with the Northeast Board of Trustees on October 12, 1999. Some of these summaries of financial analyses include information presented in a tabular format. In order fully to understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

    COMPARATIVE STOCK PRICE PERFORMANCE

    Morgan Stanley reviewed the recent stock price performance of Northeast and Con Edison and compared such performance with that of the following indices:

    - Standard & Poor's Electric Utility Index

    - 30-year U.S. Treasury Bond yield

The Standard & Poor's Electric Utility Index represents the stock price performance of a group of companies in the electric utility industry and is a benchmark against which the stock price performance of Con Edison and Northeast may be compared. Companies in the electric utility industry tend to have higher than average leverage ratios and the common stock of these companies tends to exhibit relatively high dividend yields. The stock price performance of these companies may therefore be influenced to a high degree by movements in U.S. Treasury yields. The purpose of the comparative stock price performance analysis is to isolate the stock price performance of Con Edison and Northeast from general stock market movements.

    The following table presents the change in value for these indices, as compared to the change in the share prices of Northeast common shares and Con Edison common shares over the period from

October 8, 1998 to October 8, 1999, the last full trading day prior to the preparation of the presentation:

                                                           PERCENTAGE CHANGE FOR
                                                           THE PERIOD 10/8/98 TO
                                                                  10/8/99
                                                           ---------------------
Standard & Poor's Electric Utility Index.................         (19.77)%
30-year U.S. Treasury Yield..............................          24.02%
Northeast................................................          21.85%
Con Edison...............................................         (28.16)%

    In reviewing the stock price performance over this period, Morgan Stanley noted that October 6, 1999 was the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast. All subsequent analysis is based on stock trading activity on or prior to October 6, 1999.

    COMPARABLE PUBLIC COMPANY ANALYSIS

    As part of its analysis, Morgan Stanley compared financial information of Northeast with that of a group of publicly-traded regulated electric companies. The comparable companies selected for Northeast were as follows:

NORTHEAST COMPARABLE COMPANIES
------------------------------
DTE Energy Company
FirstEnergy Corp.
PECO Energy Company
Unicom Corporation
The United Illuminating Company

    The comparable companies were chosen on the basis of several criteria, including business mix, service territory characteristics, relative size and growth prospects. The characteristics of these companies, taken as a group, are similar in many respects to the characteristics of Northeast.

    The table below presents, as of October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast, the representative range for each of the ratios of stock price to forecasted fiscal 2000 and 2001 earnings, stock price to book value as of June 30, 1999, price to the latest twelve-month ("LTM") operating cash flow multiple, and the aggregate value to LTM earnings before interest, taxes, depreciation and amortization multiple.

                                         PRICE TO     PRICE TO
                                        FORECASTED   FORECASTED   PRICE TO      PRICE TO       AGGREGATE
                                           2000         2001        BOOK     OPERATING CASH   VALUE TO LTM
                                         EARNINGS     EARNINGS     VALUE          FLOW           EBITDA
                                        ----------   ----------   --------   --------------   ------------
Northeast Comparable Companies........  10.0-12.5    9.5-11.5     1.5-2.0      4.5-6.5         6.6-7.0
Northeast.............................    12.9         10.5         1.2          3.2             7.6

    Similarly, Morgan Stanley compared financial information of Con Edison with that of a group of publicly-traded regulated electric companies. The comparable companies selected for Con Edison were as follows:

CON EDISON COMPARABLE COMPANIES
-------------------------------
Central Hudson Electric & Gas Corporation
DPL, Inc.
DQE, Inc.
Energy East Corp.
KeySpan Corporation
NSTAR (formerly BEC Energy)
Unicom Corporation

    The comparable companies were chosen on the basis of several criteria, including business mix, service territory characteristics, relative size and growth prospects. The characteristics of these companies, taken as a group, are similar in many respects to the characteristics of Con Edison.

    The table below presents, as of October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast, the representative range for each of the ratios of stock price to forecasted fiscal 1999 and 2000 earnings, stock price to book value as of June 30, 1999, aggregate value to LTM EBITDA multiple and the aggregate value to LTM earnings before interest and taxes multiple.

                                             PRICE TO     PRICE TO                              AGGREGATE
                                            FORECASTED   FORECASTED   PRICE TO    AGGREGATE     VALUE TO
                                               1999         2000        BOOK     VALUE TO LTM      LTM
                                             EARNINGS     EARNINGS     VALUE        EBITDA        EBIT
                                            ----------   ----------   --------   ------------   ---------
Con Edison Comparable Companies...........  12.5-14.5    11.5-13.5    1.5-2.0     6.75-7.50     9.5-11.0
Con Edison................................    13.3         12.8         1.7          6.8          9.3

    No company utilized in the comparable public company analysis as a comparison is identical to Northeast or Con Edison. In evaluating the companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Northeast and Con Edison, such as the impact of competition on the businesses of Northeast and Con Edison and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of Northeast, Con Edison or the industry or in the financial markets in general. Mathematical analysis, such as determining an average or a median, is not in itself a meaningful method of using comparable public company data.

    Based on this analysis, Morgan Stanley calculated per share trading values for Northeast common stock ranging from $17.00 to $20.00. This range was also multiplied by a 25% to 40% premium, including the value of acquiring control of Northeast, to determine a transaction valuation range. This control premium range was based on an analysis of control premiums in twelve announced or completed transactions in the regulated electric utility industry comparable in certain respects to the merger. See "--Analysis of Selected Precedent Transactions." Based on this premium range, Morgan Stanley calculated per share equity transaction values for Northeast ranging from $21.25-$28.00. Morgan Stanley noted that the unaffected closing per share price of Northeast common shares on October 6, 1999 was $18.44. Applying a 25% to 40% control premium range to the unaffected price results in per share equity transaction values for Northeast ranging from $23.05-$25.81. Similarly, Morgan Stanley calculated per share trading values for Con Edison common stock ranging from $41.00 to $47.00.

    DISCOUNTED CASH FLOW ANALYSIS

    Morgan Stanley performed a discounted cash flow analysis of Northeast and Con Edison. Morgan Stanley's discounted cash flow analysis was based on financial projections provided by the management of Northeast and Con Edison for the period 1999 through 2005. Unlevered free cash flow was calculated as net income available to common shareholders plus the aggregate of preferred stock dividends, depreciation and amortization, deferred taxes, and other noncash expenses and after-tax net interest expense less the sum of capital expenditures and investment in noncash working capital. Morgan Stanley calculated the value of Northeast and Con Edison as of the end of the period for which projections were provided by the management of Northeast and Con Edison, also referred to as the terminal value, by applying a range of EBITDA multiples to the forecasted EBITDA as of the last year for which projections were provided by the management of Northeast and Con Edison, also referred to as the exit EBITDA, and the cash-flow streams and terminal values were then discounted to the present using a range of discount rates representing an estimated range of the weighted average cost of capital for each company. The range of discount rates utilized for the valuation was 6.50%-7.50%. Morgan Stanley determined this range of discount rates for Northeast and Con Edison by analyzing the weighted average cost of capital for the Northeast Comparable Companies and the Con Edison Comparable Companies, respectively. The range of exit EBITDA multiples applied for this analysis was 6.5x to 7.5x, which is based upon trading multiples of the Northeast Comparable Companies and the Con Edison Comparable Companies.

    Based on these analyses, Morgan Stanley calculated per share trading values for Northeast ranging from $18.25 to $23.50 and per share trading values for Con Edison ranging from $38.00 to $45.00.

    Morgan Stanley performed a discounted cash flow analysis of Northeast including the value of potential synergy benefits which may result from the merger. Morgan Stanley's discounted cash flow analysis was based on assumptions regarding the amount of synergies associated with the regulated and unregulated operations of Northeast as well as the degree of sharing of regulated synergy benefits between customers and shareholders.

    Based on these analyses, Morgan Stanley calculated per share transaction values for Northeast ranging from $20.75 to $26.00.

    ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS

    Using publicly available information, Morgan Stanley considered 12 announced or completed transactions in the regulated electric utility industry comparable in certain respects to the merger. These transactions included:

    - Carolina Power & Light Company's acquisition of Florida Progress
      Corporation

    - Energy East Corporation's acquisition of CMP Group, Inc.

    - The National Grid Group plc's acquisition of New England Electric System

    - ScottishPower plc's acquisition of PacifiCorp

    - The AES Corporation's acquisition of CILCORP Inc.

    - Con Edison's acquisition of Orange & Rockland Utilities, Inc.

    - American Electric Power Co., Inc.'s acquisition of Central and South West Corporation

    - LG&E Energy Corp.'s acquisition of KU Energy Corp.

    - Brooklyn Union Gas Company's acquisition of Long Island Lighting Company

    - Ohio Edison Company's acquisition of Centerior Energy Corp.

    - Enron Corp.'s acquisition of Portland General Corporation

    - Western Resources Inc.'s acquisition of Kansas City Power & Light Company

    Morgan Stanley compared publicly available financial and market statistics of the Precedent Transactions to the merger. The table below presents, as of October 12, 1999, the representative range for each of the ratios of price paid in the Precedent Transactions to the estimated earnings for the first and second fiscal years after the announcement of the transactions, the price paid in the Precedent Transactions to latest reported book value, the price paid in the Precedent Transactions to LTM operating cash flow, and the aggregate value paid in the Precedent Transactions to LTM EBITDA.

                                                                                 PRICE TO
                                             PRICE TO    PRICE TO                   LTM      AGGREGATE
                                              FORWARD     FORWARD    PRICE TO    OPERATING   VALUE TO
                                               FY1E        FY2E        BOOK        CASH         LTM
                                             EARNINGS    EARNINGS      VALUE       FLOW       EBITDA
                                             ---------   ---------   ---------   ---------   ---------
Precedent Transactions.....................  16.5-18.5   16.0-18.0   1.85-2.25    5.0-7.0     7.0-8.0

    Based on an analysis of the corresponding earnings estimates, book value, LTM operating cash flow and EBITDA for Northeast, Morgan Stanley calculated per share transaction values for Northeast ranging from $23.00 to $28.00.

    No transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the merger, and, accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Northeast and other factors that would affect the acquisition value of the companies to which it is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Northeast, such as the impact of competition on Northeast and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of Northeast or the industry or in the financial markets in general. Mathematical analysis, such as determining the mean or median, is not, in itself, a meaningful method of using precedent transactions data.

    SUM OF PARTS ANALYSIS

    Given the increasingly complex nature and multitude of businesses in which Northeast participates, Morgan Stanley performed a variety of analyses to estimate the value of the individual businesses of Northeast, including the regulated utility subsidiaries, Northeast's energy marketing business, Northeast's unregulated generation business, Northeast's energy services businesses and Northeast's investment in the telecommunications business. Morgan Stanley conducted a valuation of Northeast's regulated utility subsidiaries, in a manner consistent with Morgan Stanley's valuation of Northeast as a whole, based upon, among other things, (i) a comparison of publicly available financial and market statistics of the Precedent Transactions to the performance of Northeast's regulated utility subsidiaries, (ii) a comparison of financial information of Northeast's regulated utility subsidiaries with that of the Northeast Comparable Companies, multiplied by a 25% to 40% premium to include the value of acquiring control of Northeast's regulated utility subsidiaries and
(iii) a discounted cash flow analysis of Northeast's regulated utility businesses provided by the management of Northeast for the period 1999 through 2005. Based on these analyses, Morgan Stanley calculated per share trading values for

Northeast's regulated utility subsidiaries ranging from $12.00 to $15.00 and per share transaction values for Northeast's regulated utility subsidiaries ranging from $16.00 to $19.00.

    Morgan Stanley also performed a variety of analyses to estimate the value of the remainder of the individual businesses of Northeast. Morgan Stanley included the market value of the shares of NorthEast Optic Network, Inc. held by Northeast, valued at a then current trading value of $1.37 per Northeast share. Morgan Stanley also included the equity value paid by Northeast Generation Company, an unregulated affiliate of Northeast formed to own and manage generation facilities, to the Connecticut Light & Power Company and Western Massachusetts Electric Company for certain hydroelectric generation facilities, including the Northfield Mountain hydroelectric generation facility, totaling approximately $3.00 per Northeast share. Morgan Stanley calculated per share trading values for Northeast's Select Energy business ranging from $.75 to $1.25 and per share transaction values ranging from $1.50 to $2.25. Morgan Stanley also calculated per share trading values for Northeast's HEC Energy Company and Northeast Generation Services businesses totaling from $.30 to $.40 and per share transaction values totaling from $.50 to $.60. Based on these analyses, Morgan Stanley calculated per share trading values for the remainder of the individual businesses of Northeast ranging from approximately $5.50 to $6.00 and per share transaction values ranging from approximately $6.25 to $7.25. Morgan Stanley also included the value of excess cash projected to be accumulated by Northeast before the close of the merger between Northeast and Con Edison, totaling approximately $2.50 per Northeast share.

    Based on these analyses, Morgan Stanley calculated per share trading values for Northeast ranging from approximately $20.00 to $23.50 and per share transaction values for Northeast ranging from approximately $24.75 to $28.75.

    PRO FORMA ANALYSIS OF THE MERGER

    Morgan Stanley reviewed the pro forma impact of the merger on Con Edison's earnings per share ("EPS") for the fiscal years ended 2001 through 2003. The analysis was performed assuming completion of the merger at the beginning of this period, utilizing publicly available consensus earnings estimates for the fiscal years ended 2001 through 2003 for Northeast and Con Edison. The analysis included assumptions regarding the effects of potential retained synergies. Based on such analysis, on an EPS basis the merger would be dilutive by 1.6% to Con Edison in 2001, accretive by 0.4% in 2002 and accretive by 1.7% in 2003.

    In connection with its written opinion dated as of the date of this joint proxy statement/prospectus, Morgan Stanley reviewed the analyses used to render its October 12, 1999 opinion by performing procedures to update such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

    In connection with the review of the merger by Northeast's Board of Trustees, Morgan Stanley performed a variety of financial and comparative analyses and considered a number of factors, including Northeast's planned acquisition of Yankee and the planned divestiture of Northeast's nuclear assets, for purposes of delivering its opinions. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinions, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses would create an incomplete view of the process underlying its opinions. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Northeast or Con Edison.

    In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Northeast and Con Edison. Any estimates contained in Morgan Stanley's analysis are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were performed solely as part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received by the holders of Northeast common shares pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan Stanley opinions to Northeast's Board of Trustees. The analyses do not purport to be appraisals or to reflect the prices at which Northeast common stock might actually trade. The consideration pursuant to the merger agreement and other terms of the merger agreement were determined through arm's length negotiations between Northeast and Con Edison and were approved by Northeast's Board of Trustees. Morgan Stanley provided advice to Northeast during such negotiations; however, Morgan Stanley did not recommend any specific consideration to Northeast or that any specific consideration constituted the only appropriate consideration for the merger. In arriving at its opinions, Morgan Stanley was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving Northeast. Morgan Stanley's October 12, 1999 opinion was one of many factors taken into consideration by Northeast's Board of Trustees in making its decision to approve the merger agreement and the transactions contemplated thereby. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of Northeast's Board of Trustees with respect to the value of Northeast or whether the Northeast Board of Trustees would have been willing to agree to a different consideration.

    Northeast's Board of Trustees retained Morgan Stanley based upon Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously involved in the valuation of business and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions or may trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of Northeast or Con Edison.

    Morgan Stanley has been retained by Northeast to act as financial advisor to Northeast with respect to the merger. Pursuant to the letter agreements dated as of September 15, 1998 and September 14, 1999 between Northeast and Morgan Stanley, Morgan Stanley is entitled to (i) an advisory fee of approximately $200,000 to $350,000 which is payable in the event the transaction is not consummated and (ii) a transaction fee of approximately $9,000,000, which is payable as follows: one-third upon announcement of the transaction, one-third upon approval of the transaction by Northeast's shareholders and one-third upon closing of the transaction. Any amounts paid or payable to Morgan Stanley as advisory or announcement fees will be credited against the transaction fee. Northeast has also agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, Northeast has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Northeast and for Con Edison and have received fees for the rendering of these services.

    Morgan Stanley has consented to the inclusion of its opinion dated as of the date of this joint proxy statement/prospectus and to the inclusion of this summary of its opinions and its related analyses in this document. In giving this consent, Morgan Stanley did not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission, nor did it concede that it is an expert with respect to any part of the registration statement of which this document is a part within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.

    SG BARR DEVLIN

    On July 1, 1998, Northeast engaged SG Barr Devlin to act as Northeast's financial and strategic advisor in developing and implementing future strategic and financial courses of action, including a potential business combination. SG Barr Devlin has delivered written opinions to the Northeast Board of Trustees, dated October 12, 1999 and the date of this joint proxy statement/prospectus, which state that, as of such dates and based upon the matters set forth in the opinions, the merger consideration is fair, from a financial point of view, to the holders of Northeast common shares.

    A copy of the opinion of SG Barr Devlin, dated the date of this joint proxy statement/prospectus, is attached as Annex D to this document and incorporated herein by reference. The October 12, 1999 opinion is substantially identical to the opinion dated the date of this joint proxy statement/prospectus. In connection with its opinion dated the date hereof, SG Barr Devlin performed procedures deemed appropriate by it to update the analysis performed for its October 12, 1999 opinion and reviewed with the management of Northeast and Con Edison the assumptions underlying such analysis. These procedures included taking into consideration current market valuations for the common stock of Con Edison, Northeast, Northeast Optic Networks, Inc. and the comparable companies referred to in the discussion below. The results of these analyses provided the basis upon which SG Barr Devlin confirmed, as of the date hereof, the conclusion originally set forth in its October 12, 1999 opinion that the merger consideration is fair, from a financial point of view, to holders of Northeast common shares. Holders of Northeast common shares should read the attached opinion carefully and in its entirety.

    In connection with rendering its opinion dated the date of this joint proxy statement/prospectus, SG Barr Devlin reviewed and relied upon:

    - the annual reports, Forms 10-K and selected other public filings of Northeast for the three years ended December 31, 1998 and the Forms 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

    - the annual reports, Forms 10-K, and selected other public filings of Con Edison for the three years ended December 31, 1998 and the Form 10-Q and related unaudited financial information for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

    - internal financial information, including forecasts and related schedules provided by Northeast and Con Edison;

    - the merger agreement;

    - this joint proxy statement/prospectus; and

    - other materials deemed by SG Barr Devlin to be necessary or appropriate.

    SG Barr Devlin also:

    - conducted discussions with members of senior management of Northeast and Con Edison about their businesses, regulatory environments, prospects and strategic objectives;

    - reviewed the historical market prices and trading activity for Northeast common shares and Con Edison common shares;

    - compared financial and operational information for Northeast and Con Edison with similar information for certain other companies;

    - compared the proposed financial terms of the merger with similar information from similar utility industry business combinations and adjusted those terms to reflect changes in the utility industry market environment;

    - analyzed the valuation of Northeast common shares and Con Edison common shares using a variety of valuation methodologies; and

    - performed other studies and analyses as it deemed appropriate.

    SG Barr Devlin relied upon the accuracy and completeness of all financial and other information provided to it by Northeast and Con Edison, and upon the assurances of management of Northeast and Con Edison that they were not aware of any facts that would make such information inaccurate or misleading. SG Barr Devlin also relied upon the assurances of management of Northeast and Con Edison that all financial projections were reasonably prepared and reflected the best currently available estimates and judgments regarding future financial performance and the projected outcomes of legal, regulatory and other contingencies. These projections and estimates do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than projected or estimated. SG Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities of Northeast or Con Edison, nor did SG Barr Devlin make any physical inspection of the properties or assets of Northeast or Con Edison.

    SG Barr Devlin assumed that the merger would be a reorganization within the meaning of Section 351 of the Internal Revenue Code of 1986, as amended, and that holders of Northeast common Shares who exchange their shares for Con Edison common shares would recognize no gain or loss for federal income tax purposes as a result of the consummation of the merger. SG Barr Devlin assumed that the merger would be accounted for by the purchase method of accounting. SG Barr Devlin's opinions are necessarily based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it as of the dates of the opinions.

    SG Barr Devlin's opinions are directed to the Northeast Board of Trustees and the fairness, from a financial point of view, of the merger consideration taken as a whole (and not to the fairness of the cash consideration, the stock consideration or any combination thereof individually, as to which SG Barr Devlin is expressing no opinion). They do not address any other aspect of the merger and do not constitute a recommendation to any holder of Northeast common shares as to how such holder should act with respect to the merger. The merger consideration itself was determined by Northeast and Con Edison through arm's-length negotiations. Northeast did not place any limitations upon SG Barr Devlin regarding the procedures followed or factors considered by SG Barr Devlin in rendering its opinions.

    In rendering its fairness opinions dated October 12, 1999 and the date of this joint proxy statement/prospectus and making its presentations to the Northeast Board of Trustees, SG Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors, including Northeast's planned acquisition of Yankee and the planned divestiture of Northeast's nuclear assets. While other material analyses and factors are summarized below, this summary is not a complete description. Furthermore, SG Barr Devlin did not attribute any particular weight to any analysis or factor; rather, SG Barr Devlin made its determination on the basis of qualitative judgments regarding the significance and relevance of each analysis and factor. Accordingly, SG Barr Devlin believes that its analyses must be considered as a whole, and that only considering portions of these analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinions. The results of these analyses, in connection with SG Barr Devlin's opinion dated
October 12, 1999, were discussed with Northeast's Board of Trustees at its meeting on October 12, 1999.

    STOCK TRADING HISTORY

    SG Barr Devlin reviewed the historical prices and trading activity of Northeast common shares and Con Edison common shares and compared them to the Standard and Poor's Utility Index. This index was selected because it is composed of companies with business characteristics similar to Northeast and Con Edison. This comparison provided perspective on the current and historical stock price performance of Northeast and Con Edison relative to one another and to the selected indices. This analysis was utilized to provide historical background regarding the manner in which the public trading market had valued Northeast and Con Edison in absolute terms and relative to each other.

    The following table presents the change in value from the Standard and Poor's Utility Index, as compared to the change in the share prices of Northeast common shares and Con Edison common shares over the period from January 4, 1999 to October 8, 1999, the last full trading day prior to the preparation of SG Barr Devlin's presentation to Northeast's Board of Trustees:

                                                                   PERCENTAGE
                                                              CHANGE FOR THE PERIOD
                                                                1/4/99 TO 10/8/99
                                                              ---------------------
Standard & Poor's Utility Index.............................           (7.3%)
Northeast...................................................           27.0%
Con Edison..................................................          (25.9%)

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS

    SG Barr Devlin compared selected financial information and ratios for Northeast and Con Edison with the corresponding financial information and ratios for a group of publicly traded electric utilities (or their holding companies) deemed by SG Barr Devlin to be comparable to Northeast and Con Edison. These comparable companies were selected on the basis of being companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Northeast operates. The following table lists the comparable companies that were used:

         NORTHEAST                      CON EDISON
----------------------------  ------------------------------
Ameren Corporation            DQE, Inc.
Allegheny Energy, Inc.        Energy East Corporation
Conectiv                      GPU, Inc.
Constellation Energy Group    NSTAR
Consolidated Edison, Inc.     Potomac Electric Power Company
DPL Inc.                      Puget Sound Energy, Inc.
Energy East Corporation
SCANA Corporation
Wisconsin Energy Corporation

    SG Barr Devlin determined ranges of multiples for the comparable companies based on the following financial ratios for Northeast:

    - common share market value as a multiple of:

       - projected net income for the 12-month period ended December 31, 2000;

       - projected net income for the 12-month period ended December 31, 2001;

    - aggregate market value (defined as the sum of the common share market value, plus any preferred shares, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of:

       - projected earnings before interest, taxes, depreciation and amortization for the 12-month period ended December 31, 2000.

    The following table sets forth the results of these calculation:

                                                             COMPARABLE COMPANIES
                                                   ----------------------------------------
                                                                 MEAN (EXCLUDING
                                                      RANGE       HIGH AND LOW)     MEDIAN    NORTHEAST
                                                   -----------   ---------------   --------   ---------
Ratio of Equity Market Value to:
(a) 2000 projected net income....................  11.5x-12.0x        11.8x          11.8x      12.4x
(b) 2001 projected net income....................  10.5x-11.5x        11.0x          10.8x      11.2x
Ratio of Aggregate Market Value to:
  projected 2000 EBITDA..........................   6.5x-6.7x          6.6x           6.6x       6.7x

    Applying such multiples to the corresponding data for Northeast, this analysis produced a value range of $19.00 to $20.25 per Northeast common share, including the value of a 29% interest in common stock of publicly traded Northeast Optic Network, Inc. valued at the then current trading value of $1.37 per Northeast common share. The weighted average value of this range was $19.63.

    SG Barr Devlin determined ranges of multiples for the comparable companies based on the following financial ratios for Con Edison:

    - common share market value as a multiple of:

       - net income for the 12-month period ended June 30, 1999;

       - projected net income for the 12-month period ended December 31, 1999;

       - projected net income for the 12-month period ended December 31, 2000;

       - book value for the period ended June 30, 1999;

    - aggregate market value (defined as the sum of the common share market value, plus any preferred shares, debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of:

       - earnings before interest and taxes for the 12-month period ended June 30, 1999;

       - earnings before interest, taxes, depreciation and amortization for the 12-month period ended June 30, 1999.

    The following table sets forth the results of these calculations:

                                                                 COMPARABLE COMPANIES
                                                 -----------------------------------------------------
                                                               MEAN (EXCLUDING
                                                    RANGE       HIGH AND LOW)     MEDIAN    CON EDISON
                                                 -----------   ---------------   --------   ----------
Ratio of Equity Market Value to:
(a) 12 months ended June 30, 1999 net income...  12.5x-14.0x        13.2x         13.6x       13.2x
(b) 1999 projected net income..................  12.5x-14.0x        13.0x         13.1x       13.2x
(c) 2000 projected net income..................  11.5x-13.0x        12.1x         11.9x       12.3x
(d) book value.................................  1.45x-1.80x        1.65x         1.70x       1.68x
Ratio of Aggregate Market Value to:
(a) 12 months ended June 30, 1999 EBIT.........   9.0x-10.5x         9.8x          9.6x        9.3x
(b) 12 months ended June 30, 1999 EBITDA.......    6.5x-7.5x         6.6x          6.4x        6.9x

    Applying such multiples to the corresponding data for Con Edison, this analysis produced a value range of $38.00 to $44.50 per Con Edison common share with a weighted average value of $41.25.

    Because of the inherent differences between the operations of Northeast and Con Edison and the comparable companies, SG Barr Devlin believes that a purely quantitative analysis is not particularly meaningful in the context of the merger. In this instance, SG Barr Devlin believes that an appropriate use of the comparable company analysis also involves qualitative judgments concerning differences between the characteristics of the comparable companies and Northeast and Con Edison. Moreover, SG Barr Devlin believes that the comparable company analysis by itself does not reflect the potential incremental value to Con Edison of a controlling interest in Northeast.

    DISCOUNTED CASH FLOW ANALYSIS

    SG Barr Devlin prepared and reviewed the results of unleveraged discounted cash flow analyses for both Northeast and Con Edison, assuming that Northeast and Con Edison performed according to the operating and financial projections provided by their management for the period 1999 through 2005 for Northeast and the period 1999 through 2003 for Con Edison, as revised by SG Barr Devlin to reflect adjustments it deemed appropriate, primarily to the projected earnings growth for each company's non-regulated businesses. Such adjustments reflect the historical performance of the companies' non-regulated businesses as well as the level of risk for such businesses. The purpose of the discounted cash flow analysis was to estimate a range of values for the stock of Northeast and Con Edison.

    For Northeast, the value calculated represents a composite value of Northeast's regulated and non-regulated businesses. Values for Northeast's non-regulated businesses reflect the blended values of a discounted cash flow analysis with the sum of the value of the then current equity trading value of a 29% interest in the common stock of publicly traded Northeast Optical
Network, Inc., equity purchase price for assets under purchase agreement, and comparable multiples applied to corresponding Northeast 2001 earnings statistics for the remainder of non-regulated operations.

    The projected cash flows for Northeast's regulated and non-regulated businesses from January 1, 2001 through December 31, 2005, together with the estimated value of Northeast's regulated and non-regulated businesses at the end of 2005, were discounted to January 1, 2001 using discount rates that ranged from 6.25% to 7.25% for Northeast's regulated businesses and 10%-12% for Northeast's non-regulated businesses. These discount rates are based on SG Barr Devlin's estimates of the weighted average cost of capital for Northeast's respective businesses. Equity values at January 1, 2001 were discounted to the present using a discount rate of 9% for Northeast's regulated businesses and 16.5% for Northeast's non-regulated businesses, which represent SG Barr Devlin's estimate of the cost of equity for Northeast's respective businesses.

    SG Barr Devlin estimated values at the end of 2005 for Northeast's regulated and non-regulated businesses by applying the following multiples set forth in the table below that were derived from those of certain comparable public companies. These comparable public companies were selected on the basis of being companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Northeast operates. These comparable public companies are the same companies listed under the subheading "Publicly Traded Comparable Company Analysis."

Earnings before interest and taxes..........................         9.0x--10.0x
Earnings before interest, taxes, depreciation and
  amortization..............................................          6.5x--7.5x
Net income..................................................        12.5x--13.5x

    This analysis produced a value range for Northeast's regulated businesses of $13.75 to $17.00 per Northeast common share with a weighted average of $15.38 and a value range for Northeast's non-regulated businesses of $5.25 to $6.25 per Northeast common share with a weighted average of $5.75. Combining the per share value of Northeast's regulated and nonregulated businesses produces a combined value range of $19.00 to $23.25, with a weighted average of $21.13.

    To calculate an estimated range of values for the shares of Con Edison, Con Edison's projected cash flows during each year of the projections, together with the estimated value of Con Edison at the end of 2003, were discounted to the present using discount rates that ranged from 6.50% to 7.50%, which represent SG Barr Devlin's estimate of the weighted average cost of capital for Con Edison. SG Barr Devlin estimated values at the end of 2003 for Con Edison by applying the following multiples that were derived from those of certain comparable public companies:

Earnings before interest and taxes..........................         9.0x--10.5x
Earnings before interest, taxes, depreciation and
  amortization..............................................          6.5x--7.5x
Book value..................................................        1.45x--1.80x
Net income..................................................        12.5x--14.0x

    This analysis produced a value range for Con Edison of $38.25 to $47.00 per Con Edison common share with a weighted average of $42.63.

    COMPARABLE TRANSACTION ANALYSIS

    SG Barr Devlin compared selected financial information and ratios for the regulated businesses of Northeast with the corresponding financial information and ratios for certain comparable transactions involving acquisitions of electric utilities (or their holding companies). These comparable transactions were selected because they were strategic combinations of companies that possessed general business, operating and financial characteristics representative of companies in the industry in which Northeast operates. The comparable transactions included:

    - Carolina Power & Light Company/Florida Progress Corporation;

    - Energy East Corporation/CMP Group, Inc.;

    - Private Investor Group/TNP Enterprises, Inc.

    - Utilicorp United Inc./Empire District Electric Company;

    - Utilicorp United Inc./St. Joseph Light & Power Company;

    - New England Electric System/Eastern Utilities Associates;

    - The National Grid Group plc/New England Electric System;

    - ScottishPower plc/PacifiCorp;

    - The AES Corporation/CILCORP Inc.;

    - CalEnergy Company, Inc./MidAmerican Energy Holdings Company; and

    - Con Edison/Orange & Rockland Utilities, Inc.

    SG Barr Devlin determined implied ranges of multiples from the comparable transactions based on the following financial ratios:

    - implied consideration to be received by the smaller company's shareholders as a multiple of its projected net income for the next fiscal year; and

    - implied percentage premium to the smaller company's shareholders by dividing the offer price over the one-day and one-month unaffected stock market prices for their shares.

    The following table sets forth the results of these calculations:

                                                                 COMPARABLE TRANSACTIONS
                                                   ----------------------------------------------------
                                                                 MEAN (EXCLUDING
                                                      RANGE       HIGH AND LOW)     MEDIAN    NORTHEAST
                                                   -----------   ---------------   --------   ---------
(a)  Projected net income for the next fiscal
       year......................................  17.5x-18.5x        18.0x          17.9x      17.9x
(b)  Implied percentage premium over one day
       unaffected market price...................    25%-40%          32.0%          35.0%      43.7%
(c)  Implied percentage premium over one month
       unaffected market price...................    25%-40%          32.0%          32.0%      49.3%

    These multiples were applied to the corresponding data for Northeast's regulated businesses excluding the pending acquisition of Yankee. Taken together with the equity purchase price of pending acquisitions and the estimated ranges of values for the remaining businesses of Northeast produced by a variety of analytic methods, this analysis produced a value range of $23.50 to $27.00 per Northeast common share with a weighted average of $25.25.

    Because the reasons for and circumstances surrounding each of the comparable transactions were diverse and because of the inherent differences between the operations of Northeast and the companies in the selected transactions, SG Barr Devlin believes that a purely quantitative analysis is not particularly meaningful in the context of the merger. In this instance, SG Barr Devlin believes that an appropriate use of the comparable transaction analysis also involves qualitative judgments concerning differences between the characteristics of these transactions and the merger that would affect the value of Northeast.

    PRO FORMA MERGER ANALYSIS

    SG Barr Devlin analyzed certain pro forma effects of the merger to holders of Northeast common shares for the period 2001 through 2003. This analysis was based upon publicly available consensus earnings estimates for Northeast and Con Edison as of October 8, 1999, and giving effect to possible benefits which might be realized following the merger. For holders of Northeast common shares receiving the stock consideration, the analysis showed substantial improvement in earnings per share, with an even greater percentage improvement in dividends per share. See "The Merger--Dividends."

    The following table shows Northeast's percentage earnings per share accretion, as a result of the merger, based on certain assumptions about the merger consideration.

               NORTHEAST PERCENTAGE EARNINGS PER SHARE ACCRETION

                        PERCENTAGE ACCRETION AS OF DECEMBER 31,
                        ---------------------------------------
OFFER PRICE                2001          2002          2003
-----------             -----------   -----------   -----------
       $25.50               18%           21%           24%
       $26.50               21%           24%           27%

    SG Barr Devlin was selected as Northeast's financial advisor because SG Barr Devlin and principals of SG Barr Devlin have significant experience in the investment banking and electric and gas utility industries. SG Barr Devlin is a division of SG Cowen Securities Corporation specializing in strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, SG Barr Devlin and principals of SG Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in these industries.

    Pursuant to the engagement letter dated as of July 1, 1998, Northeast has agreed to pay SG Barr Devlin a transaction fee for services related to the merger. This transaction fee is based on the aggregate value to be received by Northeast shareholders at the time of the closing of the merger. The transaction fee, which is currently estimated to be $9,000,000, is payable in three installments: one-third upon execution of the merger agreement, one-third upon approval of the merger agreement by Northeast shareholders and one-third at the time of closing.

    Northeast has agreed to reimburse SG Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of Northeast, and to indemnify SG Barr Devlin against some liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

    SG Barr Devlin has consented to the inclusion of its opinion dated the date of this joint proxy statement/prospectus and to the inclusion of this summary of its opinions and their related analyses in this document. In giving this consent, SG Barr Devlin did not concede that it comes within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission, nor did it concede that it is an expert with respect to any part of the registration statement of which this document is a part within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission.

INTERESTS OF CON EDISON'S DIRECTORS AND MANAGEMENT IN THE MERGER

    CONTINUING BOARD AND MANAGEMENT POSITIONS

    As provided in the merger agreement, at the completion of the merger, New Con Edison's Board of Directors will consist of members designated by Con Edison plus four members recommended by Northeast and reasonably acceptable to Con Edison. The merger agreement also provides that the officers of Con Edison will be the officers of New Con Edison, except with respect to the President of New Con Edison. Eugene R. McGrath, currently the Chairman, President and Chief Executive Officer of Con Edison, will continue as Chairman and Chief Executive Officer of New Con Edison.

INTERESTS OF NORTHEAST'S TRUSTEES AND MANAGEMENT IN THE MERGER

    CONTINUING BOARD AND MANAGEMENT POSITIONS

    As provided in the merger agreement, at the completion of the merger, New Con Edison's Board of Directors will include four members recommended by Northeast and reasonably acceptable to Con Edison. The merger agreement also provides that Michael G. Morris will be President of New Con Edison at the completion of the merger.

    OUTSTANDING STOCK-BASED GRANTS UNDER NORTHEAST INCENTIVE PLAN

    Northeast's executive officers participate in an incentive compensation plan that contains change of control provisions. The consummation of the merger will constitute a "change of control" for purposes of the plan. Upon a change of control,

    - all outstanding options and stock appreciation rights become fully exercisable, and

    - the restrictions and conditions on all restricted shares lapse and cash payments in respect of outstanding performance units are triggered.

All of Northeast's executive officers' currently outstanding stock appreciation rights are currently fully exercisable and the performance periods for all currently outstanding performance units ended in accordance with their terms in December 1999, with payment occurring in the first half of 2000 and, accordingly, should not be affected by the merger. The merger agreement contemplates that all options and stock appreciation rights outstanding at the effective time of the merger will be assumed or replaced by New Con Edison with comparable options and rights.

    EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

    Each of Northeast's executive officers is a party to an employment agreement or a participant in a special severance program. Upon any "termination upon a change of control," as defined, of employment of any of these officers during the period beginning at Northeast shareholder approval of the merger and ending two years following consummation of the merger or at the date, if any, on which Northeast's Board of Trustees abandons the merger, if the officer signs a release of all claims against Northeast the officer will be entitled to payments including a multiple, not to exceed three, of annual base salary, together with annual incentive payments, specified employee welfare and pension benefits, vesting of stock appreciation rights, options and restricted shares and cash payments in respect of outstanding performance units. The term "termination upon a change of control" includes termination by Northeast or, following the merger, by New Con Edison, and, in circumstances specified in the employment agreement or special severance program, termination by the officer due to a failure of Northeast or New Con Edison to comply with the terms of the employment agreement or special severance program including, among other things, a significant reduction by Northeast or New Con Edison of the officer's authority, duties or responsibilities. Four Northeast officers' agreements (Messrs. Morris, Kenyon and Forsgren and Mrs. Grise) provide that a change in the scope of their authority, such that their responsibilities relate primarily to a company whose common equity is not publicly held, would be considered a significant reduction by Northeast or New Con Edison of such officer's authority, duties or responsibilities. In addition, some of the officers' employment agreements provide an additional payment to make the officers whole for any excess parachute payment excise taxes they might incur.

    The following is an estimate of:

    - amounts that would be paid and the value of other supplemental retirement and other benefits that would be provided if the chief executive officer and the next four highest paid executive officers of Northeast were to be "terminated upon a change of control," assuming a termination date of July 1, 2000,

    - the number of stock options and number of restricted shares that will become exercisable and unrestricted upon such a termination of the executive officers listed below based on the number of stock options and restricted shares held as of January 14, 2000, and

    - the above information with respect to all eight Northeast executive officers as a group.

                                                           CURRENTLY UNEXERCISABLE NORTHEAST
                                                                        OPTIONS
                                                          ------------------------------------
                                                              NUMBER OF                            NUMBER
                                        ESTIMATED VALUE        COMMON         WEIGHTED AVERAGE       OF
                                        OF PAYMENTS AND   SHARES UNDERLYING    EXERCISE PRICE    RESTRICTED
NAME AND TITLE                             BENEFITS            OPTIONS          (PER SHARE)        SHARES
--------------                          ---------------   -----------------   ----------------   ----------
Michael G. Morris,....................    $12,718,198           364,877            $11.3787        28,719
CHAIRMAN OF THE BOARD, PRESIDENT AND
  CHIEF EXECUTIVE OFFICER AND A
  TRUSTEE

Bruce D. Kenyon,......................    $ 5,096,354            27,883            $15.2866         5,201
PRESIDENT--GENERATION GROUP

John H. Forsgren,.....................    $ 4,693,610            57,247            $15.5234         8,213
EXECUTIVE VICE PRESIDENT AND CHIEF
  FINANCIAL OFFICER

Hugh C. Mackenzie,....................    $ 3,032,534            24,877            $15.2230         4,928
PRESIDENT--RETAIL GROUP

Cheryl W. Grise,......................    $ 2,507,144            24,017            $15.1840         4,928
SENIOR VICE PRESIDENT, SECRETARY AND
  GENERAL COUNSEL

All Northeast Executive Officers (8
  persons, including the above 5
  officers)...........................    $30,246,562           612,751            $12.9442        61,700

    In addition, upon a qualifying termination of employment, compensation previously deferred under Northeast's executive deferred compensation plan will be paid to the participants in such plan.

    Officers who do not sign release agreements would not be entitled to the severance benefits provided under their respective employment agreements and special severance program, but may be entitled to the benefits provided under Northeast's regular severance program. Such program provides for two weeks' pay per year of service, to a maximum of one year's pay, plus payment of six months' medical insurance premiums and three months of outplacement assistance. No estimate of amounts reasonably expected to be paid to participants under the severance programs can be made because the numbers of terminations that would be covered by the program cannot be determined at this time.

INDEMNIFICATION AND INSURANCE

    Under the merger agreement, New Con Edison has agreed to assume the same obligations with respect to indemnification of current and former directors, trustees and officers of Con Edison or Northeast as were contained in the governing documents of Con Edison or Northeast at the date of signing the merger agreement. In addition, after the completion of the merger, the directors, trustees and officers of Con Edison or Northeast who become directors or officers of New Con Edison will be entitled to the indemnity rights and protections afforded to directors and officers of New Con Edison. Finally, New Con Edison will maintain the directors', trustees' and officers' liability insurance policies currently maintained by Con Edison or Northeast, or substantially comparable policies as in effect upon the completion of the merger, for a period of six years following the completion of the merger.

LISTING OF NEW CON EDISON CAPITAL STOCK

    It is a condition to the completion of the merger that New Con Edison common stock issuable to Con Edison and Northeast shareholders pursuant to the merger agreement be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DIVIDENDS

    Con Edison and Northeast do not anticipate making any changes to their dividend policies prior to the consummation of the merger; however, the Con Edison and Northeast Boards will continue to evaluate their respective dividend policies in light of business, financial and regulatory considerations. The most recent quarterly dividend declared by Con Edison was $.545 per share payable on March 15, 2000. Con Edison's current dividend is $2.18 per common share on an annual basis. The most recent quarterly dividend declared by Northeast was $.100 per share payable on March 31, 2000.

    We expect that, after the merger, New Con Edison will continue the dividend of Con Edison at the time of the merger. As a result, based upon Con Edison's current dividend, New Con Edison's estimated aggregate annual dividend payments would be approximately $143.7 million greater than those of Con Edison. Although this increase in aggregate dividend payments will impact New Con Edison's liquidity, it is not expected to have an adverse effect on New Con Edison's business. The payment of dividends by New Con Edison, however, will be subject to approval and declaration by the New Con Edison Board of Directors, and will depend on a variety of factors, including business, financial and regulatory considerations. It is expected that New Con Edison will pay future dividends out of dividends from subsidiaries.

MERGER CONSIDERATION FINANCING

    Con Edison has not entered into any agreements or made any arrangements with respect to financing the cash portion of the merger consideration. Con Edison expects to finance the cash portion of the merger consideration with cash on hand, the incurrence of long-term or short-term indebtedness or a combination of the foregoing. Con Edison does not expect to experience any difficulty in obtaining the requisite financing.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following summary discusses the material U.S. federal income tax consequences of the merger to Con Edison and Northeast shareholders. This discussion is based upon the United States Internal Revenue Code of 1986, Treasury regulations, administrative rulings and judicial decisions currently in effect. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the following summary.

    The discussion is limited in the following ways. The discussion assumes that shareholders hold their Con Edison common shares, Northeast common shares and New Con Edison common stock as a capital asset within the meaning of
Section 1221 of the Internal Revenue Code, because that will be true of most shareholders who are not broker-dealers. The discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular shareholder in light of that shareholder's personal investment circumstances. The discussion does not apply to shareholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, broker-dealers, persons that hold Con Edison common shares or Northeast common shares as part of a straddle or conversion transaction or persons who acquired Con Edison common shares or Northeast common shares through the exercise of employee stock options or otherwise as compensation. Furthermore, the discussion does not consider the potential effects of any state, local or foreign tax laws.

    None of New Con Edison, Con Edison or Northeast has requested a ruling from the United States Internal Revenue Service with respect to any of the U.S. federal income tax consequences of the merger. As a result, there can be no assurance that the Internal Revenue Service will agree with any of the conclusions described below.

    HOLDERS OF CON EDISON COMMON SHARES AND NORTHEAST COMMON SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

    For purposes of this discussion, "U.S. Holder" means:

    (1) a citizen or resident of the United States,

    (2) a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any of its political subdivisions, or

    (3) an estate or trust that is subject to U.S. federal income tax on its income regardless of its source.

    Cravath, Swaine & Moore, counsel to Con Edison, has delivered its opinion to Con Edison to the effect that (i) the Con Edison merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code and that Con Edison and New Con Edison will each be a party to that reorganization within the meaning of
Section 368(b) of the Internal Revenue Code and (ii) the statements made under the heading "The Merger--Material U.S. Federal Income Tax Consequences of the Merger," to the extent they constitute statements of law or legal conclusions and subject to the limitations contained therein, are correct and describe the material U.S. federal income tax consequences of the merger to Con Edison and Northeast shareholders. LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to Northeast, has delivered its opinion to Northeast to the effect that (i) the Northeast merger, taken together with the Con Edison merger, will be treated for U.S. federal income tax purposes as a transaction described in Section 351 of the Internal Revenue Code and (ii) the statements made under the heading "The Merger--Material U.S. Federal Income Tax Consequences of the Merger," to the extent they constitute statements of law or legal conclusions and subject to the limitations contained therein, are correct and describe the material U.S. federal income tax consequences of the merger to Con Edison and Northeast shareholders. The tax opinions are subject to qualifications and are based on currently applicable law, factual representations made by Con Edison, Northeast and New Con Edison in their representation letters, forms of which are attached as Exhibits E, F and G, respectively, to Annex A, and various assumptions.

    The material factual representations made by Con Edison, Northeast and New Con Edison in their respective letters concern (i) any planned stock repurchases or other distributions by any party to the merger, (ii) any planned disposition of any property of any of the parties to the merger, and (iii) New Con Edison's intended use of any property received in the merger. The material assumptions are that (i) the merger will be consummated as contemplated by the registration statement and in accordance with the provisions set forth in the merger agreement, (ii) any statements concerning the merger set forth in the merger agreement or the registration statement are true, correct and complete and
(iii) any factual representations made by Con Edison, Northeast or New Con Edison concerning the merger are true, correct and complete, and any of those factual representations that are made "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification. Moreover, the tax opinions are in no way binding on the Internal Revenue Service or any courts. Any change in currently applicable law, which may or may not be retroactive, or failure of any of such factual representations or assumptions to be true, correct and complete in all material respects, could affect the continuing validity of the tax opinions. The tax opinions are exhibits to the registration statement, on Form S-4, filed with the Securities and Exchange Commission, which includes this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 117.

    The statements set forth in the remaining discussion under this heading "The Merger--Material U.S. Federal Income Tax Consequences of the Merger," to the extent they constitute statements of law or legal conclusions and subject to the limitations contained herein and the limitations described in the above tax opinions, represent the opinions of Cravath, Swaine & Moore and LeBoeuf, Lamb, Greene & MacRae, L.L.P.

    U.S. HOLDERS OF CON EDISON COMMON SHARES

    No gain or loss will be recognized by U.S. Holders who exchange their Con Edison common shares solely for New Con Edison common stock. The aggregate adjusted tax basis of the New Con Edison common stock will be the same as the aggregate adjusted tax basis of those Con Edison common shares. The holding period of New Con Edison common stock will include the holding period of those Con Edison common shares.

    U.S. HOLDERS OF NORTHEAST COMMON SHARES

        U.S. HOLDERS OF NORTHEAST COMMON SHARES WHO RECEIVE SOLELY NEW CON EDISON COMMON STOCK

    No gain or loss will be recognized by U.S. Holders of Northeast common shares who exchange their Northeast common shares, together with the shareholder rights pursant to the Northeast rights agreement, solely for New Con Edison common stock except with respect to any cash received instead of a fractional share. The aggregate adjusted tax basis of the New Con Edison common stock received by each such U.S. Holder will be the same as the aggregate adjusted tax basis of those Northeast common shares and the shareholder rights pursant to the Northeast rights agreement. The holding period of New Con Edison common stock will include the holding period of those Northeast common shares.

    If the Northeast merger closes prior to December 31, 2000, U.S. Holders may realize additional income in connection with the receipt of a right to potentially receive after the Northeast merger closes an additional $1.00 per Northeast common share converted in the Northeast merger (the "divestiture right"). See "Possibility of Receiving $1.00 per Northeast Common Share After the Merger" for a discussion of the tax consequences to U.S. Holders who receive the divestiture right.

        U.S. HOLDERS OF NORTHEAST COMMON SHARES WHO RECEIVE SOLELY CASH

    A U.S. Holder of Northeast common shares who exchanges those Northeast common shares, together with the shareholder rights pursant to the Northeast rights agreement, solely for cash pursuant to the Northeast merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's adjusted tax basis in the Northeast common shares and the shareholder rights pursant to the Northeast rights agreement. The capital gain or loss recognized will be long-term capital gain or loss if the U.S. Holder's holding period for the Northeast common shares exceeds one year. Some non-corporate U.S. Holders will be eligible for a maximum U.S. federal income tax rate of 20% on long-term capital gain.

    If the Northeast merger closes prior to December 31, 2000, U.S. Holders may realize additional income in connection with the receipt of the divestiture right. See "Possibility of Receiving $1.00 per Northeast Common Share After the Merger" for a discussion of the tax consequences to U.S. Holders who receive the divestiture right.

        U.S. HOLDERS OF NORTHEAST COMMON SHARES WHO RECEIVE NEW CON EDISON COMMON STOCK AND CASH

    A U.S. Holder of Northeast common shares who exchanges those Northeast common shares, together with the shareholder rights pursuant to the Northeast rights agreement, for both cash consideration and New Con Edison common stock pursuant to the Northeast merger generally will realize gain or loss in an amount equal to the difference between:

    (i) the sum of the cash and the fair market value of the New Con Edison common stock received, and

    (ii) the U.S. Holder's adjusted tax basis in the Northeast common shares and the shareholder rights pursuant to the Northeast rights agreement.

    The U.S. Holder's gain, if any, will be recognized, however, only to the extent of the amount of cash received. Any loss will not be recognized. Any gain recognized by the U.S. Holder generally will be treated as capital gain. Some non-corporate U.S. Holders will be eligible for a maximum U.S. federal income tax rate of 20% on long-term capital gain.

    A U.S. Holder of Northeast common shares who exchanges those Northeast common shares, together with the shareholder rights pursuant to the Northeast rights agreement, for both cash and New Con Edison common stock, will have an aggregate adjusted tax basis in the New Con Edison common stock received in the Northeast merger equal to the aggregate adjusted tax basis of the Northeast common shares and the shareholder rights pursuant to the Northeast rights agreement, increased by the amount of gain, if any, recognized by such U.S. Holder and decreased by the amount of cash received. The holding period of the New Con Edison common stock received will include the holding period of those Northeast common shares. Adjustments for cash received instead of fractional shares are described below.

    If the Northeast merger closes prior to December 31, 2000, U.S. Holders may realize additional income in connection with the receipt of the divestiture right. See "Possibility of Receiving $1.00 per Northeast Common Share After the Merger" for a discussion of the tax consequences to U.S. Holders who receive the divestiture right.

        U.S. HOLDERS OF NORTHEAST COMMON SHARES WHO RECEIVE CASH INSTEAD OF FRACTIONAL SHARES

    A U.S. Holder of Northeast common shares who receives cash instead of a fractional share of New Con Edison common stock should be treated as having received the fractional share in the Northeast merger and then having exchanged the fractional share for cash in a redemption by New Con Edison. In that case, the preceding discussion of gain, loss and tax basis would apply as if the U.S. Holder had actually received fractional shares of New Con Edison common stock. In addition, the U.S. Holder would generally recognize capital gain or loss equal to the difference between the amount of cash received and that U.S. Holder's adjusted tax basis in the New Con Edison common stock that is allocable to the fractional share. Some non-corporate U.S. Holders will be eligible for a maximum U.S. federal income tax rate of 20% on long-term capital gain. It is possible, however, that the cash received instead of a fractional share of New Con Edison common stock would instead be treated in the same manner as other cash received in the Northeast merger. See "U.S. Holders of Northeast Common Shares Who Receive New Con Edison Common Stock and Cash."

        POSSIBILITY OF RECEIVING $1.00 PER NORTHEAST COMMON SHARE AFTER THE
    MERGER

    If the Northeast merger closes prior to December 31, 2000 and specified conditions relating to the divestiture of some of Northeast's nuclear assets are not satisfied on such closing date, each Northeast shareholder will receive the divestiture right. If the divestiture condition is met on or prior to December 31, 2000, each holder of a divestiture right will receive a $1.00 payment in respect of that right. The discussion under this heading assumes the U.S. Holder is an individual or another cash basis taxpayer. The tax consequences to a U.S. Holder who is not a cash basis taxpayer may differ.

    The receipt by a U.S. Holder in the Northeast merger of the divestiture right should generally be taxable to the extent of the fair market value of such right on the date the Northeast merger closes as if such U.S. Holder had received cash in an amount equal to such fair market value. See "U.S. Holders of Northeast Common Shares Who Receive Solely Cash" or "U.S. Holders of Northeast Common Shares Who Receive New Con Edison Common Stock and Cash," as applicable. The receipt by a U.S. Holder of a $1.00 payment in respect of the divestiture right should generally be taxable to the extent the $1.00 payment exceeds the fair market value of the divestiture right on the day the Northeast merger closes. If no $1.00 payment is received, a U.S. Holder of Northeast common shares should recognize a loss, in the tax year that includes
December 31, 2000, equal to the income or gain recognized in connection with the receipt of the divestiture right.

    Because the tax consequences of the receipt of a contingent right to receive additional cash in connection with a tax free transaction described in
Section 351 of the Internal Revenue Code is uncertain, U.S. Holders of Northeast common shares are urged to consult their own tax advisors concerning the specific tax consequences (including the timing, amount and character of any income or loss recognized) to them of the receipt of the divestiture right.

        BACKUP WITHHOLDING

    Some non-corporate Northeast shareholders may be subject to backup withholding at a 31% rate on cash payments received in connection with the Northeast merger (including cash paid instead of fractional shares of New Con Edison common stock and the $1.00 per Northeast share payments that may be received after the closing of the merger). Backup withholding will not apply, however, to a Northeast shareholder who (1) furnishes a correct taxpayer identification number and certifies as to not being subject to backup withholding on the substitute Form W-9 or successor form which will be included in the letter of transmittal to be delivered to Northeast shareholders prior to the closing of the merger, (2) provides a certification of foreign status on Form W-8 or successor form or (3) is otherwise exempt from backup withholding.

    If you do not provide a correct taxpayer identification number, you may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against your U.S. federal income tax liability. You should consult with your own tax advisors as to your qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    YOU MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE FORM W-9 OR SUBSTITUTE FORM W-8, AS APPLICABLE, AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN YOU SUBMIT YOUR NORTHEAST COMMON SHARE CERTIFICATES.

    DISCLOSURE REQUIREMENTS

    The former holders of Con Edison common shares and Northeast common shares will be required to attach to their income tax returns for the taxable year in which the closing of the merger occurs, and maintain a permanent record of, a complete statement of all the facts relating to the exchange of shares in connection with the merger. The facts to be disclosed by a former holder include the former holder's basis in the Con Edison common shares or in the Northeast common shares and the shareholder rights pursuant to the Northeast rights agreement, as the case may be, transferred to New Con Edison and the number of shares of New Con Edison common stock received in the merger.

    CONSEQUENCES TO CON EDISON, NEW CON EDISON AND NORTHEAST

    No gain or loss will be recognized by New Con Edison, Con Edison or Northeast as a result of the merger.

ACCOUNTING TREATMENT

    The merger will be accounted for as an acquisition of Northeast by New Con Edison, and will therefore be recorded using purchase accounting.

    Under the purchase method of accounting, New Con Edison will add Northeast's assets to its own at their fair market value, and any premium paid over and above the fair market value of Northeast's assets will be reflected as goodwill on New Con Edison's balance sheet and must be written off against New Con Edison's future earnings.

DISSENTERS' OR APPRAISAL RIGHTS

    CON EDISON

    Under New York law, because Con Edison common shares are listed on the New York Stock Exchange, holders of Con Edison common shares will not have any appraisal or dissenters' rights as a result of the merger.

    NORTHEAST

    Under Massachusetts law and the Northeast declaration of trust, Northeast shareholders will not have any appraisal or dissenters' rights as a result of the merger.

WORKFORCE AND EMPLOYEE BENEFIT MATTERS

    CONTINUATION OF AGREEMENTS

    After the completion of the merger, New Con Edison and its subsidiaries will honor and perform all obligations of the employer under any employment contracts, agreements, collective bargaining agreements and commitments of Con Edison and Northeast and their respective subsidiaries existing as of the date of the merger agreement, provided that New Con Edison will not be prevented from enforcing such contracts, agreements, collective bargaining agreements or commitments in accordance with their terms.

    WORKFORCE REDUCTIONS

    Subject to obligations under applicable law and applicable collective bargaining agreements, for a period of three years following the completion of the merger, any reductions in the employee workforce of the ongoing operations of New Con Edison and its subsidiaries will be made on a fair and equitable basis. New Con Edison will give consideration to previous work history, job experience and qualifications, without regard to whether employment prior to the completion of the merger was with Con Edison or its subsidiaries or with Northeast or its subsidiaries.

    Any employee whose employment is terminated or whose job is eliminated will be entitled to participate on a fair and equitable basis, as determined by New Con Edison and its subsidiaries, in the job opportunity and placement programs offered by New Con Edison or its subsidiaries.

    EMPLOYEE BENEFIT PLANS

    Subject to applicable law and applicable collective bargaining agreements, New Con Edison and its subsidiaries will give credit under all employee benefit plans, programs and arrangements to employees for all service prior to the merger with Con Edison or Northeast or their respective subsidiaries, or any predecessor employer (to the extent that such credit was given by Northeast or Con Edison or any of their respective subsidiaries) for all purposes for which such service was taken into account or recognized by Con Edison or Northeast or their respective subsidiaries, but not to the extent crediting such service would result in duplication of benefits (including for benefit accrual purposes under defined benefit pension plans).

    Subject to applicable law and obligations under applicable collective bargaining agreements, New Con Edison and its subsidiaries will maintain, for a period of at least one year after the completion of the merger, employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide to all employees of Con Edison and Northeast and their respective subsidiaries, who were employees immediately prior to the completion of the merger, benefits that are no less favorable than the benefits provided by Con Edison and Northeast and their subsidiaries to their employees as of the date of the merger agreement.

EFFECT ON AWARDS OUTSTANDING UNDER STOCK PLANS

    CON EDISON

    Under the merger agreement, upon completion of the merger, New Con Edison will assume each Con Edison employee stock option plan and each outstanding Con Edison employee stock option. Under the merger agreement, prior to the merger, Con Edison will adjust the terms of all outstanding Con Edison employee stock options to provide that the options will constitute options to acquire shares of New Con Edison common stock, on the same terms and conditions as apply to the Con Edison employee stock options. As of December 31, 1999, employee stock options covering 3,451,370 Con Edison common shares were issued and outstanding.

    NORTHEAST

    Under the merger agreement, upon completion of the merger, New Con Edison will assume each Northeast employee stock option plan and each outstanding Northeast employee stock option. Under the merger agreement, prior to the merger, Northeast will adjust the terms of all outstanding Northeast employee stock options to provide that the options will constitute options to acquire, on the same terms and conditions as apply to the Northeast employee stock options, the same number of shares of New Con Edison common stock (rounded down to the nearest whole share) as the holder of the option would have received in the merger had the holder exercised the option in full immediately prior to the merger. The amount of the exercise price per share of New Con Edison common stock (rounded up to the nearest cent) under any option will be equal to the aggregate amount of the exercise price for the common shares subject to the Northeast option divided by the total number of shares of New Con Edison common stock to be subject to the option. As of December 31, 1999, the number of Northeast common shares reserved for issuance under such plans was 4,461,838. See "The Merger--Interests of Northeast's Trustees and Management in the Merger."

RESALE OF NEW CON EDISON COMMON STOCK

    New Con Edison common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Con Edison or Northeast shareholder who is, or is expected to be, an "affiliate" of Con Edison or Northeast, as applicable, for purposes of Rule 145 under the Securities Act. It is expected that these shareholders will agree not to transfer any New Con Edison common stock received in the merger except pursuant to an effective registration statement under the Securities Act or in a transaction not required to be registered under the Securities Act. The merger agreement requires each of Con Edison and Northeast to use reasonable efforts to cause its shareholders who are, or are expected to be, affiliates to enter into these agreements. This joint proxy statement/prospectus does not cover resales of New Con Edison common stock received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

LEGAL PROCEEDINGS RELATED TO THE MERGER

    Two virtually identical Northeast shareholder class action complaints have been filed in New York Supreme Court for the County of New York on October 13, 1999 and October 19, 1999, respectively.

The complaints name Northeast and the ten members of the Northeast Board of Trustees as defendants.

    The complaints allege that the members of the Northeast Board of Trustees breached their fiduciary duties to Northeast's shareholders by agreeing to be acquired by Con Edison without fully considering other possible offers for Northeast. The plaintiffs seek equitable relief, including, in each case, an order that Northeast consider other offers for Northeast. The plaintiffs also seek to recover costs and attorneys' fees incurred in their class actions. Northeast believes that the lawsuits are without merit and intends to defend vigorously against them.

    Both cases have been removed to the U.S. District Court for the Southern District of New York, where they are now pending. On January 3, 2000, the defendants moved to dismiss both complaints on various grounds.

    Neither Con Edison nor Northeast believes that the proceedings will have an adverse effect on Northeast's ability to consummate the merger or any adverse effect on its business or operations.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS; DIRECTORS,
                        TRUSTEES AND EXECUTIVE OFFICERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF CON EDISON

    The following table provides, as of December 31, 1999, information with respect to persons who are known to Con Edison to beneficially own more than five percent of the common shares of Con Edison.

                                                                  SHARES OF
                                                                    COMMON
                                                              STOCK BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED          PERCENT OF CLASS
------------------------------------                          ------------------   ----------------
Capital Research and Management Company ....................      11,928,200(1)           5.4%
  333 South Hope Street
  Los Angeles, CA 90071

------------------------

(1) Capital Research and Management Company has sole dispositive power for 11,928,200 shares.

SECURITY OWNERSHIP OF MANAGEMENT OF CON EDISON

    The following table shows, as of December 31, 1999, all of the common shares owned beneficially by each person who is or was a director of Con Edison since January 1, 1999. In addition, the following table shows, as of December 31, 1999, all of the common shares owned beneficially by (i) Con Edison's Chief Executive Officer, Eugene R. McGrath, (ii) Con Edison's four most highly compensated executive officers other than Mr. McGrath, who were serving as executive officers as of the end of the last fiscal year and (iii) the directors and executive officers of Con Edison as a group.

                                                             SHARES OF COMMON
                                                            STOCK BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED(1)        PERCENT OF CLASS(2)
------------------------                                    ------------------   -------------------
Eugene R. McGrath.........................................        154,826(3)
Joan S. Freilich..........................................         33,976(3)
E. Virgil Conway..........................................         14,005
Gordon J. Davis...........................................          2,250
Michael J. Del Giudice....................................          1,450
Ellen V. Futter...........................................          2,414
Sally Hernandez-Pinero....................................          1,370
Peter W. Likins...........................................          4,503
Robert G. Schwartz........................................          2,415
Richard A. Voell..........................................          5,259
Stephen R. Volk...........................................          2,617
J. Michael Evans..........................................         41,359(3)
Charles F. Soutar.........................................         39,250(3)
Stephen B. Bram...........................................         32,476(3)
George Campbell, Jr.......................................             --(4)
All directors and executive officers as a group (45
  persons)................................................        644,519(3)

------------------------------

(1) Each director and executive officer holds his or her shares with sole voting and investment power, except for shares as to which voting power or investment power, or both, are shared with a spouse.

(2) As of December 31, 1999, the directors and executive officers of Con Edison, as a group, beneficially owned less than one percent of the Con Edison common shares outstanding.

(3) Includes shares that could be acquired pursuant to currently exercisable options and options becoming exercisable within 60 days as follows:
    Mr. McGrath-140,000 shares; Ms. Freilich-32,000 shares; Mr. Evans-40,000 shares; Mr. Soutar-34,000 shares; Mr. Bram-32,000 shares; and executive officers other than those named in the table above-366,519 shares.

(4) Dr. Campbell was appointed a director of Con Edison on February 17, 2000 and does not own any Con Edison common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF NORTHEAST

    The following table provides, as of December 31, 1999, information with respect to persons who are known to Northeast to beneficially own more than five percent of the common shares of Northeast.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED          PERCENT OF CLASS
------------------------------------                          ------------------   ----------------
Barrow, Hanley, Mewhinney & Strauss, Inc....................      13,099,288(1)           9.9%
  One McKinney Plaza
  3232 McKinney Avenue, 15th Floor
  Dallas, TX
Capital Research and Management Company ....................       7,525,000(2)           5.7%
  333 South Hope Street
  Los Angeles, CA 90071

------------------------------

(1) Barrow, Hanley, Mewhinney & Strauss, Inc. held 13,099, 288 common shares of Northeast. According to the Schedule 13G, Barrow, Hanley, Mewhinney & Strauss, Inc. has sole voting power for 9,552,488 shares, shared voting power for 3,546,800 shares and sole dispositive power for 13,099,288 shares.

(2) Capital Research and Management Company has sole dispositive power for 7,525,000 shares.

SECURITY OWNERSHIP OF MANAGEMENT OF NORTHEAST

    The following table shows, as of January 18, 2000, all of the common shares owned beneficially by each person who is or was a trustee of Northeast since January 1, 1999. In addition, the following table shows, as of January 18, 2000, all of the common shares owned beneficially by (i) Northeast's Chief Executive Officer, Michael G. Morris, (ii) Northeast's four most highly compensated executive officers other than Mr. Morris, who were serving as executive officers as of the end of the last fiscal year and (iii) the trustees and executive officers of Northeast as a group.

                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY
NAME OF BENEFICIAL OWNER                                            OWNED          PERCENT OF CLASS(1)
------------------------                                      ------------------   -------------------
Michael G. Morris...........................................         400,496(9)
Cheryl W. Grise.............................................          33,107(6)
Cotton Mather Cleveland.....................................           8,199(2)
William F. Conway...........................................           9,941(2)(3)
E. Gail de Planque..........................................           7,773(2)
John H. Forsgren............................................          79,676(4)
Raymond L. Golden...........................................           7,266(5)
Elizabeth T. Kennan.........................................           9,204(2)
Bruce D. Kenyon.............................................          87,377(7)
Hugh C. MacKenzie...........................................          35,694(8)
William J. Pape II..........................................           7,749(2)
Robert E. Patricelli........................................          13,285(2)
John F. Swope...............................................          11,258(2)
John F. Turner..............................................           5,938(2)(10)

All trustees and executive officers as a group (17
  persons)..................................................         728,947(11)

(1) As of January 18, 2000, the Trustees and executive officers of Northeast, as a group, beneficially owned less than one percent of the Northeast common shares outstanding.

(2) Includes 3,750 shares that could be acquired by the beneficial owner pursuant to currently exercisable options and 1,250 shares that could be acquired by the beneficial owner pursuant to options becoming exercisable within sixty days.

(3) Includes 4,941 shares held jointly by Mr. Conway and his wife, who share voting and investment power.

(4) Includes 174 shares held in an employee stock ownership plan and 8,213 restricted shares, as to which Mr. Forsgren has sole voting power but no dispositive power. Includes 48,788 shares that could be acquired by Mr. Forsgren pursuant to currently exercisable options and 10,951 shares that could be acquired by Mr. Forsgren pursuant to options becoming exercisable within sixty days.

(5) Includes 1,250 shares that could be acquired by Mr. Golden pursuant to currently exercisable options and 1,250 shares that could be acquired by Mr. Golden pursuant to options becoming exercisable within sixty days.

(6) Includes 4,928 restricted shares, as to which Mrs. Grise has sole voting power but no dispositive power. Includes 8,611 shares that could be acquired by Mrs. Grise pursuant to currently exercisable options and 6,571 shares that could be acquired by Mrs. Grise pursuant to options becoming exercisable within sixty days. Includes 261 shares held by Mrs. Grise's husband, with whom she shares voting and dispositive power.

(7) Includes 305 shares held in an employee stock ownership plan and 5,201 restricted shares, as to which Mr. Kenyon has sole voting power but no dispositive power. Includes 14,157 shares that could be acquired by Mr. Kenyon pursuant to currently exercisable options and 6,935 shares that could be acquired by Mr. Kenyon pursuant to options becoming exercisable within sixty days.

(8) Includes 4,928 restricted shares, as to which Mr. MacKenzie has sole voting power but no dispositive power. Includes 10,331 shares that could be acquired by Mr. MacKenzie pursuant to currently exercisable options and 6,571 shares that could be acquired by Mr. MacKenzie pursuant to options becoming exercisable within sixty days.

(9) Includes 265 shares held in an employee stock ownership plan and 28,719 restricted shares, as to which Mr. Morris has sole voting power but no dispositive power. Includes 318,049 shares that could be acquired by Mr. Morris pursuant to currently exercisable options and 31,118 shares that could be acquired by Mr. Morris pursuant to options becoming exercisable within sixty days. Includes 13,095 shares held jointly by Mr. Morris and his wife, who share voting and investment power.

(10) Includes 938 shares held jointly by Mr. Turner and his wife, who share voting and investment power.

(11) Includes 264 shares held in an employee stock ownership plan and 9,711 restricted shares held by executive officers other than those named in the table above as to which they have sole voting power but no dispositive power. Includes 9,810 shares that could be acquired by them pursuant to currently exercisable options and 11,316 shares that could be acquired by them pursuant to options becoming exercisable within sixty days.

                               REGULATORY MATTERS

GENERAL

    A summary of the material regulatory matters affecting approval of the proposed merger are set forth below. The parties to the merger agreement have agreed to use their reasonable best efforts to obtain all governmental approvals and clearances necessary to consummate the merger.

    While we believe that we will receive the regulatory approvals and clearances for the merger that are summarized below, there can be no assurances as to the timing of these approvals and clearances or our ability to obtain these approvals and clearances on satisfactory terms or otherwise. Consummation of the merger is conditioned upon receipt of final orders from the various federal and state commissions described below and that the final orders satisfy conditions described below in "The Merger Agreement--Conditions to the Completion of the Merger." There can be no assurance that any of these approvals or clearances will be obtained or, if obtained, will satisfy the conditions described in such section.

STATE APPROVALS OR FILINGS

    State regulatory approvals and filings will be obtained and made, as applicable, prior to the consummation of the merger, unless Con Edison and Northeast otherwise determine, including as follows:

    - The Connecticut Department of Public Utility Control has jurisdiction over Northeast's subsidiary, The Connecticut Light and Power Company. Con Edison and Northeast filed an application with the Department on January 12, 2000. The application requests approval for New Con Edison to directly control Connecticut Light and Power. The Department will consider whether New Con Edison is financially, technologically and managerially suitable to control Connecticut Light and Power as well as the ability of Connecticut Light and Power to continue to provide safe, adequate and reliable service to the public through its plant, equipment, and manner of operation were the application to be approved. On February 10, 2000, the Department issued a Notice of Hearing and time schedule providing for a final decision on May 10, 2000.

    - The Maine Public Utilities Commission has jurisdiction over the indirect transfer of control pursuant to the merger of Northeast's subsidiary, Public Service Company of New Hampshire, which is regulated as a public utility in Maine. On January 19, 2000, Public Service Company filed an application with the Commission requesting an order exempting the merger under Maine law since Public Service Company has no utility customers in Maine.

    - Although the formal approval of the Massachusetts Department of Telcommunications and Energy is not required, on January 13, 2000, Con Edison and Northeast made an informational filing with the Department requesting that the Department confirm that it has no jurisdiction.

    - The New Hampshire Public Utilities Commission has jurisdiction over Public Service Company of New Hampshire and two other Northeast subsidiaries, and the authority to approve the merger. On January 18, 2000, Con Edison, Northeast and the three Northeast subsidiaries propose to file an application with the Commission for approval. The Commission must find that the merger will not adversely affect the rates, terms, service, or operations of the utility subsidiaries and that the merger is lawful, proper and in the public interest.

    - Although the formal approval of the New Jersey Board of Public Utilities is not required, on January 13, 2000, Con Edison and Northeast made an informational filing with the Board.

    - Con Edison and Northeast do not believe that the New York Public Service Commission has jurisdiction over the merger but Con Edison and Northeast are asking the Commission to support the merger and to grant any approvals necessitated by the merger such as for changes in accounting and affiliate rules. The standard for granting the approvals is that they be in the public interest and that any rate changes be just and reasonable. On January 12, 2000 the companies filed a petition with the New York Public Service Commission.

    - The Pennsylvania Public Utility Commission has jurisdiction over Con Edison's subsidiary, Pike County Light & Power Company, and the Commission's approval will be required to consummate the merger. The Commission will approve the merger if it finds that the approval is necessary or proper for the service, accommodation, convenience or safety of the public. On January 20, 2000 an application was filed with the Pennsylvania Public Utility Commission.

    - The Vermont Public Service Board has jurisdiction over Public Service Company of New Hampshire which is regulated as a public utility in the state of Vermont. As a result, the Board must approve the merger. Con Edison, Northeast and Public Service Company intend to file an application for approval with the Board. Vermont law provides that the Board may grant such approval only after notice and opportunity for hearing and upon a finding that such an acquisition will promote the public good. The companies filed an application with the Vermont Public Serivce Board on January 19, 2000.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    Con Edison is currently a holding company exempt from most provisions of the Public Utility Holding Company Act under Section 3(a)(1) pursuant to Rule 2 of the Act. Northeast is currently a holding company regulated by and registered under the Public Utility Holding Company Act. Con Edison and Northeast are required to obtain Securities and Exchange Commission approval under
Section 9(a)(2) of the Public Utility Holding Company Act in connection with the merger. Section 9(a)(2) requires an entity owning, directly or indirectly, 5% or more of the outstanding voting securities of a public utility company (as defined in the Public Utility Holding Company Act) to obtain the approval of the Securities and Exchange Commission prior to acquiring a direct or indirect interest in 5% or more of the voting securities of any additional public utility company. As a result of the merger, Con Edison, a holding company, which currently holds in excess of 5% of the voting securities of a public utility within the meaning of the Public Utility Holding Company Act, will be deemed to have indirectly acquired through New Con Edison all of the common shares of the subsidiaries of Northeast that are public utility companies within the meaning of the Public Utility Holding Company Act. Therefore, the approval of the merger by the Securities and Exchange Commission is required. The companies filed an application with the Securities and Exchange Commission on January 20, 2000.

    Under the applicable standards of the Public Utility Holding Company Act, the Securities and Exchange Commission is directed to approve the merger, unless it finds that:

    - the merger would tend towards detrimental interlocking relations or a detrimental concentration of control (creating an overly large and complex system, rather than one that affords the opportunity to achieve economies of scale and efficiencies and the realization of operating synergies that benefit investors and consumers);

    - the consideration to be paid in connection with the merger is not reasonable;

    - the merger would unduly complicate the capital structure of New Con Edison's holding company system or would be detrimental to the proper functioning of New Con Edison's holding company system; or

    - the merger would violate applicable state law.

    To approve the merger, the Securities and Exchange Commission must also find that the merger would tend towards the development of an integrated public utility. An integrated public utility is one where, in respect of electric utility assets:

    - the utility assets are physically interconnected or capable of physical interconnection;

    - the utility assets, under normal conditions, may be economically operated as a single interconnected and coordinated system;

    - the system must be confined in its operation to a single area or region;
      and

    - the system must not be so large as to impair (considering the state of the art and the area or region affected) the advantages of localized management, efficient operations, and the effectiveness or regulation.

    New Con Edison will be required to be registered under Section 5 of the Public Utility Holding Company Act at the effective time of the merger. In that event, New Con Edison will become subject to the restrictions that the Public Utility Holding Company Act imposes on registered holding company systems. Among these are the requirements that certain securities issuances as well as sales and acquisitions of utility assets or of securities of utility companies and acquisitions of interests of any other business be approved or authorized by the Securities and Exchange Commission. The Public Utility Holding Company Act also limits the ability of registered holding companies to engage in nonutility ventures and regulates any holding company system service company and the rendering of services by holding company affiliates to the system's utilities. The Public Utility Holding Company Act restrictions are not expected to have a material adverse impact on New Con Edison due to the fact that Northeast is already regulated by and registered under the Public Utility Holding Company Act and that Con Edison expects that its current and planned non-utility investments and transactions will be permitted under the Act. Although the Securities and Exchange Commission may, pursuant to the Public Utility Holding Company Act, require the divestiture of any business of the combined company that is not functionally related as a condition to approval of the merger, Con Edison and Northeast believe that all of their non-utility activities after completion of the merger will meet the requirements for retention by a registered holding company. In conjunction with the registration of New Con Edison as a holding company under the Public Utility Holding Company Act, the Securities and Exchange Commission may review the question of whether the system can retain both gas and electric utility operations. Based on recent orders issued by the Securities and Exchange Commission under the Public Utility Holding Company Act, Con Edison and Northeast believe they will be permitted to retain all of their utility operations.

FEDERAL ENERGY REGULATORY COMMISSION

    Section 203 of the Federal Power Act provides that no public utility may sell or otherwise dispose of its jurisdictional facilities, directly or indirectly merge or consolidate its facilities with those of any other person, or acquire any security of any other public utility without first having obtained authorization from the Federal Energy Regulatory Commission. Because Con Edison and Northeast own "jurisdictional facilities" under the Federal Power Act, the Federal Energy Regulatory Commission's approval under Section 203 is required before Con Edison and Northeast may consummate the merger. Section 203 provides that the Federal Energy Regulatory Commission is required to grant its approval if the merger is found to be "consistent with the public interest."

    The Federal Energy Regulatory Commission stated in its 1996 Utility Merger Policy Statement that, in analyzing a merger under Section 203, it will evaluate the following criteria:

    - the effect of the merger on competition in wholesale electric power markets, utilizing an initial screening approach derived from the Department of Justice/Federal Trade Commission Horizontal Merger Guidelines to determine if a merger will result in an increase in an applicant's market power;

    - the effect of the merger on the applicant's Federal Energy Regulatory Commission jurisdictional ratepayers; and

    - the effect of the merger on state and federal regulation of the applicants.

    The Federal Energy Regulatory Commission will review these factors to determine whether the merger is consistent with the public interest. If the Federal Energy Regulatory Commission finds that the merger would adversely affect competition, wholesale rates, or regulation, it may, pursuant to the Federal Power Act, deny approval of the merger or impose remedial conditions intended to mitigate such effects. Based on recent Federal Energy Regulatory Commission decisions, Con Edison and Northeast believe that the merger proposal satisfies all of the Federal Energy Regulatory Commission's criteria for ensuring that the merger will not have any adverse competitive effects. Moreover, Con Edison and Northeast have committed in their application to hold wholesale customers harmless for a period of five years from any merger-related costs in excess of savings and have committed to follow certain Federal Energy Regulatory Commission cost allocation policies in order to ensure that the merger will not impair regulation. The companies filed their application under
Section 203 on January 14, 2000.

NUCLEAR REGULATORY COMMISSION

    The Atomic Energy Act provides that a Nuclear Regulatory Commission license for nuclear generating facilities may not be transferred or in any manner disposed of, directly or indirectly, through transfer of control, unless the Nuclear Regulatory Commission finds that the transfer complies with the Atomic Energy Act and consents to the transfer. Subsidiaries and affiliates of Con Edison and Northeast hold licenses for their nuclear generating facilities. On January 13, Con Edison and Northeast sought approval from the Nuclear Regulatory Commission of the transfer of control resulting from the merger.

UNITED STATES ANTITRUST LAW

    The Hart-Scott-Rodino Antitrust Improvements Act and the related rules and regulations prohibit Con Edison and Northeast from completing the merger until they submit required information to the Antitrust Division of the Department of Justice and the Federal Trade Commission and until applicable waiting period requirements have been satisfied. Even after the Hart-Scott-Rodino waiting period expires or terminates, the Antitrust Division or the Federal Trade Commission may later challenge the merger on antitrust grounds. Con Edison and Northeast do not believe that the merger will violate federal antitrust laws. If the merger is not completed within 12 months after the expiration or earlier termination of the initial Hart-Scott-Rodino waiting period, Con Edison and Northeast would be required to submit new information to the Antitrust Division and the Federal Trade Commission, and a new Hart-Scott-Rodino waiting period would begin. After the initial pre-merger notification filing with the Antitrust Division of the Department of Justice and the Federal Trade Commission, Con Edison received a request for additional information from the Department of Justice. Con Edison intends to comply with this request and does not expect that it will have any adverse effect upon the consummation of the merger.

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                              THE MERGER AGREEMENT

    THE FOLLOWING SUMMARY OF THE MERGER AGREEMENT IS QUALIFIED BY REFERENCE TO THE COMPLETE TEXT OF THE MERGER AGREEMENT, WHICH IS INCORPORATED BY REFERENCE AND ATTACHED AS ANNEX A.

THE MERGER

    Under the merger agreement, Con Edison will merge into New Con Edison, with New Con Edison being the surviving corporation, and N Acquisition LLC, a Massachusetts limited liability company and indirect wholly owned subsidiary of Con Edison, will merge with and into Northeast, with Northeast being the surviving entity. Upon completion of the merger, the holders of Con Edison common shares and Northeast common shares will together own all of New Con Edison's outstanding shares of common stock, New Con Edison will own all of the assets of Con Edison and Northeast will be a wholly owned subsidiary of New Con Edison.

TIMING OF CLOSING

    The closing will occur within two business days after the day on which the last of the conditions set forth in the merger agreement has been satisfied or waived, unless Con Edison and Northeast agree to a different date or time. We plan to file certificates of merger with the Department of State of the State of New York, the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts immediately upon the closing, at which time the merger will be effective.

MERGER CONSIDERATION

    The merger agreement provides that each Con Edison common share outstanding immediately prior to the closing of the merger will, at closing, be converted into one share of New Con Edison common stock. Any Con Edison common shares held by Con Edison as treasury shares or owned by New Con Edison will be canceled without any payment for those shares.

    The merger agreement provides that Northeast shareholders may elect to receive a fraction (the "Exchange Ratio") of a share of New Con Edison common stock equal to a numerator of $25.00 divided by the weighted average trading price of a Con Edison common share over 20 trading days randomly selected from the 40 trading days ending five trading days prior to the closing. However, the Con Edison share price used to calculate the fraction will not be less than $36.00 nor greater than $46.00. Also, $1.00 will be added to the numerator if, on or prior to the closing of the merger, Northeast's subsidiaries enter into binding agreements to sell to one or more non-affiliated third parties Northeast's interests in the Millstone Station Unit 2 and Millstone Station Unit 3 nuclear power plant assets, which may or may not include any interest owned by Public Service Company of New Hampshire, in accordance, in all material respects, with applicable law and the rules and regulations of the Connecticut Department of Public Utility Control ("DPUC") for approval of such agreements and (x) the Utility Operations and Management Unit ("UOMA") of the DPUC has submitted a formal written recommendation to the DPUC for approval of the agreements or (y) the DPUC has issued a final order approving the agreements (the "divestiture condition"). In addition, $.0034 will be added to the numerator for each day after August 5, 2000 through the day prior to the closing of the merger.

    In the alternative, holders of Northeast common shares may elect to receive cash consideration equal to $25.00 per Northeast common share, provided that an additional $1.00 per share will be payable if, on or prior to the closing of the merger, Northeast satisfies the divestiture condition and an additional $.0034 per share will be payable for every day after August 5, 2000 through the day prior to the closing of the merger.

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    If the merger closes on or prior to December 31, 2000, and the divestiture condition has not been satisfied but thereafter and on or prior to December 31, 2000, Northeast satisfies the divestiture condition, then each Northeast shareholder (whether the shareholder elected stock or cash consideration) will be entitled to $1.00 per converted Northeast common share to be paid in cash by New Con Edison. In no event where the merger closes on or prior to December 31, 2000 will Northeast shareholders be entitled to this additional consideration if the divestiture condition is not satisfied on or prior to December 31, 2000. The additional consideration will be paid where the merger closes after December 31, 2000, and the divestiture condition is satisfied prior to the closing.

    Elections for stock consideration or cash consideration will each be subject to the allocation and proration procedures described below. Any Northeast common shares owned by Northeast or New Con Edison will be canceled without any payment for those shares or rights.

    The auction process with respect to the Millstone Station nuclear power plant assets began with the filing, in November 1999, of a divestiture plan with the DPUC. Northeast presently expects to enter into binding agreements for the sale of the assets in the second or third quarter of 2000, but, due to a pending motion filed by the Connecticut Office of Consumer Counsel to stay an earlier DPUC decision relating to the auction process and various other uncertainties, Northeast is unable to predict the schedule for the required regulatory approvals or the success of the proposed divestiture. See "Risk Factors--Delays in the Northeast Nuclear Facilities Divestiture Could Result in Northeast Shareholders Not Receiving the Additional $1.00 Adjustment to the Merger Consideration."

ALLOCATION AND PRORATION

    If greater than 50% of the outstanding Northeast common shares eligible to be converted into merger consideration (the "Maximum Stock Election Number") elect or are deemed to elect stock consideration, then all holders that elected or were deemed to have elected to receive stock (the "Requested Stock Amount") will receive, with respect to each Northeast share for which an election has been made or deemed made:

    - a number of shares equal to the product of the Exchange Ratio and a fraction (the "Stock Proration Factor"), the numerator of which is the Maximum Stock Election Number and the denominator of which is the Requested Stock Amount; and

    - cash in an amount equal to the product of one minus the Stock Proration Factor and $25.00.

    If greater than 50% of the outstanding Northeast common shares eligible to be converted into merger consideration (the "Maximum Cash Election Number") elect or are deemed to elect cash consideration, then all holders that elected or were deemed to have elected to receive cash (the "Requested Cash Amount") will receive, with respect to each Northeast share for which an election has been made or deemed made:

    - cash in an amount equal to the product of $25.00 and a fraction (the "Cash Proration Factor"), the numerator of which is the Maximum Cash Election Number and the denominator of which is the Requested Cash Amount; and

    - a number of shares equal to the product of one minus the Cash Proration Factor and the Exchange Ratio.

    As a result of the above-mentioned allocation and proration, the amount of New Con Edison common stock and cash received by holders of shares of Northeast may differ from their actual election. If New Con Edison common stock is over-subscribed by holders of shares of Northeast, those holders who elected to receive New Con Edison common stock may instead receive part of his or her consideration in the form of cash. If cash is over-subscribed by holders of shares of Northeast, those

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holders who elected to receive cash may instead receive part of his or her consideration in the form of shares.

PROCEDURES FOR ELECTION AND EXCHANGE OF NORTHEAST CERTIFICATES; FRACTIONAL
  SHARES

    NORTHEAST SHAREHOLDERS SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED JOINT PROXY STATEMENT/PROSPECTUS. CON EDISON SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE THEIR CON EDISON SHARE CERTIFICATES AS A RESULT OF THE MERGER.

    At least 15 but no more than 60 days prior to the closing of the merger, New Con Edison, Con Edison and Northeast will mail a form of election to the record holders of Northeast common shares as of a record date five business days prior to the mailing. Northeast will use its reasonable best efforts to make the form of election available to all persons who become record holders of Northeast common shares during the period between the record date and the closing of the merger. To be effective, a form of election must be:

    - properly completed;

    - accompanied by the certificates for the Northeast common shares for which the election is being made (endorsed in blank or otherwise acceptable for transfer on the books of Northeast or by an appropriate guarantee of delivery); and

    - received by the exchange and paying agent by 5:00 p.m. New York City time, on the fifth business day immediately preceding the closing of the merger.

    If no form of election is received with respect to Northeast common shares, or if New Con Edison determines that an election was not properly made then:

    - in the event that the Requested Stock Amount exceeds the Maximum Stock Election Number, an election for cash will be deemed to have been made;

    - in the event that the Requested Cash Amount exceeds the Maximum Cash Election Number, an election for stock will be deemed to have been made; and

    - in the event that neither the Maximum Stock Election Number has been exceeded by the Requested Stock Amount nor the Maximum Cash Election Number has been exceeded by the Requested Cash Amount, an election for cash will be deemed to have been made until the point where the Requested Cash Amount would exceed the Maximum Cash Election Number, following which an election for stock will be deemed to have been made.

    If a deemed election requires elections for both stock and cash, New Con Edison will to the extent possible allocate the deemed election pro rata among the Northeast common shares subject to the deemed elections.

    Holders may revoke their elections by filing a written revocation with the exchange and paying agent before the deadline for submitting elections. All elections will be automatically revoked if the exchange and paying agent receives written notice from Con Edison that either the Con Edison merger or the Northeast merger has been abandoned. Upon revocation, the certificates (or guarantees of delivery) covered by the elections will be promptly returned. Revoked elections can only be replaced by a new form of election properly completed and accompanied by the applicable certificates (endorsed in blank or otherwise acceptable for transfer on the books of Northeast) that is received by the exchange and paying agent by the deadline for submitting elections. In the case of multiple forms of elections received by the exchange and paying agent in respect of the same Northeast common shares the last dated (or if not dated, the last received) will govern.

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    As soon as reasonably practicable after the completion of the merger, the exchange and paying agent will mail the following materials to each holder of record of Northeast common shares whose shares were converted into the right to receive the consideration to be issued in the merger:

    - a letter of transmittal for use in submitting these shares to the exchange and paying agent for exchange; and

    - instructions explaining what the holders must do to effect the surrender of Northeast certificates in exchange for the consideration to be issued in the merger.

Appropriate adjustments to the foregoing exchange procedures will be made to account for holders who have previously submitted certificates with their form of election.

    Northeast holders should complete and sign the letter of transmittal and return it to the exchange and paying agent together with his or her certificates in accordance with the instructions.

    After the merger, each certificate that previously represented Northeast common shares will represent only the right to receive the merger consideration, including cash for any fractional shares of New Con Edison common stock.

    Holders of certificates previously representing Northeast common shares will not be paid dividends or distributions on the New Con Edison common stock into which their shares have been converted with a record date after the merger, and will not be paid cash for any fractional shares of New Con Edison common stock, until their certificates are surrendered to the exchange and paying agent for exchange. When their certificates are surrendered, any unpaid dividends and any cash instead of fractional shares will be paid without interest.

    In the event of a transfer of ownership of Northeast common shares which is not registered in the records of the transfer agent of Con Edison or Northeast, a certificate representing the proper number of shares of New Con Edison common stock may be issued to a person other than the person in whose name the surrendered certificate is registered if:

    - the certificate is properly endorsed or otherwise is in proper form for transfer, and

    - the person requesting payment and issuance either:

       - pays any transfer or other taxes resulting from the issuance of shares of New Con Edison common stock to a person other than the registered holder of the certificate, or

       - establishes to the satisfaction of New Con Edison that any taxes have been paid or are not applicable.

    All cash paid and shares of New Con Edison common stock issued upon surrender of certificates representing Northeast common shares, including any cash paid instead of any fractional shares of New Con Edison common stock, will be deemed to have been issued and paid in full satisfaction of all rights relating to those Northeast common shares, as the case may be. Northeast will remain obligated, however, to pay any dividends or make any other distributions declared or made by Northeast on Northeast common shares with a record date before the completion of the merger and which remain unpaid at the completion of the merger. If Northeast certificates are presented to New Con Edison or the exchange and paying agent after the completion of the merger, they will be canceled and exchanged as described above.

    No fractional shares of New Con Edison common stock will be issued upon the conversion of Northeast common shares.

    As promptly as practicable after the completion of the merger, the exchange and paying agent will sell on the New York Stock Exchange the excess of the number of whole shares of New Con Edison common stock delivered to the exchange and paying agent for exchanges in connection with the merger over the aggregate number of whole shares of New Con Edison common stock to be distributed to

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former Northeast shareholders. The exchange and paying agent will pay to each former Northeast shareholder a pro rata share of the sale proceeds based upon the ratio of each shareholder's fractional share interest to the aggregate amount of fractional share interests to which all former Northeast shareholders are entitled. Notwithstanding the foregoing, New Con Edison may in the alternative, at its option, elect to pay to each former Northeast shareholder an amount in cash equal to the product of each shareholder's fractional share interest and the closing price for a share of Con Edison common shares as reported on the New York Stock Exchange Composite Transaction Tape on the business day immediately prior to the closing of the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER

    MUTUAL CLOSING CONDITIONS. Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

    - approval by the Con Edison and Northeast shareholders,

    - absence of legal prohibition on completion of the merger,

    - New Con Edison's registration statement on Form S-4, which includes this joint proxy statement/ prospectus, not being subject to any stop order or proceeding seeking a stop order, and

    - approval for listing on the New York Stock Exchange of the shares of New Con Edison common stock to be issued in the merger, subject to official notice of issuance,

    ADDITIONAL CLOSING CONDITIONS FOR CON EDISON'S BENEFIT. Con Edison's obligation to complete the merger is subject to the following additional conditions:

    - accuracy as of closing of the representations and warranties made by Northeast to the extent set forth in the merger agreement,

    - performance in all material respects by Northeast of the obligations required to be performed by it at or prior to closing,

    - receipt of an opinion of counsel that the Con Edison merger will qualify as a tax-free reorganization,

    - absence of a material adverse change with respect to Northeast (including the discovery of, any deterioration in, or any worsening of, any change, effect, event, occurrence or state of facts existing or known as of October 13, 1999) during the period from and after October 13, 1999 until closing,

    - all regulatory approvals for the merger being obtained at or prior to closing on terms or conditions that would not have, individually or in the aggregate, a material adverse effect on Con Edison, Northeast or New Con Edison and its prospective subsidiaries, taken as a whole,

    - receipt of a certificate of an executive officer of Northeast as to the satisfaction of closing conditions, and

    - absence of any event triggering any rights under the Northeast rights agreement and such rights not becoming unredeemable by Northeast's Board of Trustees.

    ADDITIONAL CLOSING CONDITIONS FOR NORTHEAST'S BENEFIT. Northeast's obligation to complete the merger is subject to the following additional conditions:

    - accuracy as of closing of the representations and warranties made by Con Edison to the extent set forth in the merger agreement,

    - performance in all material respects by Con Edison of the obligations required to be performed by it at or prior to closing,

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
    - receipt of an opinion of counsel that the Northeast merger, taken together with the Con Edison merger, will qualify as a transaction described in
      Section 351 of the Internal Revenue Code,

    - absence of a material adverse change with respect to Con Edison (including the discovery of, any deterioration in, or any worsening of, any change, effect, event, occurrence or state of facts existing or known as of October 13, 1999) during the period from and after October 13, 1999 until closing,

    - all regulatory approvals for the merger being obtained on terms that are not reasonably expected to result in a material adverse effect on Con Edison or New Con Edison and its prospective subsidiaries, taken as a whole, and

    - receipt of a certificate of an executive officer of Con Edison as to the satisfaction of closing conditions.

    The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used in respect of any person, a material adverse change or effect on

    - the business, assets, properties, condition (financial or otherwise), results of operations or prospects of that person and its subsidiaries, taken as a whole, or

    - the ability of that person to perform its material obligations under the merger agreement or the ability of that person to consummate the merger and the other transactions contemplated by the merger agreement.

NO SOLICITATION BY NORTHEAST

    Northeast has agreed that it and its subsidiaries and their trustees, directors, officers, employees, advisors or other representatives will not, directly or indirectly:

    - solicit, initiate or encourage (including by way of furnishing information), any inquiries or the making of any takeover proposal, as described below, involving it, or

    - participate in any discussions or negotiations regarding any takeover proposal involving it.

    The merger agreement provides that the term "takeover proposal" means any inquiry, proposal or offer relating to any acquisition of a business that constitutes 15% or more of the net revenues, net income or assets of Northeast and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Northeast or any Northeast subsidiary owning, operating or controlling a material Northeast business, any tender offer or exchange offer that would result in any person owning 15% or more of any class of equity securities of Northeast or any such Northeast subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation or dissolution involving Northeast or any such Northeast subsidiary, other than transactions contemplated by the merger agreement.

    Notwithstanding the foregoing, Northeast may, subject to providing written notice to Con Edison, for a period of 20 business days following delivery of the notice, request that a person making a takeover proposal provide information about itself and its proposal, provided that:

    - the proposal was not solicited by Northeast or otherwise in breach of the terms of this covenant, and

    - it is determined in good faith by Northeast's Board of Trustees after consultation with its outside counsel and financial advisors:

       - that there is a reasonable possibility that the proposal constitutes a superior proposal, and

       - that failing to take such action could reasonably be expected to be a breach of its fiduciary duties.

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    To the extent that, at any time prior to the expiration of the 20-day period referred to above, the Northeast Board of Trustees determines that the takeover proposal constitutes a superior proposal, subject to providing written notice to Con Edison, Northeast may:

    - furnish information with respect to Northeast and its subsidiaries to the person making the proposal pursuant to a confidentiality agreement no less favorable to Northeast than the confidentiality agreement between Northeast and Con Edison in connection with the merger, and

    - participate in discussions or negotiations regarding the proposal.

    Except as expressly permitted by the merger agreement, neither the Board of Trustees of Northeast nor any committee thereof will:

    - withdraw or modify in a manner adverse to Con Edison, or propose publicly to withdraw or modify in a manner adverse to Con Edison, its approval or recommendation of the merger and the merger agreement,

    - approve or recommend, or propose publicly to approve or recommend, any takeover proposal, or

    - cause or permit Northeast to enter into any letters of intent, agreement in principle, acquisition agreement or other similar agreement related to any takeover proposal and Northeast will not enter into any such agreement.

    However, the merger agreement provides that, in the event that, prior to Northeast receiving the approval of its shareholders of the merger agreement, the Board of Trustees of Northeast determines in good faith that a takeover proposal constitutes a superior proposal and after consultation with its outside counsel, that the failure to do so could reasonably be expected to be a breach of its fiduciary duties, the Board of Trustees of Northeast may terminate the merger agreement. Any such termination must be prior to the receipt of Northeast shareholder approval for the merger and at least five business days after written notice to Con Edison stating that the Northeast Board of Trustees plans to accept the superior proposal, specifying the terms and conditions of the proposal and identifying the person making the proposal, provided that, concurrently with the termination, Northeast will enter into an acquisition agreement with respect to the superior proposal and pay to Con Edison the applicable termination fees and the fees and expenses incurred by Con Edison in connection with the merger. See "--Termination Fees; Reimbursement of Expenses."

    The merger agreement provides that the term "superior proposal" means any bona fide proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the voting power of Northeast's outstanding shares or all or substantially all of Northeast's assets, and which in the good faith judgment of Northeast's Board of Trustees is reasonably capable of being completed and is more favorable from a financial point of view than the transactions contemplated by the merger agreement (taking into account changes to the merger agreement proposed by Con Edison).

    The merger agreement also provides that Northeast will immediately advise Con Edison of the receipt of any request for information or of any takeover proposal, the material terms and conditions of the request or proposal and the identity of the person making the request or proposal. Under the merger agreement, Northeast is required to keep Con Edison reasonably informed of the status and details of any such request or proposal.

TERMINATION

    The merger agreement may be terminated at any time prior to the completion of the merger:

    (1) by mutual written consent of Con Edison and Northeast,

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    (2) by either Con Edison or Northeast if:

       (a) the merger has not been completed by April 13, 2001, unless the failure is the result of a breach by the party seeking to terminate; provided, however, that date becomes October 13, 2001 if the closing of the merger is delayed only because there are legal prohibitions to the closing or because regulatory approvals have not been received,

       (b) Con Edison or Northeast shareholders do not approve the merger agreement,

       (c) there is a permanent legal prohibition to the merger, provided that the party seeking to terminate has used its reasonable best efforts to prevent the entry of and to remove the prohibition, or

       (d) the other party breaches the merger agreement in any material respect and the breach would result in the failure of a closing condition relating to representations or warranties or the performance of obligations and has not been or cannot be cured within a reasonable period of time, or

    (3) by Con Edison, if Northeast or any of its trustees or officers breaches the provisions described in "--No Solicitation by Northeast," or

    (4) by Northeast, if prior to obtaining its shareholder approval of the merger agreement:

       - Northeast received an unsolicited takeover proposal satisfying the conditions described in "--No Solicitation by Northeast,"

       - the Board of Trustees of Northeast determines in good faith after consultation with its outside counsel and financial advisors that there is a reasonable possibility that the takeover proposal constitutes a superior proposal and that failure to consider the takeover proposal could reasonably be expected to be a breach of its fiduciary duties,

       - the Board of Trustees of Northeast determines in good faith that the takeover proposal constitutes a superior proposal and, after consultation with outside counsel, that failure to terminate the merger agreement and accept the superior proposal could reasonably be expected to be a breach of its fiduciary duties,

       - Northeast has complied with its other covenants described in "--No Solicitation by Northeast," including providing required notices to Con Edison,

       - Northeast has paid the required termination and expense reimbursement fees described in "--Termination Fees; Reimbursement of Expenses" below, and

       - Northeast enters into an acquisition agreement in connection with the superior proposal.

    The provisions of the merger agreement relating to brokers fees, the confidentiality agreement entered into by Con Edison and Northeast and fees and expenses, including termination fees, will continue in effect notwithstanding the termination of the merger agreement. However, if the merger agreement is validly terminated, the agreement will become void without any liability on the part of any party, unless such party is in willful breach thereof.

    Under the merger agreement, neither Con Edison nor Northeast may terminate the merger agreement based solely on fluctuation in the price of the other party's shares.

TERMINATION FEES; REIMBURSEMENT OF EXPENSES

    TERMINATION FEES

    Northeast must pay to Con Edison a termination fee of $110 million, if any of the following occur:

    (1) a takeover proposal has been made known to Northeast or its subsidiaries or has been made directly to the Northeast shareholders or any person has publicly announced an intention to

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       make a takeover proposal and thereafter Con Edison or Northeast terminates the merger agreement pursuant to paragraph (2)(a) or Con Edison terminates the merger agreement pursuant to paragraph (3) under "--Termination,"

    (2) prior to or during the Northeast shareholders' meeting, a takeover proposal has been made directly to the Northeast shareholders or any person has publicly announced an intention to make a takeover proposal and thereafter the merger agreement is terminated by either Northeast or Con Edison pursuant to paragraph (2)(b) under "--Termination," due to the failure of the Northeast shareholders to approve the merger agreement, or

    (3) the merger agreement is terminated by Northeast pursuant to paragraph (4) under "--Termination."

    However, no termination fee will be payable to Con Edison pursuant to clause (1) or (2) unless, and until, Northeast or any Northeast subsidiary has entered into an acquisition agreement or consummated a takeover proposal within 24 months of the termination, provided that the references to 15% in the definition of "takeover proposal" in "--No Solicitation by Northeast" will be deemed to be references to 35%.

    REIMBURSEMENT OF EXPENSES

    NORTHEAST

    Northeast must pay to Con Edison an expense reimbursement fee of $20 million for fees and expenses incurred by, or paid by or on behalf of, Con Edison in connection with the merger agreement and the transactions contemplated by the merger agreement, if any of the following occur:

    - Con Edison or Northeast terminates the merger agreement pursuant to paragraph (2)(b) under "--Termination," due to the failure of the Northeast shareholders to approve the merger agreement,

    - Northeast terminates the merger agreement pursuant to paragraph (4) under "--Termination," or

    - Con Edison terminates the merger agreement pursuant to paragraph (2)(d) or
      (3) under "--Termination," or

    - Northeast is otherwise obligated to pay the termination fee described above.

    CON EDISON

    Con Edison must pay to Northeast an expense reimbursement fee of $20 million for fees and expenses incurred by, or paid by or on behalf of, Northeast in connection with the merger agreement and the transactions contemplated by the merger agreement, if any of the following occurs:

    - Northeast terminates the merger agreement pursuant to paragraph (2)(b) under "--Termination of the Merger Agreement," due to the failure of the Con Edison shareholders to approve the merger agreement, or

    - Northeast terminates the merger agreement pursuant to paragraph (2)(d) under "--Termination of the Merger Agreement."

OTHER EXPENSES

    Except as described above and subject to exceptions for expenses related to this joint proxy statement/prospectus and certain government filings (to be paid one-half each by Con Edison and Northeast) and to the payment of transfer taxes (to be paid by New Con Edison), all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses.

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INTERIM OPERATIONS OF NORTHEAST

    Under the merger agreement, Northeast has agreed that, prior to the completion of the merger, it will, and will cause its subsidiaries to, conduct its business in all material respects in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws and use all reasonable best efforts to preserve intact its current business organization, preserve the goodwill and relationships with governmental entities, customers, suppliers and others and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of its current officers and employees. In addition, Northeast has agreed that, subject to limited exceptions, prior to the completion of the merger it and its subsidiaries will not, without the prior written consent of Con Edison, among other things:

    (1) DIVIDENDS

    - declare, set aside or pay any dividends on, or make any other distributions in respect of, any equity interest of Northeast or its subsidiaries, other than declare:

       - dividends and distributions by a wholly owned Northeast subsidiary to its parent,

       - the dividend of $0.10 per share to be paid on December 30, 1999, and regular quarterly cash dividends of:

           - $0.10 per share for each quarter commencing on or after January 1, 2000, and ending on or prior to December 31, 2000, and

           - $0.15 per share for each quarter commencing on or after January 1, 2001, and

       - if the closing of the merger does not occur between a record date and payment date of a regular quarterly dividend, a special dividend with respect to the quarter in which the closing of the merger occurs with a record date in such quarter and on or prior to the date on which the closing of the merger occurs, which does not exceed an amount equal to the product of:

           - a fraction (x) the numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding the last payment date but including the record date of the special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which the last payment date occurred (excluding the last payment date but including the same calendar day), multiplied by

           - (x) if the record date for such special dividend is on or prior to December 31, 2000, $0.10 per share or (y) if the record date for such special dividend is on or after January 1, 2001, $0.15 per share.

    (2) CAPITAL STOCK

    - split, combine or reclassify any equity interest of Northeast or its subsidiaries or issue or authorize the issuance of any other securities in respect of any equity interest of Northeast or its subsidiaries or acquire any equity interest of Northeast or its subsidiaries, subject to limited exceptions specified in the merger agreement, including the repurchase of Northeast common shares to be delivered to Yankee shareholders in connection with the Yankee merger, or any rights, warrants or options to acquire any equity interests of Northeast or its subsidiaries,

    - issue, deliver, sell, pledge, dispose of or otherwise encumber or subject to any lien, any equity interest of Northeast or its subsidiaries, any Northeast voting debt securities or any rights, warrants or options to acquire, any equity interest of Northeast or its subsidiaries, subject to limited exceptions specified in the merger agreement, including the issuance of Northeast common shares pursuant to the Yankee merger,

    (3) AMENDMENTS TO GOVERNING DOCUMENTS

    - in the case of Northeast, except for the trust agreement amendments, amend its trust agreement and, in the case of each of Northeast's subsidiaries, amend its certificate of incorporation, by-laws or other comparable governing documents in any way that would reasonably be expected to prevent or materially impede the merger,

    (4) ACQUISITIONS AND OTHER TRANSACTIONS

    - (x) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person or (y) alter the corporate structure or ownership of Northeast or its subsidiaries, other than, in each case, the acquisition of Yankee, the acquisition of specified assets of The Connecticut Light and Power Company and the Western Massachusetts Electric Company and acquisitions for aggregate consideration not in excess of $40 million,

    (5) DISPOSITIONS

    - sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets, other than in the ordinary course of business consistent with past practice, the sale of specified assets of The Connecticut Light and Power Company and the Western Massachusetts Electric Company, sales in satisfaction of the divestiture condition and specified securitizations of tangible or intangible property rights,

    (6) INDEBTEDNESS

    - subject to limited exceptions specified in the merger agreement, including the incurrence of up to $480 million in order to consummate the Yankee merger, and an additional $480 million to fund the long-term debt of Northeast Generation Company, a subsidiary of Northeast,

       - incur any indebtedness for borrowed money or guarantee any indebtedness of another person,

       - issue or sell any debt securities or warrants or other rights to acquire any debt securities,

       - guarantee any debt securities, or

       - enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing,

    (7) CAPITAL EXPENDITURES

    - make capital expenditures in excess of an annual amount of $50 million over the annual amount budgeted on the date of the merger agreement, except to the extent required by applicable law,

    (8) EMPLOYEE MATTERS

    - except as required by the terms of any existing Northeast benefit plan or a benefit plan of Yankee to be assumed by Northeast, enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any benefit plan, arrangement or policy in any material respect,

    - except in the ordinary course of business and not resulting in a material increase in expense to Northeast or its subsidiaries, increase, or enter into any contract to increase, the compensation or fringe benefits of any trustee, director, officer or employee,

    - enter into or amend any employment arrangement with respect to the termination of employment or other similar arrangement with any trustee, director, officer or employee, subject to limited exceptions specified in the merger agreement,

    - fund any trust created for the purpose of discharging any claim for or pay any amount with respect to benefits under any Northeast employee benefit plan or other arrangement, or

    - enter into any collective bargaining agreement or amend in any material respect any such agreement,

    (9) AFFILIATE TRANSACTIONS

    - other than between Northeast and wholly owned subsidiaries or between wholly owned subsidiaries or to the extent required by a governmental entity having jurisdiction, enter into transactions with affiliates on terms materially less favorable than could reasonably be expected to be obtained on an arm's length basis with a third party,

    (10) TAXES

    - make any material tax election or settle or compromise any material tax liability or refund claim,

    (11) ACCOUNTING

    - make any material change in accounting methods, except as required by a change in law or generally accepted accounting principles,

    - change its fiscal year,

    (12) AGREEMENTS AND CLAIMS

    - except in the ordinary course of business, amend, terminate, renew or fail to use reasonable best efforts to renew any material contract or agreement or waive or assign any material rights or claims therein, subject to limited exceptions specified in the merger agreement,

    - pay, settle or satisfy any material claims or liabilities, other than payment, settlement or satisfaction in the ordinary course of business, or in accordance with their terms, of liabilities reflected or reserved against in Northeast's most recently filed financial statements;

    (13) RATES AND SERVICE

    - subject to applicable law, make or propose any material change to its utility rates or services, standard of service or accounting without first obtaining Con Edison's approval or make any filing or commitment with any governmental entity with respect to any of the foregoing, or

    (14) OTHER ACTIONS

    - authorize any of, or commit or agree to take any of, the foregoing actions.

AMENDMENT; EXTENSION AND WAIVER

    - Con Edison and Northeast may mutually amend the merger agreement by written instrument at any time, except that after the merger agreement has been approved by Con Edison shareholders or Northeast shareholders, such shareholders must approve any later amendments to the extent required by law, and

    - prior to the completion of the merger, a party may, in writing, extend the time for performance of the obligations of any other party, waive inaccuracies in representations and warranties of any other party and, except as provided in the previous paragraph, waive compliance by any other party with any agreements or conditions in the merger agreement.

    To the extent required by law, Con Edison and Northeast would resolicit shareholder votes in the event of a material amendment to the merger agreement prior to shareholder approval or in the event that a material condition to the merger was waived prior to or after shareholder approval.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains substantially reciprocal customary representations and warranties made by Con Edison and Northeast to each other. Some of the most significant of these relate to:

    - capital structure,

    - corporate authorization to enter into the merger agreement transactions,

    - absence of any breach of organizational documents, law or material agreements a result of the contemplated transaction,

    - government approvals required in connection with the merger agreement transactions,

    - governmental filings and financial statements,

    - ownership of assets, properties and permits,

    - absence of material changes or events,

    - compliance with laws,

    - absence of litigation,

    - absence of changes in benefit plans,

    - employee benefit matters,

    - proper filing of tax returns and other tax matters, and

    - compliance with environmental laws and other environmental matters.

    In addition, Northeast represents and warrants to Con Edison as to other matters, including labor and employee relations and the inapplicability of the Northeast shareholder rights plan to the merger, and Con Edison represents and warrants to Northeast as to certain other matters, including adequate financing for the cash portion of the merger consideration.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

    Con Edison common shares are listed for trading on the New York Stock Exchange under the symbol "ED" and Northeast common shares are listed for trading on the New York Stock Exchange under the symbol "Northeast." The press listing for Con Edison is "Con Edison" or "Con Ed" and the press listing for Northeast is "No. East Util." or "NE Util." The following table sets forth, for the periods indicated, dividends and the high and low sales prices per Con Edison common share and Northeast common share on the New York Stock Exchange Composite Transaction reporting system. For current price information, you are urged to consult publicly available sources.

                                                            CON EDISON                                   NORTHEAST
                                               -------------------------------------      ---------------------------------------
                                                                           DIVIDENDS                                    DIVIDENDS
CALENDAR PERIOD                                   HIGH           LOW         PAID             HIGH           LOW          PAID
---------------                                -----------   -----------   ---------      ------------   ------------   ---------
1997
  First Quarter..............................  $32 1/8       $28 1/2        $0.525         $14 1/4         $7 5/8        $0.250
  Second Quarter.............................   30 3/4        27             0.525           9 7/8          7 3/4            --
  Third Quarter..............................   34 9/16       29 5/16        0.525          10 9/16         9                --
  Fourth Quarter.............................   41 1/2        32 1/4         0.525          13 15/16        9 1/2            --
1998
  First Quarter..............................   47 7/8        39 1/16        0.530          14 5/16        11 11/16          --
  Second Quarter.............................   47 1/8        41 1/8         0.530          17             13 5/8            --
  Third Quarter..............................   52 1/4        42             0.530          17 1/16        14 3/8            --
  Fourth Quarter.............................   56 1/8        48 1/2         0.530          17 1/4         15 7/16           --
1999
  First Quarter..............................   53 7/16       45 1/8         0.535          16 7/16        13 3/4            --
  Second Quarter.............................   49 7/8        43 7/8         0.535          18 1/16        13 9/16           --
  Third Quarter..............................   46 5/8        40             0.535          19             17 3/8            --
  Fourth Quarter.............................   43 1/16       33 9/16        0.535          22             17 3/4         0.100
2000
  First Quarter (through February 29,
    2000)....................................   36 3/16       26 3/16        0.545(1)       21 5/16        18             0.100(2)

------------------------

(1) The $0.545 dividend will be paid on March 15, 2000.

(2) The $0.100 dividend will be paid on March 31, 2000.

    The following table sets forth the high and low sales prices per Con Edison common share and Northeast common share on the New York Stock Exchange Composite Transaction reporting system on October 6, 1999, the last full trading day prior to the time public reports appeared speculating about discussions between Con Edison and Northeast, October 12, 1999, the last full trading day prior to the public announcement of the merger, and on February 29, 2000, the last trading day for which this information could be calculated prior to the date of this joint proxy statement/prospectus:

                                                                     CON EDISON                     NORTHEAST
                                                             ---------------------------   ---------------------------
                                                                 HIGH           LOW            HIGH           LOW
                                                             ------------   ------------   ------------   ------------
October 6, 1999............................................  $41 15/16      $40 7/8        $18 7/16       $18
October 12, 1999...........................................   37             36 7/16        22             20 7/8
February 29, 2000..........................................   27 13/16       27 1/4         18 13/16       18 1/2

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS--NEW CON EDISON

    The unaudited pro forma combined condensed balance sheet as of December 31, 1999 and the unaudited pro forma combined condensed income statement for the year ended December 31, 1999 combine the historical information of Con Edison and the pro forma information of Northeast, including Yankee, to give effect to the merger. The unaudited pro forma combined condensed financial statements have been prepared to reflect the merger under the purchase method of accounting where New Con Edison is deemed to have acquired Northeast. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed, which were utilized in the calculation of goodwill, are based on reported balance sheet data and are subject to final valuation adjustments in accordance with generally accepted accounting principles.

    The unaudited pro forma financial statements do not reflect the anticipated cost savings that New Con Edison is able to retain from the elimination of duplicate corporate and administrative programs in connection with the merger or operating efficiencies that may result from the merger. The Con Edison and Northeast pro forma adjustments and the merger are reflected in the unaudited combined condensed pro forma balance sheet as if they occurred on December 31, 1999. The unaudited pro forma combined condensed statement of income for the year ended December 31, 1999 assumes that these transactions were completed on January 1, 1999.

    The unaudited pro forma combined condensed financial statements assume that 50% of the outstanding Northeast common shares were exchanged for cash consideration of $26.50 and 50% of the outstanding Northeast common shares were exchanged for .646 shares of New Con Edison common stock. The merger consideration was determined assuming that the merger would be consummated on December 31, 2000, the divestiture condition relating to the Millstone nuclear facilities would be satisfied and that the average price of Con Edison common shares over the specified period would be $41.00.

    The following unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes of Con Edison and Northeast, which are included in the Con Edison and Northeast Current Reports on Form 8-K filed on February 29, 2000. Con Edison has provided all the information included below regarding Con Edison and its subsidiaries. Northeast has provided all the information included below regarding Northeast and its subsidiaries, as well as regarding Yankee.

    The following unaudited pro forma financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 1999 or December 31, 1999, as assumed above, nor is the information necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations. Future operations will be affected by various factors including operating performance, energy market developments and other matters.

    The December 31, 1999 historical financial statements of Con Edison and the pro forma financial statements of Northeast, including Yankee, were derived from audited financial statements but do not include all disclosures required by GAAP.

    YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH CON EDISON'S AND NORTHEAST'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS JOINT PROXY
STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 117.

                                 NEW CON EDISON

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                            AS AT DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

                                      CON EDISON      NORTHEAST       PRO FORMA       PRO FORMA
                                      HISTORICAL    PRO FORMA (A)    ADJUSTMENTS      COMBINED
                                      -----------   -------------   --------------   -----------
ASSETS
Utility plant, net..................  $11,353,845    $ 4,328,482                     $15,682,327
Other property and investments......      487,918        919,126                       1,407,044
Cash and temporary cash
  investments.......................      485,050        256,890                         741,940
Accounts receivable, net............      647,545        349,142                         996,687
Other current assets................      581,970        534,116                       1,116,086
Regulatory assets and deferred
  charges...........................    1,547,652      3,842,882                       5,390,534
Goodwill............................      427,496        319,062    $1,836,899 (B)     2,264,395
                                                                      (319,062)(B)
                                      -----------    -----------    ----------       -----------
  TOTAL ASSETS......................  $15,531,476    $10,549,700    $1,517,837       $27,599,013
                                      ===========    ===========    ==========       ===========
CAPITALIZATION AND LIABILITIES
CAPITALIZATION
Common shareholders' equity.........  $ 5,412,007    $ 2,296,163    $ (414,163)(C)   $ 7,294,007
Preferred stock subject to mandatory
  redemption........................       37,050        121,288                         158,338
Preferred stock not subject to
  mandatory redemption..............      212,563        136,200                         348,763
Long-term debt......................    4,524,604      2,535,391     1,882,000 (D)     8,941,995
                                      -----------    -----------    ----------       -----------
  TOTAL CAPITALIZATION..............   10,186,224      5,089,042     1,467,837        16,743,103
                                      -----------    -----------    ----------       -----------
Minority interest in consolidated
  subsidiaries......................           --        100,000                         100,000
Obligations under capital leases....       34,544         62,824                          97,368
Other noncurrent liabilities........      305,632             --                         305,632
Long-term debt due within one
  year..............................      395,000        597,789                         992,789
Other current liabilities...........    1,706,339      1,338,292        50,000 (B)     3,094,631
Accumulated deferred federal income
  tax...............................    2,267,548      1,753,957                       4,021,505
Regulatory liabilities and deferred
  credits...........................      636,189      1,607,796                       2,243,985
                                      -----------    -----------    ----------       -----------
  TOTAL CAPITALIZATION AND
    LIABILITIES.....................  $15,531,476    $10,549,700    $1,517,837       $27,599,013
                                      ===========    ===========    ==========       ===========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                                 NEW CON EDISON

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                          YEAR ENDED DECEMBER 31, 1999

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                 CON EDISON       NORTHEAST      PRO FORMA         PRO FORMA
                                 HISTORICAL     PRO FORMA (A)   ADJUSTMENTS        COMBINED
                                -------------   -------------   ------------      -----------
OPERATING REVENUES:
  Electric....................   $5,792,673      $4.400,319                       $10,192,992
  Gas.........................    1,000,083         303,482                         1,303,565
  Steam.......................      340,026              --                           340,026
  Non-utility.................      358,541          70,932                           429,473
                                 ----------      ----------      ----------       -----------
      TOTAL OPERATING
        REVENUES..............    7,491,323       4,774,733                        12,266,056
                                 ----------      ----------      ----------       -----------
OPERATING EXPENSES:
  Fuel and Purchased power....    2,739,228       2,050,690                         4,789,918
  Other operations............    1,188,623         610,337                         1,798,960
  Maintenance.................      437,979         346,762                           784,741
  Depreciation and
    amortization..............      526,182         928,279      $   45,922 (B)     1,492,406
                                                                     (7,977)(B)
  Taxes, other than federal
    income tax................    1,179,796         282,162                         1,461,958
  Federal income tax..........      399,716         192,207         (52,696)(E)       539,227
                                 ----------      ----------      ----------       -----------
      TOTAL OPERATING
        EXPENSES..............    6,471,524       4,410,437         (14,751)       10,867,210
                                 ----------      ----------      ----------       -----------
OPERATING INCOME..............    1,019,799         364,296          14,751         1,398,846

OTHER INCOME (EXPENSE):
  Investment income...........       14,842              --                            14,842
  Allowance for equity funds
    used during
    construction..............        3,810              --                             3,810
  Other income less
    miscellaneous
    deductions................      (13,571)        (34,878)                          (48,449)
  Nuclear--unrecoverable
    costs.....................                      (71,066)                          (71,066)
  Federal income tax..........       26,891          91,633                           118,524
                                 ----------      ----------      ----------       -----------
      TOTAL OTHER INCOME......       31,972         (14,311)             --            17,661
                                 ----------      ----------      ----------       -----------

INCOME BEFORE INTEREST
  CHARGES.....................    1,051,711         349,985          14,751         1,416,507

Interest charges..............      339,458         301,658         150,560 (F)       791,676
Allowance for borrowed funds
  used during construction....       (1,895)                                           (1,895)
                                 ----------      ----------      ----------       -----------
      NET INTEREST CHARGES....      337,563         301,658         150,560           789,781
                                 ----------      ----------      ----------       -----------
PREFERRED STOCK DIVIDEND
  REQUIREMENTS................       13,593          22,755                            36,348
                                 ----------      ----------      ----------       -----------
NET INCOME FOR COMMON STOCK...   $  700,615      $   25,572      $ (135,809)      $   590,378
                                 ----------      ----------      ----------       -----------
COMMON SHARES OUTSTANDING--
  AVERAGE (THOUSANDS).........      223,442         141,911         (96,045)(G)       269,308
BASIC EARNINGS PER SHARE......   $     3.14      $     0.18                       $      2.19(D)
                                 ==========      ==========                       ===========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE A. UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    Reflects the combination of the historical information of Northeast and Yankee to give effect to the proposed acquisition of Yankee by Northeast.

NOTE B. GOODWILL

    Reflects adjustment to record the goodwill resulting from the merger:

  Purchase of 142.0 million Northeast common shares.........  $3,764,000
  Estimated direct costs incurred in consummating the
    merger..................................................      50,000
  Elimination of Northeast shareholders' equity on
    December 31, 1999.......................................  (2,296,163)
  Addition of Northeast goodwill to purchase price..........     319,062
                                                              ----------
  Total goodwill created as a result of the merger..........  $1,836,899
                                                              ==========

Amortization of goodwill over one year (assuming straight
  line method over 40 years)................................  $   45,922
Elimination of Northeast purchased goodwill.................  $ (319,062)
Reversal of amortization of Northeast purchased goodwill
  over one year.............................................  $   (7,977)

NOTE C. COMMON SHAREHOLDERS' EQUITY

    Reflects payment of stock consideration in the merger as discussed in Note D net of the elimination of Northeast shareholder equity.

            Elimination of Northeast shareholders' equity...............  $(2,296,163)
            Issuance of stock to purchase Northeast common shares.......    1,882,000
                                                                          -----------
                                                                          $  (414,163)
                                                                          ===========

NOTE D. MERGER CONSIDERATION

    The unaudited pro forma combined condensed financial statements assume that 50% of the outstanding Northeast common shares were exchanged for cash consideration of $26.50 and 50% of the outstanding Northeast common shares were exchanged for .646 shares of New Con Edison common stock. We have assumed that the cash payment to Northeast shareholders will be financed through the issuance of long-term debt. The merger consideration was determined assuming that the merger would be consummated on December 31, 2000, the divestiture condition relating to the Millstore nuclear facilities would be satisfied, the average trading price of Con Edison common shares over the specified period would be $41.00 and the value of the fraction of a share of New Con Edison common stock delivered to Northeast shareholders would remain at $26.50 at the time of delivery. A closing at December 31, 2000 has been assumed because the date represents the approximate midpoint as to when Con Edison and Northeast expect to complete the regulatory approval process for the merger. The satisfaction of the divestiture condition has been assumed because, although there can be no assurance, Con Edison and Northeast believe it is more likely than not that the condition will be satisfied. See "Risk Factors--Uncertainties Relating to Northeast Nuclear Facilities Divestiture." A Con

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

Edison share price of $41.00 has been assumed because it represents the midpoint of the price collar established for Con Edison's share price.

            Cash payment to Northeast shareholders......................  $1,882,000
            Stock payment to Northeast shareholders.....................   1,882,000
                                                                          ----------
            Purchase of 142.0 million Northeast common shares...........  $3,764,000
                                                                          ==========

    If the merger were to close on or before August 5, 2000, the divestiture condition were not to be satisfied, and the average trading price of Con Edison common shares was $41.00, the cash payment would be $25.00 per share for 50% of the Northeast common shares and the exchange ratio would be .610 shares of New Con Edison common stock per Northeast common share for the other 50% of the Northeast common shares. In this event, the pro forma earnings per share for the year ended December 31, 1999 would be $2.25. For additional information on the effects on pro forma earnings per share from changes to the assumed exchange ratio based upon different sets of assumptions regarding variables specified in the merger agreement, see "Unaudited Comparative Per Share Data."

NOTE E. INCOME TAXES

Reflects tax benefit, based on an assumed tax rate of 35%,
  from the payment of one year of interest charges described in Note F.................................................  $ (52,696)

NOTE F. INTEREST CHARGES

Reflects $1.882 billion of long-term debt bearing interest
  over one year at an effective rate of 8.0% inclusive of
  costs of issuance, the proceeds of which may be used to
  fund the cash consideration to be paid to Northeast
  shareholders..............................................  $150,560

    A 1/8 of 1% variation in the interest rate would result in a $2.4 million change in interest expense.

NOTE G. OUTSTANDING SHARES

    Reflects the issuance of 46,189,000 New Con Edison shares at an assumed issuance cost of $41.00 as described in Note D net of the elimination of outstanding Northeast common shares.

Elimination of outstanding Northeast common shares..........   (141,911)
Purchase of 50% of 142,000,000 Northeast common shares at an exchange rate of .646 shares of New Con Edison common
  stock per Northeast common share..........................     45,866
                                                              ---------
                                                                (96,045)
                                                              =========

     UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS--NORTHEAST

    The following unaudited pro forma condensed balance sheet as of December 31, 1999 and the unaudited pro forma combined condensed income statement for the year ended December 31, 1999 combine the historical information of Northeast and Yankee to give the effect of the proposed acquisition of Yankee by Northeast, which is expected to close as early as the first quarter of 2000. The proposed acquisition is accounted for using the purchase method of accounting where Northeast is deemed to have acquired Yankee. Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, including estimated fees and expenses related to the merger, over the net assets acquired is classified as goodwill on the accompanying unaudited pro forma combined condensed balance sheet. The estimated fair values and useful lives of assets acquired and liabilities assumed, which were utilized in the calculation of goodwill, are based on reported balance sheet data and are subject to final valuation adjustments in accordance with generally accepted accounting principles.

    The unaudited pro forma financial statements do not reflect the anticipated synergies arising from the acquisition, which are expected to occur after the acquisition date. For purposes of reflecting the pro forma amounts, the balance sheet has given effect to the acquisition as if it had occurred at December 31, 1999 and the income statement has given effect to the acquisition as if it had occurred on January 1, 1999.

    The unaudited pro forma combined condensed financial statements assume that the total merger consideration paid to Yankee shareholders will be equal to $479.0 million with 55% of the outstanding Yankee shares each being exchanged for cash consideration of $45.00 per share and 45% of the outstanding Yankee shares each being exchanged for a number of Northeast common shares with a value equal to $45.00. The merger consideration was determined assuming that the merger would be consummated within six months of Yankee shareholder approval of the merger agreement. If the closing of the merger has not occurred by the end of such six-month period, the cash consideration equal to $45.00 per share will be adjusted upwards by $.005 for each day after such six-month period through the day prior to the earlier of the closing date or a final termination date after which there will be no further adjustments. The per share stock consideration is a number of Northeast shares equal to the cash consideration divided by the average trading price of Northeast shares over a specified period prior to the closing of the merger.

    The following unaudited pro forma financial statements should be read in conjunction with the consolidated historical financial statements and related notes of Northeast, which are included in the Northeast Current Report on Form 8-K filed on February 29, 2000. Northeast has provided all the information included below regarding Northeast, Yankee and their respective subsidiaries.

    The following unaudited pro forma combined condensed financial statements are for illustrative purposes only. They are not necessary indicative of the financial position or operating results that would have occurred had these transactions been completed on those dates, as assumed above, nor is the information necessarily indicative of future financial position or operating results. Results of operations and financial position in the first year after consummation could differ significantly from the unaudited pro forma combined condensed financial statements, which are based on past operations. Future operations will be affected by various factors including operating performance, energy market developments and other matters.

    The December 31, 1999 historical financial statements of Northeast and Yankee were derived from audited financial statements but do not include all disclosures required by GAAP.

    YOU SHOULD READ THE FINANCIAL INFORMATION IN THIS SECTION ALONG WITH NORTHEAST'S HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS AND ACCOMPANYING NOTES INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 117.

                              NORTHEAST UTILITIES

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                            AS AT DECEMBER 31, 1999

                             (DOLLARS IN THOUSANDS)

                                              NU          YANKEE      PRO FORMA           PRO FORMA
                                          HISTORICAL    HISTORICAL   ADJUSTMENTS          COMBINED
                                          -----------   ----------   -----------         -----------
ASSETS

Utility plant, net......................  $ 3,947,434    $381,048                        $ 4,328,482
Other property and investments..........      888,181      30,945                            919,126
Current assets:
  Cash and cash equivalents.............      255,154       1,736     $(263,789)(A)          256,890
                                                                        263,789 (C)
  Accounts receivable, net..............      310,190      38,952                            349,142
  Other current assets..................      505,936      28,180                            534,116
Regulatory assets and deferred
  charges...............................    3,781,157      59,425         2,300 (C)        3,842,882
Purchase price in excess of net assets
  acquired..............................                                319,062 (B)          319,062
                                          -----------    --------     ---------          -----------
Total assets............................  $ 9,688,052    $540,286     $ 321,362          $10,549,700
                                          ===========    ========     =========          ===========
CAPITALIZATION AND LIABILITIES
Capitalization:
  Common shareholder's equity...........  $ 2,083,311    $165,579     $  47,273 (D)      $ 2,296,163
  Preferred stock not subject to
    mandatory redemption................      136,200          --                            136,200
  Preferred stock subject to mandatory
    redemption..........................      121,288          --                            121,288
  Long-term debt........................    2,372,341     163,050                          2,535,391
                                          -----------    --------     ---------          -----------
Total capitalization....................    4,713,140     328,629        47,273            5,089,042
                                          ===========    ========     =========          ===========
Minority interest in consolidated
  subsidiaries..........................      100,000          --                            100,000
Obligations under capital leases........       62,824          --                             62,824
Short-term debt.........................      278,000      56,000       263,789 (C)          597,789
Other current liabilities...............    1,292,462      35,530        10,300 (C)(E)     1,338,292
Accumulated deferred income taxes.......    1,688,114      65,843                          1,753,957
Other long-term obligations.............    1,553,512      54,284                          1,607,796
                                          -----------    --------     ---------          -----------
Total capitalization and liabilities....  $ 9,688,052    $540,286     $ 321,362          $10,549,700
                                          ===========    ========     =========          ===========

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                              NORTHEAST UTILITIES

            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       NORTHEAST       YANKEE
                                       HISTORICAL    HISTORICAL     PRO FORMA           PRO FORMA
FOR THE TWELVE-MONTH PERIOD ENDED:     (12/31/99)     (9/30/99)    ADJUSTMENTS           COMBINED
----------------------------------    ------------   -----------   -----------         ------------
OPERATING REVENUES..................  $  4,471,251   $   303,482                       $  4,774,733
Operating expenses:
  Operation
    Fuel, purchase and net
      interchange power/gas.........     1,898,314       152,376                          2,050,690
    Other...........................       855,917        63,334                            919,251
Maintenance.........................       340,419         6,343                            346,762
Depreciation........................       302,305        21,560                            323,865
Amortization of excess of purchase
  price over net assets acquired....                                 $  7,977 (F)      $      7,977
Amortization of regulatory assets,
  net...............................       596,437            --                            596,437
Federal and state income taxes......       180,883        11,324                            192,207
Taxes other than income taxes.......       261,353        20,809                            282,162
Gain on sale of utility plant.......      (308,914)           --                           (308,914)
                                      ------------   -----------     --------          ------------
    TOTAL OPERATING EXPENSES........     4,126,714       275,746        7,977             4,410,437
                                      ------------   -----------     --------          ------------
OPERATING INCOME/(LOSS).............       344,537        27,736       (7,977)              364,296

OTHER INCOME/(EXPENSE):
Nuclear unrecoverable costs.........       (71,066)           --                            (71,066)
Interest charges, net...............      (263,651)      (14,604)     (23,403)(C)(G)       (301,658)
Income taxes, net...................        82,272            --        9,361 (H)            91,633
Other, net..........................       (35,121)          243                            (34,878)
                                      ------------   -----------     --------          ------------
  INCOME/(LOSS) BEFORE DIVIDENDS....        56,971        13,375      (22,019)               48,327

PREFERRED DIVIDENDS OF
  SUBSIDIARIES......................        22,755            --           --                22,755
                                      ------------   -----------     --------          ------------
NET INCOME/(LOSS)...................  $     34,216   $    13,375     $(22,019)         $     25,572
                                      ============   ===========     ========          ============
EARNINGS/(LOSS) PER COMMON SHARE--
  BASIC AND DILUTED.................  $       0.26   $      1.26                       $       0.18
                                      ============   ===========                       ============
COMMON SHARES
  OUTSTANDING--AVERAGE..............   131,415,126    10,576,117      (79,957 )(I)      141,911,286
                                      ============   ===========     ========          ============

   See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                  Statements.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

NOTE A. CASH CONSIDERATION

    Cash consideration to be paid to Yankee shareholders will be paid from proceeds from a Northeast short-term debt offering. Northeast has reflected pro forma adjustments for the issuance of debt for the full amount payable in cash (See Note C).

NOTE B. GOODWILL

    Reflects the recognition of the excess amount of the purchase price over the net assets acquired, calculated as follows:

    Purchase price, assumed value of common stock and cash
     consideration (based on 10,658,138 Yankee shares
     outstanding at December 31, 1999 at $45.00 per
     share).................................................  $479,616
    Estimated direct costs to be incurred in consummating
     the proposed merger....................................     8,000
                                                              --------
                                                               487,616
    Net assets of Yankee....................................  (168,554)
                                                              --------
    Goodwill................................................  $319,062
                                                              ========

NOTE C. SHORT-TERM DEBT

    Reflects the issuance of $263.8 million principal amount of 8% amortizing notes payable, the proceeds of which may be used to fund the cash consideration paid to Yankee shareholders.

    An estimate of $2.3 million of debt issuance costs has also been reflected as a pro forma adjustment related to this debt issuance. As the debt has a one-year term, the debt issuance costs have been fully amortized in the income statement.

NOTE D. COMMON SHAREHOLDERS' EQUITY

    Based on the assumption that 55% of the outstanding Yankee shares are each exchanged for cash consideration of $45.00 per share and 45% of the outstanding Yankee shares are each exchanged for a number of Northeast common shares with a value equal to $45.00. The merger consideration was determined assuming that the merger would be consummated within six months of Yankee shareholder approval of the merger agreement. If the closing of the merger has not occurred by the end of such six-month period, the cash consideration equal to $45.00 per share will be adjusted upwards by $.005 for each day after such six-month period through the day prior to the earlier of the closing date or a final termination date. The per share stock consideration is a number of Northeast shares equal to the cash consideration divided by the average trading price of Northeast shares over a specified period prior to the closing of the merger.

    Reflects the issuance of 10,496,160 Northeast common shares at an assumed issuance cost of $20.5625 per share, net of the elimination of Yankee common shareholders equity.

    In late 1999, Northeast entered into forward share purchase agreements with two financial institutions. Pursuant to these agreements, the institutions have purchased in the market and hold approximately 10.0 million Northeast common shares with an aggregate purchase price equal to $215.0 million. Northeast is obligated to repurchase these shares from the institutions by December 31, 2000 for the aggregate purchase price of $215.0 million and expects to close the transactions during the

                          NOTES TO UNAUDITED PRO FORMA
              COMBINED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

NOTE D. COMMON SHAREHOLDERS' EQUITY (CONTINUED) second half of 2000. If Northeast repurchases the shares with cash prior to the closing of the merger, then Northeast's common shares outstanding would be approximately 10.0 million shares less than is reflected in the pro forma combined condensed financial statements.

NOTE E. MERGER RELATED COSTS

    Northeast and Yankee will incur direct expenses related to the merger, including accounting and consulting fees. The pro forma adjustments include an estimate for Northeast's merger-related costs of $8.0 million, which is included in goodwill. Yankee expects to incur approximately $5.0 million of merger-related costs, which it will expense as incurred.

NOTE F. AMORTIZATION OF GOODWILL

    Represents the amortization of goodwill, which is not tax deductible, over a 40-year period.

NOTE G: INTEREST EXPENSE, NET

    Represents the interest expense related to the issuance of $263.8 million principal amount of 8.0% notes payable and the amortization of deferred debt financing costs over one year.

NOTE H. INCOME TAXES

    Income taxes on the pro forma income statements have been based on a rate of 40%. A tax benefit has not been provided for goodwill, since it is not tax deductible.

NOTE I. COMMON SHARES OUTSTANDING

    Reflects the issuance of 10,496,160 Northeast common shares at an assumed issuance cost of $20.5625 at December 31, 1999, net of the elimination of the Yankee shares outstanding. Does not reflect the expected repurchase in the second half of 2000 by Northeast of approximately 10.0 million Northeast common shares pursuant to forward share purchase agreements. For more detail, see
Note D.

                  DESCRIPTION OF NEW CON EDISON CAPITAL STOCK

    The following summary of the capital stock of New Con Edison is subject in all respects to the applicable provisions of Delaware General Corporation Law and the New Con Edison certificate of incorporation to be in effect on the effective date of the merger. See "Comparison of Shareholder Rights" on page 104 and "Where You Can Find More Information" on page 117.

GENERAL

    The total number of authorized shares of capital stock of New Con Edison consists of 500 million shares of common stock, $.10 par value, and 10 million shares of preferred stock, $.01 par value.

COMMON STOCK

    Subject to the rights of any holders of preferred stock of New Con Edison, if any, each holder of common stock will be entitled to cast one vote for each share held of record on all matters submitted to a vote of the shareholders, including the election of directors. Holders of common stock will be entitled to receive dividends or other distributions as declared by the New Con Edison Board of Directors at its own discretion. The right of the New Con Edison Board of Directors to declare dividends, however, will be subject to the rights of any holders of preferred stock, if any, of New Con Edison and certain requirements of Delaware law.

PREFERRED STOCK

    The New Con Edison Board of Directors has the full authority permitted by law to issue the preferred stock in one or more classes or series and, with respect to each class or series, to determine the voting powers, if any, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any class or series of preferred stock, except that holders of preferred stock will not be entitled to more than one vote for each share of preferred stock held. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions, if any, thereof may differ from those of any other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by the New Con Edison Board of Directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

                        COMPARISON OF SHAREHOLDER RIGHTS

    Upon completion of the merger, the Con Edison shareholders will receive shares of common stock of New Con Edison in exchange for their Con Edison common shares. Upon completion of the merger, the Northeast shareholders will elect whether to receive either cash or shares of common stock of New Con Edison in exchange for their Northeast common shares. The following is a summary of the material differences with respect to the rights of holders of Con Edison common shares, Northeast common shares and New Con Edison common stock. These differences arise in part, in the case of Con Edison shareholders, from the differences between various provisions of New York and Delaware law, and, in the case of Northeast shareholders, from the differences between various provisions of Massachusetts and Delaware law, as well as, in each case, differences between the governing instruments of Con Edison, Northeast and New Con Edison.

    The following description summarizes the material differences which may affect the rights of Con Edison shareholders and Northeast shareholders, but does not purport to be a complete statement of all of the differences or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equal or more significant differences do not exist.

    It should be noted that Northeast is a Massachusetts business trust. For most purposes except those explicitly set forth below, a Massachusetts business trust is a common law entity governed solely by the company's declaration of trust, which constitutes a contract among the trustees and shareholders or beneficiaries of the trust.

CORPORATE GOVERNANCE

    CON EDISON: The rights of Con Edison shareholders are currently governed by New York law and the certificate of incorporation and by-laws of Con Edison. Upon completion of the merger, the rights of Con Edison shareholders who become New Con Edison shareholders will be governed by Delaware law, the New Con Edison certificate of incorporation and the New Con Edison by-laws.

    NORTHEAST: The rights of Northeast shareholders are currently governed by Massachusetts law and the declaration of trust of Northeast. Upon completion of the merger, the rights of Northeast shareholders who become New Con Edison shareholders will be governed by Delaware law, the New Con Edison certificate of incorporation and the New Con Edison by-laws.

    NEW CON EDISON: The rights of New Con Edison shareholders will be governed by Delaware law and the certificate of incorporation and by-laws of New Con Edison.

AUTHORIZED CAPITAL STOCK

    CON EDISON: The authorized capital stock of Con Edison consists of 500 million common shares and 6 million preferred shares.

    NORTHEAST: The authorized capital stock of Northeast consists of 3 million initial common shares in addition to an unlimited number of common shares authorized by the affirmative vote of at least a majority in interest of all shares previously issued and then outstanding of the class or classes of shares with general voting power. In addition, the authorized capital stock consists of an unlimited number of preferred shares authorized by the affirmative vote of at least two-thirds in interest of all shares having general voting power and also by the vote or consent of the holders of each class of preferred shares previously issued and then outstanding as may be required by the rights, privileges, and preferences of each previously established class of preferred shares.

    NEW CON EDISON: The authorized capital stock of New Con Edison consists of 500 million shares of common stock and 10 million shares of preferred stock.

NUMBER OF DIRECTORS OR TRUSTEES

    CON EDISON: Under New York law, a corporation may have one or more directors on its board of directors. The certificate of incorporation, by-laws or an action by the shareholders, or an action of the board under the specific provisions of a by-law adopted by the shareholders, may fix the number of directors.

    The certificate of incorporation of Con Edison provides that the number of directors may not be more than sixteen.

    NORTHEAST: The declaration of trust of Northeast provides that the number of trustees for each ensuing year will be fixed at each annual meeting of the shareholders by a majority vote. Ten trustees were authorized at the last annual meeting of Northeast shareholders.

    NEW CON EDISON: Under Delaware law, a corporation may have one or more directors on its board. The number of directors will be fixed by, or in the manner described in, the by-laws, unless the certificate of incorporation fixes the number.

    The certificate of incorporation of New Con Edison will specify the initial number of directors. Under the New Con Edison certificate of incorporation, the Board of Directors may increase or decrease the number of directors by a resolution adopted by a majority of the Board of Directors. However, no such decrease in the number of directors may shorten the term of any incumbent director. Pursuant to the merger agreement, four of the initial directors of New Con Edison will be persons who are recommended by Northeast and reasonably acceptable to Con Edison. The remaining initial directors will be designated by Con Edison.

CUMULATIVE VOTING

    CON EDISON: Under New York law, shareholders do not have cumulative voting rights for the election of directors, unless the corporation's certificate of incorporation provides for it.

    The certificate of incorporation of Con Edison does not provide for cumulative voting by shareholders.

    NORTHEAST: The declaration of trust of Northeast does not provide for cumulative voting by shareholders.

    NEW CON EDISON: Under Delaware law, a corporation's certificate of incorporation may provide for cumulative voting rights for the election of directors.

    The certificate of incorporation of New Con Edison does not provide for cumulative voting by shareholders.

VACANCIES ON THE BOARD

    CON EDISON: Under New York law, the board of directors may fill newly-created directorships and vacancies, except those resulting from removal without cause, occurring on the board by a majority vote of the directors then in office. The certificate of incorporation or by-laws may provide that newly-created directorships or vacancies will be filled by vote of the shareholders.

    The by-laws of Con Edison only provide that any vacancies in the Board of Directors may be filled by the majority vote of the remaining directors in office.

    NORTHEAST: The declaration of trust of Northeast provides that any vacancies on the Board of Trustees, resulting from a failure to elect a full board at a shareholder meeting or from the death, resignation or failure of any trustee to qualify, may be filled by the majority vote of the remaining trustees at that time.

    NEW CON EDISON: Under Delaware law, any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise will be filled as set forth in the by-laws. In the absence of a provision in the by-laws specifying how vacancies will be filled, vacancies and newly-created directorships may be filled by a majority of the directors then in office. Any director chosen pursuant to this provision will hold office until the next election of the class for which the director is chosen to fill a vacancy, and until his or her successor is elected and qualified.

    The certificate of incorporation of New Con Edison provides that, except as otherwise set forth in the certificate of incorporation with respect to the rights of the holders of preferred shares, any vacancy on the Board of Directors and any newly created directorship resulting from any increase in the authorized number of directors will be filled only by the majority vote of the directors then in office. A director chosen to fill a vacancy will hold office until a successor is duly elected and qualified, or until his or her earlier death, incapacity, resignation or removal from office.

REMOVAL OF DIRECTORS OR TRUSTEES

    CON EDISON: Under New York law, shareholders may remove directors for cause and the certificate of incorporation or a by-law adopted by the shareholders may provide for such removal by the board of directors, provided, however, that when the certificate of incorporation provides that the holders of a class or series of stock, voting as a class, are entitled to elect one or more directors, any director elected by the holders of that class or series of stock may be removed only by the vote of the holders of that class or series of stock. If the certificate of incorporation or by-laws so provide, shareholders may remove a director without cause.

    The certificate of incorporation of Con Edison provides that a director may be removed from office only for cause. However, any director elected by the holders of a series of preferred shares may be removed upon the terms established by the Board of Directors in connection with the creation of that particular series of preferred shares.

    NORTHEAST: The declaration of trust of Northeast does not address the removal of trustees.

    NEW CON EDISON: Under Delaware law, any director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of the directors. However, unless the certificate of incorporation provides otherwise, in the case of a corporation whose board of directors is classified, shareholders may remove directors only for cause.

    The certificate of incorporation of New Con Edison is silent with respect to the removal of directors.

VOTE REQUIRED FOR SHAREHOLDER ACTIONS

    CON EDISON: Under New York law, directors of a corporation will be elected by a plurality of the votes cast at a shareholder meeting by the holders of shares entitled to vote in the election, unless otherwise set forth in the certificate of incorporation. Except as otherwise set forth under New York law, all other matters brought before a shareholder meeting require the authorization of a majority of the votes cast in favor or against those matters by the holders of shares entitled to vote at that meeting.

    The certificate of incorporation and by-laws of Con Edison do not contain any contrary voting requirements, except as described under "--Business Combinations" on page 112 of this joint proxy statement/prospectus.

    NORTHEAST: The declaration of trust of Northeast provides that all matters properly brought before a shareholder meeting at which a quorum is present will be decided by the majority vote of the shares present or represented by proxy at the meeting, except as otherwise set forth in the declaration of trust and the provisions of any class or classes of preferred shares that may be authorized. The declaration of trust of Northeast provides that the trustees may only be elected with the affirmative vote of the holders of a majority of the outstanding shares with general voting power. As noted below under "-- Amendments to Governing Documents" on page 108 and "--Business Combinations" on page 112, a vote of two-thirds of all shares outstanding and having voting power may be required to take certain actions.

    NEW CON EDISON: Under Delaware law, directors of a corporation will be elected by a plurality of the votes of the shares present in person or represented by proxy at a shareholder meeting and entitled to vote in the election, unless otherwise set forth in the certificate of incorporation or the by-laws. Except as otherwise required by Delaware law or by the certificate of incorporation or by-laws, all other matters brought before a shareholder meeting require the affirmative vote of the majority of shares present in person or represented by proxy at a shareholder meeting and entitled to vote at that meeting.

    The by-laws of New Con Edison provide that, except as otherwise required by the certificate of incorporation or applicable law, the directors of New Con Edison will be elected by a plurality vote and that all other questions will be decided by a majority vote of the shareholders. The certificate of incorporation of New Con Edison and Delaware law do not require a vote other than a plurarity vote for the election of directors and a majority vote for all other questions decided by the shareholders.

SHAREHOLDER ACTION BY WRITTEN CONSENT

    CON EDISON: Under New York law, shareholders may act without a meeting on any action requiring a vote of shareholders if they have the written consent of the holders of all shares entitled to vote on the matter or, if the certificate of incorporation allows, if they have the consent of the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote were present and voted.

    The certificate of incorporation and the by-laws of Con Edison are silent on shareholder action by written consent.

    NORTHEAST: The declaration of trust of Northeast does not address shareholder action by written consent except with respect to approval of amendments to the Northeast declaration of trust as described under "--Amendments to Governing Documents" on page 108.

    NEW CON EDISON: Under Delaware law, unless otherwise set forth in a corporation's certificate of incorporation, holders of shares, representing the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares having a right to vote thereon were present and voted, may act by written consent.

    The certificate of incorporation of New Con Edison provides that any action taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders and may not be effected by the written consent of the shareholders.

SPECIAL MEETINGS OF SHAREHOLDERS

    CON EDISON: Under New York law, the board of directors or any other person authorized by the certificate of incorporation or by-laws of the corporation may call a special meeting of shareholders.

    The by-laws of Con Edison provide that a shareholder meeting may be held at any time designated by:

    - the Board of Directors, or

    - shareholders holding one-fourth of the outstanding shares entitled to vote at a shareholder meeting.

    NORTHEAST: The declaration of trust of Northeast provides that special meetings of the shareholders may be held whenever ordered by:

    - the trustees;

    - the chairman of the Board of Trustees;

    - the president; or

    - whenever requested by the holders of one-tenth in interest of all the outstanding shares having the general right to vote at a shareholder meeting.

    NEW CON EDISON: Under Delaware law, special meetings may be called by the board of directors or by those persons authorized to call a special meeting by the certificate of incorporation or by-laws of the corporation.

    The by-laws of New Con Edison provide in pertinent part that, except as otherwise expressly required by the certificate of incorporation or by applicable law, a special meeting may be called for any purpose by a majority vote of the entire Board of Directors or by the vote of one-fourth of the outstanding shares entitled to vote at such meeting. The New Con Edison certificate of incorporation does not address special meetings of shareholders.

AMENDMENTS TO GOVERNING DOCUMENTS

    CON EDISON: Under New York law, a corporation may amend its certificate of incorporation if the amendment contains only provisions that could be lawfully contained in an original certificate of incorporation filed at the time of the amendment. Under New York law, an amendment to the certificate of incorporation must be authorized by a vote of the board of directors, followed by a vote of the holders of a majority of all outstanding shares entitled to vote at a shareholder meeting or as otherwise specified in the certificate of incorporation. New York law also provides that the shareholders may, by a majority vote, amend, repeal or adopt by-laws, except as otherwise set forth in the certificate of incorporation. The board of directors may also amend, repeal or adopt by-laws when permitted by the certificate of incorporation or a shareholder-adopted by-law.

    The certificate of incorporation of Con Edison provides that the by-laws may be adopted, amended or repealed by the affirmative vote of a majority of the Con Edison directors then in office. The certificate of incorporation and by-laws of Con Edison are otherwise silent with respect to amendments to the certificate of incorporation and by-laws.

    NORTHEAST: The declaration of trust of Northeast provides that the trust may be altered, amended, added to or rescinded by the affirmative vote of at least two-thirds of the trustees, provided that any such alteration, amendment, addition or rescission must be approved by the affirmative vote or the written consent of the holders of at least two-thirds of all shares issued and outstanding and having general voting power. However, no alteration, amendment, addition or rescission adversely affecting the preferences or priorities of any preferred shares will be effective without the affirmative vote or written consent of the holders of at least two-thirds of the affected preferred shares.

    NEW CON EDISON: Under Delaware law, unless the certificate of incorporation otherwise provides, the certificate of incorporation of a corporation may be amended upon the vote of the board of directors and the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a separate class (e.g., if the proposed amendment would adversely affect the preferences or priorities of that class). Also, unless the certificate of incorporation otherwise provides, the by-laws of a corporation may be amended by the vote of a majority of the shares entitled to vote thereon that are present in person or by proxy at a shareholders meeting. The board of directors of a corporation is authorized to alter, amend, repeal or adopt the by-laws by a majority vote of the board of directors if so provided in the certificate of incorporation.

    New Con Edison's certificate of incorporation reserves the right to supplement, amend or repeal any provision of the certificate of incorporation in the manner prescribed by Delaware law and the certificate of incorporation. The certificate of incorporation and the by-laws of New Con Edison provide that the Board of Directors is authorized to alter, amend, repeal or adopt the by-laws by a majority vote of the entire Board of Directors.

PREEMPTIVE RIGHTS

    CON EDISON: Under New York law, for corporations created prior to February 23, 1998, shareholders will have the preemptive right to subscribe to an additional issue of stock, unless otherwise provided for in the certificate of incorporation.

    The certificate of incorporation of Con Edison provides that no holders of shares of any class will have any preemptive rights.

    NORTHEAST: The declaration of trust of Northeast provides that the holders of common shares and convertible securities will have preemptive rights with respect to offerings for cash of common shares or securities convertible into common shares, except with respect to:

    - common shares, or the grant of rights or options on such shares, to trustees, directors, officers, or employees of Northeast or of a subsidiary of Northeast, if the issue or grant is approved by the holders of common shares at a meeting duly held for such purpose or is authorized by and consistent with a plan previously so approved by the holders of common shares;

    - common shares issued on the conversion of convertible securities if the convertible securities were offered or issued to holders of common shares in satisfaction of their preemptive rights or were not subject to preemptive rights;

    - common shares and convertible securities offered to shareholders in satisfaction of their preemptive rights and not purchased by those shareholders;

    - common shares or convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of fractional shares or fractional interests in these shares;

    - common shares or convertible securities issued in connection with a merger or consolidation or pursuant to an order of a court, unless such order provides otherwise;

    - common shares or convertible securities issued in a public offering or through an underwriting;

    - common shares or convertible securities released from preemptive rights through the affirmative vote or written consent of the holders of at least two-thirds of the common shares then outstanding; or

    - common shares or convertible securities held in Northeast's treasury.

    NEW CON EDISON: Under Delaware law, absent an express provision in a corporation's certificate of incorporation, a shareholder does not possess preemptive rights to subscribe to an additional issue of stock.

    The certificate of incorporation of New Con Edison provides that shareholders will not have any preemptive rights.

INDEMNIFICATION OF DIRECTORS, TRUSTEES AND OFFICERS

    CON EDISON: Under New York law, a corporation may indemnify any person made, or threatened to be made, a party to any action by reason of the fact that he or she was a director or officer of the corporation if the director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, if he or she had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of the action.

    In the case of derivative suits, a corporation may not indemnify a director or officer in the case of:

    - a threatened action, or a pending action which is settled or otherwise disposed of, or

    - any claim as to which the person is liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that the person is fairly and reasonably entitled to indemnification for a portion of the settlement amount and expenses as the court deems proper.

    Indemnification provided under New York law is not exclusive of other indemnification rights to which a director or officer may be entitled, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action or that he or she personally gained a financial profit or other advantage to which he or she was not legally entitled.

    Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as set forth in the preceding sentence, unless ordered by a court pursuant to New York law, any indemnification under New York law may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct:

    - by the disinterested directors if a quorum is available, or

    - if a quorum of disinterested directors is not available, by either the board of directors upon the written opinion of independent legal counsel, or the shareholders.

    The certificate of incorporation and by-laws of Con Edison provide that, except to the extent indemnification is not permitted by law, Con Edison will fully indemnify its directors and officers.

    NORTHEAST: The declaration of trust of Northeast provides that Northeast will indemnify each of its present and former trustees and officers against any loss, liability or expense incurred in proceedings in which such person may be involved by reason of being or having been an officer or trustee, except with respect to any matter as to which such person shall have been finally adjudicated in such proceeding not to have acted in good faith in the reasonable belief that such person's action was in the best interests of Northeast. If any such proceeding is disposed of by a compromise payment by any such trustee or officer, no indemnification payment will be provided unless a determination is made that such officer or trustee acted in good faith in the reasonable belief that such person's action was in the best interests of Northeast. Such determination must be made by either the Board of Trustees by majority vote of the quorum consisting of trustees who were not parties to such proceeding, by independent legal counsel to Northeast in a written opinion, or by the shareholders.

    NEW CON EDISON: Under Delaware law, a corporation may indemnify its officers, directors, employees and agents against liabilities and expenses incurred in proceedings if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe that the person's conduct was unlawful. In the case of derivative actions, indemnification is limited to expenses and no indemnification may be made in respect of any claim as to which the person is adjudged liable to the corporation except as otherwise authorized by a court.

    The by-laws of New Con Edison provide that, except to the extent indemnification is not permitted by law, New Con Edison will fully indemnify its directors and officers and provide for the advancement of expenses in connection with any proceeding. However, New Con Edison will not indemnify a director or officer who commences any proceeding, unless the commencement of that proceeding is approved by a majority vote of the disinterested directors.

LIMITATION ON DIRECTOR OR TRUSTEE LIABILITY

    CON EDISON: Under New York law, a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for any breach of duty. However, no provision can eliminate or limit:

    - the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct, personally gained a financial profit to which he was not legally entitled, or violated certain provisions of New York law; or

    - the liability of any director for any act or omission prior to the adoption of such provision in the certificate of incorporation.

    The certificate of incorporation and by-laws of Con Edison provide that, except to the extent limitation of liability is not permitted by law, a director or officer of Con Edison will not be liable to Con Edison or its shareholders for damages due to any breach of duty.

    NORTHEAST: The declaration of trust of Northeast provides that a trustee of Northeast will not be liable to Northeast or its shareholders for monetary damages due to any breach of fiduciary duty, except for:

    - breaches of such person's duty of loyalty to Northeast or its shareholders;

    - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

    - any transaction from which such person derived an improper personal benefit.

    NEW CON EDISON: Under Delaware law, a corporation may include in its certificate of incorporation a provision eliminating the liability of a director to the corporation or its shareholders for monetary damages for a breach of the director's fiduciary duties, except liability for any breach of the director's duty of loyalty to the corporation's shareholders, for acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law, under Section 174 of the Delaware Law (which deals generally with unlawful payments of dividends, stock repurchases and redemptions), and for any transaction from which the director derived an improper personal benefit.

    The certificate of incorporation of New Con Edison provides that, except to the extent limitation of liability is not permitted by law, the directors of New Con Edison will not be personally liable to New Con Edison or its shareholders for monetary damages due to any breach of fiduciary duty.

BUSINESS COMBINATIONS

    CON EDISON: Under New York law, a merger, consolidation, disposition of all or substantially all the assets of a corporation or share exchange requires the approval of holders of a majority of the outstanding shares entitled to vote, unless the corporation was in existence on or prior to February 23, 1998 and the corporation's certificate of incorporation does not expressly provide for the approval of these transactions by a majority vote, in which case these transactions must be approved by holders of two-thirds of the outstanding shares entitled to vote.

    The certificate of incorporation of Con Edison expressly provides that the approval of the Board of Directors followed by the affirmative vote of a majority of all outstanding shares of Con Edison entitled to vote will be required for:

    - a merger or consolidation to which Con Edison is a party, other than a merger between Con Edison and a subsidiary of Con Edison for which authorization by the shareholders of Con Edison is not required by applicable law;

    - the sale, lease, exchange or other disposition of all or substantially all the assets of Con Edison; or

    - a binding share exchange to which Con Edison is a party.

    NORTHEAST: Chapter 182 of the General Laws of Massachusetts provides that a business trust may merge or consolidate with or into any Massachusetts limited liability company. The declaration of trust of Northeast does not address mergers or consolidations. In connection with the merger, Northeast is seeking approval of certain amendments to the declaration of trust of Northeast specifically authorizing Northeast to consummate a merger with one or more Massachusetts limited liability companies in accordance with Chapter 182 upon the affirmative vote of two-thirds of the shares of Northeast outstanding and entitled to vote at a meeting of the Northeast shareholders.

    NEW CON EDISON: Under Delaware law, a merger or consolidation of a corporation or the sale of all or substantially all of the assets of a corporation requires authorization by a resolution adopted by the holders of a majority of the outstanding stock of the corporation entitled to vote, unless the certificate of incorporation requires a greater vote.

    The certificate of incorporation and by-laws of New Con Edison do not address business combinations.

DISSENTERS' OR APPRAISAL RIGHTS

    CON EDISON: Under New York law, a shareholder may dissent from, and receive payment for the fair value of its shares in the event of, certain mergers, consolidations, share exchanges and asset transfers. However, in the case of a merger or consolidation, dissenters' rights are not available:

    - for shares listed on a national securities exchange;

    - for shares designated as a national market system security on an interdealer quotation system by the NASD; or

    - to shareholders of the surviving corporation in a merger.

    Because the Con Edison common shares are listed on the New York Stock Exchange, Con Edison shareholders do not have any appraisal rights.

    NORTHEAST: The declaration of trust of Northeast does not contain provisions providing for dissenters' rights. Furthermore, there is no statute in Massachusetts applicable to common law business trusts that provides for appraisal rights comparable to the statutory appraisal rights that the Massachusetts General Laws provides to stockholders of Massachusetts business corporations who dissent from certain stockholder-approved corporate actions, including mergers, sale of substantially all corporate property, and any charter amendment which adversely affects the rights of the dissenting stockholder.

    Until 1991, it was widely believed that there were no common law dissenters' appraisal rights in Massachusetts. In 1991, however, the Supreme Judicial Court of Massachusetts held that common law appraisal rights similar to those provided in the Massachusetts General Laws for Massachusetts business corporation stockholders were available to dissenting minority stockholders of a Massachusetts trust company (as opposed to a Massachusetts business trust) in a case in which an 85% controlling stockholder approved a 1-for-2,500 reverse stock split that converted all minority share interests into an amount of cash that the trial court determined was not fair and reasonable. The Court noted that the Massachusetts trust company statutes do provide statutory appraisal rights for stockholders of a trust company as to mergers and consolidations, but not as to the reduction of capital stock. In contrast, the Massachusetts business trust statute is silent as to appraisal rights in all circumstances. The Court also distinguished its decision in a 1975 case in which it had held that there was no common law appraisal right for dissenting stockholders of a not-for profit golf club corporation that had sold all of its property. In that decision, the Court had stated that it is "very dubious whether such a right ever existed in the absence of a statute even with respect to business corporations."

    Accordingly, it is not clear under what conditions or with respect to what possible transactions, if any, common law appraisal rights in Massachusetts might apply to a common law business trust such as Northeast. However, counsel for Northeast has advised us that the Northeast shareholders would not have appraisal rights as a result of the merger.

    NEW CON EDISON: Under Delaware law, a shareholder may dissent from, and receive payment in cash for the fair value of its shares in the event of, certain mergers and consolidations. However, under Delaware law and subject to the following paragraph, appraisal rights are generally not available:

    - for shares listed on a national securities exchange;

    - for shares designated as a national market system security on an interdealer quotation system by the NASD;

    - for shares which are held of record by more than 2,000 shareholders; or

    - to shareholders of the surviving corporation if the merger did not require for its approval the vote of the shareholders of the surviving corporation.

    Notwithstanding the foregoing, appraisal rights are available if shareholders are required by the terms of the merger agreement to accept for their shares anything other than:

    - shares of stock of the surviving corporation;

    - shares of stock of another corporation that are listed on a national securities exchange, designated as a national market system security as described above, or held of record by more than 2,000 shareholders;

    - cash instead of fractional shares of stock; or

    - any combination of the above.

    Appraisal rights are also available under Delaware law in certain other circumstances including:

    - in certain parent-subsidiary corporation mergers, and

    - in certain circumstances where the certificate of incorporation so provides.

    The certificate of incorporation of New Con Edison does not grant additional appraisal rights.

ANTITAKEOVER STATUTES

    CON EDISON: Under New York law, a corporation may engage in a business combination with a 20% shareholder within a five-year period after such shareholder's stock purchase if:

    - the 20% shareholder's stock purchase was approved by the corporation's board of directors before the purchase; or

    - the business combination was approved by the corporation's board of directors before the 20% shareholder's stock acquisition date.

    After the expiration of the five-year period, the business combination will be permitted if:

    - the combination was approved by the affirmative vote of the holders of a majority of the outstanding voting stock beneficially owned by disinterested shareholders at a meeting called no earlier than five years after the 20% shareholder's stock acquisition date; or

    - the price paid to all shareholders meets statutory criteria establishing a formula price.

    NORTHEAST: A Massachusetts anti-takeover statute, Chapter 110F of the Massachusetts General Laws, prohibits any business combination with an interested shareholder, generally a person who owns or has recently owned at least 5% of the company's outstanding voting shares, for three years after the person becomes an interested shareholder unless:

    - prior to the 5% purchase, the board of trustees approves either the 5% purchase or the proposed business combination;

    - the interested shareholder owned approximately 90% of the company's voting shares after making the 5% purchase which rendered him an interested shareholder; or

    - the board of trustees and holders of two-thirds of the non-interested shares approve the business combination after the acquiror has become an interested stockholder.

    Another Massachusetts anti-takeover statute, Chapter 110D of the Massachusetts General Laws, regulates the acquisition of control shares. A control share acquisition occurs when an individual aggregates a number of shares which, when added to shares already owned, would allow the acquiring person to vote at least 20% of the company's shares. Under Chapter 110D, shares acquired in this type of a transaction would have no voting rights unless a majority of non-interested shareholders specifically voted to grant the acquiring person voting rights for these shares. In general, the acquiring person as well as officers and employee-trustees of Northeast are not permitted to vote on whether these voting rights should be granted.

    The declaration of trust of Northeast does not address antitakeover regulations or protections.

    NEW CON EDISON: Under Delaware law, a Delaware corporation is prohibited from engaging in mergers, dispositions of 10% or more of its assets, and issuances of stock to and other transactions ("business combinations") with a person or group that owns 15% or more of the voting stock of the corporation (an "interested shareholder"), for a period of three years after the interested shareholder crosses the 15% threshold. These restrictions do not apply in certain circumstances, including when:

    - prior to the person or group becoming an interested shareholder, the board of directors approved the business combination in question or the transaction that resulted in the person or group becoming an interested shareholder;

    - the interested shareholder acquired at least 85% of the voting stock of the corporation (other than stock owned by inside directors and certain employee stock plans) in the transaction in which the interested shareholder crossed the 15% threshold; or

    - after the person or group became an interested shareholder, the board of directors and at least 66 2/3% of the voting stock other than stock owned by the interested shareholder approved the business combination.

CONSTITUENCIES STATUTES

    CEI: Under New York law, in taking action, including any action, without limitation, which may involve or relate to a change or potential change in the control of the corporation, directors may consider a number of factors, including both the short-term and the long-term interests of the corporation and its shareholders, and the effects that the corporation's actions may have in the short-term or in the long-term upon:

    - the prospects for potential growth, development, productivity and profitability of the corporation;

    - current employees;

    - retired employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits under any plan sponsored by, or any agreement entered into by, the corporation;

    - customers and creditors; and

    - the ability of the corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business.

    NORTHEAST: The declaration of trust of Northeast does not address which additional factors the Board of Trustees may consider when taking action.

    NEW CON EDISON: The Delaware General Corporation Law does not include a provision like the constituencies statute under New York law.

                                 LEGAL MATTERS

    The validity of the New Con Edison common stock offered by this joint proxy statement/prospectus will be passed upon for New Con Edison by Cravath, Swaine & Moore, New York, New York.

    The material United States federal income tax consequences of the merger will be passed upon for Con Edison by Cravath, Swaine & Moore and for Northeast by LeBoeuf, Lamb, Greene & MacRae, L.L.P., New York, New York.

                                    EXPERTS

    The consolidated balance sheets of Con Edison as of December 31, 1999, and December 31, 1998, and the related consolidated statements of income, cash flows, capitalization and retained earnings for each of the three fiscal years in the period ended December 31, 1999, incorporated in this joint proxy statement/prospectus by reference to Con Edison's Current Report on Form 8-K, dated February 28, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The consolidated balance sheets and the consolidated statements of capitalization of Northeast as of December 31, 1999, and December 31, 1998, and the related consolidated statements of income, comprehensive income, shareholders' equity, cash flows and income taxes for each of the three fiscal years in the period ended December 31, 1999, incorporated in this joint proxy statement/prospectus by reference to Northeast's Current Report on Form 8-K, dated February 29, 2000, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the Con Edison special meeting, and representatives of Arthur Andersen LLP are expected to be present at the Northeast special meeting. The representatives of the principal accountants will have the opportunity to make a statement regarding the proposed merger if they desire to do so, and they are expected to be available to respond to appropriate questions from the shareholders at their respective meetings.

                             SHAREHOLDER PROPOSALS

CON EDISON

    Shareholder proposals intended to be included in the proxy statement and form of proxy for the 2000 annual meeting of Con Edison shareholders must have been received no later than December 7, 1999 by the Corporate Secretary at the following address: Consolidated Edison, Inc., 4 Irving Place, New York, NY 10003. The proposal must also have met the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

NORTHEAST

    Shareholder proposals intended to be presented at the 2000 annual meeting of Northeast shareholders must be submitted to O. Kay Comendul, Assistant Secretary, Northeast Utilities, Post Office Box 270, Hartford, CT 06141-0270. No proposal can be considered at the 2000 annual meeting unless it was received no later than December 1, 1999, and the proposal must also have met the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

                                 OTHER MATTERS

    As of the date of this joint proxy statement/prospectus, neither the Con Edison Board of Directors nor the Northeast Board of Trustees knows of any matter that will be presented for consideration at the Con Edison special meeting or the Northeast special meeting other than as described in this joint proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    New Con Edison filed a registration statement on Form S-4 on March 1, 2000, to register with the Securities and Exchange Commission the New Con Edison common stock to be issued to Con Edison and Northeast shareholders in the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of New Con Edison in addition to being a joint proxy statement/prospectus of Con Edison and Northeast. As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in New Con Edison's registration statement or the exhibits to the registration statement. Con Edison and Northeast file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Con Edison and Northeast file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

    Public Reference Room        New York Regional Office        Chicago Regional Office
   450 Fifth Street, N.W.          7 World Trade Center              Citicorp Center
          Room 1024                     Suite 1300               500 West Madison Street
   Washington, D.C. 20549           New York, NY 10048                 Suite 1400
                                                                 Chicago, IL 60661-2511

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Con Edison and Northeast may also be inspected at the offices of the New York Stock Exchange, which is located at 20 Broad Street, New York, New York 10005.

    The Securities and Exchange Commission allows Con Edison, Northeast and New Con Edison to "incorporate by reference" information into this joint proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this joint proxy statement/prospectus, except for any information superseded by information contained directly in this joint proxy statement/prospectus or in later filed documents incorporated by reference in this joint proxy statement/prospectus.

    This joint proxy statement/prospectus incorporates by reference the documents set forth below that Con Edison and Northeast have previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Con Edison and Northeast that is not included in or delivered with this joint proxy statement/prospectus.

    CON EDISON FILINGS (FILE NO. 1-14514)                         PERIOD
    -------------------------------------                         ------
Annual Report on Form 10-K                     Fiscal Year ended December 31, 1998

Quarterly Reports on Form 10-Q                 Quarters ended March 31, 1999, June 30, 1999
                                               and September 30, 1999

Current Reports on Form 8-K                    Filed June 28, 1999, July 9, 1999, October
                                               15, 1999, January 14, 2000 and February 29,
                                               2000

Proxy Statement                                Filed April 5, 1999

     NORTHEAST FILINGS (FILE NO. 1-5324)                          PERIOD
     -----------------------------------                          ------
Annual Report on Form 10-K                     Fiscal Year ended December 31, 1998
Quarterly Reports on Form 10-Q                 Quarters ended March 31, 1999, June 30, 1999
                                               and September 30, 1999

     NORTHEAST FILINGS (FILE NO. 1-5324)                          PERIOD
     -----------------------------------                          ------
Current Reports on Form 8-K                    Filed January 29, 1999, February 25, 1999,
                                               April 29, 1999, May 12, 1999, June 16, 1999,
                                               June 17, 1999, June 23, 1999, July 9, 1999,
                                               September 24, 1999, October 19, 1999, October
                                               29, 1999, January 21, 2000 and February 29,
                                               2000
Proxy Statement                                Filed March 26, 1999
Registration Statement on Form 8-A             Filed April 12, 1999
  (description of the Northeast rights to
  acquire Northeast common shares)
Registration Statement on Form 8-A/A           Filed January 18, 2000
  (description of the amendment of such
  rights)

    This joint proxy statement/prospectus also incorporates by reference all additional documents that may be filed by Con Edison and Northeast with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this joint proxy statement/ prospectus and the date of the Con Edison special meeting and the date of the Northeast special meeting, as applicable. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Con Edison has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Con Edison and New Con Edison, and Northeast has supplied all information relating to Northeast.

    If you are a Con Edison shareholder or a Northeast shareholder, we may have sent you some of the documents incorporated by reference, but you can also obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Consolidated Edison, Inc.              Northeast Utilities
c/o The Bank of New York Investors     P.O. Box 5006
Relations Department                   Hartford, Connecticut 06102-5006
P.O. Box 11258                         Telephone: (860) 665-4801
Church Street Station                  or (800) 999-7269
New York, New York 10286-1258          Attention: Shareholder Services
Telephone: (800) 522-5522

    If you would like to request documents, please do so by April 6, 2000, in order to receive them before your special meeting.

    You should rely only on the information contained or incorporated by reference in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. This joint proxy statement/ prospectus is dated February 29, 2000. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to Con Edison and Northeast shareholders nor the issuance of New Con Edison common stock in the merger creates any implication to the contrary.

                                                                         ANNEX A

                                                                  CONFORMED COPY

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           CONSOLIDATED EDISON, INC.,

                              NORTHEAST UTILITIES,

                           CONSOLIDATED EDISON, INC.,

                           ORIGINALLY INCORPORATED AS
                               CWB HOLDINGS, INC.

                                      AND

                               N ACQUISITION LLC

                          DATED AS OF OCTOBER 13, 1999

                  AMENDED AND RESTATED AS OF JANUARY 11, 2000

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------

                                      ARTICLE I
                                     THE MERGERS

SECTION 1.01.  The Mergers.................................................      2
SECTION 1.02.  Closing.....................................................      2
SECTION 1.03.  Effective Time of the Mergers...............................      2
SECTION 1.04.  Effects.....................................................      3
SECTION 1.05.  Certificate of Incorporation and By-laws of the Company.....      3
SECTION 1.06.  Trust Agreement.............................................      3
SECTION 1.07.  Directors, Trustees and Officers............................      3
SECTION 1.08.  Post-Merger Operations......................................      3
SECTION 1.09.  Transfer of Company Common Stock............................      4

                                     ARTICLE II
                   EFFECT OF THE MERGERS; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Effect on Capital Stock.....................................      4
SECTION 2.02.  NU Shareholder Elections....................................      6
SECTION 2.03.  Allocation and Proration of Cash and Company Common Stock...      7
SECTION 2.04.  Exchange of Certificates....................................      8
SECTION 2.05.  Adjustments for Sale of Certain NU Nuclear Facilities.......     11
SECTION 2.06.  Certain Adjustments.........................................     12

                                     ARTICLE III
                           REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Representations and Warranties of NU........................     12
SECTION 3.02.  Representations and Warranties of CEI.......................     24

                                     ARTICLE IV
                               CERTAIN COVENANTS OF NU

SECTION 4.01.  Conduct of Business by NU...................................     31
SECTION 4.02.  No Solicitation.............................................     36

                                      ARTICLE V
                                ADDITIONAL AGREEMENTS

SECTION 5.01.  Preparation of the Form S-4 and the Joint Proxy Statement;
               Shareholders Meetings.......................................     38
SECTION 5.02.  Letters of NU's Accountants.................................     39
SECTION 5.03.  Letters of CEI's Accountants................................     39
SECTION 5.04.  Access to Information; Confidentiality; Advice of Changes...     39
SECTION 5.05.  Regulatory Matters; Reasonable Best Efforts.................     40
SECTION 5.06.  Stock Options...............................................     41
SECTION 5.07.  Employee Agreements; Workforce Matters and Employee Benefit
               Plans.......................................................     42
SECTION 5.08.  Indemnification, Exculpation and Insurance..................     43

                                                                               PAGE
                                                                             --------
SECTION 5.09.  Fees and Expenses...........................................     44
SECTION 5.10.  Public Announcements........................................     45
SECTION 5.11.  Affiliates..................................................     45
SECTION 5.12.  NYSE Listing................................................     45
SECTION 5.13.  Shareholder Litigation......................................     46
SECTION 5.14.  Taxes.......................................................     46
SECTION 5.15.  Standstill Agreements; Confidentiality Agreements...........     46
SECTION 5.16.  Rights Agreement............................................     46

                                     ARTICLE VI
                                CONDITIONS PRECEDENT

SECTION 6.01.  Conditions to Each Party's Obligation To Effect the
               Mergers.....................................................     46
SECTION 6.02.  Conditions to Obligations of CEI............................     47
SECTION 6.03.  Conditions to Obligations of NU.............................     48

                                     ARTICLE VII
                          TERMINATION, AMENDMENT AND WAIVER

SECTION 7.01.  Termination.................................................     48
SECTION 7.02.  Effect of Termination.......................................     49
SECTION 7.03.  Amendment...................................................     49
SECTION 7.04.  Extension; Waiver...........................................     50
SECTION 7.05.  Procedure for Termination, Amendment, Extension or Waiver...     50

                                    ARTICLE VIII
                                 GENERAL PROVISIONS

SECTION 8.01.  Nonsurvival of Representations and Warranties...............     50
SECTION 8.02.  Notices.....................................................     50
SECTION 8.03.  Definitions.................................................     51
SECTION 8.04.  Interpretation..............................................     51
SECTION 8.05.  Counterparts................................................     52
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries..............     52
SECTION 8.07.  Governing Law...............................................     52
SECTION 8.08.  Assignment..................................................     52
SECTION 8.09.  Enforcement.................................................     52
SECTION 8.10.  Severability................................................     53
SECTION 8.11.  Trustee and Shareholder Liability...........................     53

Exhibit A    Form of Certificate of Incorporation of the Company as of
             the Effective Time
Exhibit B    Form of By-laws of the Company as of the Effective Time
Exhibit C    Trust Agreement Amendments
Exhibit D-1  Form of NU Affiliate Letter
Exhibit D-2  Form of CEI Affiliate Letter
Exhibit E    Form of CEI Tax Representations
Exhibit F    Form of NU Tax Representations
Exhibit G    Form of the Company Tax Representations

        AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of
    October 13, 1999, as amended and restated as of January 11, 2000 (this "AGREEMENT"), among CONSOLIDATED EDISON, INC., a New York corporation ("CEI"), NORTHEAST UTILITIES, a Massachusetts business trust ("NU"), CONSOLIDATED EDISON, INC., originally incorporated as CWB HOLDINGS, INC., a Delaware corporation (the "COMPANY") and a wholly owned subsidiary (as defined in Section 8.03) of CEI, and N ACQUISITION LLC, a Massachusetts limited liability company ("MERGER LLC"), 99% of which is owned by the Company and 1% of which is owned by X HOLDING LLC, a Massachusetts limited liability company ("LLC HOLDING SUB"), 99% of which is owned by the Company and 1% of which is owned by Merger LLC.

    WHEREAS CEI, NU, the Company and Merger LLC entered into an Agreement and Plan of Merger dated as of October 13, 1999 (the "ORIGINAL MERGER AGREEMENT"), and they now desire to amend and restate the Original Merger Agreement (it being understood that all references herein to this "Agreement" refer to the Original Merger Agreement as amended and restated hereby and that all references herein to the "date hereof" or the "date of this Agreement" refer to October 13, 1999);

    WHEREAS the Board of Trustees of NU, the respective Boards of Directors of CEI and the Company and the members of Merger LLC have approved the business combination provided for in this Agreement, whereby (i) CEI will merge with and into the Company (the "CEI MERGER") and each share of common stock, par value $.10 per share, of CEI (the "CEI COMMON STOCK") shall be converted into the right to receive one share of common stock, par value $.10 per share, of the Company (the "COMPANY COMMON STOCK") and (ii) Merger LLC will merge with and into NU (the "NU MERGER", and together with the CEI Merger, the "MERGERS") and each common share of beneficial interest, par value $5.00 per share, of NU (the "NU COMMON SHARES"), shall be converted into, at the option of the holder thereof, either (x) the right to receive Company Common Stock or (y) the right to receive cash, in each case subject to the terms and conditions set forth in this Agreement, as a result of which the holders of the CEI Common Stock and NU Common Shares will together own all of the outstanding shares of Company Common Stock and the Company will, in turn, own all of the outstanding NU Common Shares;

    WHEREAS the Board of Directors of CEI has determined that the CEI Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, the best interest of CEI and its shareholders (the "CEI SHAREHOLDERS");

    WHEREAS the Board of Trustees of NU has determined that the NU Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, the best interest of NU and the holders of the NU Common Shares (the "NU SHAREHOLDERS");

    WHEREAS CEI and the Company desire to set forth for purposes of
Section 902(a) of the New York Business Corporation Law (the "NYBCL") the following information with respect to CEI and the Company as of the date of this
Agreement: (i) the name of CEI is as set forth in the recitals to this Agreement, the name of the Company is CWB Holdings, Inc. and each of CEI and the Company was formed under such name, (ii) the name of the Company following the CEI Merger shall be as set forth in Section 1.08(a), (iii) the designation and number of outstanding shares of each class and series of capital stock of CEI, and the voting rights thereof with respect to the CEI Merger, are set forth in
Section 3.02(c) and Section 3.02(m), and the designation and number of outstanding shares of capital stock of CEI is subject to change in accordance with the terms of CEI's Restated Certificate of Incorporation and the NYBCL and
(iv) the Company has designated and has outstanding 1,000 shares of its common stock, par value $.01, of which the holders thereof have unanimously approved the CEI Merger by written consent, and the designation and number of outstanding shares of capital stock of the Company is subject to change in accordance with the terms of the Company's Certificate of Incorporation, the terms of this Agreement (including the exhibits attached hereto) and the Delaware General Corporation Law (the "DGCL");

    WHEREAS CEI and NU desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers;

    WHEREAS, for Federal income tax purposes, it is intended that the Mergers will constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the CEI Merger will constitute a transaction described in Section 368(a) of the Code.

    NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGERS

    SECTION 1.01. THE MERGERS. On the terms and subject to the conditions set forth in this Agreement:

        (a) At the CEI Effective Time (as defined in Section 1.03), CEI shall be merged with and into the Company in accordance with the DGCL and the NYBCL. The Company shall be the surviving entity in the CEI Merger and shall continue its existence under the laws of the State of Delaware and shall succeed to and assume all of the rights and obligations of the Company and CEI in accordance with the relevant provisions of the DGCL and the NYBCL.

        (b) At the NU Effective Time (as defined in Section 1.03), Merger LLC shall be merged with and into NU in accordance with the Massachusetts General Law (the "MGL"). NU shall be the surviving entity in the NU Merger and shall continue its existence under the laws of the Commonwealth of Massachusetts and shall succeed to and assume all of the rights and obligations of NU and Merger LLC in accordance with the MGL. As a result of the NU Merger, the entire equity interest of NU, which shall be represented by new certificates issued at the NU Effective Time, shall be owned by the Company.

    SECTION 1.02. CLOSING. The closing of the Mergers (the "CLOSING") will take place at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 (or at such other location in The City of New York as is agreed to by CEI and NU) at 10:00 a.m., local time, on a date to be specified by CEI and NU (the "CLOSING DATE"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by CEI and NU. CEI and NU agree to coordinate the Closing Date with the mailing of the Form of Election and the Election Time (each as defined in Section 2.02(b)).

    SECTION 1.03. EFFECTIVE TIME OF THE MERGERS. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, (i) with respect to the CEI Merger, the parties hereto shall (A) deliver a certificate of merger executed in accordance with, and containing such information as is required by, Section 907(e)(2) of the NYBCL to the Department of State of the State of New York (the "CEI NEW YORK CERTIFICATE OF MERGER") and (B) file a certificate of merger executed in accordance with, and containing such information as is required by Section 252(c) of the DGCL with the Secretary of State of the State of Delaware (the "CEI DELAWARE CERTIFICATE OF MERGER", and collectively with the CEI New York Certificate of Merger, the "CEI CERTIFICATES OF MERGER"), and (C) make all other filings or recordings as may be required under the NYBCL and the DGCL, and (ii) with respect to the NU Merger, the parties hereto shall file a certificate of merger (the "NU CERTIFICATE OF MERGER") with the Secretary of State of the Commonwealth of Massachusetts and shall make all other filings or recordings required under the MGL. The CEI Merger shall become effective at such time as (i) the CEI New York Certificate of Merger is duly delivered to the Department of State of the State of New York and (ii) the CEI Delaware Certificate of Merger is filed with the Secretary of State of the State of Delaware, or at such subsequent date or time, not to exceed 30 days after the date of filing of the CEI New York Certificate of Merger or 90 days after the date of filing of the CEI Delaware Certificate of Merger, as CEI shall specify in the CEI Certificates of Merger (the time the CEI Merger becomes effective being hereinafter referred to as the "CEI EFFECTIVE TIME"), and the NU Merger shall become effective at such time as the NU Certificate of Merger is duly filed with the Secretary of State of the Commonwealth of Massachusetts, or at such subsequent date or time as CEI and NU shall agree and specify in the NU Certificate of Merger (the time the NU Merger becomes effective being hereinafter referred to as the "NU EFFECTIVE TIME"). The CEI Effective Time shall be the same date and time as the NU Effective Time (such date and time referred to herein as the "EFFECTIVE TIME").

    SECTION 1.04. EFFECTS. The CEI Merger shall have the effects set forth in the DGCL and the NYBCL, including Section 259 of the DGCL and Section 906 of the NYBCL, and the NU Merger shall have the effects set forth in the MGL, including
Section 62 of Chapter 156C of the MGL.

    SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE COMPANY. The parties shall take all appropriate action so that, at the Effective Time,
(a) the certificate of incorporation of the Company shall be in the form attached as Exhibit A hereto and (b) the By-laws of the Company shall be in the form attached as Exhibit B hereto. Each of CEI and NU shall take all actions necessary to cause the Company and Merger LLC to take any actions necessary in order to consummate the Mergers and the other transactions contemplated hereby.

    SECTION 1.06. TRUST AGREEMENT. The Declaration of Trust dated as of January 15, 1927, relating to NU (as amended through the date of this Agreement, the "TRUST AGREEMENT") shall be amended, subject to the NU Shareholder Approval (as defined in Section 3.01(o)), to include the amendments and modifications contained in Exhibit C hereto (the "TRUST AGREEMENT AMENDMENTS"), and the Trust Agreement as so amended shall be filed by the parties hereto with the Secretary of State of the Commonwealth of Massachusetts. Upon receipt of the NU Shareholder Approval and completion of such filing, the Trust Agreement as so amended shall be the governing instrument of NU until thereafter changed or amended as provided therein or by Applicable Law (as defined in Section 3.01(d)(ii)).

    SECTION 1.07. DIRECTORS, TRUSTEES AND OFFICERS. (a) The parties hereto will take such action as may be necessary to cause the number of directors comprising the entire Board of Directors of the Company at the Effective Time to include four persons designated by NU and reasonably acceptable to CEI (the "NU DESIGNEES"). All other members of the Board of Directors of the Company shall be designated by CEI. From and after the Effective Time, such persons designated by CEI and NU shall be the directors of the Company until the earlier of their resignation or removal or until, their respective successors are duly elected and qualified, as the case may be.

    (b) The officers of CEI shall, from and after the Effective Time, be the officers of the Company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be; PROVIDED, HOWEVER, that, from and after the Effective Time, Michael G. Morris shall be President of the Company.

    (c) The managers of Merger LLC at the Effective Time shall, from and after the Effective Time, be the trustees of NU as the surviving entity in the NU Merger until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Trust Agreement and the number of trustees of NU shall be fixed from and after the Effective Time at a number equal to the number of managers of Merger LLC at the Effective Time until such time as the Trust Agreement is further amended in accordance with its terms.

    SECTION 1.08. POST-MERGER OPERATIONS. Following the Effective Time, the Company shall conduct its operations in accordance with the following:

    (a) NAME. At the Effective Time, the Company's name shall be Consolidated Edison, Inc.

    (b) SERVICE COMPANY. From and after the Effective Time, the Company may have one or more service companies (collectively, the "SERVICE COMPANY") to provide shared services to the businesses of the Company and its prospective subsidiaries.

    (c) CORPORATE OFFICES. (i) The Company shall maintain (A) its corporate headquarters in New York City, (B) the headquarters for the operations in the New England States of the Service Company in the State of Connecticut and
(C) the headquarters for the Company's unregulated businesses in the State of Connecticut, (ii) CEI's subsidiaries shall maintain offices for utility operations in the State of New York, the State of New Jersey and the Commonwealth of Pennsylvania, consistent with their current or contemplated operations, and (iii) NU's subsidiaries shall maintain offices for utility operations in New England in the State of Connecticut, the Commonwealth of Massachusetts and the State of New Hampshire, consistent with their current or contemplated operations.

    (d) CHARITIES. The parties agree that provision of charitable contributions and community support in the respective service areas of their respective subsidiaries serves a number of important goals. After the Effective Time, the Company and its subsidiaries taken as a whole intend to continue to provide charitable contributions and community support within the service areas of each of their respective subsidiaries at levels substantially comparable to the levels of charitable contributions and community support provided, directly or indirectly, by CEI, NU and their respective subsidiaries within their subsidiaries' respective service areas during the two-year period immediately prior to the Effective Time.

    SECTION 1.09. TRANSFER TO NU OF COMPANY COMMON STOCK. Upon receipt by NU of the necessary approval under PUHCA (as defined in Section 3.01(b)), CEI shall, so long as such approval is received prior to the Effective Time, sell to NU at a price equal to the par value thereof 400 shares of the common stock, par value $.01 per share, of the Company representing 40% of the outstanding capital stock of the Company.

                                   ARTICLE II
                EFFECT OF THE MERGERS; EXCHANGE OF CERTIFICATES

    SECTION 2.01. EFFECT ON CAPITAL STOCK. (a) At the CEI Effective Time, by virtue of the CEI Merger and without any action on the part of the holder of any shares of capital stock of the Company or CEI:

        (i) CANCELATION OF CERTAIN CEI COMMON STOCK. Each share of CEI Common Stock that is owned by CEI or the Company shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (ii) CONVERSION OF CEI COMMON STOCK. Subject to Section 2.01(a)(i), each issued and outstanding share of CEI Common Stock and each share of CEI Common Stock held by Consolidated Edison Company of New York, Inc. ("CECONY") shall be converted into the right to receive one fully paid and nonassessable share of Company Common Stock.

        (iii) CANCELATION OF CEI COMMON STOCK. As of the CEI Effective Time, all shares of CEI Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any shares of CEI Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined in Section 2.01(c)) without interest.

    (b) At the NU Effective Time, by virtue of the NU Merger and without any action on the part of any holder of any equity interest in NU or Merger LLC:

        (i) CANCELATION OF CERTAIN NU COMMON SHARES. Each NU Common Share together with each associated right (each, a "NU RIGHT") under the NU Rights Agreement (as defined in

    Section 3.01(x)) that is owned by NU or the Company shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

        (ii) CONVERSION OF NU COMMON SHARES. Subject to (x) Sections 2.01(b)(i) and 2.04(e), (y) the allocation and proration provisions set forth in 2.03 and (z) adjustment in accordance with Section 2.05(a), each issued and outstanding NU Common Share together with each associated NU Right shall be converted into the right to receive, at the election of the holder thereof, one of the following:

           (A) for each NU Common Share and associated NU Right with respect to which an election to receive Company Common Stock ("STOCK CONSIDERATION") has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02 (a "STOCK ELECTION"), the right to receive a number of shares of Company Common Stock equal to the Exchange Ratio. If the Closing Date occurs on or prior to August 5, 2000 (the "ADJUSTMENT DATE"), the "EXCHANGE RATIO" shall be equal to the quotient (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of $25 (the "BASE NUMERATOR") divided by the Market Price (as defined below) of CEI Common Stock (the "DENOMINATOR"); PROVIDED, HOWEVER, that if (I) the Market Price is less than $36, the Denominator shall be $36 and (II) the Market Price is greater than $46, the Denominator shall be $46. If the Closing Date is after the Adjustment Date, the Exchange Ratio shall be equal to the quotient (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of the Adjusted Numerator (as defined below) divided by the Denominator. The "ADJUSTED NUMERATOR" shall be equal to the Base Numerator increased, for each day after the Adjustment Date up to and including the day which is one day prior to the Closing Date, by an amount equal to $0.0034 (the Base Numerator and the Adjusted Numerator are herein collectively referred to as the "NUMERATOR"). The "MARKET PRICE" of CEI Common Stock means the average (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of the volume weighted averages (rounded to the nearest thousandth, or if there shall not be a nearest thousandth, the next higher thousandth) of the trading prices of CEI Common Stock on the NYSE (as defined in Section 2.04(e)(ii)), as reported by Bloomberg Financial Markets (or such other source as the parties shall agree in writing), for the 20 trading days randomly selected by lot by CEI and NU together from the 40 consecutive trading days ending on the fifth trading day immediately preceding the Closing Date (excluding the Closing Date).

           (B) for each such NU Common Share and associated NU Right with respect to which an election to receive cash consideration (the "CASH CONSIDERATION") has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02 (a "CASH ELECTION"), the right to receive cash, in an amount equal to $25. If the Closing Date is after the Adjustment Date, the Cash Consideration shall be increased, for each day after the Adjustment Date up to and including the day which is one day prior to the Closing Date, by an amount equal to $0.0034.

        (iii) CANCELATION OF NU COMMON SHARES. As of the NU Effective Time, all NU Common Shares together with the associated NU Rights shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any NU Common Shares and associated NU Rights shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 2.04, without interest.

        (iv) CONVERSION OF MERGER LLC EQUITY INTERESTS. All of the equity interests in Merger LLC issued and outstanding immediately prior to the NU Effective Time (the only holders of which are the Company and LLC Holding Sub) shall (A) with respect to such interests held by LLC Holding Sub, be automatically canceled and retired and cease to exist and (B) with respect to such interests held by the Company, be converted into 1,000 duly authorized and issued and fully paid common shares of beneficial interest, par value $5.00 per share, of NU.

    (c) The shares of Company Common Stock to be issued pursuant to
Section 2.01(a)(ii) in the case of the CEI Shareholders, and the Stock Consideration or the Cash Consideration to be issued and paid pursuant to
Section 2.01(b)(ii) in the case of the NU Shareholders, in each case, shall be referred to, as applicable, as the "MERGER CONSIDERATION".

    (d) At the Effective Time, by virtue of the Mergers and without any action on the part of any holder of any capital stock of CEI or the Company or any equity interest of NU, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled, and no consideration shall be delivered in exchange therefor.

    SECTION 2.02. NU SHAREHOLDER ELECTIONS. (a) Each person who, on or prior to the Election Date referred to in (b) below, is a record holder of NU Common Shares and associated NU Rights shall be entitled, with respect to all or any portion of such shares, to make a Stock Election or a Cash Election on or prior to such Election Date, on the basis hereinafter set forth.

    (b) The Company, CEI and NU shall prepare and mail, at least 15 but no more than 60 days prior to the Closing Date, a form of election (the "FORM OF ELECTION") to the record holders of NU Common Shares and associated NU Rights as of a record date five business days prior to such mailing, which Form of Election shall be used by each record holder of NU Common Shares and associated NU Rights who wishes to elect to receive the Stock Consideration or the Cash Consideration for any or all of the NU Common Shares and associated NU Rights held by such holder. NU will use its reasonable best efforts to make the Form of Election available to all persons who become record holders of NU Common Shares and associated NU Rights during the period between such record date and the Closing Date. Any such holder's election to receive the Stock Consideration or Cash Consideration shall have been properly made only if the Exchange and Paying Agent (as defined in Section 2.04(a)) shall have received at its designated office, by 5:00 p.m., New York City time, on the fifth business day immediately preceding the Closing Date or such other date as may be agreed to by CEI and NU (the "ELECTION TIME"), a Form of Election properly completed and accompanied by the Certificates (as defined in Section 2.04(b)) for the NU Common Shares and associated NU Rights to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of NU (or by an appropriate guarantee of delivery), as set forth in such Form of Election.

    (c) Any Form of Election may be revoked by the NU Shareholder who submitted such Form of Election to the Exchange and Paying Agent only by written notice received by the Exchange and Paying Agent prior to the Election Time. In addition, all Forms of Election shall automatically be revoked if the Exchange and Paying Agent is notified in writing by CEI that either of the Mergers has been abandoned. If a Form of Election is effectively revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the NU Common Shares and associated NU Rights to which such Form of Election relates shall be promptly returned to the NU Shareholder submitting the same to the Exchange and Paying Agent. A revoked election cannot be reinstated without valid resubmission, by the Election Time of a valid Election Form, and a revocation will not constitute an election for any other consideration. Once a Form of Election is effectively revoked by a NU Shareholder, such NU Shareholder may make an effective election to receive the Stock Consideration or the Cash Consideration only if such NU Shareholder delivers a new Form of Election to the Exchange and Paying Agent at its designated office, by the Election Time, together with all other documents required by, and in compliance with the procedures set forth in or contemplated by, Section 2.02(b). In the case of multiple Forms of Election received by the Exchange Agent in respect of the same NU Common Shares and associated NU Rights, the last dated (or, if not dated, the last received) will govern.

    (d) The good faith determination of the Company whether or not elections to receive the Stock Consideration or Cash Consideration has been properly made or revoked pursuant to this Section 2.02 with respect to NU Common Shares and associated NU Rights and when elections and revocations were received by the Exchange and Paying Agent shall be binding. If no Form of Election is received with respect to NU Common Shares and associated NU Rights, or if the Company determines that any election to receive the Stock Consideration or Cash Consideration was not properly made with respect to NU Common Shares and associated NU Rights, (i) in the event that Oversubscribed Consideration (as defined in Section 2.03(a)) exists, an election for the Undersubscribed Consideration (as defined in Section 2.03(a)) shall be deemed to have been made with respect to such NU Common Shares and associated NU Rights and such NU Common Shares and associated NU Rights shall be exchanged in the NU Merger for the Undersubscribed Consideration pursuant to Section 2.01(b)(ii)(A) or
Section 2.01(b)(ii)(B), as the case may be, and (ii) in the event that no Oversubscribed Consideration exists, an election for Cash Consideration shall be deemed to have been made with respect to such Shares and such Shares shall be exchanged in the NU Merger for Cash Consideration pursuant to
Section 2.01(b)(ii)(B), until the point where such an exchange would make the Cash Consideration an Oversubscribed Consideration, following which any such NU Common Shares and associated NU Rights that have not been so exchanged for Cash Consideration shall be exchanged for Stock Consideration in accordance with
Section 2.01(b)(ii)(A). With respect to any situation in which deemed elections pursuant to the immediately preceding two sentences require elections for both Cash Consideration and Stock Consideration to be deemed made, the Company shall to the extent possible allocate such deemed elections pro rata among such NU Common Shares and associated NU Rights.

    (e) The Company shall make all computations as to the allocation and the proration contemplated by Section 2.03 and any such computation shall be conclusive and binding on the NU Shareholders. CEI and NU may mutually agree to make such rules as are consistent with this Section 2.02 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

    SECTION 2.03.  ALLOCATION AND PRORATION OF CASH AND COMPANY COMMON STOCK.
(a) Notwithstanding anything in this Agreement to the contrary, the number of NU Common Shares and associated NU Rights to be converted into the right to receive
(i) the Stock Consideration at the Effective Time (the "MAXIMUM STOCK ELECTION NUMBER") shall not exceed 50% of the NU Outstanding Shares (as defined below) and (ii) the Cash Consideration at the Effective Time (the "MAXIMUM CASH ELECTION NUMBER") shall not exceed 50% of the NU Outstanding Shares. If the aggregate number of NU Common Shares and associated NU Rights in respect of which elections have been made or deemed made pursuant to Section 2.02 exceeds the Maximum Stock Election Number or the Maximum Cash Election Number, as the case may be, the consideration for which such elections have been made or deemed made shall be referred to herein as the "OVERSUBSCRIBED CONSIDERATION". In the event that an Oversubscribed Consideration exists, the form of consideration that is not the Oversubscribed Consideration shall be referred to herein as the "UNDERSUBSCRIBED CONSIDERATION". "NU OUTSTANDING SHARES" shall mean the NU Common Shares and associated NU Rights outstanding immediately prior to the NU Effective Time minus NU Common Shares and associated NU Rights that will be canceled pursuant to Section 2.01(b)(i).

    (b) If the aggregate number of NU Common Shares and associated NU Rights in respect of which Stock Elections have been made or deemed made, in each case in accordance with Section 2.02 (the "REQUESTED STOCK AMOUNT") exceeds the Maximum Stock Election Number, each holder making or deemed to be making such a Stock Election shall receive, with respect to each NU Common Share and associated NU Right for which such a Stock Election has been made or deemed made, (x) such number of shares of Company Common Stock (together with cash in lieu of fractional shares determined pursuant to Section 2.04(e)) equal to the product of (A) the Exchange Ratio and (B) the Stock Proration Factor (as defined below) and (y) cash in an amount equal to the product of (A) one minus the Stock Proration Factor and (B) the Cash Consideration. The "STOCK PRORATION FACTOR" shall be equal to a fraction (expressed as a decimal) the numerator of which is the Maximum Stock Election Number and the denominator of which is the Requested Stock Amount.

    (c) If the aggregate number of NU Common Shares and associated NU Rights in respect of which Cash Elections have been made or deemed made, in each case in accordance with Section 2.02 (the "REQUESTED CASH AMOUNT"), exceeds the Maximum Cash Election Number, each holder making or deemed to be making such a Cash Election shall receive, with respect to each NU Common Share and associated NU Right for which such a Cash Election has been made or deemed made, (x) cash in an amount equal to the product of (A) the Cash Consideration and (B) the Cash Proration Factor (as defined below) and (y) such number of shares of Company Common Stock (together with cash in lieu of fractional shares determined pursuant to Section 2.04(e)) equal to the product of (A) one minus the Cash Proration Factor and (B) the Exchange Ratio. The "CASH PRORATION FACTOR" shall be equal to a fraction (expressed as a decimal) the numerator of which is the Maximum Cash Election Number and the denominator of which is the Requested Cash Amount.

    SECTION 2.04. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AND PAYING AGENT. Promptly following the Effective Time, the Company shall deposit with such bank or trust company as may be designated by the Company (the "EXCHANGE AND PAYING AGENT"), for the benefit of the NU Shareholders, for exchange in accordance with this Article II, through the Exchange and Paying Agent, certificates representing the shares of Company Common Stock and immediately available funds in amounts and at the times necessary to pay the Merger Consideration (such shares of Company Common Stock and funds, together with any dividends or distributions with respect thereto with a record date after the Effective Time, being hereinafter referred to as the "EXCHANGE FUND") in exchange for outstanding NU Common Shares together with the associated NU Rights.

    (b) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Exchange and Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding NU Common Shares together with the associated NU Rights (the "CERTIFICATES") whose shares were converted into the right to receive the Merger Consideration pursuant to this Article II, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange and Paying Agent and shall be in such form and have such other provisions as CEI and NU may reasonably specify) and
(ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Appropriate adjustments to the exchange procedures set forth in this Section 2.04(b) will be made to account for NU Shareholders who have previously submitted Certificates pursuant to Section 2.02(b). Upon surrender of a Certificate for cancelation to the Exchange and Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange and Paying Agent, the holder of such Certificate shall be entitled to receive and the Exchange and Paying Agent shall deliver, as the case may be, in exchange therefor (i) a certificate representing that number of whole shares of Company Common Stock (together with certain dividends or other distributions in accordance with Section 2.04(c), cash in lieu of fractional shares in accordance with
Section 2.04(e) and any cash payable pursuant to Section 2.03) that such holder has the right to receive or (ii) the amount of cash that such holder is entitled to receive, in each case pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of NU Common Shares and the associated NU Rights that is not registered in the transfer records of NU, a certificate representing the proper number of shares of Company Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Company Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of the Company that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.04, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.04(c) and cash in lieu of any fractional shares of Company Common Stock in accordance with Section 2.04(e). No interest shall be paid or will accrue on the Merger Consideration or any cash payable to holders of Certificates pursuant to the provisions of this
Article II.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Company Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Company Common Stock issuable hereunder in respect thereof and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.04(e), and all such dividends, other distributions and cash in lieu of fractional shares of Company Common Stock shall be paid by the Company to the Exchange and Paying Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Company Common Stock issued in exchange therefor, without interest, (i) as soon as practicable after such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Company Common Stock and the amount of any cash payable in lieu of a fractional share of Company Common Stock to which such holder is entitled pursuant to Section 2.04(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Company Common Stock.

    (d) NO FURTHER OWNERSHIP RIGHTS IN CEI COMMON STOCK OR NU COMMON SHARES. All certificates which immediately prior to the Effective Time represented outstanding shares of CEI Common Stock shall thereafter represent a like number of shares of Company Common Stock and, notwithstanding anything noted thereon, no holder thereof shall have any rights pertaining to shares of CEI Common Stock, SUBJECT, HOWEVER, to CEI's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by CEI on such shares and which remain unpaid at the Effective Time, and all shares of Company Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the NU Common Shares and the associated NU Rights theretofore represented by such Certificates, SUBJECT, HOWEVER, to NU's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by NU on such shares and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of CEI or NU of the shares of CEI Common Stock or the NU Common Shares and the associated NU Rights, respectively, that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Company, CEI, NU or the Exchange and Paying Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by Applicable Law.

    (e) NO FRACTIONAL SHARES. (i) No certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of the Company shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Company.

    (ii) As promptly as practicable following the Effective Time, the Exchange and Paying Agent shall determine the excess of (A) the number of shares of Company Common Stock delivered to the Exchange and Paying Agent by the Company pursuant to Section 2.04(a) over (B) the aggregate number of whole shares of Company Common Stock to be distributed to former NU Shareholders pursuant to this Article II (such excess being herein called the "EXCESS SHARES"). Following the Effective Time, the Exchange and Paying Agent shall, on behalf of former NU Shareholders, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in
Section 2.04(e)(iii).

    (iii) The sale of the Excess Shares by the Exchange and Paying Agent shall be executed on the NYSE through one or more member firms thereof and shall be executed in round lots to the extent practicable. The Exchange and Paying Agent shall use reasonable best efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange and Paying Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing NU Common Shares and the associated NU Rights the Exchange and Paying Agent shall hold such proceeds in trust for such holders (the "COMMON SHARES TRUST"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange and Paying Agent incurred in connection with such sale of the Excess Shares. The Exchange and Paying Agent shall determine the portion of the Common Shares Trust to which each former NU Shareholder is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former NU Shareholder is entitled and the denominator of which is the aggregate amount of fractional share interests to which all former NU Shareholders are entitled.

    (iv) Notwithstanding the provisions of Section 2.04(e)(ii) and (iii), the Company may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former NU Shareholder an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former NU Shareholder would otherwise be entitled by (B) the closing price for a share of CEI Common Stock as reported on the NYSE Composite Transaction Tape (as reported by Bloomberg Financial Markets, or, if not reported thereby, any other authoritative source) on the business day immediately prior to the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.04(e)(iv).

    (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing NU Common Shares and the associated NU Rights with respect to any fractional share interests, the Exchange and Paying Agent shall make available such amounts to such holders of Certificates formerly representing NU Common Shares and the associated NU Rights subject to and in accordance with the terms of
Section 2.04(c).

    (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Company, upon demand, and any holders of the Certificates who have not theretofore complied with this
Article II shall thereafter look only to the Company for payment of their claim for Merger Consideration, any dividends or distributions with respect to Company Common Stock, and any cash in lieu of fractional shares of Company Common Stock.

    (g) NO LIABILITY. None of CEI, NU, the Company, Merger LLC or the Exchange and Paying Agent shall be liable to any person in respect of any shares of Company Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Company Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate formerly representing NU Common Shares and the associated NU Rights pursuant to this
Article II, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by Applicable Law, become the property of the Company, free and clear of all claims or interest of any person previously entitled thereto.

    (h) INVESTMENT OF EXCHANGE FUND AND COMMON SHARES TRUST. The Exchange and Paying Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by the Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Company.

    (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange and Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Company Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

    (j) WITHHOLDING RIGHTS. The Company shall be entitled to deduct and withhold from the consideration otherwise payable to any CEI Shareholder or any NU Shareholder, as the case may be, pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Company will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any CEI Shareholder or any NU Shareholder, as the case may be, and if such consideration is not cash, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale, and paid such cash consideration or proceeds to the appropriate taxing authority.

    SECTION 2.05.  ADJUSTMENTS FOR SALE OF CERTAIN NU NUCLEAR
FACILITIES. (a) CERTAIN ADJUSTMENTS TO THE STOCK CONSIDERATION AND THE CASH CONSIDERATION. If after the date of this Agreement and on or prior to the Closing Date, (i) the relevant NU Subsidiaries have entered into one or more legally binding agreements providing for the sale to one or more third parties which are not Affiliates of NU of both Millstone Station 2 and Millstone Station 3, which agreements need not include any interest therein owned by Public Service Company of New Hampshire ("PSNH"), in accordance, in all material respects, with applicable legislation and the rules, regulations and policies of DPUC (existing as of, or established after, the date of this Agreement) for approval of such agreements (the "NU NUCLEAR FACILITIES SALES AGREEMENTS") and
(ii) the Utility Operations and Management Unit ("UOMA") of DPUC (as defined in
Section 3.01(d)(iii)) has submitted a formal written recommendation to DPUC for approval of the NU Nuclear Facilities Sales Agreement, or the DPUC shall have issued a Final Order (as defined in Section 6.02(e)) approving such NU Nuclear Facilities Sales Agreements, then (A) in the case of each NU Common Share and associated NU Right with respect to which a Stock Election has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to
Section 2.02, the Numerator shall be increased by an amount equal to $1.00 and
(B) in the case of each NU Common Share and associated NU Right with respect to which a Cash Election has been effectively made, and not revoked or lost, or deemed to have been made, pursuant to Section 2.02, the Cash Consideration shall be increased by an amount equal to $1.00.

    (b) CERTAIN CONTINGENT VALUE RIGHTS. If the relevant NU Subsidiaries have not entered into the NU Nuclear Facilities Sales Agreements on or prior to the Closing Date, and the Closing Date occurs on or prior to December 31, 2000, each NU Shareholder shall receive (in addition to the Stock Consideration or Cash Consideration otherwise received by such NU Shareholder in the NU Merger) for each NU Common Share and associated NU Right, one non-transferable contingent value right issued by the Company (each, a "CVR") entitling the holder thereof to payment of $1.00 in cash if, on or prior to December 31, 2000, (i) the relevant NU Subsidiaries have entered into the NU Nuclear Facilities Sales Agreements and (ii) UOMA has submitted a formal written recommendation to DPUC for approval of such NU Nuclear Facilities Sales Agreements or the DPUC shall have issued a Final Order approving such NU Nuclear Facilities Sales Agreements. If any CVRs are issued and as of 11:59 p.m. Eastern Standard Time on December 31, 2000 (i) the relevant NU Subsidiaries have not entered into the NU Nuclear Facilities Sales Agreements or (ii) UOMA has not submitted a formal written recommendation to DPUC for approval of such NU Nuclear Facilities Sales Agreements and the DPUC shall not have issued a Final Order approving such NU Nuclear Facilities Sales Agreements, then the CVRs shall expire. In the event that the Company is required to issue any CVRs, CEI and NU shall negotiate in good faith the other terms and conditions of such CVRs.

    SECTION 2.06. CERTAIN ADJUSTMENTS. If after the date hereof and on or prior to the Closing Date, the outstanding shares of CEI Common Stock (and CEI Common Stock held by CECONY) shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of CEI Common Stock (including CECONY) and NU Common Shares and the associated NU Rights, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

    SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF NU. Except as set forth on the Disclosure Schedule delivered by NU to CEI prior to the execution of this Agreement (the "NU DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, NU represents and warrants to CEI as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. NU is a voluntary association duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, each subsidiary of NU (each a "NU SUBSIDIARY") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and each of NU and the NU Subsidiaries has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to the NU Subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect (as defined in Section 8.03) on NU. The respective articles of incorporation and by-laws or other organizational documents of each NU Subsidiary, in each case as amended through the date of this Agreement, do not contain any provision limiting or otherwise restricting the ability of NU to control each such NU Subsidiary.

    (b) SUBSIDIARIES. Section 3.01(b) of the NU Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of (i) the NU Subsidiaries and specifies each of NU's Subsidiaries that is a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or
33(a)(3) of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), respectively, or a "public utility" within the meaning of
Section 201(e) of the Federal Power Act (the "POWER ACT") and (ii) all other entities in which NU has an aggregate equity investment in excess of $5 million.

    (c) CAPITAL STRUCTURE. NU is authorized to issue up to 225,000,000 NU Common Shares and no shares with a preference as to dividends or in liquidation or otherwise over the NU Common Shares have been authorized or issued. At the close of business on October 12, 1999, 137,237,564 NU Common Shares were issued and outstanding, including 3,746 NU Common Shares were held by NU in its treasury. During the period from October 12, 1999 through the date of this Agreement, NU has not issued any NU Common Shares or placed any NU Common Shares in its treasury (except, in each case, as required by the NU Stock Plans (as defined below)). As of the date of this Agreement, (i) other than pursuant to the NU Stock Plans (as defined below) and the NU Rights Plan, no securities of NU convertible into or exchangeable or exercisable for shares of equity interest of NU were outstanding; (ii) other than pursuant to the NU Stock Plans and the NU Rights Plan, no warrants, calls, options or other rights to acquire from NU or any NU Subsidiary, and no obligation of NU or any NU Subsidiary to issue, any shares of equity interest of NU were outstanding; and (iii) no bonds, debentures, notes or other indebtedness of NU or any NU Subsidiary having the right to vote on matters presented to shareholders of NU or such NU Subsidiary (or convertible into securities of NU or any NU Subsidiary having the right to vote on matters presented to shareholders of NU or such NU Subsidiary) ("NU VOTING DEBT") were outstanding. Section 3.01(c) of the NU Disclosure Schedule sets forth a list and description of each plan or program of NU or any NU Subsidiary pursuant to which securities or options to purchase securities of NU or any NU Subsidiary may be issued or delivered (collectively, the "NU STOCK PLANS"). Section 3.01(c) of the NU Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of the number of NU Common Shares subject to employee stock options to purchase or receive NU Common Shares and the exercise prices thereof and a list of NU Common Shares reserved for issuance relating to other rights to purchase or receive NU Common Shares granted under the NU Stock Plans (collectively with such employee stock options, the "NU STOCK OPTIONS"). All the outstanding shares of equity interest of NU and all the outstanding shares of capital stock of, or other equity interests in, each of the NU Subsidiaries have been validly issued and are fully paid and nonassessable and (except for any series of preferred stock of any NU Subsidiary held by public shareholders) all the outstanding shares of capital stock of, or other equity interests in, each of the NU Subsidiaries are, as of the date of this Agreement, owned directly or indirectly by NU, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such NU Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its equity interest or obligating it to grant, extend or enter into any such agreement or commitment.

    (d) AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS. (i) AUTHORITY. NU has all requisite power and authority to enter into this Agreement and, subject to the NU Shareholder Approval (as defined in Section 3.01(o)) and the applicable NU Statutory Approvals (as defined in Section 3.01(d)(iii)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by NU and the consummation by NU of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of NU, subject, in the case of the NU Merger and the Trust Agreement Amendments, to the NU Shareholder Approval. This Agreement has been duly executed and delivered by NU and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of NU, enforceable against NU in accordance with its terms.

    (ii) NONCONTRAVENTION. The execution and delivery of this Agreement by NU do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or constitute a breach or default (with or without notice or lapse of time, or both) under, or result in the termination of, or give rise to a right of termination, cancelation, modification or acceleration of, any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of NU or any NU Subsidiary under (any such conflict, violation, breach, default, termination, right of termination, modification, cancelation or acceleration, loss or creation is referred to herein as a "VIOLATION" with respect to NU and such term when used in
Section 3.02 has a correlative meaning with respect to CEI), (A) subject to obtaining the NU Shareholder Approval, the Trust Agreement, (B) the certificate of incorporation or by-laws or similar governing documents of any NU Subsidiary (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on NU), (C) any loan or credit agreement, note, bond, mortgage, indenture, standstill agreement, lease, deed of trust or other agreement, instrument, permit, concession, franchise, license or similar authorization or any other material agreement applicable to NU or any NU Subsidiary or their respective properties or assets (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on NU) or (D) subject to obtaining the NU Statutory Approvals and the receipt of the NU Shareholder Approval, any statute, law, ordinance, rule or regulation (collectively, "APPLICABLE LAW") or any judgment, decree, order, injunction, writ, permit or license of any Governmental Entity (as defined in Section 3.01(d)(iii)) applicable to NU or any of the NU Subsidiaries or any of their respective properties or assets (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals).

    (iii) STATUTORY APPROVALS. No consent, approval, order, permit or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, (other than immaterial consents, approvals, permits, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) any Federal, state, local or foreign government, any court, administrative, regulatory (including a stock exchange) or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "GOVERNMENTAL ENTITY") is required by or with respect to NU or any NU Subsidiary in connection with the execution and delivery of this Agreement by NU or the consummation by NU of the transactions contemplated by this Agreement, except for: (A) compliance with and the filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"); (B) the filing with, and to the extent required, the declaration of effectiveness by, the Securities and Exchange Commission (the "SEC") of (1) a proxy statement relating to the NU Shareholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the CEI Shareholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "JOINT PROXY STATEMENT"), (2) the registration statement on Form S-4 prepared in connection with the issuance of Company Common Stock in the Mergers (the
"FORM S-4") and (3) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (C)(1) the filing of the CEI Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the CEI New York Certificate of Merger to the Department of State of the State of New York, and the filing of the NU Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which NU and any of the NU Subsidiaries are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state or provincial securities or "blue sky" laws and (2) the filing of the Trust Agreement Amendments with the Secretary of State of the Commonwealth of Massachusetts; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under PUHCA; (F) notice to, and the consent and approval of, the Federal Energy Regulatory Commission ("FERC") under the Power Act; (G) to the extent required, notice to, and the consent and approval of, the Nuclear Regulatory Commission (the "NRC") under the Atomic Energy Act of 1954, as amended (the "ATOMIC ENERGY ACT"); (H) to the extent required, notice to and the approval of (1) the Connecticut Department of Public Utility Control ("DPUC"), (2) the Maine Public Utilities Commission ("MPUC"), (3) the Massachusetts Department of Telecommunications and Energy ("MDTE") and the Massachusetts Department of Revenue (the "MDR"), (4) the New Hampshire Public Utilities Commission ("NHPUC"), (5) the New Jersey Board of Public Utilities ("NJBPU"), (6) the New York State Public Service Commission ("NYPSC"), (7) the Pennsylvania Public Utility Commission ("PPUC"), (8) Vermont Public Services Board ("VPSB", and collectively with DPUC, MPUC, MDTE, MDR, NHPUC, NJBPU, NYPSC, PPUC, the "APPLICABLE PUCS"); (I) to the extent required, notice to and the consent and approval of the Governmental Entities listed on
Section 3.01(d)(iii)(I) of the NU Disclosure Schedule; and (J) the filing of the certificate of incorporation of the Company in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware (the preceding clauses (A) through (J) collectively, whether or not legally required to be obtained, the "NU STATUTORY APPROVALS").

    (e) REPORTS AND FINANCIAL STATEMENTS. The filings (other than immaterial filings) required to be made by NU and the NU Subsidiaries under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Exchange Act, PUHCA, the Power Act, the Atomic Energy Act or applicable state public utility laws and regulations have been filed with the SEC, FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, tariffs, contracts, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto required to be filed with such commission. As of their respective dates, the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by NU or any NU Subsidiary with the SEC since January 1, 1997 (the "NU SEC DOCUMENTS") complied in all material respects with the requirements of the Securities Act, the Exchange Act or PUHCA, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such NU SEC Documents, and none of the NU SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NU included in the NU SEC Documents (the "NU FINANCIAL STATEMENTS") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of NU and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

    (f) ASSETS AND PROPERTIES. NU and the NU Subsidiaries have good and sufficient title to all properties and assets reflected on the consolidated balance sheet of NU and its consolidated subsidiaries included in the NU Financial Statements or thereafter acquired (except as sold or otherwise disposed of since the date of such balance sheet (A) with respect to any such sale or disposition prior to the date of this Agreement or (B) with respect to any such sale or disposition from and after the date of this Agreement, in compliance with clause (e) of Section 4.01) in each case free and clear of all Liens (other than Liens under any mortgage indenture of any NU Subsidiary applicable to the assets of such NU Subsidiary), except where the failure to have good title free and clear of all Liens to any such properties or assets would not have, individually or in the aggregate, a Material Adverse Effect on NU. The tangible assets of NU and the NU Subsidiaries are in an adequate state of maintenance and repair (except for ordinary wear and tear), except where their failure to be in such state of maintenance and repair would not have, individually or in the aggregate, a Material Adverse Effect on NU.

    (g) FRANCHISES. NU and the NU Subsidiaries own or have sufficient rights and consents to locate and use under existing franchises, permits, easements, leases, and license agreements (the "NU PERMITS") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets would not have, individually or in the aggregate, a Material Adverse Effect on NU. To the knowledge (as defined in Section 8.03) of NU, no other private corporation has as of the date of this Agreement commenced, or, without obtaining a certificate of public convenience and necessity from the applicable state utility commission, can commence, operations distributing electricity to the general public along and across public streets and ways in any part of the territories now served by NU or any NU Subsidiary.

    (h) INFORMATION SUPPLIED. None of the information supplied by or on behalf of, or to be supplied by or on behalf of, NU specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the NU Shareholders or at the time of the NU Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement, insofar as they relate to NU, will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the respective rules and regulations thereunder.

    (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the NU SEC Documents filed pursuant to the Securities Act or the Exchange Act and publicly available prior to the date of this Agreement (the "PREVIOUSLY FILED NU SEC DOCUMENTS"), since December 31, 1998, to the date of this Agreement, (i) NU and each of the NU Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not been, and no fact or condition exists which, individually or in the aggregate, would have a Material Adverse Effect on NU. Except as disclosed in the Previously Filed NU SEC Documents, from December 31, 1998 through the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any equity interest of NU, (ii) any split, combination or reclassification of any equity interest of NU or any issuance or the authorization of any issuance of any equity interest of NU or NU Voting Debt or any other securities in respect of, in lieu of or in substitution for any equity interest of NU, except for issuances of NU Common Shares under the NU Stock Plans in accordance with their present terms or upon exercise of outstanding NU Stock Options, or (iii) except as may have been required by a change in GAAP, any change in accounting methods, principles or practices by NU or any NU Subsidiary materially affecting their respective assets, liabilities or business. As of the date of this Agreement, none of (i) the Agreement and Plan of Merger (the "YANKEE MERGER AGREEMENT") dated as of June 14, 1999 among Yankee Energy System, Inc. ("YANKEE") and NU, (ii) the Purchase and Sale Agreement (the "CL&P/ NGC SALE AGREEMENT") dated July 2, 1999 between The Connecticut Light and Power Company ("CL&P") and Northeast Generation Company ("NGC"), (iii) the Purchase and Sale Agreement (the

"NRG SALE AGREEMENT") dated July 1, 1999, between CL&P and NRG, Inc. (the "NRG SALE AGREEMENT") or (iv) the Purchase and Sale Agreement (the "WMECO/NGC SALE AGREEMENT") dated July 2, 1999, between Western Massachusetts Electric Company ("WMECO") and NGC has been amended, modified or supplemented.

    (j) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Except as disclosed in the Previously Filed NU SEC Documents, NU and the NU Subsidiaries are in compliance with the terms of the NU Permits and all Applicable Laws, except where the failure so to comply would not have, individually or in the aggregate, a Material Adverse Effect on NU. Except as disclosed in the Previously Filed NU SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to NU or any NU Subsidiary or any of their respective properties is pending or, to the knowledge of NU, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect on NU. All utility rates charged by NU and the applicable NU Subsidiaries have been and continue to be made pursuant to lawfully filed tariffs and contracts. This provision shall not apply to environmental or to health and safety matters, which are exclusively the subject of Section 3.01(t).

    (k) ABSENCE OF CHANGES IN BENEFIT PLANS. Since the date of the most recent audited financial statements included in the Previously Filed NU SEC Documents, there has not been any adoption or amendment in any material respect by NU or any NU Subsidiary of any collective bargaining agreement or any material bonus, pension, profit sharing, savings, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former trustee, director, officer or employee of NU or any NU Subsidiary (collectively, the "NU BENEFIT PLANS"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any NU pension or post-retirement benefit plans or arrangements, or any material change in the manner in which contributions to any NU pension or post-retirement benefit plans or arrangements are made or the basis on which such contributions are determined.

    (l) EMPLOYEE MATTERS; ERISA. (i) Except for employment agreements providing benefits (other than material severance benefits) but no employment term other than at will, Section 3.01(l)(i) of the NU Disclosure Schedule contains a true and complete list of each (A) written or material oral deferred compensation, bonus or other incentive compensation, stock purchase, stock option, restricted stock and other equity compensation or ownership plan, program, agreement or arrangement; (B) written or material oral severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); (C) profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (D) written or material oral employment, retention, consulting, termination or severance agreement; and (E) other written or material oral employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by NU or by any trade or business, whether or not incorporated (an "ERISA AFFILIATE"), that together with NU would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA, or to which NU or an ERISA Affiliate is party, for the benefit of any employee or former employee of NU or any NU Subsidiary (the foregoing plans, funds, programs, agreements and arrangements in this Section 3.01(l)(i) being referred to collectively as the "NU PLANS").

        (ii) With respect to each NU Plan (except for NU Plans that are "multiemployer plans" as that term is defined in Section 3(37) of ERISA), NU has heretofore delivered or made available to CEI true and complete copies of each of the following documents:

           (A) a copy of each written NU Plan and any amendments thereto;

           (B) a copy of the two most recent annual reports on Internal Revenue Service Form 5500 and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards Nos. 87 and 106;

           (C) a copy of the most recent Summary Plan Description (including supplements) required under ERISA with respect thereto;

           (D) if the NU Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and

           (E) the most recent determination letter or pending determination letter received from the Internal Revenue Service with respect to each NU Plan intended to qualify under Section 401 or 501(c)(9) of the Code.

        (iii) No liability under Title IV or Section 302 of ERISA has been incurred by NU or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to NU or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due) in each case except where such occurrence, individually or in the aggregate, would not have a Material Adverse Effect on NU. No NU Plan has, to the knowledge of NU, engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) not exempted under or pursuant to Section 4975 of the Code or Section 408 of ERISA, no NU Plan subject to Title IV of ERISA (a "TITLE IV NU PLAN") has been terminated by the PBGC or has been the subject of a "reportable event" (as defined in Section 4043 of ERISA and the regulations thereunder) for which the 30-day notice requirement has not been waived and NU has not received any notice of intent by PBGC to terminate any such Plan in each case except where such occurrence, individually or in the aggregate, would not have a Material Adverse Effect on NU. Schedule 3.01(l)(iii) of the NU Disclosure Schedule sets forth, in respect of each of the last two completed plan years,
    (x) the amount of contributions made by NU and its Affiliates to each Title IV NU Plan and (y) the amount of insurance premiums required to be paid by NU and its Affiliates to the PBGC.

        (iv) With respect to each Title IV NU Plan, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan did not exceed, as of its latest valuation date, the then current value of the assets of such Plan allocable to such accrued benefits.

        (v) No Title IV NU Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV NU Plan ended prior to the date of this Agreement nor has there been any application for waiver of the minimum funding standards imposed by Section 412 of the Code. All contributions required to be made with respect to any NU Plan on or prior to the Closing Date have been or will have been timely made or are reflected on the balance sheet except where such failure to make any such contributions, individually or in the aggregate, would not have a Material Adverse Effect on NU.

    (vi) No Title IV NU Plan is a "multiemployer plan", as defined in
Section 3(37) of ERISA, nor is any Title IV NU Plan a plan described in
Section 4063(a) of ERISA.

    (vii) Each NU Plan has been operated and administered in accordance with its terms and Applicable Law, including but not limited to ERISA and the Code, the rules and regulations thereunder, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on NU. Each NU Plan intended to be "qualified" under Section 401(a) or

501(c)(9) of the Code is so qualified and its trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. To the knowledge of NU, there is no fact, condition or set of circumstances existing that could adversely affect such favorable determination. To NU's knowledge, there are no investigations pending in respect of any NU Plan by any Governmental Entity.

    (viii) No NU Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees (or their beneficiaries) of NU or any NU Subsidiary for periods extending beyond their respective dates of retirement or other termination of service, other than
(A) coverage mandated by Applicable Law, (B) death benefits under any "pension plan", or (C) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

    (ix) To the knowledge of NU, no amounts payable under the NU Plans will fail to be deductible for Federal income tax purposes by virtue of either
Section 280G or 162(m) of the Code.

        (x) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former trustee, director, officer or employee of NU or any ERISA Affiliate to severance pay, unemployment compensation or any other payment,
    (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such trustee, director, officer or employee or
    (C) require the immediate funding or financing of any compensation or benefits. Schedule 3.01(l)(x) of the NU Disclosure Schedule sets forth estimates prepared by NU of the amounts reasonably expected to be paid to participants in any NU Plan (or by which any of their benefits may be increased or accelerated) as a result of (A) the execution of this Agreement, (B) the obtaining of the NU Shareholders Approval,
    (C) consummation of the Mergers and (D) termination or constructive termination of any trustee, director, officer or employee's employment with NU or any NU Subsidiary. For purposes of the preceding sentence, the determination of the amounts set forth in Schedule 3.01(l)(x) is based upon each employee's current compensation, outstanding awards and benefits accrued (as applicable) and on such other factors as NU, taking into account Applicable Law, deems reasonable and appropriate.

        (xi) To the knowledge of NU, there are no pending, threatened or anticipated claims by or on behalf of any NU Plan, by any employee or beneficiary covered under any such NU Plan, or otherwise involving any such NU Plan (other than routine claims for benefits) except to the extent that such claims, individually or in the aggregate, would not have a Material Adverse Effect on NU.

    (m) LABOR AND EMPLOYEE RELATIONS. (i) Except as disclosed in the Previously Filed NU SEC Documents, as of the date of this Agreement, (A) except for the existing collective bargaining agreements with the unions set forth on
Section 3.01(m) of the NU Disclosure Schedule, in each case as in effect on the date of this Agreement (copies of which have been delivered to CEI), neither NU nor any of the NU Subsidiaries is a party to any collective bargaining agreement or other labor agreement with any union or labor organization and (B) to the knowledge of NU, there is no current union representation question involving employees of NU or any of the NU Subsidiaries, nor does NU have knowledge of any activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees, except to the extent such, individually or in the aggregate, would not have a Material Adverse Effect on NU.

    (ii) Except as disclosed in the Previously Filed NU SEC Documents or except to the extent such, individually or in the aggregate, would not have a Material Adverse Effect on NU, (A) there is no unfair labor practice, employment discrimination or other charge, claim, suit, action or proceeding against NU or any of the NU Subsidiaries pending, or to the knowledge of NU, threatened before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator, (B) there is no strike, lockout or material dispute, slowdown or work stoppage pending or, to the knowledge of NU, threatened against or involving NU, and (C) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of NU, threatened in respect of which any trustee, director, officer, employee or agent of NU or any NU Subsidiary is or may be entitled to claim indemnification from NU or any NU Subsidiary pursuant to the Trust Agreement (in the case of NU) or their certificates of incorporation or By-laws (in the case of the NU Subsidiaries) or as provided in the indemnification agreements listed in
Section 3.01(m)(ii) of the NU Disclosure Schedule or any other indemnification agreements.

    (n) TAXES. (i) Except as to any items that would not, individually or in the aggregate, have a Material Adverse Effect on NU:

        (A) NU and each of the NU Subsidiaries has (I) filed all Federal, state, local and foreign income and other tax returns or reports (including declarations of estimated tax) required to be filed by it, and all such returns are complete and accurate, (II) paid all taxes of any nature whatsoever (together with any related penalties and interest) (any of the foregoing being referred to herein as a "TAX"), that are shown on such Tax returns as due and payable on or before the date of this Agreement, and
    (III) paid on behalf of itself or others all Taxes otherwise required to be paid on or before the date of this Agreement.

        (B) There are no claims or assessments pending against NU or any of the NU Subsidiaries for any alleged deficiency in Tax, and, to the knowledge of NU, there is not any threatened Tax claims or assessments against NU or any of the NU Subsidiaries.

        (C) NU and each of the NU Subsidiaries has established adequate reserves for current Taxes and for any liability for deferred Taxes in the NU Financial Statements in accordance with GAAP.

        (D) All Taxes required to be withheld, collected or deposited by or with respect to NU and each of the NU Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

        (E) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of NU or any NU Subsidiary.

        (F) The Federal income Tax returns of the consolidated group for which NU is the common parent either have been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through 1993.

        (G) None of NU or any NU Subsidiary shall be required to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

        (H) Neither NU nor any NU Subsidiary has, within the five preceding taxable years, deferred gain recognition for Federal income tax purposes under Sections 1031 or 1033 of the Code.

        (I) None of the property owned or used by NU or any NU Subsidiary is subject to a lease other than a "true" lease for Federal income tax purposes.

        (J) NU has not made, within the five preceding taxable years, a disclosure on a Tax return pursuant to Section 6662(d)(2)(B)(ii) of the Code.

        (K) Neither NU nor any NU Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

    (ii) Neither NU nor any NU Subsidiary has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent (A) the Mergers from constituting a transaction described in Section 351 of the Code or (B) the CEI Merger from constituting a transaction described in Section 368(a) of the Code.

    (o) VOTING REQUIREMENTS. The affirmative vote of two-thirds of the NU Common Shares outstanding as of the date of the NU Shareholders Meeting, voting as a single class (with each NU Common Share having one vote per share), (x) to amend the Trust Agreement in order to effect the Trust Agreement Amendments and
(y) to approve this Agreement and the Merger at the NU Shareholders Meeting (collectively, the "NU SHAREHOLDER APPROVAL") are the only votes of the holders of any equity interest of NU or any class or series of capital stock of any NU Subsidiary necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

    (p) STATE ANTI-TAKEOVER STATUTES. NU has taken or will take prior to Closing all action necessary to approve the NU Merger such that the approval (along with the NU Shareholder Approval) is sufficient to render the provisions of Chapter 110C, 110D, 110E and 110F of the MGL inapplicable to the NU Merger and the other transactions contemplated by this Agreement. To the knowledge of NU, no other anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

    (q) BROKERS. No broker, investment banker, financial advisor or other person, other than Morgan Stanley & Co., Incorporated ("MORGAN STANLEY") and the SG Barr Devlin Division of Societe Generale ("SG BARR DEVLIN"), the fees and expenses of which will be paid by NU, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of NU. NU has made available to CEI prior to the execution of this Agreement a copy of the engagement letter of each of Morgan Stanley and SG Barr Devlin and, other than as set forth in such engagement letter, has no understanding or agreement with Morgan Stanley or SG Barr Devlin regarding any fees or expenses in connection with the Mergers or the transactions contemplated by this Agreement.

    (r) OPINION OF FINANCIAL ADVISOR. NU has received the opinion of each of Morgan Stanley and SG Barr Devlin, dated as of October 12, 1999, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the NU Shareholders.

    (s) OWNERSHIP OF CEI COMMON STOCK. As of the date of this Agreement, neither NU nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of CEI or other securities convertible into shares of capital stock of CEI, except for such shares as may be held by trustees of pension, employee benefit, nuclear decommissioning, spent fuel or similar trusts, the investment management of which is carried out by non-affiliates under contract with affiliates of NU.

    (t) ENVIRONMENTAL PROTECTION. (i) Except as set forth in the Previously Filed NU SEC Documents:

        (A) COMPLIANCE. NU and, to the knowledge of NU, each of the NU Subsidiaries are, and have been, in compliance with all applicable Environmental Laws (as defined in Section 3.01(t)(ii)), except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on NU, and neither NU nor, to the knowledge of NU, any NU Subsidiary has received any communication (written or oral) reasonably grounded in fact, from any person or Governmental Entity that alleges that NU or any of the NU Subsidiaries is not in such compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require NU or any NU Subsidiary to incur costs, including the costs of pollution control equipment that are known or anticipated to be required in the future, beyond those currently budgeted for the three NU fiscal years beginning with January 1, 1999, that, individually or in the aggregate, would have a Material Adverse Effect on NU.

        (B) ENVIRONMENTAL PERMITS. (I) NU and each of the NU Subsidiaries has obtained or has applied for all environmental, health and safety permits and governmental authorizations (collectively, the "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, would not have a Material Adverse Effect on NU, (II) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis would not, individually or in the aggregate, have a Material Adverse Effect on NU, (III) NU and, to the knowledge of NU, the NU Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on NU and (IV) neither NU nor, to the knowledge of NU, any of the NU Subsidiaries has been advised by any Governmental Entity of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, except for such potential changes as would not, individually or in the aggregate, have a Material Adverse Effect on NU.

        (C) ENVIRONMENTAL CLAIMS. There are no Environmental Claims (as defined in Section 3.01(t)(ii)) that would, individually or in the aggregate, have a Material Adverse Effect on NU, pending or, to the knowledge of NU, threatened, (1) against NU or any of the NU Subsidiaries, (2) to the knowledge of NU, against any person or entity whose liability for any Environmental Claim NU or any of the NU Subsidiaries has or may have retained or assumed either contractually or by operation of law, or
    (3) against any currently owned, leased or managed, in whole or in part, real or personal property or operations of NU or any of the NU Subsidiaries or, to the knowledge of NU, against any formerly owned, leased or managed, in whole or in part, real or personal property or operations of NU or any of the NU Subsidiaries.

        (D) RELEASES. There have been no Releases (as defined in Section 3.01(t)(ii)) of any Hazardous Material (as defined in
    Section 3.01(t)(ii)) that would be reasonably likely to form the basis of any Environmental Claim against NU or, to the knowledge of NU, any of the NU Subsidiaries, or against any person or entity whose liability for any Environmental Claim NU or any of the NU Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claim which, individually or in the aggregate, would not have a Material Adverse Effect on NU.

        (E) ASSUMED AND RETAINED LIABILITIES. Neither NU nor, to the knowledge of NU, any of the NU Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that would be reasonably likely to form the basis for any Environmental Claim, which would, individually or in the aggregate, have a Material Adverse Effect on NU.

        (F) PREDECESSORS. NU has no knowledge with respect to any predecessor of NU or any of the NU Subsidiaries, of any Environmental Claim that, individually or in the aggregate, would have a Material Adverse Effect on NU.

    (ii) DEFINITIONS. As used in this Agreement:

        (A) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any Governmental Entity), alleging potential liability (including potential responsibility or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (I) the presence or Release of, or exposure to, any Hazardous Materials at any location, whether or not owned, operated, leased or managed by NU or any of the NU Subsidiaries or CEI or any of the CEI Subsidiaries; or (II) circumstances forming the basis of any violation or alleged violation of any Environmental Law or (III) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of, or exposure to, any Hazardous Materials.

        (B) "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules, regulations, orders, decrees, judgments, binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment, including laws and regulations relating to noise levels, nuclear operations, Releases of, or exposure to, Hazardous Materials, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        (C) "HAZARDOUS MATERIALS" means (I) any petroleum or petroleum products, radioactive materials or wastes, spent nuclear fuel, coal ash, coal combustion byproducts, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls ("PCBS");
    (II) any chemicals, materials, substances or wastes which are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "source material," "special nuclear material," "byproduct material," or words of similar import under any Environmental Law and (III) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

        (D) "RELEASE" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

    (u) REGULATION AS A UTILITY. Section 3.01(u) of the NU Disclosure Schedule lists each NU Subsidiary that, as of the date of this Agreement, is regulated as a public utility and each jurisdiction imposing such regulation. Neither NU nor any "subsidiary company" or "affiliate" of NU is, as of the date of this Agreement, subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country. As used in this Section 3.01(u) and in Section 3.02(s), the terms "SUBSIDIARY COMPANY" and "AFFILIATE" shall have the respective meanings ascribed to them in PUHCA.

    (v) OPERATIONS OF NUCLEAR POWER PLANTS. The operations of the nuclear generation stations (collectively, the "NU NUCLEAR FACILITIES") currently or formerly owned, in whole or part, by NU or any of its affiliates are and have been conducted in compliance with all Applicable Laws, including Environmental Laws, except for such failures to comply as would not have, individually or in the aggregate, a Material Adverse Effect on NU. Each of the NU Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and the NRC has determined that such plans are in material compliance with its requirements. As of the date of this Agreement, the plans for the current or future decommissioning of each of the NU Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of Applicable Law and are funded consistent with Applicable Law.

    (w) INSURANCE. NU and each of the NU Subsidiaries is, and has been continuously since January 1, 1997, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting business as conducted by NU and the

NU Subsidiaries during such time period. Neither NU nor any NU Subsidiaries has received any notice of cancelation or termination with respect to any material insurance policy of NU or any NU Subsidiaries, except to the extent any such cancelation or termination would not have, individually or in the aggregate, a Material Adverse Effect on NU.

    (x) NU RIGHTS AGREEMENT. NU and the Board of Trustees of NU have taken all necessary action so that neither the execution and delivery of this Agreement nor the consummation of the Mergers and the other transactions contemplated hereby will (i) cause any NU Rights issued pursuant to the Rights Agreement (the "NU RIGHTS AGREEMENT") dated as of February 23, 1999, between NU and Northeast Utilities Service Company, as agent, to become exercisable, or (ii) cause CEI, Merger LLC or any of their respective "Affiliates" or "Associates" (as defined in the NU Rights Agreement) to be an "Acquiring Person" (as defined in the NU Rights Agreement) or give rise to a "Distribution Date", "Shares Acquisition Date" or "Section 11(a)(ii) Event" (as such terms are defined in the NU Rights Agreement). NU has delivered to CEI a complete and correct copy of the NU Rights Agreement as amended and supplemented to the date of this Agreement.

    SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF CEI. Except as set forth on the Disclosure Schedule delivered by CEI to NU prior to the execution of this Agreement (the "CEI DISCLOSURE SCHEDULE") and making reference to the particular subsection of this Agreement to which exception is being taken, CEI represents and warrants to NU as follows:

    (a) ORGANIZATION, STANDING AND CORPORATE POWER. Each of CEI and its subsidiaries (each a "CEI SUBSIDIARY") is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to CEI Subsidiaries, for those jurisdictions where the failure to be so organized, existing or in good standing would not have, individually or in the aggregate, a Material Adverse Effect on CEI. The respective articles of incorporation and by-laws or other organizational documents of each CEI Subsidiary, in each case as amended through the date of this Agreement, do not contain any provision limiting or otherwise restricting the ability of CEI to control each such CEI Subsidiary.

    (b) SUBSIDIARIES. Section 3.02(b) of the CEI Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of (i) CEI Subsidiaries and specifies each of the CEI Subsidiaries that is a "public-utility company", a "holding company", a "subsidiary company", an "affiliate" of any public-utility company, an "exempt wholesale generator" or a "foreign utility company" within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8), 2(a)(11), 32(a)(1) or 33(a)(3)
of PUHCA, respectively, or a "public utility" within the meaning of
Section 201(e) of the Power Act and (ii) and all other entities in which CEI has an aggregate equity investment in excess of $5 million.

    (c) CAPITAL STRUCTURE. The authorized capital stock of CEI consists of 500,000,000 shares of CEI Common Stock and 6,000,000 shares of preferred stock, par value $1.00 per share, of CEI ("CEI AUTHORIZED PREFERRED STOCK"), of which, as of the date of this Agreement, no shares have been designated to constitute a particular series. At the close of business on October 11, 1999,
(i) 217,991,256 shares of CEI Common Stock were issued and outstanding (excluding all shares of CEI Common Stock held by CECONY), (ii) 323,738 shares of CEI Common Stock were held by CEI in its treasury and (iii) 17,173,100 shares of CEI Common Stock were held by CECONY. During the period from October 12, 1999 through the date of this Agreement, CEI has not issued any shares of CEI Common Stock or placed any shares of CEI Common Stock in its treasury (except, in each case, as required by CEI Stock Plans (as defined below)). As of the date of this Agreement, (i) no shares of CEI Common Stock were reserved for issuance pursuant to the CEI Dividend Reinvestment and Cash Payment Plan, the CEI Discount Stock Purchase Plan, CEI's 1996 Stock Option Plan and the CEI Restricted Stock Plan for Directors (the "CEI STOCK PLANS"), (ii) no shares of CEI Authorized Preferred Stock had been designated or issued or were held in CEI's treasury,
(iii) other than pursuant to the

CEI Stock Plans, no securities of CEI convertible into or exchangeable or exercisable for shares of capital stock of CEI were outstanding, (iv) other than pursuant to the CEI Stock Plans, no warrants, calls, options or other rights to acquire from CEI or any CEI Subsidiary, and no obligation of CEI or any CEI Subsidiary to issue, any shares of capital stock of CEI were outstanding, and
(v) no bonds, debentures, notes or other indebtedness of CEI or any CEI Subsidiary having the right to vote on matters presented to shareholders of CEI or such CEI Subsidiary (or convertible into securities of CEI or any CEI Subsidiary having the right to vote on matters presented to shareholders of CEI or such CEI Subsidiary) ("CEI VOTING DEBT") were outstanding. Section 3.02(c) of the CEI Disclosure Schedule sets forth a complete and correct list, as of the date of this Agreement, of the number of shares of CEI Common Stock subject to employee stock options to purchase or receive CEI Common Stock and the exercise prices thereof and a list of shares reserved for issuance relating to other rights to purchase or receive CEI Common Stock granted under the CEI Stock Plans (collectively with such employee stock options, the "CEI STOCK OPTIONS"). All the outstanding shares of capital stock of, or other equity interests in, CEI and each of the CEI Subsidiaries have been validly issued and are fully paid and nonassessable and (except for any series of preferred stock of any CEI Subsidiary held by public shareholders) all the outstanding shares of capital stock of, or other equity interests in, each of the CEI Subsidiaries are, as of the date of this Agreement, owned directly or indirectly by CEI, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such CEI Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    (d) AUTHORITY; NONCONTRAVENTION; STATUTORY APPROVALS. (i) AUTHORITY. CEI has all requisite power and authority to enter into this Agreement and, subject to the CEI Shareholder Approval (as defined in Section 3.02(m)) and the applicable CEI Statutory Approvals (as defined in Section 3.02(d)(iii)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CEI and the consummation by CEI of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of CEI, subject to the CEI Shareholder Approval. This Agreement has been duly executed and delivered by CEI and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of CEI, enforceable against CEI in accordance with its terms.

        (ii) NONCONTRAVENTION. The execution and delivery of this Agreement by CEI do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any Violation under, (A) the certificate of incorporation or by-laws of CEI, (B) the certificate of incorporation or by-laws or similar governing documents of any CEI Subsidiary (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on CEI), (C) any loan or credit agreement, note, bond, mortgage, indenture, standstill agreement, lease, deed of trust or other agreement, instrument, permit, concession, franchise, license or similar authorization or any other material agreement applicable to CEI or any CEI Subsidiary or their respective properties or assets (other than any such Violation that, individually or in the aggregate, would not have a Material Adverse Effect on CEI) or (D) subject to obtaining the CEI Statutory Approvals, and the receipt of the CEI Shareholder Approval, any Applicable Law or judgment, decree, order, injunction, writ, permit or license of any Governmental Entity applicable to CEI or any of the CEI Subsidiaries or any of their respective properties or assets (other than immaterial consents, approvals, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals).

        (iii) STATUTORY APPROVALS. No consent, approval, order, permit or authorization of, action by or in respect of, or registration, declaration or filing with, or notice to, (other than immaterial consents, approvals, permits, orders, authorizations, actions, registrations, declarations or filings, including with respect to communications systems, zoning, name change, occupancy and similar routine regulatory approvals) any Governmental Entity is required by or with respect to CEI or any CEI Subsidiary in connection with the execution and delivery of this Agreement by CEI or the consummation by CEI of the transactions contemplated by this Agreement, except for: (A) compliance with and the filings under the HSR Act; (B) the filing with, and to the extent required, the declaration of effectiveness by, the SEC of (1) the Joint Proxy Statement, (2) the Form S-4 and (3) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (C)(1) the filing of the CEI Delaware Certificate of Merger with the Secretary of State of the State of Delaware and the filing of the CEI New York Certificate of Merger to the Department of State of the State of New York, and the filing of the NU Certificate of Merger with the Secretary of State of the Commonwealth of Massachusetts and appropriate documents with the relevant authorities of other states in which CEI and CEI Subsidiaries are qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state or provincial securities or "blue sky" laws and (2) the filing of the Trust Agreement Amendments with the Secretary of State of the Commonwealth of Massachusetts; (D) such filings with and approvals of the NYSE to permit the shares of Company Common Stock that are to be issued pursuant to Article II to be listed on the NYSE; (E) the registration, consents, approvals and notices required under PUHCA; (F) notice to, and the consent and approval of, FERC under the Power Act; (G) to the extent required, notice to, and the consent and approval of, the NRC under the Atomic Energy Act; (H) to the extent required, notice to and the approval of the Applicable PUCs; (I) to the extent required, notice to and the consent and approval of the Governmental Entities listed on Section 3.01(d)(iii)(I) of the CEI Disclosure Schedule; and (J) the filing of the certificate of incorporation of the Company in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware (the preceding clauses (A) through (J) collectively, whether or not legally required to be obtained, the "CEI STATUTORY APPROVALS").

    (e) REPORTS AND FINANCIAL STATEMENTS. The filings (other than immaterial filings) required to be made by CEI and the CEI Subsidiaries under the Securities Act, the Exchange Act, PUHCA, the Power Act, the Atomic Energy Act or applicable state public utility laws and regulations have been filed with the SEC, FERC, the NRC or the appropriate state public utilities commission, as the case may be, including all forms, statements, reports, tariffs, contracts, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto required to be filed with such commission. As of their respective dates, the reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed by CEI or any CEI Subsidiary with the SEC since January 1, 1997 (the "CEI SEC DOCUMENTS") complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CEI SEC Documents, and none of the CEI SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CEI included in the CEI SEC Documents (the "CEI FINANCIAL STATEMENTS") comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CEI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments).

    (f) ASSETS AND PROPERTIES. CEI and the CEI Subsidiaries have good and sufficient title to all properties and assets reflected on the consolidated balance sheet of CEI and its consolidated subsidiaries included in the CEI Financial Statements or thereafter acquired (except as sold or otherwise disposed of since the date of such balance sheet) in each case free and clear of all Liens, except where the failure to have good title free and clear of all Liens to any such properties or assets would not have, individually or in the aggregate, a Material Adverse Effect on CEI. The tangible assets of CEI and the CEI Subsidiaries are in an adequate state of maintenance and repair (except for ordinary wear and tear), except where their failure to be in such state of maintenance and repair would not have, individually or in the aggregate, a Material Adverse Effect on CEI.

    (g) FRANCHISES. CEI and the CEI Subsidiaries own or have sufficient rights and consents to locate and use under existing franchises, permits, easements, leases, and license agreements (the "CEI PERMITS") all properties, rights and assets necessary for the conduct of their business and operations as currently conducted, except where the failure to own or have sufficient rights to such properties, rights and assets would not have, individually or in the aggregate, a Material Adverse Effect on CEI. To the knowledge of CEI, no other private corporation has of the date of this Agreement commenced or, without obtaining a certificate of public convenience and necessity from the applicable state utility commission, can commence operations distributing electricity to the general public along and across public streets and ways in any part of the territories now served by CEI or any CEI Subsidiary.

    (h) INFORMATION SUPPLIED. None of the information supplied by or on behalf of, or to be supplied by or on behalf of, CEI specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed or becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to the CEI Shareholders or at the time of the CEI Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement insofar as they relate to CEI will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the respective rules and regulations thereunder.

    (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the CEI SEC Documents filed pursuant to the Securities Act or the Exchange Act and publicly available prior to the date of this Agreement (the "PREVIOUSLY FILED CEI SEC DOCUMENTS"), since December 31, 1998, to the date of this Agreement, (i) CEI and each of the CEI Subsidiaries have conducted their respective businesses only in the ordinary course of business consistent with past practice and (ii) there has not been, and no fact or condition exists which, individually or in the aggregate, would have a Material Adverse Effect on CEI. Except as disclosed in the Previously Filed CEI SEC Documents, from December 31, 1998 through the date of this Agreement, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of CEI (other than regular quarterly cash dividends), (ii) any split, combination or reclassification of any capital stock of CEI or any issuance or the authorization of any issuance of any capital stock of CEI or CEI Voting Debt or any other securities in respect of, in lieu of or in substitution for any capital stock of CEI, except for issuances of shares of CEI Common Stock under the CEI Stock Plans in accordance with their present terms or upon exercise of outstanding CEI Stock Options, or
(iii) except as may have been required by a change in GAAP, any change in accounting methods, principles or practices by CEI or any CEI Subsidiary materially affecting their respective assets, liabilities or business.

    (j) COMPLIANCE WITH APPLICABLE LAWS; LITIGATION. Except as disclosed in the Previously Filed CEI SEC Documents, CEI and the CEI Subsidiaries are in compliance with the terms of the CEI Permits and all Applicable Laws, except where the failure so to comply would not have, individually or in the aggregate, a Material Adverse Effect on CEI. Except as disclosed in the Previously Filed CEI SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any person, in each case with respect to CEI or any CEI Subsidiary or any of their respective properties is pending or, to the knowledge of CEI, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not have a Material Adverse Effect on CEI. All utility rates charged by CEI and the applicable CEI Subsidiaries have been and continue to be made pursuant to lawfully filed tariffs and contracts. This provision shall not apply to environmental or to health and safety matters, which are exclusively the subject of Section 3.02(r).

    (k) EMPLOYEE MATTERS; ERISA. Each pension, profit sharing, savings, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former trustee, director, officer or employee of CEI or any CEI Subsidiary (collectively, the "CEI BENEFIT PLANS") has been administered in accordance with its terms, except for any failures so to administer that, individually or in the aggregate, would not have a Material Adverse Effect on CEI. CEI, the CEI Subsidiaries and all the CEI Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that, individually or in the aggregate, would not have a Material Adverse Effect on CEI.

    (l) TAXES. (i) Except as to any items that would not, individually or in the aggregate, have a Material Adverse Effect on CEI:

           (A) CEI and each of the CEI Subsidiaries has (I) filed all Federal, state, local and foreign income and other Tax returns or reports (including declarations of estimated tax) required to be filed by it, and all such returns are complete and accurate, (II) paid all Taxes of any nature whatsoever (together with any related penalties and interest) that are shown on such Tax returns as due and payable on or before the date of this Agreement, and (III) paid on behalf of itself or others all Taxes otherwise required to be paid on or before the date of this Agreement.

           (B) There are no claims or assessments pending against CEI or any of the CEI Subsidiaries for any alleged deficiency in Tax, and, to the knowledge of CEI, there is not any threatened Tax claims or assessments against CEI or any of the CEI Subsidiaries.

           (C) CEI and each of the CEI Subsidiaries has established adequate reserves for current Taxes and for any liability for deferred Taxes in the CEI Financial Statements in accordance with GAAP.

           (D) All Taxes required to be withheld, collected or deposited by or with respect to CEI and each of the CEI Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

           (E) There are no Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the CEI or any CEI Subsidiary.

           (F) The Federal income Tax returns of the consolidated group for which CEI is the common parent either have been examined and settled with the Internal Revenue Service or closed by virtue of the expiration of the applicable statute of limitations for all years through 1991.

           (G) None of CEI or any CEI Subsidiary shall be required to include in a taxable period ending after the Effective Time an amount of taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law.

           (H) Neither CEI nor any CEI Subsidiary has, within the five preceding taxable years, deferred gain recognition for Federal income tax purposes under Sections 1031 or 1033 of the Code.

           (I) None of the property owned or used by CEI or any CEI Subsidiary is subject to a lease other than a "true" lease for Federal income tax purposes.

           (J) CEI has not made, within the five preceding taxable years, a disclosure on a Tax return pursuant to Section 6662(d)(2)(B)(ii) of the Code.

           (K) Neither CEI nor any CEI Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Mergers.

        (ii) Neither CEI nor any CEI Subsidiary has taken any action, or failed to take any action, or has knowledge of any fact, agreement, plan or other circumstance that is reasonably likely to prevent (A) the Mergers from constituting a transaction described in Section 351 of the Code or (B) the CEI Merger from constituting a transaction described in Section 368(a) of the Code.

    (m) VOTING REQUIREMENTS. The affirmative vote of a majority of the shares of CEI Common Stock (excluding any shares of CEI Common Stock held by CECONY) entitled to vote thereon outstanding as of the date of the CEI Shareholders Meeting, voting as a single class (with each share of CEI Common Stock having one vote per share), to adopt this Agreement (the "CEI SHAREHOLDER APPROVAL") is the only vote of the holders of any class or series of capital stock of CEI or any CEI Subsidiary necessary to approve and adopt this Agreement and the transactions contemplated hereby.

    (n) STATE ANTI-TAKEOVER STATUTES. Assuming the accuracy of the representation of NU set forth in Section 3.01(s), Section 912 of the NYBCL is not applicable to the transactions contemplated by this Agreement. To the knowledge of CEI, no other anti-takeover or similar statute or regulation applies or purports to apply to the transactions contemplated by this Agreement.

    (o) BROKERS. No broker, investment banker, financial advisor or other person, other than Salomon Smith Barney, the fees and expenses of which will be paid by CEI, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CEI.

    (p) OPINION OF FINANCIAL ADVISOR. CEI has received the opinion of Salomon Smith Barney, dated as of October 12, 1999, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the CEI Shareholders.

    (q) OWNERSHIP OF NU COMMON SHARES. As of the date of this Agreement, neither CEI nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of equity interest of NU or other securities convertible into shares of equity interest of NU, except for such shares as may be held by trustees of pension, employee benefit, nuclear decommissioning, spent fuel or similar trusts, the investment management of which is carried out by non-affiliates under contract with affiliates of CEI.

    (r) ENVIRONMENTAL PROTECTION. Except as set forth in the Previously Filed CEI SEC Documents:

        (i) COMPLIANCE. CEI and, to the knowledge of CEI, each of the CEI Subsidiaries are, and have been, in compliance with all applicable Environmental Laws, except where the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on CEI, and neither CEI nor any CEI Subsidiary has received any communication (written or oral) reasonably grounded in fact, from any person or Governmental Entity that alleges that CEI or any of the CEI Subsidiaries is not in such compliance with applicable Environmental Laws. Compliance with all applicable Environmental Laws will not require CEI or, to the knowledge of CEI, any CEI Subsidiary to incur costs, including the costs of pollution control equipment that are known or anticipated to be required in the future, beyond those currently budgeted for the three CEI fiscal years beginning with January 1, 1999, that, individually or in the aggregate, would have a Material Adverse Effect on CEI.

        (ii) ENVIRONMENTAL PERMITS. (A) CEI and each of the CEI Subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities or the conduct of their operations, except where the failure to so obtain, individually or in the aggregate, would not have a Material Adverse Effect on CEI, (B) all such Environmental Permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, except where the failure of such Environmental Permits to be in good standing or to have filed a renewal application on a timely basis would not, individually or in the aggregate, have a Material Adverse Effect on CEI, (C) CEI and, to the knowledge of CEI, the CEI Subsidiaries are in material compliance with all terms and conditions of the Environmental Permits, except where failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on CEI and (D) neither CEI nor, to the knowledge of CEI, any of the CEI Subsidiaries has been advised by any Governmental Entity of any potential change in the terms and conditions of the Environmental Permits either prior to or upon their renewal, except for such potential changes as would not, individually or in the aggregate, have a Material Adverse Effect on CEI.

        (iii) ENVIRONMENTAL CLAIMS. There are no Environmental Claims that would, individually or in the aggregate, have a Material Adverse Effect on CEI, pending or, to the knowledge of CEI, threatened, (A) against CEI or any of the CEI Subsidiaries, (B) to the knowledge of the CEI, against any person or entity whose liability for any Environmental Claim CEI or any of the CEI Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (C) against any currently owned, leased or managed, in whole or in part, real or personal property or operations of CEI or any of the CEI Subsidiaries or, to the knowledge of the CEI, against any formerly owned, leased or managed, in whole or in part, real or personal property or operations of CEI or any of the CEI Subsidiaries.

        (iv) RELEASES. There have been no Releases of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against CEI or, to the knowledge of CEI, any of the CEI Subsidiaries, or against any person or entity whose liability for any Environmental Claim CEI or any of the CEI Subsidiaries has or may have retained or assumed either contractually or by operation of law, except for any Environmental Claim which, individually or in the aggregate, would not have a Material Adverse Effect on CEI.

        (v) ASSUMED AND RETAINED LIABILITIES. Neither CEI nor, to the knowledge of CEI, any of the CEI Subsidiaries has retained or assumed either contractually or by operation of law any liabilities or obligations that would be reasonably likely to form the basis for any Environmental Claim, which would, individually or in the aggregate, have a Material Adverse Effect on CEI.

        (vi) PREDECESSORS. CEI has no knowledge, with respect to any predecessor of CEI or any of the CEI Subsidiaries, of any Environmental Claim that, individually or in the aggregate, would have a Material Adverse Effect on CEI.

    (s) REGULATION AS A UTILITY. Section 3.02(s) of the CEI Disclosure Schedule lists each CEI Subsidiary that, as of the date of this Agreement, is regulated as a public utility and each jurisdiction imposing such regulation. Neither CEI nor any "subsidiary company" or "affiliate" of CEI is, as of the date of this Agreement, subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or any foreign country.

    (t) OPERATIONS OF NUCLEAR POWER PLANTS. The operations of the nuclear generation stations (collectively, the "CEI NUCLEAR FACILITIES") currently or formerly owned by CEI or any of its affiliates are and have been conducted in compliance with all Applicable Laws, including Environmental Laws, except for such failures to comply as would not have, individually or in the aggregate, a Material Adverse Effect on CEI. Each of the CEI Nuclear Facilities maintains, and is in material compliance with, emergency plans designed to respond to an unplanned Release therefrom of radioactive materials and the NRC has determined that such plans are in material compliance with its requirements. As of the date of this Agreement, the plans for the current or future decommissioning of each of the CEI Nuclear Facilities and for the storage of spent nuclear fuel conform with the requirements of Applicable Law and are funded consistent with Applicable Law.

    (u) INSURANCE. CEI and each of the CEI Subsidiaries is, and has been continuously since January 1, 1997, insured with financially responsible insurers in such amounts and against such risks and losses as are customary in all material respects for companies conducting business as conducted by CEI and the CEI Subsidiaries during such time period. Neither CEI nor any CEI Subsidiaries has received any notice of cancelation or termination with respect to any material insurance policy of CEI or any CEI Subsidiaries, except to the extent any such cancelation or termination that would not have, individually or in the aggregate, a Material Adverse Effect on CEI.

    (v) FINANCING. CEI will have, or cause the Company to have, available, at or prior to the Effective Time, sufficient cash in immediately available funds to pay the Cash Consideration and to consummate the NU Merger and the other transactions contemplated hereby.

                                   ARTICLE IV
                            CERTAIN COVENANTS OF NU

    SECTION 4.01. CONDUCT OF BUSINESS BY NU. Except as otherwise expressly contemplated by this Agreement or as consented to in writing by CEI, during the period from the date of this Agreement to the Effective Time, NU shall, and shall cause the NU Subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all Applicable Laws and use all reasonable best efforts to preserve intact their respective current business organizations, preserve the goodwill and relationships with Governmental Entities, customers, suppliers and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their respective present officers and employees. Without limiting the generality of the foregoing, except as set forth in Section 4.01 of the NU Disclosure Schedule (and making reference, as appropriate, to the particular subsection of this Section 4.01 to which exception is being taken), or as consented to in writing by CEI, during the period from the date of this Agreement to the Effective Time, NU shall not, and shall not permit any of the NU Subsidiaries to:

        (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any equity interest of NU or any NU Subsidiary, other than (A) dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned NU Subsidiary to its parent, (B) the dividend of $0.10 per share with respect to the NU Common Shares to be paid on December 30, 1999 and regular quarterly cash dividends with respect to the NU Common Shares of (I) $0.10 per share for each quarter commencing on or after January 1, 2000 and ending on or prior to December 31, 2000 and (II) $0.15 per share for each quarter commencing on or after January 1, 2001, and (C) if the Effective Time does not occur between a record date and payment date of a regular quarterly dividend, a special dividend in respect of the NU Common Shares with respect to the quarter in which the Effective Time occurs with a record date in such quarter and on or prior to the date on which the Effective Time occurs, which does not exceed an amount equal to the product of (I) a fraction the (x) numerator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the record date of such special dividend (excluding such last payment date but including the record date of such special dividend) and (y) the denominator of which is equal to the number of days between the last payment date of a regular quarterly dividend and the same calendar day in the third month after the month in which such last payment date occurred (excluding such last payment date but including such same calendar day), multiplied by (II) (x) if the record date for such special dividend is on or prior December 31, 2000, $.10 per share or (y) if the record date for such special dividend is on or after January 1, 2001, $.15 per share, (ii) split, combine or reclassify any equity interest of NU or any NU Subsidiary or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any equity interest of NU or any NU Subsidiary, or (iii) purchase, redeem or otherwise acquire any equity interest of NU or any NU Subsidiary (other than (A) any preferred stock of any NU Subsidiary purchased, redeemed or otherwise acquired pursuant to the terms of the NU Settlement Agreements (as defined in Section 4.01(k)) or pursuant to the terms of any restructuring legislation or order of the SEC, DPUC, NHPUC or MDTE applicable to such NU Subsidiary, PROVIDED that such purchase, redemption or other acquisition is funded solely out of the proceeds of one or more asset sales (to the extent permitted by Section 4.01(e)) or NU Securitizations (as defined in
    Section 4.01(e)) by such NU Subsidiary and on terms reasonably acceptable to CEI, (B) any NU Common Shares repurchased solely for purpose of delivering such NU Common Shares to the holders of the common stock, par value $5.00 per share, of Yankee (the "YANKEE SHAREHOLDERS") pursuant to the Yankee Merger Agreement in accordance with the terms thereof as in effect on the date of this Agreement and (C) repurchases by any wholly owned NU Subsidiary of its common shares or other common equity, in each case, held by NU or any other wholly owned NU Subsidiary) or any rights, warrants or options to acquire any equity interest of NU or any NU Subsidiary;

        (b) issue, deliver, sell, pledge, dispose of or otherwise encumber or subject to any Lien any equity interest of NU or any NU Subsidiary, any NU Voting Debt or any rights, warrants or options to acquire, any equity interest of NU or any NU Subsidiary, other than (i) the issuance or delivery of NU Common Shares (A) upon the exercise of NU Stock Options outstanding as of the date of this Agreement in accordance with their present terms or, after consulting with CEI, granted after the date of this Agreement or
    (B) after consulting with CEI, under the NU Stock Plans, including pursuant to the terms of NU's Trustee Compensation Program, or deferred pursuant to the terms of NU's Deferred Compensation Plan for Trustees, in the case of each of the foregoing clauses (A) and (B), in the ordinary course of business consistent with past practice (so long as such additional amount of NU Common Shares subject to NU Stock Options or issued under the NU Stock Plans does not exceed 2 million NU Common Shares in the aggregate, unless CEI shall consent in writing to any greater number, such consent not to be unreasonably withheld), (ii) the issuance by any wholly owned NU Subsidiary of its capital stock to its direct or indirect parent and (iii) the issuance or delivery of NU Common Shares pursuant to the Yankee Merger Agreement in accordance with the terms thereof as in effect on the date of this Agreement;

        (c) (i) in the case of NU, except for the Trust Agreement Amendments, amend the Trust Agreement and, (ii) in the case of each NU Subsidiary, amend its certificate of incorporation, by-laws or other comparable governing documents in any way which, in the case of any such amendment by any NU Subsidiary, would or would reasonably be expected to prevent or materially impede or interfere with the Mergers;

        (d) other than (x), in connection with the acquisition of Yankee pursuant to the Yankee Merger Agreement in accordance with the terms thereof as in effect on the date of this Agreement (y) the acquisition by NGC of certain assets of CL&P and WMECO pursuant to the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement, in each case, in accordance with the terms thereof as in effect on the date of this Agreement or (z) the acquisition of one or more persons or businesses for aggregate consideration not in excess of $40 million in the aggregate, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, or (ii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of NU or the NU Subsidiaries other than actions solely to effect the transactions contemplated by the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement;

        (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including by way of securitizations), other than (i) in the ordinary course of business consistent with past practice, (ii) pursuant to the NRG Sale Agreement, the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement, in each case, as in effect on the date of this Agreement, (iii) the sale of one or more of the NU Nuclear Facilities in accordance with the terms of the divestiture plan to be filed with DPUC and (iv) any securitization on terms generally acceptable to the asset-backed securities market of tangible or intangible property rights relating to the rate revenues or assets of any NU Subsidiary required or permitted by any restructuring legislation or order of DPUC, NHPUC or MDTE applicable to such NU Subsidiary (including any such legislation or order relating to the NU Settlement Agreements) in connection with the recovery of any capital expenditure or other investment (including any contractual obligations) of such NU Subsidiary in any of its properties or assets (a "NU SECURITIZATION");

        (f) make capital expenditures through the Effective Time, in excess of an annual amount of $50 million over the annual amount budgeted by NU and the NU Subsidiaries for capital expenditures on the date of this Agreement (as reflected on the capital expenditure budgets previously provided by NU to CEI), other than as required by Applicable Law;

        (g) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities of NU or any NU Subsidiary or warrants or other rights to acquire any debt securities of NU or any NU Subsidiary, guarantee any such securities, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (i) guarantees or "keep well" agreements in favor of wholly owned NU Subsidiaries in connection with the conduct of the business of such wholly owned NU Subsidiaries, (ii) short-term indebtedness in the ordinary course of business (such as the issuance of commercial paper or the use of revolving credit facilities), (iii) in connection with the refunding of existing indebtedness (A) at maturity or upon final mandatory redemption (without the need for the occurrence of any special event), (B) upon early repayment or redemption by NU or the relevant NU Subsidiary in the ordinary course of business or (C) at a lower cost of funds, (iv) any NU Securitization, (v) indebtedness not to exceed $480 million in the aggregate at any time outstanding incurred, and the proceeds of which are used, solely to consummate the acquisition of Yankee in accordance with the terms of the Yankee Merger Agreement as in effect on the date of this Agreement and
    (vi) indebtedness not to exceed $480 million in the aggregate at any time outstanding incurred, and the proceeds of which are utilized, solely to fund the long-term financing of NGC;

        (h) (i) except as may be required (x) pursuant to the terms as of the date of this Agreement of existing NU Plans (including awards thereunder) or agreements or (y) pursuant to any employee benefit plan, or other contract, agreement, commitment, arrangement, plan, fund or policy of Yankee or its subsidiaries that becomes an obligation by operation of law of the NU Subsidiary into which Yankee merges in accordance with the terms of the Yankee Merger Agreement as in effect on the date of this Agreement, enter into, adopt or amend or increase the amount or accelerate the payment or vesting of any benefit or amount payable under, any NU Plan or any other employee benefit plan or other contract, agreement, commitment, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by NU or any of the NU Subsidiaries (other than any adoption or amendment to, or change of, any NU Plan that, individually or in the aggregate, does not and will not result in any material increase in expense to NU and the NU Subsidiaries taken as a whole); (ii) increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any trustee, director, officer or employee of NU or any of the NU Subsidiaries, except for normal promotion and compensation (including incentive compensation) increases and hiring and discretionary award grants in the ordinary course of business that, in the aggregate, do not result in a material increase in benefits or compensation expense to NU or any of the NU Subsidiaries; (iii) enter into or amend any employment, severance, retention, consulting or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any trustee, director, officer or employee, other than (A) with respect only to employees who are not trustees, directors or officers, in the ordinary course of business consistent with past practice, (B) any agreement with any newly-hired officer that provides for the employment of such officer to be at the will of NU or the applicable NU Subsidiary and does not provide for any severance or other compensation to be paid to such officer upon the termination of his or her employment and (C), with the consent of CEI (not to be unreasonably withheld), any employment or severance agreement with any officer hired to replace any departing officer to the extent that such employment or severance agreement is on substantially the same terms as that of the departing officer; (iv) fund, or otherwise contribute any cash or property to, any trust created for the purpose of discharging any claim for or paying any amount with respect to, or otherwise having the power to discharge any claim for or pay any amount with respect to, benefits under any NU Plan or any other employee benefit plan or other contract, agreement, arrangement, plan, trust, fund or policy maintained by, contributed to or entered into by NU or any of the NU Subsidiaries; or (v) enter into any collective bargaining agreement or other labor union agreement or amend in any material manner any such agreement to which NU or any of the NU Subsidiaries is a party;

        (i) except with respect to agreements or arrangements entered into between NU and wholly owned NU Subsidiaries or between wholly owned NU Subsidiaries, enter into any agreement or arrangement with any of its affiliates on terms materially less favorable than could reasonably be expected to have been obtained with an unaffiliated third party or on an arm's length basis, unless such agreement or arrangement is required to be carried out in accordance with PUHCA or an order from any Governmental Entity having jurisdiction over NU or the relevant NU Subsidiary, in which case such agreement or arrangement shall be on terms which are in accordance with PUHCA or such order, as the case may be;

        (j) (i) change (A) its methods of accounting (other than immaterial changes), except as required by Applicable Law or GAAP or (B) its fiscal year or (ii) make any material Tax election or settle or compromise any material Tax liability or refund claim;

        (k) except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable best efforts to renew any contract or agreement to which NU or any NU Subsidiary is a party, that is material to NU and the NU Subsidiaries taken as a whole (including the Settlement Agreement dated as of August 2, 1999 among NU and the additional parties named therein (the "NH SETTLEMENT AGREEMENT") and any material order from any Applicable PUC approving any settlement agreement (collectively with the NH Settlement Agreement, the "NU SETTLEMENT AGREEMENTS"), the Yankee Merger Agreement, the NRG Sale Agreement, the CL&P/NGC Sale Agreement and the WMECO/NGC Sale Agreement), or waive, release or assign any material rights or claims therein; PROVIDED, HOWEVER, that
    (A) NU may amend or modify the NH Settlement Agreement but only if it consults with CEI prior to consenting to any such amendment or modification and (B) any NU Subsidiary that is a "public-utility company" within the meaning of Section 2(a)(5) of PUHCA may modify, amend or terminate on terms reasonably acceptable to CEI any contract or agreement providing for the purchase of electric power by such NU Subsidiary from any generator of electric power that is not a "public-utility company" within the meaning of
    Section 2(a)(5) of PUHCA (a "NON-UTILITY GENERATOR") and in connection with any such modification, amendment or termination such NU Subsidiary may make any payments to such Non-Utility Generator if such payments are
    (i) required or permitted by the terms of any restructuring legislation or order of DPUC, NHPUC or MDTE or NU Settlement Agreement applicable to such NU Subsidiary, (ii) on terms and in amounts reasonably acceptable to CEI and
    (iii) funded solely out of the proceeds of one or more asset sales (to the extent permitted by Section 4.01(e)) or NU Securitizations by such NU Subsidiary;

        (l) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) material to NU and the NU Subsidiaries taken as whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Previously Filed NU SEC Documents, or incurred in the ordinary course of business consistent with past practice; or

        (m) subject to Applicable Law, (i) make, propose or agree to any material changes in its or its utility subsidiaries' rates or the services it or any of its utility subsidiaries provides or charges (other than pass-through fuel rates or charges), standards of service or accounting from those in effect as of the date of this Agreement, without prior to proposing, agreeing to or making any such material changes with respect thereto, discussing such changes with CEI and obtaining CEI's written approval, which approval shall not be unreasonably withheld or (ii) subject to the preceding clause (i), make any filing (or amendment thereto), or effect any agreement, commitment, arrangement or consent, whether written or oral, formal or informal, with any Governmental Entity with respect to any matter set forth in clause (i) without consulting with CEI prior thereto; or

        (n) authorize, or commit or agree to take, any of the foregoing actions.

    SECTION 4.02. NO SOLICITATION. (a) NU shall not, nor shall it permit any of the NU Subsidiaries to, nor shall it authorize, permit or direct any of its trustees, directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of NU or any of the NU Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes or which may be reasonably expected to lead to any NU Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any NU Takeover Proposal; PROVIDED, HOWEVER, that, at any time prior to the receipt of the NU Shareholder Approval (the "NU Applicable Period"), NU may, (A) in response to a NU Takeover Proposal (1) that was not solicited by it or which did not otherwise result from a breach of this
Section 4.02(a) and (2) with respect to which the Board of Trustees of NU determines in its good faith judgment after consultation with its outside counsel and financial advisors, (x) that there is a reasonable possibility that such NU Takeover Proposal may constitute a NU Superior Proposal (as defined in
Section 4.02(b)) and (y) that failing to take such action could reasonably be expected to be a breach of its fiduciary duties to the NU Shareholders, and subject to providing prior written notice of its decision to take such action to CEI (the "NU NEGOTIATION NOTICE") and compliance with Section 4.02(c), for a period of twenty business days following delivery of the NU Negotiation Notice (the "NU NEGOTIATION PERIOD"), request that the person making such NU Takeover Proposal provide information with regard to itself and such NU Takeover Proposal for purposes of permitting the Board of Trustees of NU to determine whether such NU Takeover Proposal constitutes a NU Superior Proposal and (B) to the extent that, at any time prior to expiration of the NU Negotiation Period, the Board of Trustees of NU shall determine that such NU Takeover Proposal constitutes a NU Superior Proposal and subject to providing prior written notice of its decision to take such action to CEI and compliance with Section 4.02(c), during the NU Negotiation Period (x) furnish information with respect to NU and the NU Subsidiaries to any person making a NU Superior Proposal pursuant to a customary confidentiality agreement containing terms no less favorable to NU than those set forth in the Confidentiality Agreement (the "CONFIDENTIALITY AGREEMENT") dated July 29, 1999 between CEI and NU (provided that such confidentiality agreement shall not in any way restrict NU from complying with its disclosure obligations under this Agreement, including with respect to such NU Superior Proposal) and (y) participate in discussions or negotiations regarding such NU Superior Proposal. NU shall be permitted to deliver only one NU Negotiation Notice with respect to each person making a NU Superior Proposal, which notice shall not be revised or supplemented. NU shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by it or its representatives. For purposes of this Agreement, "NU TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business (a "NU MATERIAL BUSINESS") that constitutes 15% or more of the net revenues, net income or the assets (including equity securities) of NU and the NU Subsidiaries, taken as a whole, or 15% or more of any class of equity securities of NU or any NU Subsidiary owning, controlling or operating a NU Material Business, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of NU or any such NU Subsidiary, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving NU or any such NU Subsidiary, other than the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that no transaction permitted pursuant to Section 4.01(e) shall be deemed a NU Takeover Proposal for any purpose.

    (b) Except as expressly permitted by this Section 4.02, (i) neither the Board of Trustees of NU nor any committee thereof shall (A) withdraw or modify in a manner adverse to CEI, or propose publicly to withdraw or modify in a manner adverse to CEI, the approval or recommendation by such Board of Trustees or such committee of this Agreement or the NU Merger, (B) approve or recommend, or propose publicly to approve or recommend, any NU Takeover Proposal, or
(C) cause or permit NU to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement

(each, a "NU ACQUISITION AGREEMENT") related to any NU Takeover Proposal and
(ii) NU shall not enter into any NU Acquisition Agreement with respect to any NU Takeover Proposal; PROVIDED, HOWEVER, that in order to comply with its fiduciary duties to the NU Shareholders the Board of Trustees of NU may terminate this Agreement in accordance with the following sentence and, following such termination and payment of the Termination Fee (as defined in Section 5.09(b)), withdraw or modify its approval or recommendation of this Agreement and the NU Merger. In the event that during the NU Applicable Period the Board of Trustees of NU determines in good faith (x) that a NU Takeover Proposal constitutes a NU Superior Proposal and (y) after consultation with its outside legal counsel, that the failure to terminate this Agreement and accept such NU Superior Proposal could reasonably be expected to be a breach of its fiduciary duties to the NU Shareholders, the Board of Trustees of NU may terminate this Agreement, but only at a time that is during the NU Applicable Period and is after the fifth business day following CEI's receipt of written notice advising CEI that the Board of Trustees of NU is prepared to accept a NU Superior Proposal, specifying the material terms and conditions of such NU Superior Proposal and identifying the person making such NU Superior Proposal; PROVIDED that, concurrently with such termination, the Board of Trustees of NU shall cause NU to enter into a NU Acquisition Agreement with respect to such NU Superior Proposal and shall cause NU to pay to CEI the Termination Fee and the fees and expenses incurred by CEI in connection with the transactions contemplated by this Agreement pursuant to Section 5.09(b) and 5.09(c), respectively. For purposes of this Agreement, a "NU SUPERIOR PROPOSAL" means any bona fide proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the NU Common Shares then outstanding or all or substantially all the assets of NU which the Board of Trustees of NU determines in its good faith judgment (based, in the case of any determination made by the NU Board of Trustees for purposes of this Section 4.02(b), on the written opinion, with only customary qualifications, of an independent financial advisor of nationally recognized reputation that the value of the consideration provided for in such proposal exceeds the value of the consideration provided for in the NU Merger) to be (x) reasonably capable of being completed, taking into account all legal, financial (including the ability to obtain financing), regulatory and other aspects of the proposal and the third party making such proposal, and
(y) more favorable to the NU Shareholders from a financial point of view than the NU Merger and the other transactions contemplated by this Agreement (taking into account any changes to the terms of this Agreement proposed by CEI in response to such proposal or otherwise).

    (c) In addition to the obligations of NU set forth in paragraphs (a) and
(b) of this Section 4.02, NU shall immediately advise CEI orally and in writing of any request for information or of any NU Takeover Proposal, the material terms and conditions of such request or NU Takeover Proposal and the identity of the person making such request or NU Takeover Proposal. NU shall keep CEI reasonably informed of the status and details (including amendments or proposed amendments) of any such request or NU Takeover Proposal.

    (d) Nothing contained in this Section 4.02 shall prohibit NU from taking and disclosing to the NU Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the NU Shareholders if, in the good faith judgment of the Board of Trustees of NU, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under Applicable Law.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

    SECTION 5.01. PREPARATION OF THE FORM S-4 AND THE JOINT PROXY STATEMENT; SHAREHOLDERS MEETINGS. (a) As soon as practicable following the date of this Agreement, CEI and NU shall prepare and file with the SEC the Joint Proxy Statement and CEI, NU and the Company shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of CEI, NU and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. NU will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the NU Shareholders, and CEI will use all reasonable best efforts to cause the Joint Proxy Statement to be mailed to the CEI Shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Each party hereto shall also take any action (other than qualifying to do business in any jurisdiction in which such party is not already so qualified) required to be taken under any applicable state or provincial securities laws in connection with the issuance of Company Common Stock in the Mergers and each party shall furnish all information concerning itself and its shareholders as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made without the approval of all parties hereto. Each party will advise the other parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Company Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to NU or CEI, or any of their respective affiliates, trustees, directors or officers, is discovered that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the NU Shareholders and the CEI Shareholders.

    (b) NU shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the NU Shareholders (the "NU SHAREHOLDERS MEETING"), for the purpose of obtaining the NU Shareholder Approval and shall, through its Board of Trustees, subject to the right of the Board of Trustees to terminate this Agreement in accordance with
Section 4.02(b) in order to comply with its fiduciary duties to the NU Shareholders, recommend to the NU Shareholders the approval and adoption of the Trust Agreement Amendments, this Agreement, the NU Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.02(b), NU agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or direct or indirect communication to NU of any NU Takeover Proposal.

    (c) CEI shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the CEI Shareholders (the "CEI SHAREHOLDERS MEETING"), for the purpose of obtaining the CEI Shareholder Approval and shall, through its Board of Directors, recommend to the CEI Shareholders the approval and adoption of this Agreement, the CEI Merger and the other transactions contemplated hereby.

    (d) CEI and NU will use reasonable best efforts to hold the CEI Shareholders Meeting and the NU Shareholders Meeting on the same date and as soon as practicable after the date of this Agreement.

    SECTION 5.02. LETTERS OF NU'S ACCOUNTANTS. NU shall use its reasonable best efforts to cause to be delivered to CEI two letters from NU's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to CEI, in form and substance reasonably satisfactory to CEI and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.03. LETTERS OF CEI'S ACCOUNTANTS. CEI shall use its reasonable best efforts to cause to be delivered to NU two letters from CEI's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to NU, in form and substance reasonably satisfactory to NU and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

    SECTION 5.04.  ACCESS TO INFORMATION; CONFIDENTIALITY; ADVICE OF
CHANGES. (a) NU shall, and shall cause each NU Subsidiary to, afford to CEI and to its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time (to the extent that NU or any NU Subsidiary is not prohibited under Applicable Law or any confidentiality agreement entered into prior to the date of this Agreement from providing access and to the extent that such access would not constitute a waiver of the attorney client privilege (unless such privilege has previously been waived)) to all its properties, books, contracts, commitments, personnel and records and, during such period, each of CEI and NU shall, and shall cause its subsidiaries to, (i) confer on a reasonably regular and frequent basis with one or more representatives of the other party to discuss material operational and regulatory matters and the general status of its ongoing operations, including the investigation of environmental, health and safety issues and, in the case of NU, with respect to the NH Settlement Agreement and the sale of the NU Nuclear Facilities,
(ii) reasonably promptly notify the other party of its results of operations and
(iii) furnish reasonably promptly to the other party upon request any information concerning its business, properties and personnel, in each case as the other party may reasonably request. NU shall consult with CEI prior to proposing or making any material amendment or modification to the NH Settlement Agreement and with respect to all material matters relating to the sale of the NU Nuclear Facilities, including consulting with CEI prior to filing any divestiture or restructuring plan relating to such sale with any Applicable PUC or Federal Governmental Entity. Each of NU and CEI shall, and shall cause its subsidiaries to, furnish to the other reasonably promptly upon request a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of FERC, the SEC, Department of Justice, the Federal Trade Commission, the NRC, any Applicable PUC, or any other Federal, state or local regulatory agency or commission relating to the Mergers or the other transactions contemplated hereby. Subject to obtaining customary indemnities, each of NU and CEI shall promptly furnish to the other such information as may be reasonably requested, including audited financial statements and other financial information, and take such other action as may be reasonably necessary and otherwise fully cooperate with each other in the preparation of any registration statement under the Securities Act and other documents necessary in connection with the issuance of securities or financings (subject to Section 4.01 in the case of NU or any NU Subsidiary), including in respect of the Mergers. Each party shall, and shall cause its subsidiaries and representatives to, hold in strict confidence all documents and information concerning the other furnished to it in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by any of the parties hereto to any of the other parties hereto.

    (b) NU and CEI shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event, individually or in the aggregate, having, or which would have, a Material Adverse Effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

    SECTION 5.05. REGULATORY MATTERS; REASONABLE BEST EFFORTS. (a) REGULATORY APPROVALS. Each party hereto shall cooperate and promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and shall use reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Entities necessary or advisable to consummate and make effective the Mergers and the other transactions contemplated by this Agreement, including the CEI Statutory Approvals and the NU Statutory Approvals. To the extent that each of CEI (or any CEI Subsidiary) and NU (or any NU Subsidiary) is required to make one or more filings with any Governmental Entity in connection with the obtaining of any such permit, consent, approval or authorization, including the CEI Statutory Approvals and the NU Statutory Approvals, each of CEI and NU agree to offer the other, to the extent permitted by Applicable Law, a reasonable opportunity to review and comment upon each such filing prior to making any such filing and to coordinate the submission of such filings to the relevant Governmental Entity. In addition, CEI shall have the right to review and approve in advance all characterizations of the information relating to CEI, on the one hand, and NU shall have the right to review and approve in advance all characterizations of the information relating to NU, on the other hand, in either case, which appear in any filing made in connection with the Mergers or the other transactions contemplated by this Agreement. CEI and NU agree that they will consult with each other with respect to (x) the obtaining of all such necessary permits, consents, approvals and authorizations of Governmental Entities and (y) the applicability of the Connecticut Transfer Act and the Industrial Site Recovery Act to the transactions contemplated by this Agreement.

    (b) FURTHER ACTIONS. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable best efforts to execute such further documents and instruments and take such further actions as may reasonably be requested by any other party in order to consummate the Mergers in accordance with the terms hereof, including the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed.

    (c) STATE ANTI-TAKEOVER STATUTES. In connection with and without limiting the generality of Section 5.05(b), NU and CEI shall (i) take all action necessary to ensure that no state anti-takeover statute or similar statute or regulation, the effect of which would be to impede the Mergers, is or becomes applicable to the Mergers, this Agreement or any of the other transactions contemplated by this Agreement and (ii) if any state anti-takeover statute or similar statute or regulation, the effect of which would be to impede the Mergers, is or becomes applicable to the Mergers, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other transactions contemplated by this Agreement.

    (d) SALE AND OPERATION OF NU NUCLEAR FACILITIES. NU shall, and shall cause the relevant NU Subsidiaries, to use reasonable best efforts to sell and transfer, as promptly as practicable after the date of this Agreement, their interests in each of the Millstone Stations 1, 2 and 3 and the Vermont Yankee nuclear facilities (excluding, in each case, any interest therein now owned by PSNH) and all associated liabilities and all operating responsibilities to one or more third parties who are not Affiliates of NU. During the period from the date of this Agreement to the sale and transfer of the NU Nuclear Facilities in accordance with this Section 5.05(d), NU shall cause the NU Subsidiaries to, and the NU Subsidiaries shall, operate the NU Nuclear Facilities in material compliance with Applicable Law and good industry practice.

    SECTION 5.06. STOCK OPTIONS. (a) Prior to the Effective Time, the Board of Directors of CEI (or, if appropriate, any committee administering the CEI Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

        (i) adjust the terms of all outstanding CEI Stock Options under the CEI Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each CEI Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option (a "COMPANY STOCK OPTION") to acquire, on the same terms and conditions as were applicable under such CEI Stock Option, including vesting, the same number of shares of Company Common Stock at the same price per share of Company Common Stock;

        (ii) ensure that the conversion pursuant to Section 2.01(a) of the CEI Common Stock held by any director or officer of CEI and the conversion pursuant to this Section 5.06(a) into Company Stock Options of CEI Stock Options held by any director or officer of CEI will be eligible for exemption under Rule 16b-3(e); and

        (iii) make such other changes to the CEI Stock Plans as may be appropriate to give effect to the CEI Merger.

    (b) Prior to the Effective Time, the Board of Trustees of NU (or, if appropriate, any committee administering the NU Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

        (i) adjust the terms of all outstanding NU Stock Options under the NU Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each NU Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into a Company Stock Option to acquire, on the same terms and conditions as were applicable under such NU Stock Option, including vesting, the same number of shares of Company Common Stock (rounded down to the nearest whole share) as the holder of such NU Stock Option would have been entitled to receive pursuant to the NU Merger had such holder exercised such NU Stock Option in full immediately prior to the Effective Time, at a price per share of Company Common Stock (rounded up to the nearest cent) equal to (A) the aggregate exercise price for the shares of NU Common Shares otherwise purchasable pursuant to such NU Stock Option divided by (B) the aggregate number of shares of Company Common Stock deemed purchasable pursuant to such NU Stock Option;

        (ii) ensure that the conversion pursuant to Section 2.01(b) of the NU Common Shares held by any director or officer of NU and the conversion pursuant to this Section 5.06(b) into Company Stock Options of NU Stock Options held by any director or officer of NU will be eligible for exemption under Rule 16b-3(e); and

        (iii) make such other changes to the NU Stock Plans as CEI and NU may agree are appropriate to give effect to the NU Merger.

    (c) Prior to the Effective Time, the Board of Directors of the Company shall, (i) with respect to each Company stock plan that will provide Company Stock Options (each, a "COMPANY STOCK PLAN"), amend such Company Stock Plans as may be necessary to give effect to the CEI Merger and NU Merger and the conversion of CEI Stock Options and NU Stock Options provided herein, (ii) take such action as may be necessary to reserve for issuance under the Company Stock Plans a sufficient number of shares of Company Common Stock for delivery upon exercise of Company Stock Options resulting from the conversion of CEI Stock Options and NU Stock Options, and (iii) adopt such resolutions or take such other actions as may be required to ensure that each of the conversion pursuant to Section 2.01(a) of the CEI Common Stock held by any director or officer of CEI, the conversion pursuant to this Section 5.06 into Company Stock Options of CEI Stock Options held by any director or officer of CEI, the conversion pursuant to Section 2.01(b) of the NU Common Shares held by any director or officer of NU and the conversion pursuant to this Section 5.06 into Company Stock Options of NU Stock Options held by any director or officer of NU will be eligible for exemption under Rule 16b-3(e).

    (d) As soon as practicable after the Effective Time, the Company shall deliver to the holders of CEI Stock Options and NU Stock Options (collectively, the "STOCK OPTIONS") appropriate notices setting forth such holders' rights pursuant to the respective CEI Stock Plans or NU Stock Plans, as the case may be (collectively, the "STOCK PLANS"), and the agreements evidencing the grants of such Stock Options, and that such Stock Options and agreements shall be assumed by the Company and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Mergers).

    (e) Except as otherwise contemplated by this Section 5.06 and except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Stock Plans, or any other plan, program or arrangement of CEI, NU or any of their respective subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, shall remain in full force and effect with respect to such Stock Options after giving effect to the Mergers and the assumption by the Company as set forth above.

    SECTION 5.07. EMPLOYEE AGREEMENTS; WORKFORCE MATTERS AND EMPLOYEE BENEFIT PLANS. (a) CERTAIN EMPLOYEE AGREEMENTS. Following the Effective Time, the Company will (subject to this Section 5.07) cause its subsidiaries to honor all obligations of the employer under any contracts, agreements, collective bargaining agreements and commitments of CEI and NU and their respective subsidiaries entered into prior to the date of this Agreement (or as established or amended in accordance with or permitted by this Agreement), which apply to any current or former employee, or current or former trustee, director or officer of any of the parties hereto or any of their subsidiaries; PROVIDED, HOWEVER, that this undertaking is not intended to prevent the Company (or any subsidiary of the Company after the Effective Time succeeding to such obligations by operation of law) from enforcing such contracts, agreements, collective bargaining agreements and commitments in accordance with their terms, including any reserved right to amend, modify, suspend, revoke or terminate any such contract, agreement, collective bargaining agreement or commitment or portion thereof.

    (b) WORKFORCE MATTERS. Subject to obligations under Applicable Law and applicable collective bargaining agreements, for a period of three years following the Effective Time, (i) any reductions in the employee workforce of the then ongoing operations of the Company and its subsidiaries shall be made on a fair and equitable basis (as determined by the Company and its subsidiaries), in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment prior to the Effective Time was with CEI and the CEI Subsidiaries or NU and the NU Subsidiaries, and any employees whose employment is terminated or jobs are eliminated by the Company or any of its subsidiaries during such period shall be entitled to participate on a fair and equitable basis (as determined by the Company and its subsidiaries) in the job opportunity and employment placement programs offered by the Company or any of its subsidiaries for which they are eligible and (ii) employees shall be entitled to participate in all job training, career development and educational programs of the Company and its subsidiaries for which they are eligible, and shall be entitled to fair and equitable consideration (as determined by the Company and its subsidiaries) in connection with any job opportunities with the Company and its subsidiaries, in each case without regard to whether employment prior to the Effective Time was with CEI and the CEI Subsidiaries or NU and the NU Subsidiaries.

    (c) SERVICE CREDIT. Subject to its obligations under Applicable Law and applicable collective bargaining agreements, the Company and its subsidiaries shall give credit under each of their respective employee benefit plans, programs and arrangements to employees for all service prior to the Effective Time with CEI or NU or their respective subsidiaries, as applicable, or any predecessor employer (to the extent that such credit was given by NU or CEI or any of their respective subsidiaries, as applicable) for all purposes for which such service was taken into account or recognized by CEI or NU or their respective subsidiaries, as the case may be, but not to the extent crediting such service would result in duplication of benefits (including for benefit accrual purposes under defined benefit pension plans).

    (d) CONTINUATION OF BENEFITS. Subject to Applicable Law and obligations under applicable collective bargaining agreements, the Company shall maintain for a period of at least one year after the Closing Date, without interruption, such employee compensation, welfare and benefit plans, programs, policies and fringe benefits as will, in the aggregate, provide benefits to all employees of CEI and NU and their respective subsidiaries who were employees immediately prior to the Effective Time that are not less favorable than those provided pursuant to such employee compensation, welfare and benefits plans, programs, policies and fringe benefits of CEI and NU and their respective subsidiaries, as in effect on the date of this Agreement.

    (e) PREEXISTING CONDITIONS, EXCLUSIONS AND WAITING PERIODS; DEDUCTIBLES. Subject to Applicable Law and applicable collective bargaining agreements, the Company and its subsidiaries shall (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to employees of CEI or NU under any welfare plans, funds or programs (within the meaning of Section 3(1) of ERISA) currently maintained by the Company, or established to replace any CEI or NU welfare plans, funds or programs, in which such CEI or NU employees may be eligible to participate after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date and (ii) provide each CEI and NU employee with credit for any co-payments and deductibles paid by such employee prior to the Closing Date for purposes of satisfying any applicable deductible or out-of-pocket requirements under any of the welfare plans, funds or programs that such employees are eligible to participate in after the Closing Date.

    SECTION 5.08. INDEMNIFICATION, EXCULPATION AND INSURANCE. (a) Each of the Company and Merger LLC agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time which rights are now existing in favor of the current or former trustees, directors or officers of CEI and the CEI Subsidiaries or NU and the NU Subsidiaries, as the case may be, as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Mergers and shall continue in full force and effect in accordance with their terms (PROVIDED that in any event all such rights shall continue for a period of at least six years after the Effective Time). In addition, from and after the Effective Time, trustees, directors and officers of CEI or NU or their respective subsidiaries who become directors or officers of the Company will be entitled to the indemnity rights and protections afforded to directors and officers of the Company.

    (b) For six years after the Effective Time, the Company shall maintain in effect the trustees', directors' and officers' liability (and fiduciary) insurance policies currently maintained by NU and CEI covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by CEI's and NU's respective trustees', directors' and officers' liability insurance policies on terms with respect to such coverage and amount no less favorable than those of the relevant policy in effect on the date of this Agreement. If such insurance coverage cannot be obtained at all, the Company shall maintain the most advantageous policies of trustees', directors' and officers' insurance obtainable.

    (c) In the event the Company or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this Section 5.08.

    (d) The provisions of Section 5.08(a) (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

    (e) The indemnified parties as a group may retain only one law firm with respect to each related matter except to the extent such law firm would have, under applicable standards of professional conduct then prevailing under the laws of the applicable State, a conflict of interest in representing any particular indemnified party.

    SECTION 5.09.  FEES AND EXPENSES.  (a) Except as provided in this
Section 5.09, all fees and expenses incurred in connection with the Mergers, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated, except that each of CEI and NU shall bear and pay one-half of the costs and expenses incurred in connection with (1) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees), (2) the filings of the premerger notification and report forms under the HSR Act (including filing fees) and (3) the filings required under PUHCA. All stock transfer, real estate transfer, documentary, stamp, recording and other similar taxes (including interest, penalties and additions to any such Taxes) (the "TRANSFER TAXES") attributable to the transactions contemplated by this Agreement shall be paid by the Company. CEI and NU shall cooperate with the Company and with each other in the filing of such returns, including supplying in a timely manner a complete list of all real property interests held by CEI or NU and any information with respect to such property that is reasonably necessary to complete any such returns.

    (b) In the event that (i) a NU Takeover Proposal shall have been made known to NU or any of the NU Subsidiaries or has been made directly to the NU Shareholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such NU Takeover Proposal shall have been rejected or shall have been withdrawn or terminated prior to the NU Shareholders Meeting or any termination of this Agreement) to make a NU Takeover Proposal and thereafter this Agreement is terminated by either CEI or NU pursuant to Section 7.01(b)(i) or by CEI pursuant to Section 7.01(d),
(ii) prior to or during the NU Shareholders Meeting (or any subsequent meeting of the NU Shareholders at which it is proposed that the NU Merger be approved), a NU Takeover Proposal shall have been made directly to the NU Shareholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such NU Takeover Proposal shall have been rejected or shall have been withdrawn or terminated prior to the NU Shareholders Meeting or any termination of this Agreement) to make a NU Takeover Proposal and thereafter this Agreement is terminated by either CEI or NU pursuant to
Section 7.01(b)(ii) or (iii) this Agreement is terminated by NU pursuant to
Section 7.01(f), then NU shall immediately pay

CEI a fee equal to $110 million (the "TERMINATION FEE"), payable by wire transfer of same day funds; PROVIDED, HOWEVER, that no Termination Fee shall be payable to CEI pursuant to clauses (i) or (ii) of this paragraph (b) unless and until within 24 months of such termination NU or any NU Subsidiary (x) enters into any NU Acquisition Agreement or (y) consummates any NU Takeover Proposal (for the purposes of the foregoing proviso the terms "NU ACQUISITION AGREEMENT" and "NU TAKEOVER PROPOSAL" shall have the meanings assigned to such terms in
Section 4.02 except that the references to "15%" in the definition of "NU Takeover Proposal" in Section 4.02(a) shall be deemed to be references to "35%"), in which event the Termination Fee shall be immediately payable upon the first to occur of such events set forth in the preceding clauses (x) and (y).

    (c) If this Agreement is terminated by CEI or NU pursuant to
Section 7.01(b)(ii), by NU pursuant to Section 7.01(f), by CEI pursuant to
Section 7.01(c) or by CEI pursuant to Section 7.01(d) or if NU is otherwise obligated to pay the Termination Fee, NU shall immediately pay to CEI, by wire transfer of same day funds, an expense reimbursement fee of $20 million for fees and expenses incurred, or paid by or on behalf of, CEI in connection with the Mergers or the transactions contemplated by this Agreement. The payment of such expense reimbursement fee shall not affect the extent to which, or the amount of, the Termination Fee which NU may separately be required to pay to CEI pursuant to Section 5.09(b).

    (d) If this Agreement is terminated by NU pursuant to
Section 7.01(b)(iii) or by NU pursuant to Section 7.01(e), CEI shall immediately pay to NU, by wire transfer of same day funds, an expense reimbursement fee of $20 million for fees and expenses incurred, or paid by or on behalf of, NU in connection with the Mergers or the transactions contemplated by this Agreement.

    (e) NU acknowledges that the agreements contained in Sections 5.09(b) and 5.09(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CEI would not enter into this Agreement; accordingly, if NU fails promptly to pay the amount due pursuant to
Section 5.09(b) and 5.09(c), and, in order to obtain such payment, CEI commences a suit that results in a judgment against NU for any of the amounts set forth in
Section 5.09(b) or 5.09(c), as the case may be, NU shall pay to CEI its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on such amounts at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made.

    SECTION 5.10. PUBLIC ANNOUNCEMENTS. CEI and NU will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Mergers, and shall not issue any such press release or make any such public statement prior to such consultation, except as any party may determine is required by law. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

    SECTION 5.11. AFFILIATES. As soon as practicable after the date of this Agreement, NU shall deliver to CEI, and CEI shall deliver to NU, a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the respective shareholders of CEI and NU, "affiliates" of CEI or NU, as the case may be, for purposes of Rule 145 under the Securities Act. CEI and NU shall use their respective reasonable best efforts to cause each such person to deliver to the Company as of the Closing Date, a written agreement substantially in the form attached hereto as Exhibit D-1 in the case of NU and Exhibit D-2 in the case of CEI.

    SECTION 5.12. NYSE LISTING. The Company shall use its reasonable best efforts to cause the shares of the Company Common Stock to be issued in the Mergers to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Closing Date.

    SECTION 5.13. SHAREHOLDER LITIGATION. NU shall afford CEI the opportunity to participate in the defense of any shareholder litigation against NU or any of its trustees or officers relating to the transactions contemplated by this Agreement.

    SECTION 5.14. TAXES. (a) Each of CEI and NU will, and will cause each of their respective subsidiaries to, (i) timely file with the relevant taxing authority all material Tax returns and reports required to be filed by it, on a basis consistent with the elections, accounting methods, conventions and principles of taxation used for the most recent taxable periods for which Tax returns involving similar Tax items have been filed, and in a manner that does not unreasonably accelerate deductions or defer income, (ii) timely pay all Taxes due and payable, or establish proper reserves therefor in its books and records in accordance with GAAP, (iii) make adequate provision on its books and records, to the extent required in accordance with GAAP, for all Taxes due and payable after the Effective Time, and (iv) promptly notify the other of any action, suit, proceeding, claim or audit pending against or with respect to it or any of its subsidiaries in respect of any material Taxes.

    (b) Each of CEI and NU shall not, and shall not permit any of their respective subsidiaries to, take any action, or fail to take any action, that would, or could reasonably be expected to, prevent (i) the Mergers from constituting a transaction described in Section 351 of the Code, (ii) the CEI Merger from constituting a transaction described in Section 368(a) of the Code or (iii) CEI or NU from obtaining the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

    SECTION 5.15. STANDSTILL AGREEMENTS; CONFIDENTIALITY AGREEMENTS. During the period from the date of this Agreement through the Effective Time, NU shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party, PROVIDED that NU may terminate, amend, modify or waive any provision of, any confidentiality agreement relating solely to the sale of the NU Subsidiaries' generation assets, including any NU Nuclear Facilities, other than any standstill provisions contained in any such confidentiality agreement. During such period, NU shall enforce, to the fullest extent permitted under Applicable Law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

    SECTION 5.16. RIGHTS AGREEMENT. NU shall take all action requested in writing by CEI in order to render the NU Rights under the NU Rights Agreement inapplicable to the Mergers and the other transactions contemplated by the Agreement. Except as approved in writing by CEI, NU shall not (i) amend the NU Rights Agreement, (ii) redeem the NU Rights or (iii) take any action with respect to, or make any determination under, the NU Rights Agreement. If any "Distribution Date", "Shares Acquisition Date" or "Section 11(a)(ii) Event" (as each such term is defined in the NU Rights Agreement) occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, CEI and NU shall make such adjustments as CEI and NU shall mutually agree so as to preserve the economic benefits that CEI and NU each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Mergers and the other transactions contemplated by the Agreement.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

    SECTION 6.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) SHAREHOLDER APPROVALS. Each of the NU Shareholder Approval and the CEI Shareholder Approval shall have been obtained.

    (b) NO INJUNCTIONS OR RESTRAINTS. No (i) temporary restraining order or preliminary or permanent injunction or other order by any Federal or state court preventing consummation of either of the Mergers or (ii) applicable Federal or state law or regulation prohibiting either of the Mergers or any of the other transactions contemplated by this Agreement (collectively, "RESTRAINTS") shall be in effect.

    (c) FORM S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (d) NYSE LISTING. The shares of Company Common Stock issuable to the NU Shareholders and the CEI Shareholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

    SECTION 6.02. CONDITIONS TO OBLIGATIONS OF CEI. The obligation of CEI to effect the CEI Merger is further subject to satisfaction or waiver of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of NU set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have, individually or in the aggregate, a Material Adverse Effect on NU.

    (b) PERFORMANCE OF OBLIGATIONS OF NU. NU shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) TAX OPINIONS. CEI shall have received from Cravath, Swaine & Moore, counsel to CEI, on the Closing Date, its opinion dated as of such date or no more than two days prior thereto, to the effect that the CEI Merger will be treated for Federal income tax purposes as a transaction described in
Section 368(a) of the Code. In rendering such opinion, counsel for CEI shall be entitled to rely upon customary representations of the parties hereto, substantially in the form of Exhibits E, F and G hereto.

    (d) NO MATERIAL ADVERSE CHANGE. From and after the date of this Agreement, no Material Adverse Change with respect to NU (including the discovery of, any deterioration in, or any worsening of, any change, effect, event, occurrence or state of facts existing or known as of the date of this Agreement) shall have occurred.

    (e) STATUTORY APPROVALS. The CEI Statutory Approvals and the NU Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as defined below) and neither such Final Orders nor any order, law or regulation of any Governmental Entity shall impose terms or conditions that would have, individually or in the aggregate,
(A) a Material Adverse Effect on NU, (B) a Material Adverse Effect on CEI or
(C) a Material Adverse Effect on the Company and its prospective subsidiaries taken as a whole. A "FINAL ORDER" means action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby (or therein) may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied.

    (f) CLOSING CERTIFICATES. CEI shall have received a certificate signed by an executive officer of NU, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 6.02(a),
Section 6.02(b), Section 6.02(d) and Section 6.02(g) have been satisfied.

    (g) NO TRIGGER OF NU RIGHTS. No event shall have occurred that has triggered, or would result in the triggering of, any right or entitlement of NU Shareholders under the NU Rights Agreement, including a "Distribution Date", a "Shares Acquisition Date" or a "Section 11(a)(ii) Event" (as such terms are defined in the NU Rights Agreement) or a "flip-in" or "flip-over" event as commonly described in such rights plans, and the NU Rights shall not have become nonredeemable by the NU Board of Trustees.

    SECTION 6.03. CONDITIONS TO OBLIGATIONS OF NU. The obligation of NU to effect the NU Merger is further subject to satisfaction or waiver of the following conditions:

    (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of CEI set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not have, individually or in the aggregate, a Material Adverse Effect on CEI.

    (b) PERFORMANCE OF OBLIGATIONS OF CEI. CEI shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) TAX OPINIONS. NU shall have received from LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to NU, on the Closing Date, its opinion dated as of such date or no more than two days prior thereto, to the effect that the Mergers will be treated for Federal income tax purposes as a transaction described in
Section 351 of the Code. In rendering such opinion, counsel for NU shall be entitled to rely upon customary representations of the parties hereto, substantially in the form of Exhibits E, F and G hereto.

    (d) NO MATERIAL ADVERSE CHANGE. From and after the date of this Agreement, no Material Adverse Change with respect to CEI (including the discovery of, any deterioration in, or any worsening of, any change, effect, event, occurrence or state of facts existing or known as of the date of this Agreement) shall have occurred.

    (e) STATUTORY APPROVALS. The CEI Statutory Approvals and the NU Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders and neither such Final Orders nor any order, law or regulation of any Governmental Entity shall impose terms or conditions that would have, individually or in the aggregate, (A) a Material Adverse Effect on CEI or (B) a Material Adverse Effect on the Company and its prospective subsidiaries taken as a whole.

    (f) CLOSING CERTIFICATES. NU shall have received a certificate signed by an executive officer of CEI, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 6.03(a),
Section 6.03(b) and Section 6.03(d) have been satisfied.

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 7.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or (other than pursuant to clause (f) below) after the NU Shareholder Approval or the CEI Shareholder
Approval:

    (a) by mutual written consent of CEI and NU;

    (b) by either CEI or NU:

        (i) if the Mergers shall not have been consummated by April 13, 2001 (the "INITIAL TERMINATION DATE"); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Mergers to be consummated by such time; and PROVIDED, FURTHER, that if on the Initial Termination Date the conditions to the respective obligations of CEI and NU to effect the CEI Merger and the NU Merger set forth in Sections 6.01(b) and

    6.02(e) and Sections 6.01(b) and 6.03(e), respectively, shall not have been fulfilled but all other conditions to the respective obligations of CEI and NU to effect the CEI Merger and the NU Merger shall have been fulfilled or shall be capable of being fulfilled, then the Initial Termination Date shall be extended to October 13, 2001;

        (ii) if the NU Shareholder Approval shall not have been obtained at a NU Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof;

        (iii) if the CEI Shareholder Approval shall not have been obtained at a CEI Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

        (iv) if any Restraint having any of the effects set forth in
    Section 6.01(b) shall be in effect and shall have become final and nonappealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used its reasonable best efforts to prevent the entry of and to remove such Restraint;

    (c) by CEI, if NU shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement (other than Section 4.02), which breach or failure to perform (A) would give rise to the failure of a condition set forth in
Section 6.02(a) or (b), and (B) is incapable of being cured by NU or is not cured by NU within a reasonable period of time following receipt of written notice from CEI of such breach or failure to perform;

    (d) by CEI, if NU or any of its trustees or officers breaches or fails to perform in any material respect any of its covenants or agreements contained in
Section 4.02;

    (e) by NU, if CEI shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and
(B) is incapable of being cured by CEI or is not cured by CEI within a reasonable period of time following receipt of written notice from NU of such breach or failure to perform; or

    (f) by NU in accordance with Section 4.02(b); PROVIDED that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, NU shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 5.09.

    SECTION 7.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either NU or CEI as provided in Section 7.01, this Agreement shall forthwith become null and void and have no effect, without any liability or obligation on the part of CEI or NU, other than the provisions of
Section 3.01(q), Section 3.02(o), the penultimate sentence of Section 5.04(a),
Section 5.09, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case such termination shall not relieve any party of any liability or damages resulting from its willful and material breach of this Agreement (including any such case in which a Termination Fee or any expense reimbursement fee is payable pursuant to Section 5.09), to the extent any such liability or damage suffered by the party entitled to such payment exceeds the amount of such payment (including, in the case of CEI, the amount of the Termination Fee (to the extent payable) and any expense reimbursement fee payable to CEI pursuant to
Section 5.09).

    SECTION 7.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after the NU Shareholder Approval or the CEI Shareholder Approval; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law requires further approval by the NU Shareholders or the CEI Shareholders without the further approval of such shareholders.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 7.04. EXTENSION; WAIVER. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

    SECTION 7.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of NU, action by its Board of Trustees or the duly authorized committee or designee of its Board of Trustees to the extent permitted by law and the Trust Agreement and, in the case of CEI, action by its Board of Directors or the duly authorized committee or designee of its Board of Directors to the extent permitted by law and its certificate of incorporation.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

    SECTION 8.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 8.02. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (as of the time of delivery or, in the case of a telecopied communication, of confirmation) if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to CEI, to

        Consolidated Edison, Inc.
       4 Irving Place
       New York, New York 10003

Telecopy No.: (212) 677-0601

Attention: John D. McMahon, Esq.

with a copy to:

Cravath, Swaine & Moore
       825 Eighth Avenue
       New York, New York 10019

Telecopy No.: (212) 474-3700

Attention: George W. Bilicic, Jr.; and
         Nicholas D. S. Brumm

    (b) if to NU, to

        Northeast Utilities Service Company
       107 Selden Street
       Berlin, Connecticut 06037

Telecopy No.: (860) 665-4886

Attention: Cheryl W. Grise, Esq.

with a copy to:

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       125 West 55th Street
       New York, New York 10019

Telecopy No.: (212) 424-8500

Attention: Steven H. Davis; and
                Benjamin G. Clark

    SECTION 8.03.  DEFINITIONS.  For purposes of this Agreement:

    (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

    (b) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with any person, any change, effect, event, occurrence or state of facts (i) that is, or would reasonably be expected to be, materially adverse to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of such person and its subsidiaries taken as a whole or
(ii) that prevents, or would reasonably be expected to prevent, such person from performing any of its material obligations under this Agreement or consummation of the transactions contemplated hereby;

    (c) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, business trust, unincorporated organization or other entity;

    (d) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

    (e) "KNOWLEDGE" of any person which is not an individual means the actual knowledge of such person's executive officers.

    SECTION 8.04. INTERPRETATION. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. Notwithstanding the amendment and restatement of this Agreement, as between October 13, 1999 and January 11, 2000, the representations and warranties of NU and CEI set forth in Sections 3.01 and 3.02, respectively, will be deemed for purposes of Section 6.02(a) and Section 6.03(a), as applicable, and otherwise to have been made as of October 13, 1999 and not as of January 11, 2000, and such amendment and restatement will not otherwise affect the other requirements in Sections 6.02(a) and Section 6.03(a).

    SECTION 8.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

    SECTION 8.06. ENTIRE AGREEMENT; NO THIRD--PARTY BENEFICIARIES. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (except for paragraph 9 thereof) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (including paragraph 9 of the Confidentiality Agreement) and
(ii) except for the provisions of Article II and Section 5.08, are not intended to confer upon any person other than the parties any rights or remedies. NU hereby waives the restrictions applicable to CEI pursuant to paragraph 9 of the Confidentiality Agreement relating to the parties' standstill obligations for a time period to expire on the earliest of (i) the Effective Time, (ii) if this Agreement is terminated by CEI and the Termination Fee is required to be paid, payment of the Termination Fee and (iii) if this Agreement is terminated by NU pursuant to Section 7.01(b)(iii) or 7.01(e), upon such termination.

    SECTION 8.07. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the laws of the State of Delaware govern the CEI Merger or the laws of the Commonwealth of Massachusetts govern the NU Merger regardless, in each case, of the laws that might otherwise govern under applicable principles of conflict of laws.

    SECTION 8.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other party. Any attempted or purported assignment in violation of the preceding sentence shall be null and void and of no effect whatsoever. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 8.09. ENFORCEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Federal court located in the Borough of Manhattan in The City of New York or if such court does not have jurisdiction, in any Federal court having jurisdiction, or if no Federal court has jurisdiction, in any state court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Federal court located in the Borough of Manhattan in The City of New York or if such court does not have jurisdiction, in any Federal court having jurisdiction, or if no Federal court has jurisdiction, in any state court having jurisdiction in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and
(c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the Borough of Manhattan in The City of New York or if such court does not have jurisdiction, in any Federal court having jurisdiction, or if no Federal court has jurisdiction, in any state court having jurisdiction.

    SECTION 8.10. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 8.11. TRUSTEE AND SHAREHOLDER LIABILITY. No trustee or NU Shareholder shall be held to any liability whatsoever for any obligation under this Agreement, and this Agreement shall not be enforceable against any such trustee or NU Shareholder in their or his or her individual capacities or capacity. This Agreement shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under this Agreement and relating to NU, the NU Shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

    IN WITNESS WHEREOF, CEI, NU, the Company, and Merger LLC have caused this Agreement to be signed by their respective officers (or, in the case of Merger LLC, manager) thereunto duly authorized, all as of the date first written above.

                                                       CONSOLIDATED EDISON, INC.,

                                                       By:  /s/ JOAN S. FREILICH
                                                            -----------------------------------------
                                                            Name: Joan S. Freilich
                                                            Title: Executive Vice President & Chief
                                                                   Financial Officer

                                                       NORTHEAST UTILITIES,

                                                       By:  /s/ MICHAEL G. MORRIS
                                                            -----------------------------------------
                                                            Name: Michael G. Morris
                                                            Title: Chairman, President and Chief
                                                            Executive Officer

                                                       CONSOLIDATED EDISON, INC.,
                                                       FORMERLY CWB HOLDINGS, INC.,

                                                       By:  /s/ JOHN D. MCMAHON
                                                            -----------------------------------------
                                                            Name: John D. McMahon
                                                            Title: Secretary

                                                       N ACQUISITION LLC,
                                                       BY CONSOLIDATED EDISON, INC.,
                                                       FORMERLY CWB HOLDINGS, INC.,

                                                       By:  /s/ JOHN D. MCMAHON
                                                            -----------------------------------------
                                                            Name: John D. McMahon
                                                            Title: Secretary

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

                  FORM OF CERTIFICATE OF INCORPORATION OF THE
                        COMPANY AS OF THE EFFECTIVE TIME

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           CONSOLIDATED EDISON, INC.

    Consolidated Edison, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS
FOLLOWS:

    1. The name of the corporation is Consolidated Edison, Inc. and the name under which the corporation was originally incorporated is CWB Holdings, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 25, 1998.

    2. This Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware and by the unanimous written consent of the stockholders of the Corporation, restates and integrates and further amends the provisions of the Certificate of Incorporation as amended or supplemented heretofore. As so restated and integrated and further amended, the Restated Certificate of Incorporation (hereinafter, this "Certificate of Incorporation") reads as follows:

                                 ARTICLE FIRST

    The name of the corporation is Consolidated Edison, Inc.

                                 ARTICLE SECOND

    The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                 ARTICLE THIRD

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                 ARTICLE FOURTH

    (a) The aggregate number of shares of stock that the Corporation shall have authority to issue is 510,000,000 shares, consisting of 500,000,000 shares of Common Stock, par value $.10 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

    (b) The Board of Directors of the Corporation shall have the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of Preferred Stock into classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of Preferred Stock to the full extent now or hereafter permitted by the law of the State of Delaware, except that holders of Preferred Stock will not be entitled to more than one vote for each share of Preferred Stock held.

    (c) The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding.

    (d) Subject to applicable law and the rights, if any, of the holders of any class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock at such times and in such amounts as the Board of Directors of the Corporation in its discretion shall determine. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock with dividends the rate of which is calculated by reference to, and the payment of which is concurrent with, dividends on shares of Common Stock.

    (e) In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, subject to the rights of the holders of any class or series of the Preferred Stock, the net assets of the Corporation available for distribution to stockholders of the Corporation shall be distributed PRO RATA to the holders of the Common Stock in accordance with their respective rights and interests. If the assets of the Corporation are not sufficient to pay the amounts, if any, owing to holders of shares of Preferred Stock in full, holders of all shares of Preferred Stock will participate in the distribution of assets ratably in proportion to the full amounts to which they are entitled or in such order or priority, if any, as will have been fixed in the resolution or resolutions providing for the issue of the class or series of Preferred Stock. Neither the merger or consolidation of the Corporation into or with any other corporation, nor a sale, transfer or lease of all or part of its assets, will be deemed a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph except to the extent specifically provided for herein. Nothing in this ARTICLE FOURTH shall limit the power of the Board of Directors to create a class or series of Preferred Stock for which the amount to be distributed upon any liquidation, dissolution or winding up of the Corporation is calculated by reference to, and the payment of which is concurrent with, the amount to be distributed to the holders of shares of Common Stock.

    (f) Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors as to the shares of any class or series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of meetings of stockholders.

    (g) Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, with respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of any outstanding shares of Common Stock shall vote together as a class, and every holder of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in such holder's name on the books of the Corporation; PROVIDED, HOWEVER, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to applicable law. Subject to the rights of the holders of any class or series of Preferred Stock, stockholders of the Corporation shall not have any preemptive rights to subscribe for additional issues of stock of the Corporation and no stockholder will be permitted to cumulate votes at any election of directors.

                                 ARTICLE FIFTH

    (a) Except as otherwise fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, and subject to the right of the Board of Directors to increase or decrease the number of

                                                                               3
directors pursuant to the provisions of this ARTICLE FIFTH, the Board of
Directors shall consist of   -  directors (as so adjusted, the "entire Board of
Directors"). The Board of Directors may increase or decrease the number of directors by resolution adopted by a majority of the entire Board of Directors; PROVIDED, HOWEVER, that no decrease in the number of directors so made by the Board of Directors shall shorten the term of any incumbent director. Except as otherwise provided by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation with respect to any directors elected by the holders of any class or series of Preferred Stock pursuant to the terms of this Certificate of Incorporation, at each annual meeting of the stockholders of the Corporation, the date of which shall be fixed by or pursuant to the By-laws of the Corporation, directors shall be elected and each director shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, incapacity, resignation or removal from office in accordance with applicable law or pursuant to an order of a court of competent jurisdiction. The election of directors need not be by written ballot.

    (b) Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE FOURTH of this Certificate of Incorporation relating to the rights of the holders of any class or series of Preferred Stock, any vacancy on the Board of Directors of the Corporation resulting from death, incapacity, resignation, removal or other cause and any newly created directorship resulting from any increase in the authorized number of directors between annual meetings of stockholders shall be filled only by the vote of a majority of the directors then in office, even though less than a quorum, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualified or his or her earlier death, incapacity, resignation or removal from office in accordance with applicable law or pursuant to an order of a court of competent jurisdiction.

                                 ARTICLE SIXTH

    (a) Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Subject to the rights of the holders of any class or series of Preferred Stock and except as expressly set forth in the By-laws of the Corporation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

    (b) Notwithstanding the foregoing, whenever the holders of any one or more class or series of Preferred Stock issued by the Corporation, if any, shall have the right, voting separately by class or series, as applicable, to elect directors at an annual or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board of Directors adopted pursuant to ARTICLE FOURTH of this Certificate of Incorporation.

                                ARTICLE SEVENTH

    In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, repeal, alter or amend the By-laws of the Corporation by the vote of a majority of the entire Board of Directors.

                                 ARTICLE EIGHTH

    Except to the extent elimination or limitation of liability is not permitted by applicable law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty in such capacity. Any repeal or modification of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

                                 ARTICLE NINTH

    The holders of the capital stock of the Corporation shall not be personally liable for the payment of the Corporation's debts, and the private property of the holders of the capital stock of the Corporation shall not be subject to the payment of debts of the Corporation to any extent whatsoever.

                                 ARTICLE TENTH

    The Corporation reserves the right to supplement, amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware and this Certificate of Incorporation, and all rights conferred on stockholders, directors and officers herein, if any, are granted subject to this reservation.

    IN WITNESS WHEREOF, I, the [INSERT TITLE] of the Corporation, have executed
this Restated Certificate of Incorporation as of the   -  day of   -  ,   -  ,
and DO HEREBY CERTIFY under the penalties of perjury that the facts stated in this Restated Certificate of Incorporation are true.

                                          By
                                          --------------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT B
                                                         to the Merger Agreement

                         FORM OF BY-LAWS OF THE COMPANY
                            AS OF THE EFFECTIVE TIME

                                    BY-LAWS
                                       of
                           Consolidated Edison, Inc.,

                              Effective as of   -

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                             --------
                                      ARTICLE 1
                                    STOCKHOLDERS

SECTION 1.1.   Place of Stockholders' Meetings.............................      1
SECTION 1.2.   Day and Time of Annual Meetings of Stockholders.............      1
SECTION 1.3.   Purposes of Annual Meetings.................................      1
SECTION 1.4.   Special Meetings of Stockholders............................      2
SECTION 1.5.   Notice of Meetings of Stockholders..........................      2
SECTION 1.6.   Quorum of Stockholders......................................      3
SECTION 1.7.   Chairman of the Board and Secretary of Meeting..............      3
SECTION 1.8    Voting by Stockholders......................................      3
SECTION 1.9.   Proxies.....................................................      4
SECTION 1.10.  Inspectors..................................................      4
SECTION 1.11.  List of Stockholders........................................      4
SECTION 1.12.  Fixing of Record Date for Determination of Stockholders of
               Record......................................................      4

                                      ARTICLE 2
                                      DIRECTORS
SECTION 2.1.   Method of Election..........................................      5
SECTION 2.2.   Resignations and Vacancies on Board.........................      5
SECTION 2.3.   Meetings of the Board.......................................      6
SECTION 2.4.   Quorum and Action...........................................      6
SECTION 2.5.   Presiding Officer and Secretary of Meeting..................      6
SECTION 2.6.   Action by Consent without Meeting...........................      6
SECTION 2.7.   Committees..................................................      6

                                      ARTICLE 3
                                      OFFICERS
SECTION 3.1.   Officers, Titles, Elections, Terms..........................      7
SECTION 3.2.   Powers and Duties of the Executive and Other Officers.......      7

                                      ARTICLE 4
                                   INDEMNIFICATION
SECTION 4.1    Indemnification.............................................      7
SECTION 4.2.   Insurance, Contracts and Funding............................      8
SECTION 4.3.   Indemnification; Not Exclusive Right........................      8
SECTION 4.4.   Advancement of Expenses.....................................      8
SECTION 4.5.   Indemnification Procedures; Presumptions and Effect of
               Certain Proceedings; Remedies; Definitions..................      8
SECTION 4.6.   Indemnification of Employees and Agents.....................     11
SECTION 4.7.   Severability................................................     11

                                      ARTICLE 5
                                    CAPITAL STOCK
SECTION 5.1.   Stock Certificates..........................................     11
SECTION 5.2.   Record Ownership............................................     12
SECTION 5.3.   Transfer of Record Ownership................................     12
SECTION 5.4.   Transfer Agent; Registrar; Rules Respecting Certificates....     12

                                      ARTICLE 6
                         SECURITIES HELD BY THE CORPORATION
SECTION 6.1.   Voting......................................................     12
SECTION 6.2.   General Authorization to Transfer Securities Held by the
               Corporation.................................................     12

                                                                               PAGE
                                                                             --------
                                      ARTICLE 7
                            DEPOSITARIES AND SIGNATORIES
SECTION 7.1.   Depositaries................................................     12
SECTION 7.2.   Signatories.................................................     13

                                      ARTICLE 8
               Seal .......................................................     13

                                      ARTICLE 9
               Fiscal Year ................................................     13

                                     ARTICLE 10
               Amendment of By-Laws .......................................     13

                                     ARTICLE 11
               Offices and Agent ..........................................     13

                                    BY-LAWS
                                       OF
                           CONSOLIDATED EDISON, INC.
            (A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF
                          DELAWARE, THE "CORPORATION")
                            (EFFECTIVE AS OF   -  )

1. STOCKHOLDERS.

    1.1 PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Corporation's Board of Directors (the "Board", and each member thereof a "Director") from time to time or as shall be specified in the respective notices thereof.

    1.2 DAY AND TIME OF ANNUAL MEETINGS OF STOCKHOLDERS. An annual meeting of stockholders shall be held at such place (within or outside the State of Delaware), date and hour as shall be determined by the Board and designated in the notice thereof. Any previously scheduled annual meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual meeting of stockholders.

    1.3 PURPOSES OF ANNUAL MEETINGS. (a) Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, at each annual meeting, the stockholders shall elect the Directors. At any such annual meeting any business properly brought before the meeting may be transacted.

    (b) To be properly brought before an annual meeting, business must be
(i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of notice provided for in this Section 1.3(b), who is entitled to vote at the meeting and who complies with the procedures set forth in this
Section 1.3(b). For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation (the "Secretary") at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (PROVIDED, that the first such anniversary date occurring after the effective date of these By-laws
shall be deemed to be   -  ). Any such notice shall set forth as to each matter
the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and, in the event that such business includes a proposal to amend either the Restated Certificate of Incorporation of the Corporation (the "Certificate") or these By-laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;
(iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; PROVIDED, HOWEVER, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section 1.3(b), and the presiding officer of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the

                                                                               2
stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the second preceding sentence.

    1.4 SPECIAL MEETINGS OF STOCKHOLDERS. (a) Except as otherwise expressly required by the Certificate or by applicable law and subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, special meetings of the stockholders or of any class or series entitled to vote may be called for any purpose or purposes by a majority vote of the entire Board of Directors, as defined in the Certificate (the "entire Board"), or, subject to the procedures set forth in this Section 1.4(a), by stockholders representing 25% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of Directors. At any such special meeting any business properly brought before the meeting may be transacted. Upon request in writing sent by registered mail to the Chairman of the Board by any stockholder or stockholders entitled to call a special meeting of stockholders pursuant to this Section 1.4(a), the Board shall determine a place (within or outside the State of Delaware) and time for such meeting after the receipt and determination of the validity of such request, and a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Section 1.12 hereof. Following such receipt and determination, the Secretary shall cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Section 1.5 hereof, that such meeting will be held at the place and time so determined.

    (b) To be properly brought before a special meeting, business must be
(i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board or (iii) otherwise properly brought before the meeting by a stockholder who is a holder of record at the time of the giving of notice provided for in this Section 1.4(b), who is entitled to vote at the meeting and who complies with the procedures set forth in this
Section 1.4(b). For business to be properly brought before a special meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. Any such notice shall set forth as to each matter the stockholder proposes to bring before the special meeting (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, and, in the event that such business includes a proposal to amend either the Certificate or these By-laws, the text of the proposed amendment; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) if the stockholder intends to solicit proxies in support of such stockholder's proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at a special meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such special meeting; PROVIDED, HOWEVER, that if such stockholder does not appear or send a qualified representative to present such proposal at such special meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 1.4(b), and the presiding officer of any special meeting of stockholders may refuse to permit any business to be brought before a special meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder's proposal without such stockholder having made the representation required by clause (v) of the second preceding sentence.

    1.5 NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise expressly required or permitted by the Certificate or by applicable law, not less than ten days nor more than 60 days before the date of every annual or special stockholders' meeting the Secretary shall cause to be delivered to each

                                                                               3
stockholder of record entitled to vote at such meeting notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as provided in
Section 1.6(d), or as otherwise expressly required by the Certificate or by applicable law, notice of any adjourned meeting of stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. Any notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at the address for notices to such stockholder as it appears on the books of the Corporation.

    1.6 QUORUM OF STOCKHOLDERS. (a) Unless otherwise expressly required by the Certificate or by applicable law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of votes thereat shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of stockholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum. Shares of the Corporation's stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in an election of the directors of such other corporation is held by the Corporation, shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any meeting of the stockholders; PROVIDED, HOWEVER, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

    (b) At any meeting of the stockholders at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting at which an adjournment is taken of the time and place of the adjourned meeting. Whether or not a quorum is present, the officer presiding thereat shall have power to adjourn the meeting from time to time. Notice of any adjourned meeting other than announcement at the meeting at which an adjournment is taken shall not be required to be given, except as provided in Section 1.6(d) below and except where expressly required by applicable law.

    (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

    (d) If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in Section 1.5 to each stockholder of record entitled to vote at the adjourned meeting.

    1.7 CHAIRMAN OF THE BOARD AND SECRETARY OF MEETING. The Chairman of the Board or, in his or her absence, another officer of the Corporation designated by the Chairman of the Board, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall so act, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

    1.8 VOTING BY STOCKHOLDERS. (a) Except as otherwise expressly required by the Certificate or by applicable law, at every meeting of the stockholders each stockholder of record shall be entitled to the number of votes specified in the Certificate (or, with respect to any series of Preferred Stock, in the applicable certificate of designations providing for the creation of such series), in person or by proxy, for each share of stock standing in his or her name on the books of the Corporation on the date fixed pursuant to the provisions of Section 1.12 of these By-laws as the record date for the determination of the stockholders who shall be entitled to receive notice of and to vote at such meeting.

    (b) When a quorum is present at any meeting of the stockholders, all questions shall be decided by the vote of a majority in voting power of the stockholders present in person or by proxy and entitled to vote at such meeting, unless the question is one upon which by express provision of law, the rules or regulations of any stock exchange or governmental or regulatory body applicable to the Corporation, the Certificate or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

    (c) Except as required by applicable law, the vote at any meeting of stockholders on any question need not be by ballot, unless so directed by the presiding officer of the meeting.

    1.9 PROXIES. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by his or her attorney-in-fact or proxy.

    1.10 INSPECTORS. (a) The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by one or more inspectors. Such inspectors may be appointed by the Chairman of the Board before or at the meeting. If the Chairman of the Board shall not have so appointed such inspectors or if one or more inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

    (b) The inspector or inspectors shall (i) ascertain the number of shares of the Corporation outstanding and the voting power of each; (ii) determine the shares represented at any meeting of stockholders and the validity of the proxies and ballots; (iii) count all proxies and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting, and their count of all proxies and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

    (c) If there are three or more inspectors, the act of a majority of the inspectors shall govern. On request of the officer presiding at such meeting, the inspectors shall make a report of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts therein stated and of the vote as certified by them, and such report or certificate shall be filed with the minutes of such meeting.

    1.11 LIST OF STOCKHOLDERS. (a) At least ten days before every meeting of stockholders, the officer who has charge of the stock ledger of the Corporation shall cause to be prepared and made a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

    (b) Such list shall be open to examination by any stockholder for any purpose germane to the meeting as required by applicable law.

    (c) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 1.11 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

    1.12  FIXING OF RECORD DATE FOR DETERMINATION OF STOCKHOLDERS OF
RECORD. (a) The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 days nor less than ten days before the date of a meeting of the stockholders. If no record date is fixed by the Board, the record date for determining the stockholders entitled to notice of or to vote at a stockholders' meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

    (b) The Board may fix, in advance, a date as the record date for the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of the stockholders for the purpose of any other lawful action, which

                                                                               5
record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 calendar days prior to such action. If no record date is fixed by the Board, the record date for determining the stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2. DIRECTORS.

    2.1 METHOD OF ELECTION. Directors need not be stockholders of the Corporation or citizens of the United States of America.

    Subject to the rights of the holders of any class or series of Preferred Stock of the Corporation, nominations of persons for election as Directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 2.1 and who is entitled to vote for the election of Directors. Any stockholder of record entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary at the principal executive offices of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (PROVIDED, that the first such anniversary date
occurring after the effective date of these By-laws shall be deemed to be   -  )
and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made and of the nominees to be elected at such meeting. Each such notice shall set forth:
(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a Director if so elected; and (f) if the stockholder intends to solicit proxies in support of such stockholder's nominee(s), a representation to that effect. The presiding officer of any meeting of stockholders to elect Directors and the Board may refuse to acknowledge any attempted nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder's nominee(s) without such stockholder having made the representation required by clause (f) of the preceding sentence. Only such persons who are nominated in accordance with the procedures set forth in this Section 2.1 shall be eligible to serve as Directors of the Corporation.

    At each meeting of the stockholders for the election of Directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors.

    2.2 RESIGNATIONS AND VACANCIES ON BOARD. Any Director may resign from office at any time by delivering a resignation to the Chairman of the Board or the Secretary. The resignation will take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any vacancy on the Board shall be filled as specified in the Certificate.

    2.3 MEETINGS OF THE BOARD. (a) The Board may hold its meetings, both regular and special, either within or outside the State of Delaware, at such places as from time to time may be determined by the Board or as may be designated in the respective notices or waivers of notice thereof.

    (b) Regular meetings of the Board shall be held at such times and at such places as from time to time shall be determined by the Board.

    (c) The first meeting of each newly elected Board shall be held as soon as practicable after the annual meeting of the stockholders and shall be for the election of officers and the transaction of such other business as may come before such meeting.

    (d) Special meetings of the Board shall be held whenever called by direction of the Chairman of the Board or at the request of Directors constituting one-third of the number of Directors then in office.

    (e) Members of the Board or any Committee of the Board may participate in a meeting of the Board or such Committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and by any other means of remote communication permitted by applicable law, and such participation shall constitute presence in person at such meeting.

    (f) The Secretary shall give notice to each Director of any meeting of the Board by mailing, faxing or otherwise electronically delivering the same at least two days before the meeting or by personally delivering the same not later than the day before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present except when such Director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.

    2.4 QUORUM AND ACTION. Except as otherwise expressly required by applicable law, the Certificate or these By-laws, at any meeting of the Board, the presence of at least a majority of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by applicable law, the Certificate or these By-laws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board.

    2.5 PRESIDING OFFICER AND SECRETARY OF MEETING. The Chairman of the Board or, in the absence of the Chairman of the Board, a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in the Secretary's absence the presiding officer may appoint a secretary of the meeting.

    2.6 ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any Committee thereof may be taken without a meeting as permitted by applicable law.

    2.7 COMMITTEES. The Board may, in accordance with and subject to applicable law, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board my from time to time determine. The Board may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. In the absence or disqualification of a member of a Committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

3. OFFICERS.

    3.1 OFFICERS, TITLES, ELECTIONS, TERMS. (a) The Board may from time to time elect a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Controller, a Treasurer, a Secretary and a General Counsel, each to serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election and until their successors are elected and qualified or until their earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or applicable law or pursuant to an order of a court of competent jurisdiction.

    (b) The Board may elect or appoint at any time such other officers or agents with such duties as it may deem necessary or desirable. Such other officers or agents shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment and, in the case of such other officers, until their successors are elected and qualified or until their earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or applicable law or pursuant to an order of a court of competent jurisdiction. Each such officer or agent shall have such authority and shall perform such duties as may be provided herein or as the Board may prescribe. The Board may from time to time authorize any officer or agent to appoint and remove any other such officer or agent and to prescribe such person's authority and duties.

    (c) Any two or more offices may be held simultaneously by the same person, except as otherwise may be required by applicable law.

    (d) Any vacancy in any office may be filled for the unexpired portion of the term by the Board. Each officer elected or appointed during the year shall hold office until the next annual meeting of the Board at which officers are regularly elected or appointed and until his or her successor is elected or appointed and qualified or until his or her earlier death, incapacity, retirement, resignation or removal from office in accordance with these By-laws or applicable law or pursuant to an order of a court of competent jurisdiction.

    (e) Any officer or agent elected or appointed by the Board may be removed at any time by the affirmative vote of a majority of the entire Board.

    (f) Any officer may resign from office at any time. Such resignation shall be made in writing and given to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

    3.2 POWERS AND DUTIES OF OFFICERS. The officers of the Corporation shall have such powers and duties as usually pertain to their respective offices, except as otherwise directed by the Board or any designee thereof, and shall also have such powers and duties as may from time to time be conferred upon them by the Board or any such designee.

4. INDEMNIFICATION.

    4.1 INDEMNIFICATION. (a) The Corporation, to the fullest extent permitted by applicable law, shall indemnify any person who was or is a Director or officer of the Corporation and who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (each, a "Proceeding"), by reason of the fact that such person was or is a Director or officer of the Corporation or, while a Director or officer of the Corporation, was or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in

                                                                               8
settlement and actually and reasonably incurred by such person in connection with such Proceeding. Any such former or present Director or officer of the Corporation finally determined to be entitled to indemnification as provided in this Article 4 is hereinafter called an "Indemnitee". Until such final determination is made, such former or present Director or officer shall be a "Potential Indemnitee" for purposes of this Article 4. Notwithstanding the foregoing provisions of this Section 4.1(a), but subject to
Section 4.5(c)(iv) hereof, the Corporation shall not indemnify an Indemnitee with respect to any Proceeding commenced by such Indemnitee unless the commencement of such Proceeding by such Indemnitee has been approved by a majority vote of the Disinterested Directors (as defined in Section 4.5(d)); PROVIDED, HOWEVER, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Indemnitee after a Change in Control (as defined in Section 4.5(d)) has occurred.

    (b) Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

    4.2 INSURANCE, CONTRACTS AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any Director, officer, employee or agent of the Corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.6 of this Article 4 or incurred by any such Director, officer, employee or agent in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or of any Covered Entity in furtherance of the provisions of this
Article 4 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

    4.3 INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which an Indemnitee or Potential Indemnitee may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any Indemnitee or Potential Indemnitee under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

    4.4 ADVANCEMENT OF EXPENSES. All reasonable expenses (including attorneys' fees) incurred by or on behalf of any Potential Indemnitee in connection with any Proceeding shall be advanced to such Potential Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from such Potential Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such Potential Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of such Potential Indemnitee to repay the amounts advanced if ultimately it should be determined that such Potential Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article 4. Notwithstanding the foregoing provisions of this Section 4.4, the Corporation shall not advance expenses to a Potential Indemnitee with respect to any Proceeding commenced by such Potential Indemnitee unless the commencement of such Proceeding by such Potential Indemnitee has been approved by a majority vote of the Disinterested Directors; PROVIDED, HOWEVER, that such approval of a majority of the Disinterested Directors shall not be required with respect to any Proceeding commenced by such Potential Indemnitee after a Change in Control has occurred.

    4.5 INDEMNIFICATION PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES; DEFINITIONS. In furtherance, but not in limitation, of the foregoing provisions of this Article 4, the

                                                                               9
following procedures, presumptions and remedies shall apply with respect to the right to indemnification under this Article 4:

    (a) PROCEDURES FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION. (i) To obtain indemnification under this Article 4, a Potential Indemnitee shall submit to the Secretary a written request, including such documentation and information as is reasonably available to the Potential Indemnitee and reasonably necessary to determine whether and to what extent the Potential Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Potential Indemnitee's entitlement to indemnification shall be made not later than 60 days after the later of (A) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and (B) the receipt by the Corporation of written notice of final disposition of the Proceeding in respect of which indemnification is sought. The Secretary shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Potential Indemnitee has requested indemnification.

    (ii) The Potential Indemnitee's entitlement to indemnification under this
Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (B) by a committee of the Disinterested Directors designated by a majority vote of the Disinterested Directors, whether or not they constitute a quorum of the Board; (C) by a written opinion of Independent Counsel (as defined in Section 4.5(d)) if (x) a Change in Control shall have occurred and the Potential Indemnitee so requests or (y) there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (D) by the stockholders of the Corporation; or (E) as provided in Section 4.5(b) of this Article 4.

    (iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.5(a)(ii), a majority of the Disinterested Directors (or, if there are no Disinterested Directors, the General Counsel of the Corporation or, if the General Counsel is or was a party to the Proceeding in respect of which indemnification is sought, the highest ranking officer of the Corporation who is not and was not a party to such Proceeding) shall select the Independent Counsel, but only an Independent Counsel to which the Potential Indemnitee does not reasonably object; PROVIDED, HOWEVER, that if a Change in Control shall have occurred, the Potential Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

    (b) PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Potential Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with
Section 4.5(a)(i) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under
Section 4.5(a) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after the later of (x) the receipt by the Corporation of the written request for indemnification together with the Supporting Documentation and
(y) final disposition of the Proceeding in respect of which indemnification is sought, the Potential Indemnitee shall be deemed to be, and shall be, entitled to indemnification. The termination of any Proceeding, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, adversely affect the right of the Potential Indemnitee to indemnification or create a presumption that the Potential Indemnitee did not act in good faith and in a manner which the Potential Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Potential Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

    (c) REMEDIES. (i) In the event that a determination is made pursuant to
Section 4.5(a) of this Article 4 that the Potential Indemnitee is not entitled to indemnification under this Article 4, (A) the Potential Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such

                                                                              10
indemnification either, at the Potential Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be DE NOVO and the Potential Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration, the Corporation shall have the burden of proving that the Potential Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or omissions occurring prior to such Change in Control).

    (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.5(a) or (b) of this Article 4, that the Potential Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by applicable law. In the event that payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to
Section 4.5(a) or (b) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause (A) or (B) of this subsection (each, a "Disqualifying Event"); PROVIDED, HOWEVER, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

    (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.5(c) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

    (iv) In the event that the Indemnitee or Potential Indemnitee, pursuant to this Section 4.5(c), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this
Article 4, such person shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by such person in connection with such judicial adjudication or arbitration if such person prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such judicial adjudication or arbitration shall be prorated accordingly.

    (d) DEFINITIONS. For purposes of this Article 4:

    (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject to such reporting requirement; PROVIDED that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 15% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition;
(B) the Corporation is a party to any merger, consolidation or share exchange (or other comparable transaction) in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's Common Stock would be converted into cash, securities or other property, other than a merger or share exchange in which the holders of the Corporation's

                                                                              11
Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

    (ii) "Disinterested Director" means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee or Potential Indemnitee.

    (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee or Potential Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee or Potential Indemnitee in an action to determine the Indemnitee's or Potential Indemnitee's rights under this
Article 4.

    4.6 INDEMNIFICATION OF EMPLOYEES AND AGENTS. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding, by reason of the fact that such person was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as a director, officer, employee or agent of a Covered Entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of applicable law. If made or advanced, such indemnification shall be made and such reasonable expenses shall be advanced pursuant to procedures to be established from time to time by the Board.

    4.7 SEVERABILITY. If any provision or provisions of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(i) the validity, legality and enforceability of the remaining provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed, to the fullest extent possible, so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

5. CAPITAL STOCK.

    5.1 STOCK CERTIFICATES. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Each certificate shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

    5.2 RECORD OWNERSHIP. A record of the name of the person, firm or corporation and address of such holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any person, whether or not it shall have express or other notice thereof, except as required by applicable law.

    5.3 TRANSFER OF RECORD OWNERSHIP. Transfers of stock shall be made on the books of the Corporation only by direction of the person named in the certificate or such person's attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

    5.4 TRANSFER AGENT; REGISTRAR; RULES RESPECTING CERTIFICATES. The Corporation shall maintain one or more transfer offices or agencies (which may include the Corporation) where stock of the Corporation shall be transferable. The Corporation shall also maintain one or more registry offices (which may include the Corporation) where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates in accordance with applicable law.

6. SECURITIES HELD BY THE CORPORATION.

    6.1 VOTING. Unless the Board shall otherwise order, any officer of the Corporation shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.

    6.2  GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE
CORPORATION. (a) Any officer of the Corporation is hereby authorized and empowered to transfer, convert, endorse, sell, assign and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

    (b) Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing
Section 6.2(a), a certificate of the Secretary or any Assistant Secretary in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the corporation, all persons to whom such instrument and annexed certificate shall thereafter come shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that (i) the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and (ii) with respect to such securities, the authority of these provisions of these By-laws and of such officers is still in full force and effect.

7. DEPOSITARIES AND SIGNATORIES.

    7.1 DEPOSITARIES. The Chief Financial Officer, the Treasurer and such other persons as may from time to time be designated by either such officer are authorized to designate depositaries for the funds of the Corporation deposited in its name or that of a division of the Corporation, or both, and the signatories with respect thereto in each case, and from time to time, to change such depositaries and signatories, with the same force and effect as if each such depositary and the signatories with respect thereto and changes therein had been specifically designated or authorized by the Board; and each

                                                                              13
depositary so designated shall be entitled to rely upon the certificate of the Secretary or any Assistant Secretary of the Corporation or of a division of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of the division or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

    7.2 SIGNATORIES. All notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Corporation for the payment of money shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board or of any committee thereof or by the Chief Financial Officer, the Treasurer or such other persons as may from time to time be designated by either such officer.

8. SEAL.

    The seal of the Corporation shall be in such form and shall have such content as the Board shall from time to time determine.

9. FISCAL YEAR.

    The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as the Board shall determine.

10. AMENDMENT OF BY-LAWS.

    Except as otherwise provided in the Certificate, these By-laws, or any of them, may from time to time be supplemented, amended or repealed, or new By-laws may be adopted, by the Board at any regular or special meeting of the Board, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board.

11. OFFICES AND AGENT.

    (a) REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801. The name of the registered agent is The Corporation Trust Company. Such registered agent has a business office identical with such registered office.

    (b) OTHER OFFICES. The Corporation may also have offices at other places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                                                       EXHIBIT C
                                                         TO THE MERGER AGREEMENT

                           TRUST AGREEMENT AMENDMENTS

    The following amendments to the Trust Agreement (such term and each other capitalized term used but not defined in this Exhibit C shall have the meaning ascribed to such terms in the Merger Agreement, as amended and restated, to which this Exhibit C is attached) have been approved by the affirmative vote of two-thirds of the Trustees of Northeast Utilities ("NU") and will become effective in accordance with Articles (39) and (40) of the Trust Agreement when the Trust Agreement Amendments have been approved by the affirmative vote of the holders of two-thirds of the NU Common Shares outstanding as of the date of the NU Shareholders Meeting:

    1. Article (2) of the Trust Agreement is amended in its entirety to read:

        "(2). The number of the Trustees hereunder for each ensuing year shall be such as may be fixed at each annual meeting of the shareholders by a vote of at least a majority of the number of shares then outstanding hereunder of such class or classes as then have general voting power, except that if at any annual meeting no such number shall be so fixed then the number for the ensuing year shall be the same as for the year preceding. Notwithstanding the foregoing sentence, if a merger of the association has been approved pursuant to Article (11A) hereof, the number of Trustees from and after the effective time of such merger may be fixed by the agreement providing for such merger (in which case such number shall not be required to be fixed for any ensuing year at any annual meeting of the shareholders), including, without limitation, pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of October 13, 1999, as amended and restated as of January 11, 2000, among Consolidated Edison, Inc., a New York corporation, the association, Consolidated Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation and N Acquisition LLC, a Massachusetts limited liability company."

    2. The following new Article (11A) is added to the Trust Agreement:

        "(11A). The Trustees are authorized to take or cause to be taken all actions which they deem necessary or appropriate to implement and to effectuate a merger of the association with or into one or more domestic limited liability companies in accordance with Chapter 182 (Voluntary Associations and Certain Trusts) of the Massachusetts General Laws, if the same has been authorized by the affirmative vote, at a meeting (which meeting may have preceded the effectiveness of this Article 11A) duly called for such purpose, of two-thirds of all shares previously issued and outstanding as of the date of such meeting of such class or classes as have general voting power, including, without limitation, the series of transactions provided for in the Merger Agreement. Upon the effectiveness of any such merger, the rights of the holders of each class of shares of the association shall be governed by the terms of the agreement effecting such merger, including the Merger Agreement in the case of the series of transactions provided for therein."

                                                                     EXHIBIT D-1

Consolidated Edison, Inc.
4 Irving Place
New York, NY 10003

                          FORM OF NU AFFILIATE LETTER

Dear Sirs:

    The undersigned refers to the Agreement and Plan of Merger dated as of October 13, 1999, as amended and restated as of January 11, 2000 (the "MERGER AGREEMENT"), among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), Consolidated
Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation ("NEW CEI"), and N Acquisition LLC, a Massachusetts limited liability company ("MERGER LLC"). Capitalized terms used but not defined in this letter have the meanings given such terms in the Merger Agreement.

    The undersigned, a holder of shares of NU Common Shares, is entitled to receive in connection with the NU Merger shares of Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of NU within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

    If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Company Common Stock received by the undersigned in exchange for any shares of NU Common Shares pursuant to the NU Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that the Company is not under any obligation to effect any such registration and
(ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

    The undersigned hereby represents to and covenants with CEI and the Company that the undersigned will not sell, assign or transfer any of the Company Common Stock received by the undersigned in exchange for shares of NU Common Shares pursuant to the NU Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

    In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Company Common Stock received by the undersigned in the NU Merger, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Company Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Company Common Stock sold as indicated in the letter.

    The undersigned acknowledges and agrees that (i) the Company Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Company Common Stock received by the undersigned in the NU Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Securities Act.

    The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Company Common Stock and (ii) the receipt by CEI and the Company of this letter is an inducement to CEI's and the Company's consummation of the Mergers.

                                 Very truly yours,

Dated:

                                                                         ANNEX I
                                                                  TO EXHIBIT D-1

Consolidated Edison, Inc.
4 Irving Place
New York, NY 10003

    On             , the undersigned sold the securities of Consolidated
Edison, Inc. ("THE COMPANY") described below in the space provided for that purpose (the "SECURITIES"). The Securities were received by the undersigned in connection with the merger of MERGER LLC with and into NU.

    Based upon the most recent report or statement filed by CEI with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

    The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

Dated:

[Space to be provided for description of securities.]

                                                                     EXHIBIT D-2

Consolidated Edison, Inc.
4 Irving Place
New York, NY 10003

                          FORM OF CEI AFFILIATE LETTER

Dear Sirs:

    The undersigned refers to the Agreement and Plan of Merger dated as of October 13, 1999, as amended and restated as of January 11, 2000 (the "MERGER AGREEMENT"), among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), Consolidated
Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation ("NEW CEI"), and N Acquisition LLC, a Massachusetts limited liability company ("MERGER LLC"). Capitalized terms used but not defined in this letter have the meanings given such terms in the Merger Agreement.

    The undersigned, a holder of shares of CEI Common Stock, is entitled to receive in connection with the CEI Merger shares of Company Common Stock. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of CEI within the meaning of Rule 145 ("RULE 145") promulgated under the Securities Act, although nothing contained herein should be construed as an admission of such fact.

    If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Company Common Stock received by the undersigned in exchange for any shares of CEI Common Stock pursuant to the CEI Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned (i) understands that such exemptions are limited and that the Company is not under any obligation to effect any such registration and
(ii) has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act.

    The undersigned hereby represents to and covenants with NU and the Company that the undersigned will not sell, assign or transfer any of the Company Common Stock received by the undersigned in exchange for shares of CEI Common Stock pursuant to the CEI Merger except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that, in the opinion of counsel reasonably satisfactory to the Company or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Securities Act.

    In the event of a sale or other disposition by the undersigned pursuant to Rule 145, of Company Common Stock received by the undersigned in the CEI Merger, the undersigned will supply the Company with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that the Company may instruct its transfer agent to withhold the transfer of any Company Common Stock disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Company Common Stock sold as indicated in the letter.

    The undersigned acknowledges and agrees that (i) the Company Common Stock issued to the undersigned will all be in certificated form and (ii) appropriate legends will be placed on certificates representing Company Common Stock received by the undersigned in the CEI Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such legends are no longer required for purposes of the Securities Act.

    The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Company Common Stock and (ii) the receipt by NU and the Company of this letter is an inducement to NU's and the Company's consummation of the Mergers.

                                          Very truly yours,

Dated:

                                                                         ANNEX I
                                                                  TO EXHIBIT D-2

Consolidated Edison, Inc.
4 Irving Place
New York, NY 10003

    On             , the undersigned sold the securities of Consolidated
Edison, Inc. (the "COMPANY") described below in the space provided for that purpose (the "SECURITIES"). The Securities were received by the undersigned in connection with the merger of CEI with and into the Company.

    Based upon the most recent report or statement filed by CEI with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in Rule 144(e) promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT").

    The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

Dated:

[Space to be provided for description of securities.]

                                                                       EXHIBIT E

                              [LETTERHEAD OF CEI]

                                                                          [Date]

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019

Ladies and Gentlemen:

    In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger dated as of October 13, 1999, as amended and restated as of January 11, 2000 (the "Merger Agreement"), among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), Consolidated Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CEI (the "Company") and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition LLC, and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of CEI and NU, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of CEI and as to CEI, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

    1. The Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. The facts relating to the Mergers as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to CEI, true, correct and complete in all material respects.

    2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.10 per share, of CEI (the "CEI Common Stock") and each share of CEI Common Stock held by Consolidated Edison Company of New York, Inc. will be converted into common shares, par value $.01 per share, of the Company (the "Company Common Stock") is the result of arm's length bargaining. The aggregate fair market value of the Company Common Stock to be received by each holder of CEI Common Stock in the CEI Merger will be approximately equal to the fair market value of CEI Common Stock surrendered in exchange therefor.

    3. (i) Except to the extent specifically contemplated under the Merger Agreement, neither CEI nor any corporation related to CEI has acquired or has any present plan or intention to acquire any CEI Common Stock in contemplation of the Mergers, or otherwise as part of a plan of which the Mergers are a part.

      (ii) For purposes of this representation letter, a corporation shall be treated as related to CEI if such corporation is related to CEI within the meaning of Treasury Regulation Section 1.368-1(e)(3).

    4. CEI has not made and does not have any present plan or intention to make any distributions (other than dividends made in the ordinary course of business) to holders of CEI Common Stock prior to, in contemplation of, or otherwise in connection with, the Mergers.

    5. Except to the extent specifically contemplated under the Merger Agreement, the Company, CEI and holders of CEI Common Stock will each pay their respective expenses, if any, incurred in

                                                                               2
connection with the CEI Merger. Except to the extent specifically contemplated under the Merger Agreement, CEI has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of CEI Common Stock. Further, no liabilities of any of the holders of CEI Common Stock will be assumed by the Company, nor will any of the CEI Common Stock acquired by the Company in connection with the CEI Merger be subject to any liabilities.

    6. Any liabilities of CEI that will be assumed by the Company pursuant to the Mergers, and any liabilities to which the assets of CEI that will be transferred to the Company pursuant to the Mergers are subject, were incurred in the ordinary course of business and are associated with the assets of CEI.

    7. At the CEI Effective Time, the value of the Company Common Stock issued to the holders of CEI Common Stock in the CEI Merger will represent at least 50% of the value of the total consideration issued to such holders in the CEI Merger in exchange for their shares of CEI Common Stock.

    8. CEI is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation
Section 1.351-1(c)(1)(ii).

    9. CEI will not take, and to the best knowledge of the management of CEI there is no present plan or intention by any holders of CEI Common Stock to take, any position on any Federal, state or local income or franchise tax return, or to take any other tax reporting position, that is inconsistent
(i) with the treatment of the Mergers as a transaction described in Section 351 of the Code or (ii) with the treatment of the CEI Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

    10. None of the compensation received by any stockholder-employee of CEI in respect of periods ending at or prior to the CEI Effective Time represents separate consideration for any of his or her CEI Common Stock. None of the Company Common Stock that will be received by any stockholder-employee of CEI in the CEI Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

    11. There is no intercorporate indebtedness existing between the Company and CEI.

    12. CEI is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    13. No assets of CEI have been sold, transferred or otherwise disposed of which would prevent the Company or the Company's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) from continuing the "historic business" of CEI or from using a significant portion of the "historic business assets" of CEI in a business following the Mergers (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

    14. At the CEI Effective Time, the fair market value of the assets of CEI transferred to the Company pursuant to the CEI Merger will exceed the sum of its liabilities assumed by the Company pursuant to the CEI Merger, plus the amount of liabilities, if any, to which such assets are subject.

    15. To the best knowledge of the management of CEI, there is no present plan or intention on the part of the holders of CEI Common Stock to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Company Common Stock received in the CEI Merger in exchange for such CEI Common Stock such that the former holders of CEI Common Stock and the former holders of NU Common Shares, in the aggregate, would not own (i) Company Common Stock having at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

    16. CEI will not retain any rights in the CEI assets transferred to the Company pursuant to the CEI Merger.

    17. None of the stock of any CEI Subsidiary being transferred in the CEI Merger is Section 306 stock within the meaning of Section 306(c) of the Code.

    18. To the best knowledge of the management of CEI and taking into account any issuance of additional shares of Company Common Stock, any issuance of Company Common Stock for services, the exercise of any Company stock rights, options, warrants or subscriptions, any public offerings of Company stock, and the sale, exchange, transfer by gift or other disposition of any Company Common Stock received by holders of CEI Common Stock in the CEI Merger, the holders of CEI Common Stock and NU Common Shares will collectively be in "control" of the Company immediately after the Mergers. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

    19. The Company Common Stock issued in the Mergers will constitute all of the Company's outstanding stock immediately after the Mergers. Except as specifically set forth in the Merger Agreement, the Company will not issue any Company Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of the Company or any of its affiliates, or in consideration for the transfer of any property other than NU Common Shares and the associated NU Rights or CEI assets.

    20. The NU Merger, the CEI Merger and the simultaneous exchange of NU Common Shares and CEI Common Stock for Company Common Stock and cash are all part of a single integrated transaction and no one part of the transaction will be carried out without the entire transaction being consummated in its entirety. All exchanges will occur on approximately the same date.

    21. Except for the activities required to accomplish the actions to effect the Mergers, prior to the Effective Time, Merger LLC will have no material assets or liabilities and will carry on no business.

    22. To the best knowledge of the management of CEI, no foreign person owns or has owned beneficially more than 5% of the total fair market value of the CEI Common Stock during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

    23. To the best knowledge of the management of CEI, the Company will remain in existence and hold the CEI assets transferred to it for use in its trade or business.

    24. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, neither NU nor CEI had any plan or intention to engage, directly or indirectly, in the transactions contemplated by the Merger Agreement.

    25. Discussion concerning the transactions contemplated by the Merger
Agreement did not occur prior to [      ].

    26. To the best knowledge of the management of CEI, there is no plan or intention on the part of the Yankee Shareholders to utilize the NU Merger to have the Company acquire for cash the NU Common Shares issued to them in the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    27. The Company's obligation under the Merger Agreement to acquire NU Common Shares for cash was not undertaken at the request of Yankee or any Yankee Shareholder.

    28. The signing of the Merger Agreement was not dependent upon the Yankee Shareholders' approval of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    29. The consummation of the transactions contemplated by the Merger Agreement are not dependent on the closing of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    30. The Company has no plan or intention of repurchasing for cash the NU Common Shares that will be issued to the Yankee Shareholders in the acquisition of Yankee pursuant to the Yankee Merger Agreement, except as required by
Article II of the Merger Agreement.

    31. Any actual purchase by the Company of any NU Common Shares for cash will not be made at the request of Yankee or NU.

    32. The Mergers are being undertaken for purposes of enhancing the business of CEI and for other good and valid business purposes of CEI.

    33. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of CEI with respect to the Mergers.

    34. The undersigned is authorized to make all the representations set forth herein on behalf of CEI.

    The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any of such covenants or obligations are not satisfied in all material respects.

    The undersigned acknowledges that such opinions will not address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,
                                          CONSOLIDATED EDISON, INC.,
                                              by________________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT F

                               [LETTERHEAD OF NU]

                                                                          [Date]

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

Ladies and Gentlemen:

    In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger dated as of October 13, 1999, as amended and restated as of January 11, 2000 (the "Merger Agreement"), among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), Consolidated Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CEI (the "Company") and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition LLC, and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of CEI and NU, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of NU and Merger LLC and as to NU and Merger LLC, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

    1. The Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. The facts relating to the Mergers as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to NU and Merger LLC, true, correct and complete in all material respects.

    2. The formula set forth in the Merger Agreement pursuant to which each issued and outstanding common share of beneficial interest, par value $5.00 per share, of NU (the "NU Common Shares"), together with the associated NU Rights, will be converted into common shares, par value $.01 per share, of the Company (the "Company Common Stock") or cash is the result of arm's length bargaining. The aggregate fair market value of the Company Common Stock and/or cash to be received by each holder of NU Common Shares and associated NU Rights, in the NU Merger will be approximately equal to the fair market value of the NU Common Shares and associated NU Rights surrendered in exchange therefor.

    3. NU has not made and does not have any present plan or intention to make any distributions to holders of NU Common Shares (other than dividends in the ordinary course of business) prior to, in contemplation of, or otherwise in connection with, the Mergers.

    4. Except to the extent specifically contemplated under the Merger Agreement, the Company, NU, Merger LLC and the holders of NU Common Shares will each pay their respective expenses, if any, incurred in connection with the NU Merger. Except to the extent specifically contemplated under the Merger Agreement, NU has not agreed to assume, nor will it directly or indirectly assume, any expense or other liability, whether fixed or contingent, of any holder of NU Common Shares. Except with respect to Transfer Taxes, NU has not entered into any arrangement pursuant to which the Company has agreed to assume, directly or indirectly, any expense or other liability, whether fixed or contingent,

                                                                               2
incurred or to be incurred by NU or any holder of NU Common Shares in connection with or as part of the NU Merger or any related transactions, nor will any of the NU Common Shares that is acquired by the Company in connection with the NU Merger be subject to any such liabilities.

    5. NU is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code of 1986, as amended (the "Code"), Section 351(e)(1) of the Code or Treasury Regulation
Section 1.351-1(c)(1)(ii).

    6. NU will not take, and, to the best knowledge of the management of NU there is no present plan or intention of any holders of NU Common Shares to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Mergers as a transaction described in Section 351 of the Code or (ii) with the treatment of the CEI Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

    7. None of the compensation received by any stockholder-employee of NU in respect of periods ending at or prior to the NU Effective Time represents separate consideration for any of his or her NU Common Shares or associated NU Rights. None of the Company Common Stock that will be received by any stockholder-employee of NU in the NU Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

    8. There is no intercorporate indebtedness existing between the Company and NU.

    9. NU is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    10. At the NU Effective Time, the fair market value of the assets of NU will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

    11. To the best knowledge of the management of NU, there is no present plan or intention on the part of the holders of NU Common Shares to sell, exchange or otherwise dispose of, or to enter into any contract or other arrangement with respect to, any interest in the shares of Company Common Stock received in the NU Merger in exchange for such NU Common Shares and associated NU Rights such that the former holders of CEI Common Stock and the former holders of NU Common Shares, in the aggregate, would not own (i) Company Common Stock having at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

    12. None of the holders of NU Common Shares will retain any rights in the NU Common Shares or associated NU Rights transferred to the Company pursuant to the NU Merger.

    13. The Company will not receive any accounts receivable in the NU Merger.

    14. To the best knowledge of the management of NU and taking into account any issuance of additional shares of Company Common Stock, any issuance of Company Common Stock for services, the exercise of any Company stock rights, options, warrants or subscriptions, any public offerings of Company stock, and the sale, exchange, transfer by gift or other disposition of any Company Common Stock received by holders of NU Common Shares in the NU Merger, the holders of NU Common Shares and CEI Common Stock will collectively be in "control" of the Company immediately after the Mergers. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

    15. The Company Common Stock issued in the Mergers will constitute all of the Company's outstanding stock immediately after the Mergers. Except as specifically set forth in the Merger

                                                                               3
Agreement, the Company will not issue any Company Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of the Company or any of its affiliates, or in consideration for the transfer of any property other than NU Common Shares and the associated NU Rights or CEI assets.

    16. The NU Merger, the CEI Merger and the simultaneous exchange of NU Common Shares and CEI Common Stock for Company Common Stock and cash are all part of a single integrated transaction and no one part of the transaction will be carried out without the entire transaction being consummated in its entirety. All exchanges will occur on approximately the same date.

    17. Except for the activities required to accomplish the actions to effect the Mergers, prior to the Effective Time, Merger LLC will have no material assets or liabilities and will carry on no business.

    18. To the best knowledge of the management of NU, no foreign person owns or has owned beneficially more than 5% of the total fair market value of the NU Common Shares during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code.

    19. To the best knowledge of the management of NU, the Company will remain in existence and hold the NU Common Shares transferred to it for use in its trade or business.

    20. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, neither NU nor CEI had any plan or intention to engage, directly or indirectly, in the transactions contemplated by the Merger Agreement.

    21. Discussion concerning the transactions contemplated by the Merger
Agreement did not occur prior to [      ].

    22. To the best knowledge of the management of NU, there is no plan or intention on the part of the Yankee Shareholders to utilize the NU Merger to have the Company acquire for cash the NU Common Shares issued to them in the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    23. The Company's obligation under the Merger Agreement to acquire NU Common Shares for cash was not undertaken at the request of Yankee or any Yankee Shareholder.

    24. The signing of the Merger Agreement was not dependent upon the Yankee Shareholders' approval of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    25. The consummation of the transactions contemplated by the Merger Agreement are not dependent on the closing of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    26. The Company has no plan or intention of repurchasing for cash the NU Common Shares that will be issued to the Yankee Shareholders in the acquisition of Yankee pursuant to the Yankee Merger Agreement, except as required by
Article II of the Merger Agreement.

    27. Any actual purchase by the Company of any NU Common Shares for cash will not be made at the request of Yankee or NU.

    28. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, NU had no plan or intention to engage, directly or indirectly, in any transactions pursuant to which holders of NU Common Shares would exchange, either directly or indirectly, such shares for (i) stock, or any other equity interest, issued by any person other than NU or (ii) cash or other property provided by any person.

    29. The Mergers are being undertaken for purposes of enhancing the business of NU and for other good and valid business purposes of NU.

    30. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of NU and Merger LLC with respect to the Mergers.

    31. The undersigned is authorized to make all the representations set forth herein on behalf of NU and Merger LLC.

    The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

    The undersigned acknowledges that such opinions will not address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,
                                          NORTHEAST UTILITIES,
                                              by________________________________

                                                Name:

                                                Title:

                                                                       EXHIBIT G

                   [LETTERHEAD OF CONSOLIDATED EDISON, INC.]

                                                                          [Date]

Cravath, Swaine & Moore
825 Eighth Avenue
New York, New York 10019

LeBoeuf, Lamb, Greene & MacRae, L.L.P.
125 West 55th Street
New York, New York 10019

Ladies and Gentlemen:

    In connection with the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger dated as of October 13, 1999, as amended and restated as of January 11, 2000 (the "Merger Agreement"), among Consolidated Edison, Inc., a New York corporation ("CEI"), Northeast Utilities, a Massachusetts business trust ("NU"), Consolidated Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of CEI (the "Company") and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by the Company and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition LLC, and in connection with the filing with the Securities and Exchange Commission (the "SEC") of the registration statement on Form S-4 (the "Registration Statement"), which includes the proxy statement/prospectus of CEI and NU, each as amended and supplemented through the date hereof, the undersigned certifies and represents on behalf of the Company and as to the Company, after due inquiry and investigation, as follows (any capitalized term used but not defined herein having the meaning given to such term in the Merger Agreement):

    1. The Mergers will be consummated in accordance with the Merger Agreement and as described in the Registration Statement. The facts relating to the Mergers as described in the Registration Statement and the documents referenced in the Registration Statement are, insofar as such facts relate to the Company, true, correct and complete in all material respects.

    2. The formulae set forth in the Merger Agreement pursuant to which each issued and outstanding share of common stock, par value $.10 per share, of CEI (the "CEI Common Stock") and each share of CEI Common Stock held by Consolidated Edison Company of New York, Inc. will be converted into common shares, par value $.01 per share, of the Company (the "Company Common Stock") and each issued and outstanding common share of beneficial interest, par value $5.00 per share, of NU (the "NU Common Shares"), together with the associated NU Rights, will be converted into Company Common Stock or cash are the result of arm's length bargaining. The aggregate fair market value of the Company Common Stock to be received by holders of CEI Common Stock in the CEI Merger will be approximately equal to the fair market value of the CEI Common Stock surrendered in exchange therefor. The aggregate fair market value of the Company Common Stock and/or cash to be received by holders of NU Common Shares and associated NU Rights in the NU Merger will be approximately equal to the fair market value of the NU Common Shares and associated NU Rights surrendered in exchange therefor.

    3. (i) The Company has no present plan or intention, following the Mergers, to reacquire, or to cause any corporation that is related to the Company to acquire, any Company Common Stock issued in the Mergers, except for repurchases of Company Common Stock by the Company in connection with a repurchase program meeting the requirements of Section 4.05(1)(b) of Revenue Procedure 96-30. No corporation that is related to the Company has a plan or intention to purchase any of the Company Common Stock issued in the Mergers.

        (ii) For purposes of this representation letter, a corporation shall be treated as related to the Company if such corporation is related to the Company within the meaning of Treasury Regulation Section 1.368-1(e)(3).

    4. The Company has not acquired, nor, except as a result of the CEI Merger will it acquire, nor has it owned in the past five years, any CEI Common Stock. The Company has not acquired, nor, except as a result of the NU Merger will it acquire, nor has it owned in the past five years, any NU Common Shares.

    5. The Company has no present plan or intention to make any distributions after the Mergers to holders of Company Common Stock (other than dividends made in the ordinary course of business).

    6. At the CEI Effective Time, the value of the Company Common Stock to be issued to holders of CEI Common Stock in the CEI Merger will represent at least 50% of the value of the total consideration to be issued to such holders in the CEI Merger in exchange for their shares of CEI Common Stock. Further, no liabilities of NU or any of the holders of NU Common Shares and no liabilities of any of the holders of CEI Common Stock, whether fixed or contingent, incurred or to be incurred, will be assumed by the Company, nor will any of the NU Common Shares or CEI Common Stock acquired by the Company in connection with the Mergers be subject to any such liabilities.

    7. Except to the extent specifically contemplated under the Merger Agreement, CEI, NU, Merger LLC, the Company and holders of CEI Common Stock and NU Common Shares will each pay their respective expenses, if any, incurred in connection with the Mergers. Except with respect to Transfer Taxes, the Company has not paid, directly or indirectly, nor has it agreed to assume any expense or other liability, whether fixed or contingent, incurred or to be incurred by NU, any holder of NU Common Shares or any holder of CEI Common Stock in connection with or as part of the Mergers or any related transactions.

    8. Following the CEI Merger, the Company or the Company's "qualified group" of corporations (as defined in Treasury Regulation Section 1.368-1(d)(4)(ii)) will continue the "historic business" of CEI or use a significant portion of CEI's "historic business assets" in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)). Following the NU Merger, the Company will cause NU to continue its historic business or to use a significant portion of its historic business assets in a trade or business.

    9. The Company is not an investment company as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code, Section 351(e)(1) of the Code or Treasury Regulation Section 1.351-1(c)(1)(ii).

    10. The Company will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent (i) with the treatment of the Mergers as a transaction described in Section 351 of the Code or (ii) with the treatment of the CEI Merger as a reorganization within the meaning of Section 368(a) of the Code, in each case unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local tax law (and then only to the extent required by such applicable state or local tax law).

    11. None of the compensation received by any stockholder-employee of CEI in respect of periods ending at or prior to the CEI Effective Time represents separate consideration for any of his or her CEI Common Stock. None of the compensation received by any stockholder-employee of NU in respect of periods ending at or prior to the NU Effective Time represents separate consideration for any of his or her NU Common Shares or associated NU Rights. None of the Company Common Stock that will be received by any stockholder-employee of CEI or NU in the Mergers represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder-employees will be for services actually rendered and will be determined by bargaining at arm's-length.

    12. There is no intercorporate indebtedness existing between (i) the Company and CEI or (ii) the Company and NU.

    13. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    14. To the best knowledge of the management of the Company and taking into account any issuance of additional shares of Company Common Stock, any issuance of Company Common Stock for services, the exercise of any Company stock rights, options, warrants or subscriptions, any public offerings of Company stock, and the sale, exchange, transfer by gift or other disposition of any Company Common Stock received in the Mergers, the holders of CEI Common Stock and NU Common Shares will collectively be in "control" of the Company immediately after the Mergers. For purposes of this representation letter, "control" shall mean the ownership of (i) stock possessing at least 80% of the total combined voting power of all classes of Company stock entitled to vote and (ii) at least 80% of the total number of shares of each other class of Company stock.

    15. The Company has no present plan or intention to, or to cause any of its affiliates to, (i) liquidate the Company or NU, (ii) merge (other than in connection with the CEI Merger), liquidate or consolidate the Company or NU with or into any other entity (including, without limitation, any affiliate),
(iii) sell, transfer, distribute or otherwise dispose of the NU Common Shares or associated NU Rights or interests in any of its material affiliates or
(iv) sell, transfer, distribute or otherwise dispose of any of the material assets of CEI, NU or their affiliates acquired in the Mergers (other than in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code or Treasury Regulation Section 1.368-2(k) that also qualify as transactions described in Section 351 of the Code).

    16. The Company Common Stock issued in the Mergers will constitute all of the Company's outstanding stock immediately after the Mergers. Except as specifically set forth in the Merger Agreement, the Company will not issue any Company Common Stock in connection with the Mergers in consideration for services rendered to or for the benefit of the Company or any of its affiliates, or in consideration for the transfer of any property other than NU Common Shares and the associated NU Rights or CEI assets.

    17. None of the holders of NU Common Shares will retain any rights in the NU Common Shares or associated NU Rights transferred to the Company pursuant to the NU Merger. CEI will not retain any rights in the CEI assets transferred to the Company pursuant to the CEI Merger.

    18. The NU Merger, the CEI Merger and the simultaneous exchange of NU Common Shares and CEI Common Stock for Company Common Stock and cash are all part of a single integrated transaction and no one part of the transaction will be carried out without the entire transaction being consummated in its entirety. All exchanges will occur on approximately the same date.

    19. Except for the activities required to accomplish the actions to effect the Mergers, prior to the Effective Time, Merger LLC will have no material assets or liabilities and will carry on no business.

    20. To the best knowledge of the management of the Company, no foreign person owns or has owned beneficially more than 5% of the total fair market value of (i) the NU Common Shares or (ii) the CEI Common Stock, in each case, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

    21. The Company will remain in existence and hold the NU Common Shares and CEI assets transferred to it for use in its trade or business.

    22. Throughout the period of time that the Yankee Merger Agreement was negotiated and at the time the Yankee Merger Agreement was signed, neither NU nor CEI had any plan or intention to engage, directly or indirectly, in the transactions contemplated by the Merger Agreement.

    23. Discussion concerning the transactions contemplated by the Merger
Agreement did not occur prior to [      ].

    24. To the best knowledge of the management of the Company, there is no plan or intention on the part of the Yankee Shareholders to utilize the NU Merger to have the Company acquire for cash

                                                                               4
the NU Common Shares issued to them in the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    25. The Company's obligation under the Merger Agreement to acquire NU Common Shares for cash was not undertaken at the request of Yankee or any Yankee Shareholder.

    26. The signing of the Merger Agreement was not dependent upon the Yankee Shareholders' approval of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    27. The consummation of the transactions contemplated by the Merger Agreement are not dependent on the closing of the acquisition of Yankee pursuant to the Yankee Merger Agreement.

    28. The Company has no plan or intention of repurchasing for cash the NU Common Shares that will be issued to the Yankee Shareholders in the acquisition of Yankee pursuant to the Yankee Merger Agreement, except as required by
Article II of the Merger Agreement.

    29. Any actual purchase by the Company of any NU Common Shares for cash will not be made at the request of Yankee or NU.

    30. The Merger Agreement, the Registration Statement and the other documents described in the Registration Statement represent the entire understanding of the Company with respect to the Mergers.

    31. The Mergers are being undertaken for purposes of enhancing the business of the Company and for other good and valid business purposes of the Company.

    32. The Company is not a personal service corporation within the meaning of
Section 269A of the Code.

    33. The undersigned is authorized to make all the representations set forth herein on behalf of the Company.

    The undersigned acknowledges that (i) the opinions to be delivered pursuant to Sections 6.02(c) and 6.03(c) of the Merger Agreement will be based on the accuracy of the representations set forth herein and on the accuracy of the representations and warranties and the satisfaction of the covenants and obligations contained in the Merger Agreement and the various other documents related thereto, and (ii) such opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations or warranties are not accurate or if any such covenants or obligations are not satisfied in all material respects.

    The undersigned acknowledges that such opinions will not address any tax consequences of the Mergers or any action taken in connection therewith except as expressly set forth in such opinions.

                                          Very truly yours,

                                          CONSOLIDATED EDISON, INC.,
                                          formerly CWB Holdings, Inc.,

                                              by________________________________

                                                Name:

                                                Title:

                                                                         ANNEX B

October 12, 1999

Board of Directors
Consolidated Edison, Inc.
4 Irving Place
New York, New York 10003

Ladies and Gentlemen:

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of the common stock of Consolidated Edison, Inc. (the "Company") of the Exchange Ratio (as defined below) in connection with the Mergers (as defined below) contemplated by the Agreement and Plan of Merger (the "Agreement") to be entered into among the Company, Northeast Utilities (the "Subject Company"), CWB Holdings, Inc. ("Newco") and N Acquisition LLC ("Merger LLC"), 99% of which is owned by Newco and 1% of which is owned by X Holding LLC, 99% of which is owned by Newco and 1% of which is owned by Merger LLC.

    As more specifically set forth in the Agreement, and subject to the terms and conditions thereof, (i) the Company will merge with and into Newco (the "Company Merger") and each issued and outstanding share of the common stock, par value $.10 per share, of the Company (the "Company Common Stock"), other than shares owned by the Company or Newco, which shall be canceled, shall be converted into the right to receive one share of common stock, par value $.10 per share, of Newco (the "Newco Common Stock") and (ii) Merger LLC will merge with and into the Subject Company (the "Subject Company Merger" and, together with the Company Merger, the "Mergers") and each common share of beneficial interest, par value $5.00 per share, of the Subject Company (the "Subject Company Common Stock"), other than shares owned by the Subject Company or Newco, which shall be canceled, shall be converted into the right to receive, at the election of the holder of such share, either (x) an amount in cash equal to $25.00 plus, if the closing of the Mergers shall not have occurred on or prior to August 5, 2000, $.0034 per day for each day in the period from August 6, 2000 until the day that is one day prior to the closing of the Mergers (the "Per Share Cash Amount"), or (y) a number of shares of Newco Common Stock equal to the per share Cash Amount divided by the Market Price (as defined in the Agreement) of Company Common Stock; provided, however, that if the Market Price of Company Common Stock is less than $36, the denominator in such calculation shall be $36 and if the Market Price of Company Common Stock is greater than $46, the denominator in such calculation shall be $46. The Agreement provides that 50% of the outstanding Subject Company Common Stock will be converted into the right to receive Newco Common Stock and 50% of the outstanding Subject Company Common Stock will be converted into the right to receive cash. The holders of Subject Company Common Stock will have the right to receive an additional $1.00 in value, by adjustment to the cash or stock received in the Mergers or pursuant to nontransferable contingent value rights to be distributed in the Mergers, if a definitive agreement is reached to sell the Subject Company's interests in both of its operating Millstone nuclear facilities and such agreement is approved by the Connecticut Department of Public Utility Control, or such approval is recommended by its Utility Operations and Management Unit, in each case on or prior to the later of December 31, 2000 and the closing of the Mergers. As used herein, the term "Exchange Ratio" means the conversion of shares of Company Common Stock into Newco Common Stock on a one-for-one basis, taking into account the acquisition of the Subject Company and the consideration paid in connection with the Subject Company Merger.

    In arriving at our opinion, we reviewed a draft of the Agreement, dated October 12, 1999, and held discussions with certain senior officers, directors and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of the Subject Company concerning the businesses, operations and prospects of the Company and the Subject Company. We examined certain publicly available business and financial information relating to the Company and the Subject Company (including Yankee Energy System, the acquisition of which by the Subject Company

                                                                               2
is pending) as well as certain financial forecasts and other information and data for the Company and the Subject Company which were provided to or otherwise discussed with us by the managements of the Company and the Subject Company, including information relating to certain strategic implications and operational benefits anticipated to result from the Mergers. We reviewed and discussed with senior officers of the Company and the Subject Company the financial terms of the Mergers as set forth in the Agreement in relation to, among other things: current and historical market prices and trading volumes of Company Common Stock and Subject Company Common Stock (including, specifically, recent prices and volumes); the historical and projected earnings and other operating data of the Company and the Subject Company; and the capitalization and financial condition of the Company and the Subject Company. We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected that we considered relevant in evaluating the Mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and the Subject Company. We also evaluated the pro forma financial impact of the Mergers on the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us and have further relied upon the assurances of management of the Company and the Subject Company that they are not aware of any facts that would make any of such information inaccurate or misleading. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of the Company and the Subject Company that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Subject Company as to the future financial performance of the Company and the Subject Company and the strategic implications and operational benefits anticipated to result from the Mergers. We express no view with respect to such forecasts and other information and data or the assumptions on which they were based. We have assumed, with your consent, that the Mergers will be treated as tax-free for federal income tax purposes. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company or the Subject Company nor have we made any physical inspection of the properties or assets of the Company or the Subject Company. Representatives of the Company have advised us, and we have assumed, that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We have further assumed that the Mergers will be consummated in accordance with the terms of the Agreement, without waiver of any of the conditions precedent to the Mergers contained in the Agreement.

    Our opinion, as set forth herein, relates to the relative values of the Company and the Subject Company. We are not expressing any opinion as to what the value of the Newco Common Stock actually will be when issued in the Mergers or the price at which the Newco Common Stock will trade subsequent to the Mergers. We were not requested to consider, and our opinion does not address, the relative merits of the Mergers as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion necessarily is based upon information available to us and financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

    Salomon Smith Barney Inc. Is acting as financial advisor to the Company in connection with the Mergers and will receive a fee for our services, a portion of which is payable upon the execution of the Agreement, another portion of which is payable upon approval of the Mergers by the holders of Company Common Stock and Subject Company Common Stock and the remainder of which is contingent upon consummation of the Mergers. We have in the past provided investment banking services to the Company and the Subject Company unrelated to the Mergers, for which we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade

                                                                               3
or hold the securities of the Company and the Subject Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney Inc. and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with the Company and the Subject Company and their respective affiliates.

    Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the Mergers and our opinion is not intended to be and does not constitute a recommendation of the Mergers to the Company or a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Mergers.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Company Common Stock.

                                          Very truly yours,
                                          SALOMON SMITH BARNEY INC.

                                                                         ANNEX C

                                                               February 29, 2000

Board of Trustees
Northeast Utilities
174 Brush Hill Avenue
West Springfield, MA 01090

Members of the Board:

    We understand that Northeast Utilities (the "Company"), Consolidated
Edison, Inc. ("ConEd"), Consolidated Edison, Inc., originally incorporated as CWB Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of ConEd ("CWB Holdings"), and N Acquisition LLC, a Massachusetts limited liability company ("Merger LLC"), 99% of which is owned by CWB Holdings and 1% of which is owned by X Holding LLC, a Massachusetts limited liability company, 99% of which is owned by CWB Holdings and 1% of which is owned by Merger LLC, have entered into an Agreement and Plan of Merger dated October 12, 1999, amended and restated as of January 11, 2000 (the "Merger Agreement"), which provides, among other things, for the simultaneous mergers of ConEd with and into Holding Sub and CWB Holdings and Merger LLC with and into the Company (collectively, the "Mergers"). Pursuant to the Mergers, the Company will become a wholly owned subsidiary of CWB Holdings and each outstanding common share of beneficial interest, par value $5.00 per share (collectively, the "NU Common Shares") of the Company and associated rights to purchase NU Common Shares, other than shares held in treasury or held by ConEd, will be converted into the right to receive (i) a certain number of shares of common stock, par value $0.10 per share ("CWB Holdings Common Stock"), of CWB Holdings determined pursuant to a certain formula set forth in the Merger Agreement (ii) $25.00 in cash, subject to adjustment in certain circumstances or (iii) a combination thereof (collectively, the "Consideration"), each as determined pursuant to the terms and conditions of the Merger Agreement. The value of the Consideration is subject to adjustment based upon the timing of the consummation of the Mergers and certain asset dispositions. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.

    You have asked for our opinion as to whether the Consideration to be received by the holders of NU Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

    For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of the Company and ConEd;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and ConEd prepared by the management of the Company and ConEd, respectively;

   (iii) reviewed certain financial projections prepared by the management of the Company and ConEd;

    (iv) discussed the past and current operations and financial condition and the prospects of the Company and ConEd, including the strategic rationale for the Mergers and information relating to certain strategic, financial and operational benefits anticipated from the Mergers with senior executives of the Company and ConEd, respectively;

    (v) reviewed the pro forma impact of the Mergers on ConEd's earnings per share;

    (vi) reviewed the reported prices and trading activity for the NU Common Shares and the common stock of ConEd;

The Board of Trustees, Northeast Utilities                                     2
February 29, 2000
Page 2

   (vii) analyzed the effects on the Company of the acquisition of Yankee Energy System, Inc., by the Company;

  (viii) analyzed the effects on the Company of the potential divestiture of two of its nuclear powered generation units, Millstone Units 2 and 3;

    (ix) compared the financial performance of the Company and ConEd and the prices and trading activity of the NU Common Shares and the common stock of ConEd with that of certain other comparable publicly-traded companies and their securities;

    (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (xi) participated in discussions and negotiations among representatives of the Company and ConEd and their financial and legal advisors;

   (xii) reviewed the draft Merger Agreement and certain related documents; and

  (xiii) performed such other analyses and considered such factors as we have deemed appropriate.

    We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, and information relating to certain strategic, financial and operational benefits anticipated from the Mergers, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and ConEd. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Mergers will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We note that we are not legal or regulatory experts and have relied upon, without independent verification, the assessment of the Company's legal and regulatory advisors with respect to the legal and regulatory matters related to the Mergers.

    In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

    We have acted as financial advisor to the Board of Trustees of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and ConEd and have received fees for the rendering of these services.

    It is understood that this letter is for the information of the Board of Trustees of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the CWB Holdings Common Stock will trade following consummation of the Mergers and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders meeting held in connection with the Mergers.

The Board of Trustees, Northeast Utilities                                     3
February 29, 2000
Page 3

    Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of NU Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                      Very truly yours,

                                      MORGAN STANLEY & CO.
                                      INCORPORATED

                                      By: /s/ Thomas M. O'Flynn
                                         ---------------------------------------
                                         Thomas M. O'Flynn
                                         Managing Director

                                                                         ANNEX D

                                                               February 29, 2000

The Board of Trustees
Northeast Utilities
174 Brush Hill Avenue
West Springfield, MA 01090

Dear Members of the Board:

    We understand that Northeast Utilities, a Massachusetts business trust ("NU") and Consolidated Edison, Inc., a New York Corporation ("Con Ed"), have determined to engage in a business combination transaction, the terms and conditions of which are set forth in the Agreement and Plan of Merger, dated as of October 13, 1999, amended and restated as of January 11, 2000 (the "Agreement"). The Agreement provides for, among other things, the merger (the "CEI Merger") of Con Ed with and into Consolidated Edison, Inc., a Delaware corporation originally incorporated as CWB Holdings, Inc., a Delaware corporation, 60% of whose outstanding capital stock is to be owned by Con Ed and 40% of whose outstanding capital stock is to be owned by NU (the "Company"), whereby each issued and outstanding share of Con Ed common stock, par value $0.10 per share ("Con Ed Common Stock") (other than Dissenting Shares and shares canceled pursuant to Section 2.01(a) of the Agreement), shall be converted into the right to receive one share of common stock, par value $0.10 of the Company (the "Company Common Stock"). The Agreement also provides for the merger (the "NU Merger") of N Acquisition LLC, a Massachusetts limited liability company, 99% of which is owned by the Company and 1% of which is owned by N Acquisition Holding Corp., a Delaware corporation and wholly-owned subsidiary of the Company, with and into NU. The Agreement provides that at the effective time of the NU Merger, each common share of beneficial interest, par value $5.00 per share, of NU ("NU Common Shares") (other than Dissenting Shares and shares canceled pursuant to Section 2.01(b) of the Agreement), shall be converted into either (i) the right to receive $25.00 in cash (as such amount may be adjusted in accordance with Section 2.01(b) and/or Section 2.05 of the Agreement, the "Cash Consideration"), or (ii) the right to receive a number of validly issued, fully paid and nonassessable shares of Company Common Stock, equal to the Cash Consideration divided by the average (but in no event less than $36.00 or more than $46.00) of the volume weighted averages of the trading prices of the shares of Con Ed Common Stock on the NYSE for the 20 trading days randomly selected by lot from the 40 consecutive NYSE trading days ending with the fifth trading day prior to the Closing Date (as such number of shares may be adjusted in accordance with Section 2.04(e) of the Agreement, the "Stock Consideration"). Notwithstanding the foregoing and subject to Section 2.03 of the Agreement, the number of NU Common Shares to be converted into the right to receive (i) Stock Consideration at the Effective Time shall not exceed 50% of the NU Outstanding Shares and (ii) Cash Consideration at the Effective Time shall not exceed 50% of the NU Outstanding Shares. The terms and conditions of the Mergers are set forth in more detail in the Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Agreement.

    We have been requested by NU to render our opinion with respect to the fairness, from a financial point of view, to holders of NU Common Stock of the Cash Consideration and Stock Consideration (collectively the "Merger Consideration") to be offered pursuant to the Agreement.

    In arriving at our opinion, we have, among other things:

    (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1998, and the Forms 10-Q and the related unaudited financial information for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 for NU;

    (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1998 and the Forms 10-Q and the related unaudited

The Board of Trustees, Northeast Utilities                                     2
February 29, 2000
Page 2

       financial information for the periods ended March 31, 1999, June 30, 1999 and September 30, 1999 for Con Ed;

    (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by NU and Con Ed during the last three years, including proxy statements, FERC Forms 1 and 2, Forms 8-K and registration statements;

    (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of NU and Con Ed furnished to us by NU and Con Ed;

    (5) Conducted discussions with members of senior management of NU and Con Ed concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating and administrative synergies and other benefits which might be realized for the benefit of the combined company following the Mergers;

    (6) Reviewed the historical market prices and trading activity for shares of NU Common Stock and Con Ed Common Stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

    (7) Compared the results of operations of NU and Con Ed with those of certain companies which we deemed to be relevant;

    (8) Compared the proposed financial terms of the Mergers with the financial terms of certain utility industry business combinations which we deemed to be relevant and adjusted these terms to reflect changes in the market environment as we deemed to be appropriate;

    (9) Analyzed the valuation of shares of NU Common Stock and Con Ed Common Stock using various valuation methodologies which we deemed to be appropriate;

    (10) Considered the market value of shares of Northeast Optic Network, Inc. common stock using various methodologies which we deemed to be appropriate;

    (11) Considered the pro forma capitalization, earnings and cash flow of the combined company;

    (12) Compared the pro forma earnings per share and dividends per share of the combined company with each of the corresponding current and projected values for NU and Con Ed on a stand-alone basis;

    (13) Reviewed the Agreement;

    (14) Reviewed the Proxy/Registration Statement of NU and Con Ed dated the date hereof; and

    (15) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and taken into account such other matters as we deemed necessary or appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by NU and Con Ed and have further relied upon the assurances of management of NU and Con Ed that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of NU and Con Ed, we have relied upon the assurances of management of NU and Con Ed that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the respective managements of NU and Con Ed as to the future financial performance of NU and Con Ed, as the case may be, and as to the projected outcomes of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities

The Board of Trustees, Northeast Utilities                                     3
February 29, 2000
Page 3

(contingent or otherwise) of NU or Con Ed, nor have we made any physical inspection of the properties or assets of NU or Con Ed. We have assumed that the Mergers will constitute a transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), that the CEI Merger will constitute a transaction described in Section 368(a) of the Code and that holders of NU Common Stock and Con Ed Common Stock who exchange their shares solely for the stock of the combined company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Mergers. We have also assumed that the combination will be accounted for by the purchase method of accounting. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date thereof. Although we evaluated the fairness of the Merger Consideration, from a financial point of view, to the holders of NU Common Stock, the specific terms thereof were determined by NU and Con Ed through arm's-length negotiations.

    The SG Barr Devlin division of SG Cowen Securities Corporation ("SG Barr Devlin") has acted as financial advisor to NU in connection with the Mergers and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to NU for which we received customary compensation.

    Our advisory services and the opinion expressed herein are for the information of NU's Board of Trustees in evaluating the Mergers. Except for its publication in the Proxy/Registration Statement which will be distributed to holders of NU Common Stock and Con Ed Common Stock in connection with approval of the Mergers, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should act with respect to the Mergers. This opinion is directed to the fairness, from a financial point of view, to the holders of NU Common Stock of the Merger Consideration taken as a whole, and not to the fairness of the Cash Consideration, the Stock Consideration or the combination thereof to be received by any particular holder of NU Common Stock, as to which we are expressing no opinion.

    Based upon and subject to the foregoing, our experience as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be offered pursuant to the Agreement is fair, from a financial point of view, to the holders of NU Common Stock.

                                          Very truly yours,
                                          /s/ SG Barr Devlin

                                          SG Barr Devlin, a division of SG
                                          Cowen Securities Corporation

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for
(1) any breach of the director's duty of loyalty to the corporation or its shareholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. The New Con Edison certificate of incorporation provides that no director of New Con Edison shall be personally liable to New Con Edison or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

    Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by the New Con Edison certificate of incorporation or by-laws, a vote of shareholders or disinterested directors, agreement or otherwise.

    Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

    The New Con Edison by-laws provide for the indemnification and advancement of expenses to the fullest extent permitted by law of any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of New Con Edison or serves or served any other enterprise at the request of New Con Edison. However, New Con Edison will not indemnify a director or officer who commences any proceeding, unless the commencement of that proceeding is approved by a majority vote of the disinterested directors.

    After the merger, New Con Edison has agreed to indemnify each present and former director and officer, when acting in said capacity, of Con Edison, Northeast or any of their subsidiaries, against all costs or expenses, judgments, fines, losses, claims, damages or liabilities in connection with any claim, action, suit, proceeding or investigation brought within six years of the closing of the merger for acts or omissions, existing or occurring before the merger, to the fullest extent permitted under applicable law.

    For a period of six years after the merger, New Con Edison has agreed to maintain a policy of directors' and officers' liability insurance for acts and omissions occurring before the merger with coverage in an amount and scope at least as favorable as Con Edison's and Northeast's existing directors' and officers' liability insurance coverage. If such liability insurance is not available at all, New Con Edison must obtain the most advantageous directors' and officers' liability insurance obtainable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) See Exhibit Index.

    (b) Not Applicable.

    (c) Opinion of Salomon Smith Barney Inc. (included as Annex B to this joint proxy statement/ prospectus which is a part of this registration statement).

        Opinion of Morgan Stanley & Co. Incorporated (included as Annex C to this joint proxy statement/prospectus which is a part of this registration statement).

        Opinion of SG Barr Devlin, a division of SG Cowen Securities Corporation (included as Annex D to this joint proxy statement/prospectus which is a part of this registration statement).

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
       Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

       (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, New Con Edison has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 29, 2000.

                                                          CONSOLIDATED EDISON, INC.

                                                          By:  /s/ JOAN S. FREILICH
                                                               ---------------------------------------
                                                               Name: Joan S. Freilich
                                                               Title: Chairman of the Board of
                                                               Directors,
                                                                    Chief Executive Officer,
                                                                    President and Director

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter A. Irwin and Peter J. Barrett and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, grants unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                  TITLE                           DATE
              ---------                                  -----                           ----
        /s/ JOAN S. FREILICH           Chairman of the Board of Directors, Chief   February 29, 2000
    ----------------------------         Executive Officer, President and
          Joan S. Freilich               Director

         /s/ JOHN D. MCMAHON           Secretary and Director                      February 29, 2000
    ----------------------------
           John D. McMahon

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                   DESCRIPTION
---------------------                           -----------
              2.1       Amended and Restated Agreement and Plan of Merger dated as of October 13, 1999, amended and restated as of January 11,
                        2000, among Consolidated Edison, Inc., Northeast Utilities,
                        Consolidated Edison, Inc., originally incorporated as CWB
                        Holdings, Inc. and N Acquisition LLC (included as Annex A to the joint proxy statement/prospectus which is a part of this registration statement).

              3.1       Form of Certificate of Incorporation of Consolidated Edison,
                        Inc. to be in effect as of the effective time of the merger
                        (included as Exhibit A to Annex A to the joint proxy
                        statement/ prospectus which is a part of this registration statement).

              3.2       Form of By-laws of Consolidated Edison, Inc. to be in effect as of the effective time of the merger (included as
                        Exhibit B to Annex  A to the joint proxy
                        statement/prospectus which is a part of this registration
                        statement).

              4.1 Specimen certificate of Consolidated Edison, Inc. common stock, par value $.10 per share.

              5.1 Form of Opinion of Cravath, Swaine & Moore, regarding the legality of the securities being registered.

              8.1       Opinion of Cravath, Swaine & Moore as to tax matters.

              8.2       Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to tax
                        matters.

             23.1       Consent of PricewaterhouseCoopers LLP.

             23.2       Consent of Arthur Andersen LLP.

             23.3       Consent of Cravath, Swaine & Moore (included in Exhibits 5.1 and 8.1).

             23.4       Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 8.2).

             23.5       Consent of Salomon Smith Barney Inc.

             23.6       Consent of Morgan Stanley & Co. Incorporated.

             23.7       Consent of SG Barr Devlin Division of SG Cowen Securities
                        Corporation.

             24.1 Power of Attorney (included on the signature page of this registration statement).

             99.1       Form of Proxy Card of Con Edison.

             99.2       Form of Proxy Card of Northeast.

             99.3       Opinion of Salomon Smith Barney Inc. (included as Annex B to the joint proxy statement/ prospectus which is a part of
                        this registration statement).

             99.4       Opinion of Morgan Stanley & Co. Incorporated (included as
                        Annex C to the joint proxy statement/prospectus which is a part of this registration statement).

             99.5       Opinion of SG Barr Devlin, a division of SG Cowen Securities
                        Corporation (included as Annex D to the joint proxy
                        statement/prospectus which is a part of this registration
                        statement).

             99.6       Consent of Eugene R. McGrath.

             99.7       Consent of Michael G. Morris.